UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.____)

   Filed by the Registrant ☒
   Filed by a Party other than the Registrant ☐

   Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

MAGICJACK VOCALTEC LTD.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

☐	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.
☐
   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: ______________________________________________________
(2)	Form, Schedule or Registration Statement No.:_____________________________________
(3)	Filing Party: ________________________________________________________________
(4)	Date Filed: _____________

MAGICJACK VOCALTEC LTD.
12 Haomanut Street, 2nd Floor
Poleg Industrial Area, Netanya, Israel 42504

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

Notice is hereby given that an extraordinary general meeting of shareholders of magicJack VocalTec Ltd. (the “Company”) will be held at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th Floor, New York, NY 10104, at 10:00 a.m. local time on Monday, March 19, 2018 (the “Meeting”).

At the Meeting, shareholders of the Company will be asked to consider and vote on the following proposals:

1.
Approval of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 9, 2017, by and among the Company, B. Riley Financial, Inc., a Delaware corporation (“Parent”) and B. R. Acquisition Ltd., an Israeli corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and the terms of the merger contemplated thereby;

2.
Approval, in accordance with the requirements of the Israeli Companies Law, 5759-1999, as currently amended (the “Companies Law”), of an amendment to the employment agreement and an amendment to the restricted stock agreement with the Company’s President and Chief Executive Officer, Don C. Bell III, related to the transactions contemplated by the Merger Agreement;

3.	Approval, on a non-binding, advisory basis, of certain compensation that will be paid or may become payable to our named executive officers in connection with the merger; and
4.	The transaction of such other business as may properly come before the Meeting and any adjournments or postponements thereof.

These proposals are described more fully in the attached proxy statement, which we urge you to read in its entirety.

Only shareholders of record at the close of business on February 7, 2018 will be entitled to attend and vote at the Meeting. This notice and the accompanying proxy statement and proxy card are being first mailed to shareholders on or about February 9, 2018.

This notice together with the accompanying proxy statement and proxy card, are available on the Company’s website at www.vocaltec.com.

YOUR VOTE IS VERY IMPORTANT. Whether or not you intend to attend the Meeting in person, please take the time to vote your shares by completing, signing and promptly mailing the enclosed proxy card to us in the enclosed, postage-paid envelope. If you attend the Meeting, you may vote in person, whether or not you have already executed and returned your proxy card. You may revoke your proxy card not later than 2 hours prior to the scheduled time of the Meeting or at the Meeting itself if you attend the Meeting. If you revoke your proxy, you may only vote by attending the Meeting in person.

By Order of the Board of Directors, MAGICJACK VOCALTEC LTD. Don Carlos Bell III President and Chief Executive Officer February 8, 2018

Table of Contents

Page

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE MEETING	3
The Transaction	3
The Meeting	6
SUMMARY	9
Parties to the Transaction	9
The Meeting	10
Recommendation of the Board	10
The Agreement and Plan of Merger	11
Appraisal Rights	11
Opinion of BofA Merrill Lynch	11
Treatment of the Company’s Stock Options and Restricted Stock in the Transaction	11
Interests of Our Directors and Executive Officers in the Transaction	12
Conditions to Completion of the Transaction	12
No Solicitation	13
Termination of the Merger Agreement	14
Termination Fees	15
Financing of the Transaction	15
Delisting and Deregistration of the Company’s Ordinary Shares	15
Expenses	15
Material U.S. Federal Income Tax Considerations of the Transaction	16
Regulatory Matters	16
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	17
THE EXTRAORDINARY GENERAL MEETING	18
Date, Time and Place of the Meeting	18
Purpose of the Meeting	18
Persons Entitled to Vote; Quorum; Vote Required	18
Proxies and Voting Procedures	18
Mailing of Proxy Statement	19
Registered Office	19
Abstentions and Broker Non-Votes	19
Adjournments	19
Cost of Proxy Distribution and Solicitation	20
PARTIES TO THE TRANSACTION	21
THE TRANSACTION	22
Background of the Transaction	22
Recommendation of the Board; Reasons for the Transaction	38
Opinion of BofA Merrill Lynch	42
Certain magicJack Unaudited Prospective Financial Information	50
Financing of the Transaction	52
Interests of Our Directors and Executive Officers in the Transaction	52
Delisting and Deregistration of the Company’s Ordinary Shares	59
Regulatory Approvals Required for the Transaction	59
Material U.S. Federal Income Tax Considerations of the Transaction	60
U.S. Federal Income Tax Considerations to U.S. Holders of the Disposition of Company Ordinary Shares	61
Certain Israeli Tax Considerations to U.S. Holders of the Disposition of Company Ordinary Shares	62
Tax Considerations in Other Jurisdictions	62

i

THE AGREEMENT AND PLAN OF MERGER	63
Explanatory Note Regarding the Merger Agreement	63
The Merger; Articles of Association; Memorandum of Association; Directors and Officers	63
Effective Time	63
Merger Consideration	64
Treatment of Company Equity Awards	64
Payment Procedures	64
Representations and Warranties	65
Covenants Relating to Conduct of Business Pending the Closing	66
Non-Solicitation; Acquisition Proposals; Change in Recommendations	68
Shareholder Meeting	70
Indemnification and Insurance	70
Efforts to Obtain Regulatory Approvals and Tax Ruling	71
Merger Proposal; Certificate of Merger	71
Financing Cooperation	72
Other Covenants	72
Conditions to Completion of the Merger	73
Termination of the Merger Agreement	74
Effect of Termination	75
Transaction Expenses; Termination Fees	75
Amendment	76
Binding Effect; Assignment; Guaranty of Obligations	76
Third Party Beneficiaries	77
Specific Performance	77
Governing Law	77
MARKET PRICES FOR ORDINARY SHARES	78
EXECUTIVE COMPENSATION	79
Compensation Discussion and Analysis	79
Compensation Committee Report	86
2017 Summary Compensation Table	87
2017 Pay Ratio Disclosure	88
2017 Grants of Plan-Based Awards	88
2017 Outstanding Equity Awards and Stock Vesting	89
Pension Benefits and Nonqualified Deferred Compensation	90
Employment Agreements and Potential Payments Upon Termination or Change of Control for Named Executive Officers	90
Compensation Committee Interlocks and Insider Participants	101
2017 Director Compensation	102

ii

iii

MAGICJACK VOCALTEC LTD.
12 Haomanut Street, 2nd Floor
Poleg Industrial Area, Netanya, Israel 42504

PROXY STATEMENT

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

We are furnishing this proxy statement to the holders of ordinary shares, no par value, of magicJack VocalTec Ltd., a company organized under the laws of the State of Israel (referred to as “we,” “us” or the “Company”), in connection with the solicitation by the Company’s board of directors (the “Board”) of proxies for use at an extraordinary general meeting of shareholders and any adjournment or postponement thereof (the “Meeting”). The Meeting will be held on March 19, 2018 at 10:00 a.m. local time at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th Floor, New York, NY 10104.

At the Meeting, you will be asked to consider and approve the following matters (the “Proposals”):

1.
Approval of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 9, 2017, by and among the Company, B. Riley Financial, Inc., a Delaware corporation (“Parent”) and B. R. Acquisition Ltd., an Israeli corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and the terms of the merger contemplated thereby (the “Merger Proposal”);

2.
Approval, in accordance with the requirements of the Israeli Companies Law, 5759-1999, as currently amended (the “Companies Law”), of an amendment to the employment agreement and an amendment to the restricted stock agreement with the Company’s President and Chief Executive Officer, Don C. Bell III, related to the transactions contemplated by the Merger Agreement (the “CEO Compensation Proposal”);

3.
Approval, on a non-binding, advisory basis, of certain compensation that will be paid or may become payable to our named executive officers in connection with the merger (the “Golden Parachute Payments Proposal”); and

4.	The transaction of such other business as may properly come before the Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE MERGER PROPOSAL, THE CEO COMPENSATION PROPOSAL AND THE GOLDEN PARACHUTE PAYMENTS PROPOSAL.

YOUR VOTE IS VERY IMPORTANT.

The Board has set February 7, 2018 as the record date for determining shareholders entitled to notice of and to vote at the Meeting.  On that record date, the Company had 16,189,794 ordinary shares issued and outstanding and eligible to vote at the Meeting.  This proxy statement, notice and form of proxy are first being mailed to shareholders on February 9, 2018.

Proxies will be solicited by the Company mainly by mail. Certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation, may solicit proxies by telephone, fax or other personal contact. Additionally, we have engaged a proxy solicitor to assist with the solicitation of proxies and expect that the cost of such proxy solicitor to be approximately $30,000.  We will furnish copies of solicitation materials to brokerage firms, nominees, fiduciaries and other custodians for forwarding to their respective principals. We will bear the cost of soliciting proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of ordinary shares.

The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting on a given Proposal is necessary for the approval of such Proposal.  In addition: (1) with respect to the approval of Proposal 1, the Merger Proposal, abstention votes and votes of Company shares held by Merger Sub, Parent (or any other person who holds 25% or more of the means of control of Merger Sub), or anyone on their behalf (including relatives or corporations controlled by such persons) will be excluded, and (2) the approval of Proposal 2, the CEO Compensation Proposal, is also subject to the fulfillment of one of the following additional voting requirements: (i) the majority of the shares that are voted at the Meeting in favor of Proposal 2, excluding abstentions, must include at least a majority of the votes of shareholders who are not controlling shareholders and do not have a personal interest in the Proposal or (ii) the total number of shares held by the shareholders mentioned in clause (i) above that are voted against the Proposal does not exceed two percent of the aggregate voting rights in the Company.

Under the Companies Law, a personal interest means a personal interest of a person in an act or transaction of a company, including: (i) a personal interest of that person’s relative (which includes for these purposes a person’s spouse, brother or sister, parent, parent’s parent, sibling and any sibling, brother, sister or parent of such person’s spouse, or the spouse of any of the foregoing); or (ii) a personal interest of another entity in which that person or his or her relative holds 5% or more of such entity’s issued shares or voting rights, has the right to appoint a director or the chief executive officer of such entity, or serves as director or chief executive officer of such entity, including the personal interest of a person voting pursuant to a proxy whether or not the proxy grantor has a personal interest. A personal interest resulting merely from holding the Company’s shares will not be deemed a personal interest for purposes of the Companies Law. If you do not state whether you have a personal interest in Proposal 2 by appropriate indication on your proxy card or voting instruction card, you will be deemed to have a personal interest for the purpose of the required vote detailed above and your vote will not be counted with respect to that Proposal.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes and will not be treated as either a vote “for” or “against” a proposal. Under Israeli law, broker non-votes will not be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. All of the Proposals are considered non-routine and brokers or other nominees may vote only those shares for which the beneficial owner has given instructions on how to vote.

This proxy statement provides you with detailed information about the matters on which you are requested to vote your shares. In addition, you may obtain information about the Company from documents filed with the United States Securities and Exchange Commission (“SEC”). We encourage you to read the entire proxy statement carefully and to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be Held on March 19, 2018:  This proxy statement is available at www.vocaltec.com.  If you would like to obtain directions to be able to attend the Meeting in person, please call Thomas Fuller, the Company’s Chief Financial Officer, at (561) 749-2255.

QUESTIONS AND ANSWERS ABOUT
THE TRANSACTION AND THE MEETING

The following questions and answers briefly address some commonly asked questions about the proposed transactions with Parent and Merger Sub, including the Merger Agreement and the Meeting.  This section may not address every question you have or include all the information that is important to you.  magicJack VocalTec Ltd. urges shareholders to carefully read this entire proxy statement, including the annexes and the other documents referred to herein.

Except as specifically noted in this proxy statement, the terms “Company,” “we,” “our” or “us” and similar words refer to magicJack VocalTec Ltd., including in certain cases its subsidiaries.  Throughout this proxy statement, we refer to B. Riley Financial, Inc. as either “B. Riley” or “Parent” and B. R. Acquisition Ltd. as “Merger Sub.”  Additionally, unless otherwise specified, references to “$” refer to the legal currency of the United States.

Shareholder votes are important.  We encourage our shareholders to vote as soon as possible.  For more specific information on how to vote, please see the questions and answers in “The Meeting” section below.

The Transaction

Q:	What is the Transaction?

A:
The Company, Parent and Merger Sub have entered into the Merger Agreement pursuant to which Parent proposes to acquire all of the outstanding ordinary shares of the Company (other than those held by Parent, Merger Sub and their subsidiaries) as a result of the merger of Merger Sub with and into the Company (the “Merger”) for $8.71 per share in cash, without interest, which we refer to as the “Per Share Merger Consideration.”  The transactions contemplated by the Merger Agreement, including the Merger, are referred to as the “Transaction” for purposes of this proxy statement.  The Merger Agreement is attached to this proxy statement as Annex A.  We encourage you to review the Merger Agreement in its entirety.

Q:	What will the Company’s shareholders receive when the Transaction occurs?

A:
For every Company ordinary share held at the effective time of the Merger, the Company’s shareholders (other than Parent, Merger Sub and their subsidiaries) will be entitled to receive $8.71 in cash, without interest, less any applicable withholding taxes.

Q:	How does the purchase price compare to the market price of the Company’s ordinary shares?

A:
The purchase price of $8.71 per share to be received by the Company’s shareholders represents a premium of approximately (i) 18.5% over the closing price of the Company’s ordinary shares on the NASDAQ Global Select Market on March 14, 2017, the last completed trading day prior to the date that the Company announced that it had received unsolicited indications of interest and would be considering its strategic alternatives, (ii) 23.6% over the 90-day average closing price of the Company’s ordinary shares for the period ended November 7, 2017, and (iii) 54.2% over the closing price of the Company’s ordinary shares on the NASDAQ Global Select Market on November 8, 2017, the last completed trading day prior to the Company’s announcement that it entered into the Merger Agreement.

The closing sale price of a Company ordinary share on the NASDAQ Global Select Market on February 6, 2018, which was the last practicable trading day before the date of this proxy statement, was $8.38.  You are encouraged to obtain current market quotations for the Company’s ordinary shares in connection with voting your shares.

Q:	When do you expect the Transaction to be completed?

A:	The Transaction is subject to various closing conditions, including Company shareholder approval and regulatory approvals. We hope to complete the Transaction in the first half of 2018.

Q:	What are the other Proposals and how do they relate to the Transaction?

A:
Proposal 2 relates to approving amendments to the employment agreement and the restricted stock agreement of the Company’s Chief Executive Officer, Don C. Bell III, (i) to allow Mr. Bell to receive certain compensation upon the consummation of the Merger and (ii) to postpone the vesting of the restricted share awards that were previously granted to Mr. Bell and cause such awards to be forfeited upon the consummation of the Merger.  These arrangements were approved by our Compensation Committee and our Board on November 7, 2017 contingent upon approval and execution of the Merger Agreement.  These arrangements are described in more detail in “The Transaction—Interests of Our Directors and Executive Officers in the Transaction—Golden Parachute Compensation—Don C. Bell III Executive Employment Agreement” beginning on page 54 , and under Proposal 2 below.

Proposal 3 relates to approving, on a non-binding, advisory basis, certain compensation that will be paid or may become payable to our named executive officers in connection with or as a result of the Transaction.  These arrangements were approved by our Board in connection with its approval of the Merger Agreement or will be made pursuant to existing agreements between the Company and the executives.  These arrangements are described in more detail in “The Transaction—Interests of Our Directors and Executive Officers in the Transaction—Golden Parachute Compensation” beginning on page 54, and under Proposal 3 below.

Q:	How does the Board recommend that I vote on the Proposals?

A:
The Board unanimously determined that it is in the best interest of the Company that the Company enter into the Merger Agreement and consummate the Transaction, and unanimously recommends that you vote “FOR” the Merger Proposal. You should read the section entitled “The Transaction—Recommendation of the Board; Reasons for the Transaction” beginning on page 38.

The Board also unanimously recommends that you vote “FOR” the CEO Compensation Proposal.  Please review Proposal 2, below.

The Board also unanimously recommends that you vote “FOR” the Golden Parachute Payments Proposal.  See “The Transaction—Interests of Our Directors and Executive Officers in the Transaction—Golden Parachute Compensation” beginning on page 54  for more information.

Q:	What effects will the Transaction have on the Company?

A:
As a result of the Transaction, the Company will cease to be a standalone public company and will be an indirect wholly owned subsidiary of Parent.  The Company’s ordinary shares will no longer be publicly traded and will be delisted from the NASDAQ Global Select Market. In addition, the Company’s ordinary shares will be deregistered under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), upon application to the SEC, and we will no longer file periodic reports with the SEC.

Q:	What will happen in the Transaction to the Company’s stock option awards?

A:
With the exception of the options issued to Don C. Bell III, the Company’s Chief Executive Officer, each Company stock option, whether or not vested or exercisable, that is unexpired, unexercised and outstanding immediately prior to the effective time of the Merger will vest and terminate in its entirety at the effective time.  The holder of each such stock option will be entitled to receive an amount in cash equal to the product of: (i) the excess of (x) $8.71 over (y) the per share exercise price of such option, multiplied by (ii) the number of ordinary shares underlying each such option, which amount will be paid less any applicable withholding taxes.  To the extent any unexpired and outstanding Company stock option has an exercise price that is equal to or greater than the purchase price of $8.71, such option will be cancelled for no consideration.  The options issued to Mr. Bell will be cancelled for no consideration effective as of the effective time of the Merger.

Q:	What will happen in the Transaction to the Company’s restricted share awards?

A:
Company restricted share awards outstanding immediately prior to the effective time of the Merger will become vested as a result of the Merger, only if and to the extent provided by the terms of the award or applicable Company equity plan, and any portion of the award that does not become so vested will be forfeited. Each vested restricted share will be cancelled and converted into the right to receive a cash payment with respect thereto equal to $8.71 per share, less any applicable withholding taxes.

Q:	Do any of the Company’s directors or executive officers have interests in the Transaction that may differ from those of the Company’s shareholders?

A:
Yes, some of our directors and executive officers may have interests in the Transaction that are different from, or in addition to, the interests of the Company’s shareholders generally.  The Board was aware of and considered these interests, among other matters, in reaching its decision to approve entry into the Merger Agreement and the consummation of the Merger.  See “The Transaction—Interests of Our Directors and Executive Officers in the Transaction” beginning on page 52  for a description of such interests.

Q:	What are the material U.S. federal income tax considerations of the Transaction to the Company’s shareholders?

A:
The receipt of cash for Company ordinary shares by U.S. holders (as defined in “The Transaction—Material U.S. Federal Income Tax Considerations of the Transaction”) pursuant to the Transaction will be a taxable transaction for U.S. federal income tax purposes.  In general, for U.S. federal income tax purposes, a U.S. holder of the Company’s ordinary shares will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Transaction and (ii) the U.S. holder’s adjusted tax basis in the shares.  A non-U.S. holder (as defined in “The Transaction—Material U.S. Federal Income Tax Considerations of the Transaction”) of the Company’s ordinary shares generally will not be required to pay U.S. federal income tax on the receipt of cash in exchange for the Company’s ordinary shares in the Transaction unless such non-U.S. holder has certain connections to the United States.  See “The Transaction—Material U.S. Federal Income Tax Considerations of the Transaction” beginning on page 60 for a more detailed discussion of the U.S. federal income tax treatment of the Transaction.

Shareholders, including non-U.S. shareholders, should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the Transaction in light of their particular circumstances.

Q:	How will I be paid the Per Share Merger Consideration for my shares?

A:
On or prior to the closing date of the Merger, Parent or Merger Sub will deposit with a paying agent cash in an amount equal to the aggregate Per Share Merger Consideration payable to all shareholders (other than Parent, Merger Sub and their subsidiaries) as of the closing date of the Merger. The paying agent will provide instructions to our shareholders on how to surrender shares for payment of the Per Share Merger Consideration.

Q:	Should I send in my share certificates or other proof of ownership now?

A:
No.  The paying agent will provide a letter of transmittal to our shareholders after the effective time of the Merger.  The letter will describe how you can surrender your share certificates for the Per Share Merger Consideration.  If your shares are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from them as to how to surrender your “street name” shares in exchange for the Per Share Merger Consideration.  Please do not send in your stock certificates now.

Q:	Am I entitled to appraisal rights in connection with the Transaction?

A:	No. There are no appraisal or similar rights of dissenters under Israeli law, whether you vote for or against the Merger Proposal.

Q:	What happens if I sell my ordinary shares before the Meeting?

A:
The record date for shareholders entitled to vote at the Meeting is earlier than the date of the Meeting and the expected closing date of the Merger. If you transfer your ordinary shares of the Company after the record date but before the Meeting, you will, unless special arrangements are made, retain your right to vote at the Meeting but will transfer the right to receive the Per Share Merger Consideration to the person to whom you transfer your shares.

Q:	What happens if the Merger Proposal is not approved by the Company’s shareholders or if the Transaction is not completed for any other reason?

A:
If the Merger Proposal is not approved by our shareholders or if the Transaction is not completed for any other reason, our shareholders will not receive any payment for their shares in connection with the Transaction.  Instead, we will remain a standalone public company, the Company’s ordinary shares will continue to be listed and traded on the NASDAQ Global Select Market and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

The Company will be required to pay Parent a termination fee of $5,738,297 upon the termination of the Merger Agreement under specified circumstances, as described under the section entitled “The Agreement and Plan of Merger—Transaction Expenses; Termination Fees—Company Termination Fee” beginning on page 75.

The Meeting

Q:	When and where is the Meeting?

A:	The Meeting will be held at 10:00 a.m., local time, on March 19, 2018 at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th Floor, New York, NY 10104.

Q:	What quorum and shareholder vote are required to approve the Proposals?

A:
A quorum is required for the transaction of business at the Meeting.  Two or more shareholders, present in person or by proxy and holding shares conferring in the aggregate not less than one-third of the voting power of the Company as of the record date of February 7, 2018 will constitute a quorum.  Each Company share is entitled to one vote on each Proposal.

Approval of Proposal 1, the Merger Proposal, requires the affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting (excluding abstentions, and excluding the votes of Company shares held by Merger Sub, Parent (or any other any person who holds 25% or more of the means of control of Merger Sub), or anyone on their behalf (including relatives or corporations controlled by such persons)) on Proposal 1.

Approval of Proposal 2, the CEO Compensation Proposal, requires the affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting (excluding abstentions) on Proposal 2.

In addition, the approval of Proposal 2 requires that either of the following two voting conditions be met as part of the approval by a majority of shares present and voting thereon:

•
the majority voted in favor includes a majority of the shares held by non-controlling shareholders who do not have a personal interest in the approval of Proposal 2 that are voted at the Meeting, excluding abstentions; or

•
the total number of shares held by non-controlling, disinterested shareholders (as described in the previous bullet-point) that are voted against approval of Proposal 2 does not exceed two percent of the aggregate voting rights in the Company.

The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting (excluding abstentions) on Proposal 3, the Golden Parachute Payments Proposal, is necessary for the approval of Proposal 3.

Under Israeli law, abstentions are counted in determining whether a quorum is present, but will not be counted in connection with the vote on any Proposal.

Q:	How can I vote?

A:
Shareholders of record at the record date of February 7, 2018 may vote by personally attending the Meeting or attending by proxy, by completing and returning a proxy card.  If you hold your shares in “street name” through a bank, broker or other nominee, you will be able to exercise your vote through such organization by completing a voting instruction form in accordance with the procedures issued by such organization.  “Street name” holders may be able to submit their voting instructions to their bank, broker or other nominee by telephone or through the Internet.

The method by which shareholders of record vote will in no way limit the right to vote at the Meeting if such shareholders later decide to attend in person.  If shares are held in “street name,” beneficial holders must vote in accordance with the instructions received from their bank, broker or other nominee.

Any shares entitled to vote and represented by properly completed proxy received prior to the Meeting and that is not revoked either (i) more than two hours prior to the Meeting by a properly executed proxy delivered to the Company or (ii) at the Meeting by your participation in person, provided that you are a registered shareholder, will be voted at the Meeting in accordance with your instructions.  If a signed proxy card is returned without indicating how shares should be voted on a matter and the proxy is not revoked, the shares represented by such proxy will be voted as the Board recommends and, therefore, “FOR” the approval of the Merger Proposal and each of the other Proposals.

Q:	What do I do if I receive more than one proxy card or set of voting instructions?

A:
If you hold shares in “street name”, directly as a record holder or otherwise, you may receive more than one proxy card and/or set of voting instructions relating to the Meeting.  If more than one proxy card is received, you should vote and return each proxy card separately in accordance with the applicable voting instructions and this proxy statement in order to ensure that all of your shares are voted.

Q:	If my ordinary shares are held in “street name” by my bank, broker or other nominee, will they vote my shares for me?

A:
Your broker, bank or nominee will not be able to vote any of your shares without instructions from you.  The vote on each of the Proposals is considered a “non-routine” matter, and your bank, broker or other nominee is not permitted to exercise discretion to vote your ordinary shares.  If you hold your ordinary shares in “street name,” you should follow the procedures provided by your bank, broker or other nominee regarding how to instruct them to vote your shares.  Typically, you would submit your voting instructions by mail, by telephone or through the Internet in accordance with the procedures provided by your bank, broker or other nominee.  Without instructions, your shares will not be voted.

Q:	How are votes counted?

A:
You may vote FOR or AGAINST each of the Proposals, or you may abstain from voting on each of the Proposals.  Abstentions will not be counted as votes cast or shares voting on the proposal, but will count for the purposes of determining whether a quorum is present.  Pursuant to Israeli law, broker non-votes will not be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business and, therefore, will not be counted for the purpose of determining whether a quorum is present or approval is obtained with respect to any Proposal.

Q:	Can I revoke or change my vote?

A:
Yes.  Shareholders have the right to revoke a proxy at any time prior to voting at the Meeting by (i) submitting a subsequently dated proxy, which, if not delivered in person at the Meeting, must be received by us no later than two hours before the appointed time of the Meeting or (ii) attending the Meeting and voting in person, provided that you are a registered shareholder.  If you hold ordinary shares in “street name” through a broker, bank or other nominee, you should follow the procedures provided by such organization to revoke or change your vote.

Q:	What happens if I do not submit a proxy card or otherwise vote?

A:
Your shares will not be voted on any of the Proposals and will not be counted as present at the Meeting.  Failure to submit a proxy card or otherwise vote could make it more difficult for us to achieve the requisite thresholds we need for approval of the Proposals.  Therefore, we urge all Company shareholders to vote, and we request that you return the proxy card as soon as possible.

Q:	What do Company shareholders need to do now?

A:
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes.  In order for Company ordinary shares to be represented at the Meeting, shareholders can (i) indicate on the enclosed proxy card how they would like to vote and return the proxy card in the accompanying pre-addressed postage paid envelope or (ii) attend the Meeting in person.  If your shares are held in “street name” through your broker, bank or other nominee, please follow the procedures provided by such organization regarding how to instruct them to vote your shares.

Q:	Who can answer questions?

A:	Company shareholders with questions about the Proposals or the Meeting, or who desire additional copies of this proxy statement or additional proxy cards should contact our proxy solicitor:

Saratoga Proxy Consulting, LLC
520 8th Avenue, New York, NY  10018
(212) 257-1311

Registered holders of Company ordinary shares who have questions regarding their share ownership may write to the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, by first class, registered or certified mail at 6201 15th Avenue, Brooklyn, NY 11219 or by overnight courier at 6201 15th Avenue, Brooklyn, NY  11219.  Registered holders may call American Stock Transfer & Trust Company, LLC at (718) 921-8124, or toll-free at 1 (800) 937-5499.

SUMMARY

This summary highlights selected information from this proxy statement related to the Transaction and the Proposals, and may not contain all of the information that is important to you.  To understand the Transaction more fully and for a more complete description of the legal terms of the Transaction, you should carefully read this entire proxy statement, including the annexes and other documents referred to herein.  You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.”  The Merger Agreement is attached as Annex A to this proxy statement.  We encourage you to read the Merger Agreement, which is the legal document that governs the Transaction, carefully and in its entirety.

The Company, Parent and Merger Sub have entered into the Merger Agreement pursuant to which Parent proposes to acquire all of the outstanding ordinary shares of the Company (other than those held by Parent, Merger Sub and their subsidiaries) as a result of the merger of Merger Sub with and into the Company for $8.71 per share in cash, without interest and less any applicable withholding taxes.

Parties to the Transaction

magicJack VocalTec Ltd.

magicJack VocalTec Ltd. is the cloud communications leader that invented the magicJack device as well as other telecommunication products and services.  The Company is a vertically integrated group of companies, with capabilities including Voice-over-Internet-Protocol (“VoIP”) services and related equipment sales, micro-processor chip design, and development of the magicJack device.  In addition to residential consumers, the Company provides VoIP services and related equipment to small to medium sized businesses at competitive prices and wholesales telephone service to VoIP providers and telecommunication carriers.  In 2016, the Company acquired a provider of hosted Unified Communication as a Service (“UCaaS”) and seller of hardware and network equipment focusing on medium-to-large, multi-location enterprise customers.

magicJack devices come with the right to access the Company’s servers (“access right”), which provides customers the ability to obtain free telephone services.  Access rights are renewable.  The Company currently offers the magicJack GO version of the device, which has its own CPU and can connect a regular phone directly to the user’s broadband modem/router and function as a standalone phone without using a computer.  The sale of devices is done through a distribution channel that includes retailers, wholesalers and direct to customer sales via the Company’s website.

The Company also offers magicJack mobile apps, which are applications that allow users to make and receive telephone calls through their smart phones or devices.  The Company currently offers the magicApp, magicJack Connect and magicJack Spark.  The magicApp and magicJack Connect are mobile apps available for both iOS and Android.  In July 2017, the Company launched magicJack Spark on iOS devices.  The mobile apps allow customers to place and receive telephone calls in the United States or Canada on their mobile devices through either an existing or new magicJack account.

The Company was incorporated in the State of Israel in 1989 and is domiciled in Netanya, Israel, with principal U.S. offices in West Palm Beach, Florida.

B. Riley Financial, Inc.

B. Riley Financial, Inc. is a diversified financial services company which takes a collaborative approach to the capital raising and financial advisory needs of public and private companies and high net worth individuals.  B. Riley operates through several wholly owned subsidiaries, including B. Riley & Co., LLC; FBR Capital Markets & Co.; Wunderlich Securities, Inc.; Great American Group, LLC; B. Riley Capital Management, LLC (which includes B. Riley Asset Management, B. Riley Wealth Management, and Great American Capital Partners, LLC); and B. Riley Principal Investments, a group that makes proprietary investments in other businesses.

The principal executive offices of B. Riley are located at 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367.  Its telephone number is (818) 884-3737, and its website is www.brileyco.com. Information on B. Riley’s website is not incorporated by reference into or otherwise part of this proxy statement.

Merger Sub

B. R. Acquisition Ltd., which we refer to as “Merger Sub,” was organized under the laws of the State of Israel on August 6, 2017 and is an indirect wholly owned subsidiary of B. Riley.  Merger Sub was formed solely for the purpose of completing the Merger.  Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the Transaction.

The principal executive offices of Merger Sub are located at 1 Givat Hatachmoshet Street, Tel Aviv, Israel 6702101.  Its telephone number is (818) 884-3737.

The Meeting

Date, Time and Place

The Meeting will be held at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th Floor, New York, NY 10104, at 10:00 a.m. local time on March 19, 2018.

Purpose

The purpose of the Meeting is to consider and vote upon the proposal to approve the Merger Agreement in connection with the Transaction and the related proposals to approve the amendments to the employment agreement and restricted stock agreement of Don C. Bell III, the Company’s Chief Executive Officer and to approve the related change in control payments to named executive officers as required under SEC rules.  The Board recommends that its shareholders vote “FOR” each of the Proposals.

Record Date and Quorum

The record date for determining the shareholders who are entitled to vote at the Meeting is February 7, 2018.

A quorum is required for the transaction of business at the Meeting.  The presence, in person or by proxy, at the Meeting of two or more shareholders holding not less than one-third of the outstanding ordinary shares of the Company held by all shareholders as of the record date of February 7, 2018 will constitute a quorum.  Parent, Merger Sub and their subsidiaries will not be entitled to vote at the Meeting.

Vote Required

The affirmative vote of shareholders present and voting, either in person or by proxy at the Meeting, representing not less than a majority of the voting power represented at the Meeting, is required for the approval of the Merger Proposal and for the approval of each of the other Proposals.  In addition: (1) with respect to the approval of Proposal 1, the Merger Proposal, abstention votes and votes of Company shares held by Merger Sub, Parent (or any other any person who holds 25% or more of the means of control of Merger Sub), or anyone on their behalf (including relatives or corporations controlled by such persons) will be excluded, and (2) the approval of Proposal 2, the CEO Compensation Proposal, is also subject to the fulfillment of one of the following additional voting requirements: (i) the majority of the shares that are voted at the Meeting in favor of Proposal 2, excluding abstentions, must include at least a majority of the votes of shareholders who are not controlling shareholders and do not have a personal interest in the Proposal or (ii) the total number of shares held by the shareholders mentioned in clause (i) above that are voted against the Proposal does not exceed two percent of the aggregate voting rights in the Company.

Pursuant to Israeli law, broker non-votes will not be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business and, therefore, will not be counted for the purpose of determining whether a Proposal has been approved.   Under Israeli law, abstentions are counted in determining whether a quorum is present, but will not be counted in connection with the vote on any Proposal.

Recommendation of the Board

After careful consideration, the Board unanimously determined that it is in the best interest of the Company that the Company enter into the Merger Agreement and consummate the Transaction, and unanimously recommends that you vote “FOR” the approval of the Merger Proposal and the other two Proposals which are related to the Transaction.

The Agreement and Plan of Merger

Merger Sub will be merged with and into the Company in accordance with the provisions of Sections 314-327 of the Companies Law 5759-1999 and of the Israeli Companies Regulations (Merger), 5760-2000 of the State of Israel (together with the rules and regulations promulgated under the Companies Law 5759-1999, the “ICL”) and as a result thereof, the separate existence of Merger Sub will cease and the Company will be the surviving corporation in the Transaction (the “Surviving Corporation”) and will (a) become a private and indirect wholly owned subsidiary of Parent, (b) continue to be governed by the Laws of the State of Israel, (c) maintain a registered office in the State of Israel, and (d) succeed to and assume all of the rights, properties and obligations of Merger Sub and the Company in accordance with the ICL.

Appraisal Rights

There are no appraisal or similar rights of dissenters under Israeli law.

Opinion of BofA Merrill Lynch

In connection with the Merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated, referred to as “BofA Merrill Lynch,” the Company’s financial advisor, delivered to the Board an oral opinion, confirmed by delivery of a written opinion, dated November 8, 2017, as to the fairness, from a financial point of view, as of November 8, 2017, of the Per Share Merger Consideration to be received by holders of Company ordinary shares.  The full text of the written opinion, dated November 8, 2017, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety.  BofA Merrill Lynch provided its opinion to the Board (in its capacity as such) for the benefit and use of the Board in connection with and for purposes of its evaluation of the Per Share Merger Consideration from a financial point of view.  BofA Merrill Lynch’s opinion does not address any other aspect of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Board to proceed with or effect the Merger.  BofA Merrill Lynch’s opinion does not address any other aspect of the Merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed Merger or any related matter.

For a description of the opinion that the Board received from BofA Merrill Lynch, see “The Transaction—Opinion of BofA Merrill Lynch” beginning on page 42.

Treatment of the Company’s Stock Options and Restricted Stock in the Transaction

Stock Options

Each Company stock option, whether or not vested or exercisable, that is unexpired, unexercised and outstanding immediately prior to the effective time of the Merger will, at the effective time, become fully vested, to the extent not previously vested, and will automatically be cancelled and converted into the right to receive a cash payment in an amount to be paid or to be caused to be paid by the Surviving Corporation equal to the product of: (i) the excess of (x) $8.71 over (y) the per share exercise price of such option, and (ii) the number of ordinary shares underlying each such option, which amount will be paid to such holder less any applicable withholding taxes.  To the extent any unexpired and outstanding Company stock option has an exercise price that is equal to or greater than $8.71, such options will be terminated immediately prior to the effective time of the Merger, and the holder thereof will not be entitled to consideration in connection with such cancellation.  The only exception to this treatment of stock options is for the options held by Don C. Bell III, the Company’s Chief Executive Officer.  Mr. Bell’s options will be cancelled as of the consummation of the Merger and Mr. Bell will receive no further consideration in connection with such cancellation.

Restricted Shares

Company restricted share awards outstanding immediately prior to the effective time of the Merger will become vested as a result of the Merger, only if and only to the extent provided by the terms of the award or applicable Company equity plan, and any portion of the award that does not become so vested will be forfeited. Each vested restricted share will be cancelled and converted into the right to receive a cash payment with respect thereto equal to $8.71 per share, less any applicable withholding taxes.

Interests of Our Directors and Executive Officers in the Transaction

You should be aware that some directors and executive officers of the Company may have interests in the Transaction that are different from, or are in addition to, the interests of shareholders generally.  The Board was aware of and considered these interests, among other matters, in reaching its decision to approve entry into the Merger Agreement and consummation of the Transaction.  See “The Transaction—Interests of Our Directors and Executive Officers in the Transaction” beginning on page 52 for a description of these interests.

Conditions to Completion of the Transaction

We expect to complete the Transaction after all the conditions to the Transaction in the Merger Agreement are satisfied or waived.  We hope to complete the Transaction in the first half of 2018.

Pursuant to the Merger Agreement, the obligation of each party to complete the Transaction is subject to the satisfaction or waiver of several conditions set forth in the Merger Agreement, which are summarized below:

•	the approval of the Merger Agreement and the terms of the Merger by the Company’s shareholders;

•	the absence of any governmental orders or proceedings that make the Transaction illegal or otherwise prohibit the consummation of the Transaction;

•
the passing of at least 50 days after the required filing of a merger proposal with the Registrar of Companies of the State of Israel (the “Companies Registrar”) and at least 30 days after approval of the Merger Agreement and the terms of the Merger by the shareholders of each the Company and Merger Sub;

•
the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the “HSR Act;” and

•	all required approvals of the United States Federal Communications Commission or any successor thereof (the “FCC”) and similar state regulatory approvals and filings have been made or obtained.

The obligation of the Company to consummate the Transaction is subject to the satisfaction or waiver of the following additional conditions:

•
the representations and warranties of Parent and Merger Sub contained in the Merger Agreement shall be true and correct (without giving effect to materiality qualifications or limitations) on and as of the date of the Merger Agreement and as of the closing date (except to the extent such representations and warranties relate to a specified date, in which case as of such specified date), except for failures that, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transaction or the performance by Parent or Merger Sub of their obligations under the Merger Agreement;

•
Parent and Merger Sub shall each have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the effective date of the Merger;

•
the Company shall have received at the closing of the Merger a certificate signed by an executive officer of B. Riley and Merger Sub certifying as to the satisfaction of the conditions set forth in the two immediately preceding bullets;

•
B. Riley shall have transferred the aggregate amount of consideration due with respect to the Company shares (other than excluded shares), stock options and restricted shares in accordance with the terms of the Merger Agreement; and

•
B. Riley Principal Investments shall have executed an undertaking in customary form in favor of the Israeli Innovation Authority (“IIA”) to comply with the provisions of the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 (the “R&D Law”).

The obligation of Parent and Merger Sub to consummate the Transaction is subject to the satisfaction or waiver of the following additional conditions:

•
the representations and warranties of the Company contained in the Merger Agreement, as of the date of the Merger Agreement and as of the closing date (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date), with respect to (i) corporate authority, capitalization and no material adverse effect shall be true and correct in all respects (except in the case of capitalization, for de minimis inaccuracies), (ii) standing and corporate power, takeover laws, the financial advisor opinion and the absence of brokers shall be true and correct in all material respects, and (iii) all other representations of the Company shall be true and correct (without giving effect to materiality qualifications or limitations), except, with respect to (iii), to the extent any failures would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Merger Agreement);

•
the Company shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it at or prior to the effective date of the Merger;

•
B. Riley shall have received at the closing of the Merger a certificate signed by an executive officer of the Company certifying as to the satisfaction of the conditions set forth in the two immediately preceding bullets;

•
the approval required to be obtained from the IIA of the written notice to the IIA regarding the change in ownership of the Company effected as a result of the Merger, required to be submitted to the IIA in connection with the Merger in accordance with the R&D Law, shall have been granted;

•	the Company or its subsidiaries shall have filed specified tax returns; and

•
all required governmental authorizations, approvals and clearances and all expirations or terminations of waiting periods (including any extensions thereof) shall have been obtained without the imposition of a condition that is not contingent on the consummation of the Merger or that would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries (taken as a whole) or Parent and its subsidiaries (taken as a whole, after giving effect to the Merger) measured on a scale relative to the Company and its subsidiaries (see “The Agreement and Plan of Merger—Efforts to Obtain Regulatory Approvals and Tax Ruling” beginning on page 71).

The Merger Agreement provides that any or all of the conditions described above may be waived, in whole or in part, by the Company or Parent, as applicable, to the extent legally allowed (see “The Agreement and Plan of Merger—Conditions to Completion of the Merger” beginning on page 73).

No Solicitation

The Merger Agreement contains customary “no solicitation” provisions, subject to a “fiduciary exception,” requiring the Company and its subsidiaries and their respective directors and officers not to, and not to authorize or permit their employees, agents or representatives (including investment bankers, financial advisors, attorneys and accountants) to, directly or indirectly:

•
solicit, initiate, knowingly encourage or knowingly facilitate the making or submission of any acquisition proposal (as defined in the Merger Agreement and summarized in “The Agreement and Plan of Merger—Non-Solicitation; Acquisition Proposals; Change in Recommendations” beginning on page 68);

•
enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information in connection with, or enter into any agreement with respect to any acquisition proposal or any inquiry, proposal or offer, or take any other action to facilitate inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to, any acquisition proposal;

•
terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement under which it has any rights, or fail to enforce in all material respects each such agreement with respect to an acquisition proposal;

•	approve, endorse or recommend any acquisition proposal;

•
enter into any agreement (including any letter of intent, acquisition agreement or similar agreement) relating to any acquisition proposal, other than a confidentiality agreement in connection with a potential superior proposal (as defined in the Merger Agreement and summarized in “The Agreement and Plan of Merger—Non-Solicitation; Acquisition Proposals; Change in Recommendations” beginning on page 68); or

•	propose publicly or agree to any of the foregoing with respect to an acquisition proposal.

The Merger Agreement does not, however, prohibit the Company from considering an unsolicited, bona fide acquisition proposal from a third party if certain specified conditions are met.  For a discussion of the prohibition on solicitation of acquisition proposals from third parties, and the exceptions to such prohibition, see “The Agreement and Plan of Merger—Non-Solicitation; Acquisition Proposals; Change in Recommendations” beginning on page 68.

Termination of the Merger Agreement

The Merger Agreement and the Transaction may be abandoned at any time prior to the effective time of the Merger upon the mutual written agreement of the parties or at the option of either the Company or Parent if:

•
the closing of the Transaction does not occur on or before August 9, 2018 (the “End Date”), except that (i) under certain circumstances, the End Date may be automatically extended to November 9, 2018; and (ii) a party may not terminate under this provision if such party’s breach or failure to perform or comply with any obligation under the Merger Agreement resulted in or was a proximate cause of the failure of the Transaction to be completed on or before the End Date;

•
a governmental entity of competent jurisdiction shall have enacted or issued any order or law permanently enjoining, restraining, prohibiting or making illegal the consummation of the Transaction, and is final and nonappealable; provided that a party may not terminate under this provision if such party’s breach or failure to perform or comply with any obligation under the Merger Agreement resulted in or was a proximate cause of such government action, or if such party seeking to terminate the Merger Agreement has not complied with its obligations under the Merger Agreement to have any such government action removed; or

•	the Company’s shareholders do not approve the Merger Agreement and terms of the Merger at the Meeting.

Parent may terminate the Merger Agreement:

•
if the Company breaches any of its covenants, representations or warranties in a manner that causes the closing conditions regarding its representations, warranties and covenants not to be satisfied and such violation or breach has not been expressly waived in writing by Parent, Parent has provided written notice of its intent to terminate to the Company and such violation or breach may not be cured by the End Date or, to the extent curable, has not been cured within the earlier of a 30-day cure period or three business days prior to the End Date, provided that neither Parent nor Merger Sub has materially breached the Merger Agreement; or

•
in the event that (a) the Board has effected a Company adverse recommendation change (as defined in the Merger Agreement and summarized in “The Transaction—Recommendation of the Board; Reasons for the Transaction” beginning on page 38 of this proxy statement) or (b) at any time following receipt of an acquisition proposal, the Board fails to reaffirm its approval or recommendation of the Merger Proposal within five business days of receipt of written request to do so from Parent.

The Company may terminate the Merger Agreement if:

•
Parent or Merger Sub breaches any of their respective covenants, representations or warranties in a manner that causes the closing conditions regarding such representations, warranties and covenants not to be satisfied and such violation or breach has not been expressly waived in writing by the Company, the Company has provided written notice of its intent to terminate to Parent and such violation or breach may not be cured by the End Date or, to the extent curable, has not been cured within the earlier of a 30-day cure period or three business days prior to the End Date, provided that the Company has not materially breached the Merger Agreement; or

•
prior to obtaining approval of the Merger Proposal, in response to a superior proposal that was not solicited in material violation of the Merger Agreement, the Company enters into a definitive agreement with respect to an acquisition proposal that the Company has concluded constitutes a superior proposal, provided that the Company pays to Parent the termination fee.

For a discussion of the termination of the Merger Agreement, see “The Agreement and Plan of Merger—Termination of the Merger Agreement” beginning on page 74.

Termination Fees

The Company will be required to pay Parent a termination fee of $5,738,297 if the Merger Agreement is terminated following the Board’s withdrawal of its recommendation of the Transaction or the Company terminates the Merger Agreement to accept a superior proposal, and in certain other circumstances.

For a discussion of the termination fees see “The Agreement and Plan of Merger—Transaction Expenses; Termination Fees—Company Termination Fee” beginning on page 75.

Financing of the Transaction

The Transaction is not subject to a financing condition.

Delisting and Deregistration of the Company’s Ordinary Shares

        Following the Merger, the Company’s shares will be delisted from the NASDAQ Global Select Market, will be deregistered under the Exchange Act and will cease to be publicly traded.

Expenses

All fees and expenses incurred in connection with the Merger Agreement and the Transaction will be paid by the party incurring such fees and expenses whether or not the Transaction is completed, except that Parent was responsible for all filing fees paid under the HSR Act.

Material U.S. Federal Income Tax Considerations of the Transaction

The receipt of cash for Company ordinary shares by U.S. holders pursuant to the Transaction will be a taxable transaction for U.S. federal income tax purposes.  In general, for U.S. federal income tax purposes, a U.S. holder of Company ordinary shares will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in the Transaction and (2) the U.S. holder’s adjusted tax basis in the shares.  A non-U.S. holder of Company ordinary shares generally will not be required to pay U.S. federal income tax on the receipt of cash in exchange for Company ordinary shares in the Transaction unless such holder has certain connections to the United States.  Holders, including non-U.S. holders, should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the Transaction.  See “The Transaction—Material U.S. Federal Income Tax Considerations of the Transaction” beginning on page 60.

Regulatory Matters

Antitrust Approvals

The Transaction is subject to certain antitrust laws.  The Company and B. Riley made certain filings pursuant to the HSR Act with the United States Department of Justice Antitrust Division, which we refer to as the “DOJ,” and the United States Federal Trade Commission, which we refer to as the “FTC.” Under the HSR Act, the Transaction cannot be completed until the expiration or termination of the initial waiting period or any extension thereof following the submission of complete filings with the DOJ and FTC.  The applicable waiting period under the HSR Act expired on January 16, 2018 at 11:59 p.m. Eastern time.

FCC and State Approvals

A condition to closing is that all required authorizations, approvals, clearances and consents or filings with the Federal Communications Commission, which we refer to as the “FCC,” and similar state regulators have been obtained or made.  The Company has begun the process of making these filings and seeking these approvals.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents incorporated by reference in this proxy statement, include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are identified by the use of the words “believe,” “expect,” “may,” “could,” “should,” “plan,” “project,” “anticipate,” “intend,” “estimate,” “will,” “contemplate,” “forecast,” “would” and similar expressions that contemplate future events. Such forward-looking statements are based on management’s reasonable current assumptions and expectations, expected completion and timing of the Transaction and other information relating to the Transaction. These statements are subject to risks and uncertainties, including, but not limited to, the factors and matters described in this proxy statement and the following:

•	the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its ordinary shares;

•	the failure to obtain the Company shareholder approval of the Merger Proposal;

•
the possibility that the closing conditions to the Transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval;

•	the potential for regulatory authorities to require divestitures in connection with the proposed Transaction;

•	the occurrence of any event that could give rise to termination of the Merger Agreement;

•	the risk of shareholder litigation that may be instituted in connection with the contemplated Transaction;

•	risks related to the diversion of management’s attention from the Company’s ongoing business operations;

•	the effect of the announcement of the Transaction on the Company’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; and

•	difficult global economic and capital markets conditions.

Additional factors that may affect the future results of the Company, its financial condition, business, prospects and securities are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which should be read in conjunction with this proxy statement.  See “Where You Can Find More Information.” Many of the factors that will determine the Company’s future results are beyond its ability to control or predict.  In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof.  We cannot guarantee any future results, levels of activity, performance or achievements.  The statements made in this proxy statement represent the Company’s views as of the date of this proxy statement, and you should not assume that the statements made herein remain accurate as of any future date.  Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE EXTRAORDINARY GENERAL MEETING

Date, Time and Place of the Meeting

The Meeting is scheduled to be held at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th Floor, New York, NY 10104, at 10:00 a.m. local time on March 19, 2018.

Purpose of the Meeting

The purpose of the Meeting is to consider and vote upon the Merger Proposal and the other Proposals in connection with the Transaction.  The Board recommends that its shareholders vote “FOR” the approval of the Merger Proposal and each other Proposal.

Persons Entitled to Vote; Quorum; Vote Required

The record date for determining the shareholders who are entitled to vote at the Meeting is February 7, 2018.

The presence, in person or by proxy, at the Meeting of two or more shareholders holding not less than one-third of the outstanding Company ordinary shares held by all shareholders of record as of February 7, 2018 will constitute a quorum, which is necessary to hold the Meeting.  Abstentions are counted in determining whether a quorum is present, but will not be counted in connection with the vote for the Merger Proposal or for the approval of each of the other Proposals.

The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting on a given Proposal is necessary for the approval of such Proposal. In addition: (1) with respect to the approval of Proposal 1, the Merger Proposal, votes of Company shares held by Merger Sub, Parent (or any other any person who holds 25% or more of the means of control of Merger Sub), or anyone on their behalf (including relatives or corporations controlled by such persons) will be excluded, and (2) the approval of Proposal 2, the CEO Compensation Proposal, is also subject to the fulfillment of one of the following additional voting requirements: (i) the majority of the shares that are voted at the Meeting in favor of Proposal 2, must include at least a majority of the votes of shareholders who are not controlling shareholders and do not have a personal interest in the Proposal or (ii) the total number of shares held by the shareholders mentioned in clause (i) above that are voted against the Proposal does not exceed two percent of the aggregate voting rights in the Company.

Under the Companies Law, a personal interest means a personal interest of a person in an act or transaction of a company, including: (i) a personal interest of that person’s relative (which includes for these purposes any members of his/her (or his/her spouse’s) immediate family or the spouses of any such members of his or her (or his/her spouse’s) immediate family); or (ii) a personal interest of another entity in which that person or his or her relative holds 5% or more of such entity’s issued shares or voting rights, has the right to appoint a director or the chief executive officer of such entity, or serves as director or chief executive officer of such entity, including the personal interest of a person voting pursuant to a proxy whether or not the proxy grantor has a personal interest. A personal interest resulting merely from holding the Company’s shares will not be deemed a personal interest for purposes of the Companies Law. If you do not state whether you have a personal interest in Proposal 2 by appropriate indication on your proxy card or voting instruction card, you will be deemed to have a personal interest for the purpose of the required vote detailed above and your vote will not be counted with respect to Proposal 2.

As of February 7, 2018, there were 16,189,794 outstanding Company ordinary shares.

Proxies and Voting Procedures

If you are a shareholder, you can vote your ordinary shares by completing and returning a proxy card, which when properly executed and received by us, will be voted at the Meeting in accordance with the shareholders’ instructions set forth in the proxy card.  If you hold your ordinary shares in “street name,” please vote in accordance with the instructions provided by your broker, bank or other nominee.  “Street name” holders, or beneficial owners holding through a broker, bank or other nominee, may also vote by telephone or by Internet, in accordance with instructions provided by their broker, bank or other nominee.  All shares entitled to vote and represented by properly completed proxies received prior to the Meeting and not revoked will be voted at the Meeting in accordance with your instructions.  If you are a shareholder of record and you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted as the Board recommends, and therefore, “FOR” the approval of the Merger Proposal and each of the other Proposals.

Any shareholder entitled to vote at the Meeting has the right to revoke his or her proxy at any time prior to voting at the Meeting by (i) submitting a subsequently dated proxy, which, if not delivered in person at the Meeting, must be received by us no later than two hours before the appointed time of the Meeting or (ii) by attending the Meeting and voting in person.  Attendance at the Meeting will not, by itself, revoke your proxy; you must vote in person at the Meeting in order to revoke or change your vote.  If you hold shares in “street name” through a broker, bank or other nominee and would like to change your vote instruction, you should follow the directions provided by your broker, bank or other nominee.  Most organizations provide means by which “street name” holders may vote by telephone or by Internet, as well as by signing and returning voting instructions.

If the Meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting.  You still will be able to revoke your proxy until it is voted.

Validly completed proxies received at any time before the Meeting, and not revoked or superseded before being voted, will be voted at the Meeting.  A validly completed proxy will be voted in accordance with the instructions, if any, provided therein.  A validly signed proxy card that does not specify a vote with respect to any Proposal will be voted “FOR” that Proposal.

If you hold certificated shares, please do not send in your share certificates with your proxy card.  Shareholders will be notified of the procedures to submit share certificates after the Merger is consummated.

Mailing of Proxy Statement

This proxy statement, including the Notice, was first mailed to shareholders on or about February 9, 2018.  After we first made this proxy statement, including the Notice, and other soliciting materials available to shareholders, copies were supplied to brokers, banks and other nominees to be provided to “street name” holders for the purpose of soliciting proxies from those holders.

Registered Office

The mailing address of our registered office is 12 Haomanut Street, 2nd Floor, Poleg Industrial Area, Netanya, Israel 42504.

Abstentions and Broker Non-Votes

If a shareholder abstains from voting, or if brokers, banks or other nominees holding their customers’ shares of record cause abstentions to be recorded, those shares are considered present and entitled to be voted at the Meeting, and, therefore, are considered for purposes of determining whether a quorum is present.  A “broker non-vote” is treated as neither being present nor entitled to vote on the relevant Proposal and, therefore, is not counted for purposes of determining whether a quorum is present or a Proposal has been approved.  Each of the Proposals, including the Merger Proposal, is considered a “non-routine” matter, and if you are a “street name” holder, your broker will not have the authority to vote your shares for or against any proposal without your instruction.

Adjournments

Should no quorum be present 30 minutes after the time scheduled for the Meeting, the Meeting will be adjourned to the same day for one week later and will be held at the same place and time on March 26, 2018.  At such adjourned meeting, the presence, in person or by proxy, of two or more shareholders holding not less than one-third of the outstanding Company ordinary shares held by all shareholders as of record as of February 7, 2018 will constitute a quorum.

Cost of Proxy Distribution and Solicitation

We will pay the expenses of the solicitation of proxies from our shareholders.  Proxies may be solicited on our behalf in person or by mail, telephone, e-mail, facsimile or other electronic means by our directors, officers or employees, who will receive no additional compensation for soliciting.  In addition, we have engaged Saratoga Proxy Consulting, LLC to assist in the solicitation of proxies and to provide related informational support, for a fee of approximately $30,000 plus reimbursement of reasonable expenses.  In accordance with the regulations of the SEC and NASDAQ rules, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our shares.

PARTIES TO THE TRANSACTION

magicJack VocalTec Ltd.

magicJack VocalTec Ltd. is the cloud communications leader that invented the magicJack device as well as other telecommunication products and services.  The Company is a vertically integrated group of companies, with capabilities including Voice-over-Internet-Protocol (“VoIP”) services and related equipment sales, micro-processor chip design, and development of the magicJack device.  In addition to residential consumers, the Company provides VoIP services and related equipment to small to medium sized businesses at competitive prices and wholesales telephone service to VoIP providers and telecommunication carriers.  In 2016, the Company acquired a provider of hosted Unified Communication as a Service (“UCaaS”) and seller of hardware and network equipment focusing on medium-to-large, multi-location enterprise customers.

magicJack devices come with the right to access the Company’s servers (“access right”), which provides customers the ability to obtain free telephone services.  Access rights are renewable.  The Company currently offers the magicJack GO version of the device, which has its own CPU and can connect a regular phone directly to the user’s broadband modem/router and function as a standalone phone without using a computer.  The sale of devices is done through a distribution channel that includes retailers, wholesalers and direct to customer sales via the Company’s website.

The Company also offers magicJack mobile apps, which are applications that allow users to make and receive telephone calls through their smart phones or devices.  The Company currently offers the magicApp, magicJack Connect and magicJack Spark.  The magicApp and magicJack Connect are mobile apps available for both iOS and Android.  In July 2017, the Company launched magicJack Spark on iOS devices.  The mobile apps allow customers to place and receive telephone calls in the United States or Canada on their mobile devices through either an existing or new magicJack account.

The Company was incorporated in the State of Israel in 1989 and is domiciled in Netanya, Israel, with principal U.S. offices in West Palm Beach, Florida.

B. Riley Financial, Inc.

B. Riley Financial, Inc. is a diversified financial services company which takes a collaborative approach to the capital raising and financial advisory needs of public and private companies and high net worth individuals.  B. Riley operates through several wholly owned subsidiaries, including B. Riley & Co., LLC; FBR Capital Markets & Co.; Wunderlich Securities, Inc.; Great American Group, LLC; B. Riley Capital Management, LLC (which includes B. Riley Asset Management, B. Riley Wealth Management, and Great American Capital Partners, LLC); and B. Riley Principal Investments, a group that makes proprietary investments in other businesses.

The principal executive offices of B. Riley are located at 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367.  Its telephone number is (818) 884-3737, and its website is www.brileyco.com.  Information on this website is not incorporated by reference into or otherwise part of this proxy statement.

Merger Sub

Merger Sub was organized under the laws of the State of Israel on August 6, 2017, and is an indirect wholly owned subsidiary of B. Riley. Merger Sub was formed solely for the purpose of completing the Transaction. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the Transaction.

The principal executive offices of Merger Sub are located at 1 Givat Hatachmoshet Street, Tel Aviv, Israel 6702101; and its telephone number is (818) 884-3737.

THE TRANSACTION

The following is a description of the material aspects of the Transaction.  While we believe that the following description covers the material terms of the Transaction, the description may not contain all of the information that is important to you.  We encourage you to read carefully this entire proxy statement, including the Merger Agreement, attached to this proxy statement as Annex A, for a more complete understanding of the Transaction.

Background of the Transaction

The Board and the Company’s management regularly review the Company’s operating and strategic plans, both near-term and long-term, as well as potential partnerships in an effort to enhance shareholder value.  These reviews and discussions focus, among other things, on the opportunities and risks associated with the Company’s business and financial condition, strategic relationships and other strategic opportunities.

On April 30, 2015, the Board engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”) to act as financial advisor to the Company in connection with a potential transaction involving the Company.  Between April 2015 and July 2015, at the direction of the Board, BofA Merrill Lynch contacted 35 potential strategic and financial buyers regarding a possible sale of the Company. Confidentiality agreements were executed with 10 potential buyers and management presentations were provided to nine interested parties.  On July 15, 2015, the Company received indications of interest from two potential bidders. The highest indication of interest was at $8.00 per ordinary share, all cash. The Board reviewed the highest indication of interest and determined not to pursue a transaction at that price. The Board resolved that the Company should instead move forward with the Board’s strategic plan to increase shareholder value through possible growth initiatives and re-consider a transaction process at a later date.

At the beginning of July 2016, Carnegie Technologies Holdings, LLC (“Carnegie”) contacted the Company to express its interest in exploring a strategic transaction with the Company, including the acquisition of one or more of the Company’s businesses or the Company as a whole. Subsequently, senior officers of the Company attended an informal meeting with Carnegie in New York to discuss the possibility of a strategic transaction.  On July 20, 2016, Carnegie sent a letter to the Company indicating it was interested in acquiring all of the outstanding ordinary shares of the Company for a price between $8.00 and $10.00 per ordinary share, all cash, subject to certain conditions regarding the outcome of the due diligence review and the negotiation of definitive agreements. Additionally, further negotiations were conditioned on the Company granting Carnegie a 45-day exclusivity period.

On July 25, 2016, the Board received an unsolicited indication of interest from a third party (“Bidder A”) in the range of $7.50 to $8.00 per ordinary share, all cash.

On August 1, 2016, in response to the Board’s request for a narrower price range, Carnegie sent a letter to the Company further indicating its interest in acquiring all of the outstanding ordinary shares of the Company at a proposed price range of $8.50 to $9.50 per ordinary share, all cash.

On August 12, 2016, the Company sent Carnegie a letter in response informing it that the Board had rejected the proposal contained in its letter of August 1, 2016, but indicating that the Company would be interested in pursuing further negotiations and proposing that the parties enter into a customary confidentiality agreement to facilitate such discussions.

On August 12, 2016, the Company responded to Bidder A informing it that the offer was inadequate, but that the Board would consider an offer with a substantially increased purchase price.

On August 15, 2016, the Company entered into a confidentiality agreement with Carnegie to facilitate further discussions and more substantive due diligence regarding a proposed acquisition.

On August 23, 2016, the Board met to discuss, among other matters, the status of the negotiations with Carnegie.

On August 25, 2016, the Board received a revised unsolicited indication of interest from Bidder A stating that Bidder A believed it could “obtain a value range” for the purchase of the Company of $7.50 to $10.00 per ordinary share, all cash.

Also on August 25, 2016, the Company announced that the 2016 annual general meeting of shareholders for the purpose of electing directors (the “2016 Annual Meeting”) would be held on October 7, 2016.  On August 29, 2016, the Company received notice from Kanen Wealth Management LLC (“Kanen”), then a greater than 5% shareholder of the Company, that Kanen intended to nominate a competing slate of directors, which slate included Alan B. Howe.  The Company issued a press release on September 1, 2016, to disclose Kanen’s competing slate and announce the postponement of the 2016 Annual Meeting pending negotiations with Kanen.  The details surrounding this process were disclosed by the Company in its definitive proxy statement for the 2016 Annual Meeting filed with the SEC on March 15, 2017.

On September 1, 2016, the Board received a revised unsolicited verbal offer from Bidder A of approximately $10.00 per ordinary share, all cash.  On September 7, 2016, the Company entered into a confidentiality agreement with Bidder A to facilitate further discussions regarding a proposed acquisition.

On September 12, 2016, after further discussions between the Company and Carnegie and Carnegie’s performance of due diligence on the Company (including several meetings with senior management), Carnegie sent a letter of intent to the Company communicating its offer to acquire all of the ordinary shares of the Company for $8.50 per ordinary share, all cash. Further negotiations were again conditioned on the Company granting Carnegie an exclusivity period, in this case terminating on November 6, 2016.  On September 16, 2016, Carnegie sent an updated letter of intent with respect to the proposed transaction containing additional details and maintaining an $8.50 per ordinary share offer price, subject to an exclusivity period terminating November 11, 2016.

On September 22, 2016, the Board met to discuss, among other matters, Carnegie’s proposal and determined that a counteroffer to Carnegie at $10.00 per ordinary share was appropriate.  Notwithstanding the Company’s counteroffer, on September 29, 2016, Carnegie sent an updated letter of intent to the Company generally confirming the terms of its prior letter (including the previous $8.50 per ordinary share offer price), which contemplated that a definitive agreement would include a 45-day go shop provision. On the same date, the Board met to discuss, among other matters, the letter from Carnegie and the progress of negotiations with Bidder A. The Board determined to not pursue a transaction with Carnegie at a price of $8.50 per ordinary share.

On October 6, 2016, the Company received a written offer from Bidder A for $9.30 per ordinary share, all cash.

On October 10, 2016, the Board determined that it would be appropriate to again counter the offer received from Carnegie at $10.00 per ordinary share and give Carnegie a short period to respond. The Board also discussed the revised offer from Bidder A of $9.30 per ordinary share and determined to counter this offer at $10.00 per ordinary share. Following the meeting, the Company sent a letter to Carnegie countering the offer made in Carnegie’s letter of September 29, 2016 with, among other things, a purchase price of $10.00 per ordinary share and an exclusivity period terminating on November 7, 2016.

On October 13, 2016, the Board received a counteroffer from Bidder A of $9.50 per ordinary share, all cash.  On October 15, 2016, the Board met to discuss the offer from Bidder A of $9.50 per ordinary share and decided to move forward with due diligence with Bidder A in connection with a possible transaction. The Board also discussed negotiations with Carnegie and noted that Carnegie had informed the Company that it was not willing to increase its offer above $8.50 per ordinary share.

On October 19, 2016, the Company entered into an exclusivity agreement with Bidder A, terminating on November 14, 2016, regarding a possible acquisition of the Company and due diligence with respect to the Company by Bidder A.

Between October 18, 2016 and November 14, 2016, the Company responded to extensive due diligence inquiries from Bidder A and negotiated the terms of a merger agreement to be executed by the Company and Bidder A if Bidder A decided to move forward with the transaction.

On November 7, 2016, the Board discussed, among other things, the progress of Bidder A’s due diligence efforts and negotiation of the merger agreement.

On November 14, 2016, the exclusivity period with Bidder A ended.

On November 15, 2016, the Board discussed the fact that Bidder A had missed the November 14, 2016 deadline for finalizing the terms of the merger agreement as set forth in the exclusivity agreement, but had requested an extension of the exclusivity period.  The Board directed management to negotiate an extension of the deadline in the exclusivity agreement, either formally or informally, for an additional two weeks until November 29, 2016, however, no agreement relating to extension of the exclusivity period was reached between the Company and Bidder A.

On November 29, 2016, the Board discussed the fact that the Company and Bidder A had not entered into a definitive agreement by the November 29, 2016 deadline and discussed how to move forward.  Bidder A failed to produce an unconditional financing commitment by this deadline and, consequently, the Company ceased active discussions with Bidder A until such time as Bidder A would be in a position to provide such commitment.

On January 4, 2017, Carnegie contacted the Company to express its displeasure that the Company had not entered into a strategic transaction.  On January 5, 2017, Carnegie issued a press release announcing its intent to nominate a slate of competing directors for election to the Board at the 2016 Annual Meeting, which had not yet been rescheduled following Kanen’s director proposal.  On January 6, 2017, the Company issued a press release and filed a Form 8-K with the SEC acknowledging receipt of Carnegie’s director proposal.  Carnegie was subsequently notified by counsel to the Company that the Company would be required to disclose its negotiations with Carnegie in the Company’s proxy statement for the annual meeting due to Carnegie’s director proposal.  From January 9, 2017 through March 30, 2017, the Company and Carnegie addressed Carnegie’s director proposal through SEC filings and litigation in Israel.  Meanwhile, the Company reached an agreement with Kanen pursuant to which Kanen withdrew its competing slate of directors and the Company agreed to nominate one of Kanen’s director nominees, Alan B. Howe, and a new director nominee, Don C. Bell III.  On March 30, 2017, Carnegie agreed to withdraw its competing slate of directors.  The 2016 Annual Meeting was finally held on April 19, 2017.

Meanwhile, on January 9, 2017, the Company received an unsolicited indication of interest from a third party (“Bidder B”) to acquire the Company for a purchase price of $9.50 per ordinary share, all cash, which was in excess of the $8.50 price previously offered by Carnegie.  On January 31, 2017, Bidder B provided the Company with a letter from a third party potentially interested in financing Bidder B’s proposed acquisition of the Company, subject to satisfactory completion of due diligence.  On February 2, 2017, the Company entered into a confidentiality agreement with Bidder B to facilitate further discussions regarding a proposed acquisition and on February 6, 2017, Bidder B commenced due diligence on the Company.

On February 8, 2017, at the instruction of the Board, representatives of BofA Merrill Lynch reached out to Carnegie’s financial advisor to again inquire whether Carnegie intended to submit a renewed offer to acquire the Company and to indicate that the Board remained open to reviewing any such offer.  On February 13, 2017, Carnegie’s financial advisor communicated to BofA Merrill Lynch that Carnegie was interested in engaging in transaction discussions with the Company and wished to refresh its prior due diligence review.  On February 15, 2017, Carnegie submitted a due diligence request list to the Company.  On February 21, 2017, in connection with Carnegie’s due diligence of the Company, Company counsel sent a letter agreement to Carnegie’s counsel seeking to modify the existing confidentiality agreement between Carnegie and the Company.  On February 23, 2017, Carnegie and the Company entered into a letter agreement, modifying the existing confidentiality agreement between the parties. The letter agreement provided that Carnegie may use any confidential information obtained from the Company through its due diligence solely for the purpose of evaluating a transaction with the Company, and not for any purposes related to Carnegie’s proxy contest in connection with the 2016 annual general meeting.

On February 22, 2017, Bidder A informed the Company that it had secured committed financing for its proposal to acquire the Company at a price of $9.50 per ordinary share.

On March 2, 2017, the Company received an unsolicited indication of interest from another third party (“Bidder C”) to acquire the Company for a purchase price in the range of $9.00 to $9.50 per ordinary share, all cash, which was in excess of the $8.50 price previously offered by Carnegie.

On March 3, 2017, Bidder A provided the Company with copies of debt and equity commitments it had received for financing its proposal to acquire the Company at a price of $9.50 per ordinary share. Bidder A further proposed entering into a five-day exclusivity period with the Company in order to conduct legal due diligence and finalize definitive documentation regarding the proposed acquisition.

On March 6, 2017, the Board met to discuss the status of outstanding offers from Bidder A, Bidder B and Bidder C.  The Board determined to continue to consider these offers while resolving the then outstanding issues relating to the election of directors.

On March 9, 2017, the Company appointed Don C. Bell III, then a director nominee of the Company, as the President and Chief Executive Officer of the Company and Thomas Fuller as the Executive Vice President of Finance of the Company.

On March 12, 2017, the Board met to further discuss the Company’s strategic alternatives.  Mr. Bell was present at the meeting and participated in the discussion.  After discussion, the Board determined that it would be in the best interest of the Company to conduct a fresh review of potential strategic alternatives, while at the same time pursuing an aggressive organic growth strategy, and to publicly announce its intent to pursue this dual strategy.  The Board engaged Bryan Cave LLP (“Bryan Cave”) as legal advisor and BofA Merrill Lynch continued to act as financial advisor pursuant to the terms of its April 30, 2015 engagement letter.

On March 14, 2017, the Board formed a committee consisting of Izhak Gross and Richard Harris, independent directors of the Company, to work with Mr. Bell (the “Committee”) to oversee on behalf of the Board the strategic alternatives process, with the assistance of the Company’s financial and legal advisors. On March 15, 2017, the Company announced the Board’s strategic alternatives process and dual track strategy.

Between March 14, 2017 and March 27, 2017, the Company negotiated and entered into a confidentiality agreement with Bidder C which contained a standstill provision.  The standstill provision allowed Bidder C to communicate exclusively with the Board with respect to a potential acquisition of the Company and with respect to a waiver of any of its standstill obligations.  The standstill provision included a “fall-away” of obligations to the Company in the event that the Company entered into a definitive agreement for its acquisition with a third party.

On March 17, 2017, the Company’s new management team and representatives of BofA Merrill Lynch met with Bidder C.

On March 22, 2017, the Company’s new management team met with each of Bidder A and Bidder B.  Representatives of BofA Merrill Lynch attended these meetings.

Between March 22, 2017 and April 6, 2017, the Company negotiated and entered into a new confidentiality agreement with Bidder B which contained a standstill provision similar to the provision contained in the agreement with Bidder C.  On April 7, 2017, the Company entered into a confidentiality agreement with another potential bidder which contained a standstill provision similar to the provisions contained in the confidentiality agreements with Bidder B and Bidder C.

On March 30, 2017, the Company and representatives of BofA Merrill Lynch discussed the transaction process with counsel for Bidder A’s equity sponsor.

On April 19, 2017, Mr. Howe and Mr. Bell were elected to join the Board at the 2016 Annual Meeting.

Prior to Mr. Howe’s election to the Board, he had one or two informal conversations with Kenny Young, the Chief Executive Officer of B. Riley Principal Investments, a wholly-owned subsidiary of B. Riley, about B. Riley’s potential interest in the transaction process.  Mr. Howe and Mr. Young are professional acquaintances and have served together (and continue to serve together) on boards of directors of other companies.  Additionally, between December 2009 and December 2012, Mr. Howe was a managing director of B. Riley & Co., LLC in its Corporate Governance Advisory Services Group.

From April 19, 2017 to April 21, 2017, pursuant to discussions with members of the Board, representatives of BofA Merrill Lynch engaged with Bidder A concerning the new transaction process and requesting a new confidentiality agreement prepared by counsel to the Company with a standstill provision similar to that of the confidentiality agreements with Bidder B and Bidder C.

On April 25, 2017, the Committee held a telephonic meeting at which Company management discussed the Company’s five-year financial plan for 2017 through 2021.

On May 4, 2017, at the direction of the Board, BofA Merrill Lynch began approaching potential bidders regarding a sale of the entire Company as well as a potential sale of Broadsmart, a business segment of the Company. Between May 5, 2017 and May 9, 2017, BofA Merrill Lynch contacted a total of 40 financial and strategic buyers.

On May 8, 2017, the Committee held a telephonic meeting at which representatives of BofA Merrill Lynch were present.  Representatives of BofA Merrill Lynch provided the Committee with an update on the transaction process and a summary of conversations to date with potential bidders.  The Committee discussed these matters.

On May 12, 2017, the Board held a regularly scheduled in-person meeting.  Representatives of BofA Merrill Lynch and of Bryan Cave were present for a portion of the meeting.  Representatives of BofA Merrill Lynch provided the Board with an update on the transaction process and a summary of conversations to date with potential bidders. They also led the Board through a financial discussion of publicly available information and Company management’s five-year financial plan for 2017 through 2021, which was approved for BofA Merrill Lynch’s use by the Board. The Board and its advisors discussed the various potential strategic alternatives that might be available to the Company.

After the Board meeting, Mr. Howe suggested to the representatives of BofA Merrill Lynch that B. Riley be contacted in connection with the transaction process to see if it would be interested in participating and, on May 13, 2017, Mr. Howe introduced Mr. Young to BofA Merrill Lynch via e mail.

On May 15, 2017, the Committee held a telephonic meeting at which representatives of BofA Merrill Lynch were present.  Representatives of BofA Merrill Lynch provided the Committee with an update on the transaction process and a summary of conversations to date with potential bidders.  The Committee discussed these matters.

During the period from May 18, 2017 through June 6, 2017, the Company entered into confidentiality agreements with eight potential bidders, including B. Riley, all of which contained standstill provisions.  Each standstill provision was similar to that of the confidentiality agreements with Bidder B and Bidder C, except that one agreement did not contain the “fall away” provision in the event the Company entered into a definitive agreement for its acquisition with another entity.  The other 27 parties contacted by BofA Merrill Lynch expressed no interest in pursuing a transaction.  The parties that entered into confidentiality agreements (including those that entered into confidentiality agreements prior to this period) included six potential financial sponsor acquirers, including Bidder A and Bidder C, and seven potential strategic acquirers, including B. Riley and Bidder B.

From May 22, 2017 through June 7, 2017, the 13 potential bidders who had executed confidentiality agreements up to this point participated in meetings with Company management, which were also attended by representatives of BofA Merrill Lynch.  During this period, potential bidders were provided with access to the data room to commence or continue diligence of the Company. Company management and BofA Merrill Lynch, on behalf of the Company, responded to various diligence requests.

On May 22, 2017, the Board held a telephonic meeting, at which Mr. Bell and Mr. Howe were approved as additional members of the Committee.

On May 30, 2017, the Committee held a telephonic meeting at which representatives of BofA Merrill Lynch were present.  BofA Merrill Lynch provided the Committee with an update on the transaction process and a summary of conversations to date with potential bidders as well as the extent of due diligence activities of the bidders.  The Committee members discussed these matters among themselves.

On June 9, 2017, at the direction of the Committee, BofA Merrill Lynch distributed process letters to the 13 potential bidders, including B. Riley, Bidder A, Bidder B and Bidder C, in which the bidders were advised to submit, by June 27, 2017, final bids (including a mark-up of the draft merger agreement and/or the asset purchase agreement, as applicable, which would be made available by the Company) for the acquisition of the entire Company or for the acquisition of only the Broadsmart segment.

On June 12, 2017, the Committee held a telephonic meeting at which representatives of BofA Merrill Lynch were present.  Representatives of BofA Merrill Lynch provided the Committee with an update on the transaction process and a summary of conversations to date with potential bidders.  The Committee members discussed these matters among themselves.

Between June 12, 2017 and June 15, 2017, the Company negotiated and entered into a new confidentiality agreement with Bidder A that contained a standstill provision similar to that of the confidentiality agreements with Bidder B and Bidder C, except for the absence of the “fall away” provision in the event the Company entered into an agreement for its acquisition by another entity.

On June 16, 2017, Bryan Cave and the Company agreed upon the form of merger agreement to be made available to bidders for review and comment as part of the bid process, and posted it in the data room.

On June 19, 2017, the Committee held a telephonic meeting at which representatives of BofA Merrill Lynch were present.  Representatives of BofA Merrill Lynch provided the Committee with an update on the transaction process and a summary of conversations to date with potential bidders.  The Committee members discussed these matters among themselves.  Also, on June 19, 2017, Bidder B notified BofA Merrill Lynch that it was considering partnering with another entity as an equity provider and requested that access to the data room be provided to such entity, which was not a potential bidder at that time.  The same day, the potential partner of Bidder B executed a joinder to the confidentiality agreement between the Company and Bidder B and was given access to the data room.

On June 26, 2017, B. Riley and Bidder A each had separate meetings with the Company and representatives of BofA Merrill Lynch to discuss due diligence matters.

On June 27, 2017, the Company received proposals to acquire the entire Company from three potential bidders:  B. Riley, Bidder A and Bidder B.  The offer letters from each of Bidder A and Bidder B included as part of the bid package a mark-up of the draft merger agreement that had been posted in the data room.  B. Riley did not submit a mark-up of the draft merger agreement.  The bid from B. Riley was $9.00 per ordinary share, all cash; the bid from Bidder A was $9.55 per ordinary share, all cash; and the bid from Bidder B was $8.72 per ordinary share, all cash.  The bid from B. Riley provided that a definitive agreement would not be subject to any financing contingency.  The bid from Bidder A was accompanied by a debt commitment letter from a proposed lender to Bidder A, subject to several non-standard conditions, for partial financing for the transaction as well as a draft equity commitment letter and a draft limited guaranty, each from an equity sponsor for Bidder A.  Bidder A’s total debt and equity commitment equaled approximately $129.2 million, less than the full amount of the offered purchase price, and did not explain the source of the balance of the purchase price.  Bidder B’s bid included a financing contingency and Bidder B did not provide standard commitment papers from a financing source for the required financing but instead provided a term sheet for discussion purposes only from a potential financing source conditioned on successful completion of diligence by the financing source. On June 27, 2017, the Company also received three bids to purchase the Broadsmart segment.  Two of those bids were for $8 million and one was for $10 million.

On June 28, 2017, the Committee held a telephonic meeting, with representatives of BofA Merrill Lynch and Bryan Cave present, to review the three bid proposals for the entire Company and the three bid proposals for the Broadsmart segment. Following deliberation, the Committee determined that the bids for the acquisition of the Company’s Broadsmart segment should not be pursued and that the Company should focus on a potential sale of the entire Company.  The Committee and BofA Merrill Lynch then discussed the financial aspects of the proposals to acquire the entire Company, including the need for Bidder A and Bidder B to obtain financing for their proposed transactions and whether they were likely to have the financial ability to consummate a transaction.  A detailed summary of the submitted bids was delivered by BofA Merrill Lynch to the Committee prior to the meeting.  Representatives from Bryan Cave presented to the Committee a legal analysis of the bids.  The Committee noted significant issues raised in the mark-ups of the draft merger agreement provided by Bidder A and Bidder B, the significant differences between the two mark-ups of the draft merger agreement received and certain legal issues to be considered in connection with any signing and closing of a transaction.  The Committee also discussed the fact that the mark-up provided by Bidder A was minimal and the Committee expressed concern that the draft merger agreement provided by Bidder A was not an accurate representation of Bidder A’s position on the draft merger agreement, particularly in light of the Company’s prior negotiations with Bidder A. The Committee instructed both Bryan Cave and BofA Merrill Lynch to obtain confirmation from Bidder A that it would have no further comments to the draft merger agreement.  The Committee also instructed Bryan Cave to prepare and send to Bidder B’s outside legal counsel a list of significant legal issues for discussion regarding Bidder B’s mark-up of the draft merger agreement and to begin negotiations regarding these issues.  BofA Merrill Lynch was instructed by the Committee to inform B. Riley that the Company had received a price per ordinary share that was materially higher than B. Riley’s offer and that B. Riley should provide a mark-up of the merger agreement and complete its due diligence process.

On June 29, 2017, representatives of BofA Merrill Lynch contacted B. Riley as instructed by the Committee.  At the request of the Committee, Mr. Howe also contacted Mr. Young to communicate the same message.  BofA Merrill Lynch also contacted Bidder A to discuss its bid, the status of its financing and whether or not it would have additional comments to the draft merger agreement. Later that day, Bryan Cave circulated to the Committee a comparison of key issues raised in Bidder A’s and Bidder B’s merger agreement mark-ups, as well as a summary of the financing documents provided by each of Bidder A and Bidder B.  BofA Merrill Lynch provided an update to the Committee of the telephone calls with B. Riley and Bidder A.

During the period from June 30, 2017 to July 28, 2017, B. Riley conducted extensive legal, business and financial diligence, Bidder A continued financial and business diligence on the Company and Bidder B conducted some limited business and financial diligence.

On July 3, 2017, Bidder A notified BofA Merrill Lynch of Bidder A’s interest in seeking Company approval to contact an entity that had already executed a confidentiality agreement with the Company regarding a potential joint bid (“Potential Partner”).  Bidder A also reaffirmed that it had no further comments on the draft merger agreement and requested exclusivity for 14 days, among other requests.  On July 4, 2017, BofA Merrill Lynch updated the Committee via e-mail on its conversation with Bidder A and advised the Committee that Bidder A had been asked by BofA Merrill Lynch for additional information regarding Bidder A’s intended sources of funding.  The Committee agreed via email that Bidder A could contact Bidder A’s Potential Partner.

On July 6, 2017, an issues list prepared by Bryan Cave at the instruction of the Committee with respect to Bidder B’s mark-up of the draft merger agreement was circulated to Bidder B.

On July 9, 2017, outside legal counsel for B. Riley, Sullivan & Cromwell LLP (“Sullivan & Cromwell”), provided a mark-up of the draft merger agreement to Bryan Cave.

On July 10, 2017, the Committee held a telephonic meeting with representatives of BofA Merrill Lynch and Bryan Cave present.  BofA Merrill Lynch reported on the status of the diligence process and communications with the three active bidders. Representatives from Bryan Cave provided an update on changes requested to the draft merger agreement by Bidder A.  Representatives from Bryan Cave then presented to the Committee a legal analysis of the significant issues raised in the mark-up of the draft merger agreement provided by B. Riley. The Committee then discussed timing issues.

On July 11, 2017, at the direction of the Committee, representatives of BofA Merrill Lynch contacted each of B. Riley, Bidder A and Bidder B telephonically and informed them that best and final bids were due on July 20, 2017.

On July 12, 2017, Bidder A provided the Company with revised draft debt commitment papers.

On July 13, 2017, revised drafts of the merger agreement, debt commitment papers, equity commitment papers and limited guaranty were circulated to Bidder A.  In addition, representatives of BofA Merrill Lynch met with Bidder B to discuss Bidder B’s proposed financing for the potential transaction, in light of the non-standard nature of the documentation Bidder B had provided with respect to such proposed financing.

On July 14, 2017, Bryan Cave circulated a revised draft merger agreement between the Company and B. Riley to Sullivan & Cromwell.

On July 15, 2017, Bryant Riley contacted Mr. Howe to reaffirm B. Riley’s interest in pursuing a transaction.

On July 17, 2017, the Committee held a telephonic meeting that included representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon & Co., the Company’s Israeli counsel (“Yigal Arnon”).  Representatives of BofA Merrill Lynch provided an update on the process and the status of negotiations with each of B. Riley, Bidder A and Bidder B and the status of the due diligence process, and confirmed that all bidders had been notified that best and final bids are due on July 20, 2017.  Representatives of BofA Merrill Lynch reviewed with the Committee information regarding both Bidder A and Bidder B and the Board and its advisors discussed Bidder A’s and Bidder B’s respective financial ability to consummate a transaction.  Representatives from Bryan Cave presented to the Committee a legal analysis of the key issues raised in B Riley’s initial mark-up of the draft merger agreement and Bidder A’s revised draft debt commitment papers and an initial mark-up of the draft merger agreement, the significant differences between the two mark-ups of the draft merger agreement, and legal issues to be considered in connection with the closing of a transaction.  A detailed summary of each party’s respective positions relative to those of the Company was provided to the Committee in advance of the meeting. The Committee discussed the key terms of the mark-ups to the draft merger agreements provided by each of B. Riley and Bidder A and the overall bids submitted by each of the bidders.  Representatives of Yigal Arnon discussed the issues under Israeli law surrounding the bids.  The Committee instructed the Company’s legal advisors to follow up with respect to these issues.  Representatives of Yigal Arnon also discussed the fiduciary duties and responsibilities of the Committee and the full Board in connection with the evaluation of the bids. The Committee discussed approaches to encourage B. Riley to increase its bid price and to instruct Sullivan & Cromwell to work with Bryan Cave to resolve the outstanding legal issues.

On July 18, 2017, as requested by the Committee, Mr. Howe had conversations with each of Mr. Riley and Mr. Young of B. Riley to communicate the messaging provided by the Committee.  On July 18, 2017, Bryan Cave circulated to the Committee updated materials which compared the key provisions of the mark-ups of the draft merger agreements received from B. Riley, Bidder A and Bidder B, and the positions of each of B. Riley and Bidder A relative to the positions being taken by the Company on key points.

On July 19, 2017, representatives from Bryan Cave and Yigal Arnon had a telephone conference with Bidder A and its Israeli counsel to discuss the structure for the transaction, including the financing. Bidder A and its Israeli counsel indicated that they would be providing comments to the transaction documents, including comments to the draft merger agreement.  Later that day, Bidder A sent comments to the draft equity commitment letter and draft limited guaranty, and a revised draft merger agreement, indicating further comments from Bidder A’s U.S. counsel would be provided at a later date.  That same day, Bryan Cave and Sullivan & Cromwell engaged in high level discussions regarding the draft merger agreement.

On July 20, 2017, representatives of Bryan Cave had a telephone conference with a representative of Bidder A’s U.S. counsel who conveyed to Bryan Cave that counsel had not reviewed the draft merger agreement and that they had not been engaged in connection with Bidder A’s current bid.  That same day, Bryan Cave representatives had a telephone conference with representatives of Bidder B’s counsel to discuss at a high level the issues list with respect to the draft merger agreement.

Also on July 20, 2017, the Company received final proposals to acquire the entire Company from each of B. Riley, Bidder A and Bidder B.  The bid from B. Riley was increased to $9.20 per ordinary share, all cash, and was not subject to any financing contingency.  B. Riley did not submit a revised draft merger agreement but indicated it would do so by July 24, 2017.  B. Riley asked for two weeks of exclusivity to complete its due diligence and finalize the documents and indicated its belief that it would be in a position to sign and announce a transaction by August 3, 2017.  Bidder A reaffirmed its bid of $9.55 per ordinary share, all cash, and provided a draft of the merger agreement which the Company had been negotiating with Bidder A in November 2016.  Bidder A did not provide a revised draft debt commitment letter.  The bid from Bidder B was increased to $10.06 per ordinary share, all cash.  Bidder B also provided comments to the issues list that had been previously distributed to Bidder B.  Bidder B’s bid remained subject to a financing contingency and Bidder B did not provide standard commitment papers from a financing source for the required financing but instead provided a revised term sheet for discussion purposes only from a potential financing source, which term sheet was conditioned on successful completion of diligence and did not include a number of provisions typical for a standard commitment letter.

On July 23, 2017, Sullivan & Cromwell distributed a revised mark-up of the draft merger agreement to Bryan Cave.

On July 24, 2017, the Committee held a telephonic meeting that included representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon. Representatives of Bryan Cave presented to the Committee a legal analysis of the key issues raised in the mark-ups of the draft merger agreement provided by B. Riley, Bidder A and Bidder B.  Representatives of Yigal Arnon discussed with the Committee its fiduciary duties and responsibilities in connection with the bids and the process and, in particular, discussed the fact that the Company’s ability to seek specific performance against any potential purchaser was an important factor.  The Committee engaged in an extensive discussion with the Company’s senior management and financial and legal advisors about the strengths and weaknesses of each bid and the importance of both price per ordinary share and certainty of closing. In particular, the Committee expressed concern that Bidder A had yet to provide evidence of unconditioned, committed financing or proof of funds of its equity sponsor and noted the lack of comments to the revised debt commitment letter from Bidder A’s financing source and the fact that Bidder A provided a draft of the merger agreement which the Company had been negotiating with Bidder A in November 2016.  The Committee expressed concern that Bidder B did not have adequate financing to consummate the proposed transaction. Finally, the Committee expressed concern about B. Riley finalizing its diligence efforts in advance of the Company potentially entering into an exclusivity agreement with B. Riley.  The Committee instructed BofA Merrill Lynch to contact each of B. Riley, Bidder A, and Bidder B with a list of specific issues that would need to be resolved before the Company could proceed to the next step in the process with each particular bidder.

Later that day, at the direction of the Committee, BofA Merrill Lynch spoke to Mr. Riley and Mr. Young of B. Riley and indicated that it would need to finalize its due diligence prior to any consideration of exclusivity by the Company and that a revised draft merger agreement would be provided to Sullivan & Cromwell by Bryan Cave the following day.  Also on July 24, 2017, at the direction of the Committee, BofA Merrill Lynch contacted Bidder B in connection with Bidder B’s potential financing and, that same day, Bidder B provided a draft letter from a potential financing source that provided that the potential financing source had the funds necessary to consummate the transaction and that such source was willing to provide such financing to Bidder B, subject to various non-standard conditions.

On July 25, 2017, representatives of BofA Merrill Lynch, at the direction of the Committee, contacted Bidder A by telephone and conveyed to Bidder A that it should engage U.S. counsel to review the draft merger agreement in order for the Company to have a full understanding of any issues Bidder A had with the draft merger agreement. Later that day, the Committee met telephonically with representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon present.  Representatives of BofA Merrill Lynch provided an update to the Committee on their communications with B. Riley, Bidder A and Bidder B.  Representatives from Bryan Cave presented to the Committee a legal analysis of the key issues raised in the most recent mark-ups of the draft merger agreement provided by B. Riley, Bidder A and Bidder B (as modified by Bidder B’s comments to the issues list), the significant differences among the three such mark-ups received, and certain legal issues, a detailed summary of which was provided to the Committee prior to the meeting. The Committee engaged in extensive discussion of the proposed price per ordinary share and the terms of the draft merger agreement for each bidder.  The Committee discussed the fact that although B. Riley had the lowest price per ordinary share, based on its proposed draft merger agreement, B. Riley seemed to have the greatest certainty of closing, while Bidder B had the highest price per ordinary share but its bid seemed to have the least certainty of closing, especially in light of financing being a condition to closing.  In addition, Bidder B had not provided any evidence of committed financing or any information which would allow the Company to evaluate the viability of its financing source. The Committee instructed BofA Merrill Lynch to provide Bidder A with a specific set of issues identified by the Committee which needed to be resolved by July 27, 2017, in order for Bidder A to advance in the process while representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon continued to engage with each of B. Riley and Bidder B to try to resolve open issues.

Later that day, representatives of BofA Merrill Lynch, at the direction of the Committee, contacted Bidder A by telephone and identified specific items that needed to be addressed by July 27, 2017 in order for Bidder A to advance in the process.

On July 26, 2017, representatives of BofA Merrill Lynch, Bryan Cave, Bidder B and Bidder B’s counsel conferred by telephone to discuss the issues identified by the Committee and to identify with specificity what Bidder B needed to do to increase the viability of its bid. Later that day, Bryan Cave distributed a revised draft merger agreement to Sullivan & Cromwell.

On July 27, 2017, representatives from Bryan Cave and Yigal Arnon had a telephone conference with Bidder A and its Israeli counsel to discuss Bidder A’s proposal and the issues identified by the Committee.  Later that day, Bidder A’s Israeli counsel provided a revised draft merger agreement to Bryan Cave.  Bryan Cave, Yigal Arnon, Bidder A and Bidder A’s Israeli counsel then had another telephone conference to discuss the revised draft merger agreement.  Later that day, Bidder A’s Israeli counsel provided a further revised draft merger agreement.

On July 28, 2017, Bidder B provided the Company with a letter from Bidder B’s potential financing source indicating that Bidder B had been made “a beneficiary” of up to $150 million in funds for the sole purpose of paying the aggregate merger consideration to acquire the Company that would be released to Bidder B subject to certain conditions.  The letter indicated that proof of funds for any portion of the purchase price in excess of $150 million would be provided at the time that Bidder B “won the bid.”

Also on July 28, 2017, the Committee held a telephonic meeting with representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon present.  The remaining members of the Board who are not members of the Committee attended the Committee meeting in order to participate in the discussion of the status of the various bids.  Mr. Bell informed the Committee that he had a prior professional relationship with B. Riley in that B. Riley provided advisory services to a prior company for which Mr. Bell had led a strategic process.  Yigal Arnon led the Committee in a discussion of Mr. Bell’s prior professional relationship with B. Riley and the Committee concluded that Mr. Bell did not have a conflict of interest (or personal interest as defined under Israeli law).  Mr. Howe then advised the Committee of the professional relationship that he has with each of Mr. Young and Mr. Riley.  Yigal Arnon led the Committee in a discussion of Mr. Howe’s professional relationship with B. Riley and the Committee concluded that Mr. Howe did not have a conflict of interest (or personal interest as defined under Israeli law).  A representative of BofA Merrill Lynch then presented to the Committee an overview of the process to date.  Prior to the meeting, Bryan Cave had distributed to the Committee an updated summary of the significant issues raised in the mark-ups of the draft merger agreements provided by the three bidders, and the important differences among such mark-ups.  The Committee and those members of the Board not on the Committee had an extensive discussion with the Company’s senior management and financial and legal advisors concerning the issues with each of the three bids.  The Committee discussed that both the price per ordinary share and the certainty of closing were important factors in evaluating the bids.  The Committee concluded that given the uncertainty related to the financing of both Bidder A and Bidder B, the relative terms of the proposed merger agreements from each of Bidder A and Bidder B and the higher certainty of closing with B. Riley, the Committee would recommend to the Board that it enter into exclusivity with B. Riley for a period of seven days, subject to B. Riley’s agreeing to increase its price per ordinary share and the resolution of three legal issues in the definitive documentation which all focused on increasing the Company’s certainty of closing.

Immediately following the Committee meeting on July 28, 2017, the Board held a telephonic meeting at which representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon were present. Upon the recommendation of the Committee, the Board approved the Company entering into an exclusivity agreement with B. Riley, subject to conditions identified by the Committee.  Also, the Board instructed BofA Merrill Lynch to provide Bidder A with the opportunity to address certain issues necessary to give the Company sufficient comfort that Bidder A might proceed in the process during the pendency of B. Riley considering the Company’s conditions to the exclusivity agreement.  Later that day, BofA Merrill Lynch informed Bidder A of the issues it needed to address by July 29, 2017 in order to continue in the process and contacted B. Riley and conveyed the conditions for exclusivity. Sullivan & Cromwell then contacted Bryan Cave for clarification and discussion of the legal issues in the conditions for exclusivity.

On July 29, 2017, B. Riley contacted representatives of BofA Merrill Lynch with respect to the conditions to exclusivity and Sullivan & Cromwell sent Bryan Cave revised provisions of the draft merger agreement with agreed upon language with respect to the identified legal issues.  B. Riley declined to increase its offered price per ordinary share.  From July 29, 2017 through July 30, 2017, Bryan Cave and Sullivan & Cromwell negotiated the provisions of the merger agreement applicable to the legal issues that the Company had identified as conditions to entering into the exclusivity agreement, which were resolved.

On July 30, 2017, the Board held a telephonic meeting at which representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon were present.  The BofA Merrill Lynch representative reported to the Board that the legal issues identified by the Committee had been addressed but that B. Riley had declined to increase its offer per ordinary share.  Prior to the meeting, Bryan Cave circulated to the Board updated materials which provided an overview of key issues in bids from Bidder A, Bidder B and B. Riley, and an updated summary of the significant issues raised in the mark-ups of the draft merger agreement provided by the three bidders, the important differences among the three merger agreement mark-ups and a comparison of each bidder’s position on certain key issues with the Company’s position. Bryan Cave reported on the discussions with Sullivan & Cromwell and noted that while there were still a number of provisions in the draft merger agreement to be resolved, the legal items outlined by the Board as conditions to exclusivity had been resolved.  Representatives of BofA Merrill Lynch then reported to the Board the status of Bidder A’s bid and the fact that Bidder A failed to provide any of the requested information.  The Board discussed the issues related to Bidder A’s bid.  After discussion, the Board concluded that the bids of Bidder A and Bidder B were subject to significant uncertainty.  The Board then deliberated on B. Riley’s ability to finance the transaction based on B. Riley’s publicly available reports and financial statements.  After considering the terms of each of the bids, the importance of certainty of closing and the likelihood of reaching a definitive agreement with each of the bidders, the Board authorized the Company to enter into an exclusivity agreement with B. Riley for a period of seven days, expiring at 5:00 p.m. Eastern Time on August 7, 2017.  Upon instruction by the Board, BofA Merrill Lynch informed B. Riley of the Board’s decision and Bryan Cave provided Sullivan & Cromwell with a draft exclusivity agreement.

Later that day, Bidder A provided revised debt commitment papers but did not respond to the other issues which the Company had asked Bidder A to address.  The Company and B. Riley entered into an exclusivity agreement on July 30, 2017.

On July 31, 2017, representatives of BofA Merrill Lynch informed both Bidder A and Bidder B that the Company had entered into an exclusivity agreement with another party.

On August 1, 2017, Sullivan & Cromwell submitted a revised merger agreement to Bryan Cave and representatives of those firms discussed the draft merger agreement.  Also on August 1, 2017, the Board held a regularly scheduled in-person board meeting with representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon present for portions of that meeting. Representatives of each of BofA Merrill Lynch and Bryan Cave provided an update on the status of the proposed transaction and discussions with B. Riley and Sullivan & Cromwell, respectively.

On August 2, 2017, Sullivan & Cromwell circulated to Bryan Cave a revised draft merger agreement as well as additional due diligence requests.  Later that day, representatives of Bryan Cave, Yigal Arnon, Sullivan & Cromwell and Gross, Kleinhendler, Hodak, Halevy, Greenberg and Co. (B. Riley’s Israeli counsel) (“GKH”) had a telephone call regarding the draft merger agreement.  During the period of August 2, 2017 through August 4, 2017, the Company and Bryan Cave continued to respond to legal due diligence questions from B. Riley and Sullivan and Cromwell.

On August 4, 2017, Mr. Young of B. Riley contacted representatives of BofA Merrill Lynch to highlight and discuss certain issues that B. Riley had identified that would need to be addressed in the draft merger agreement.  Later that day, Bryan Cave circulated a revised merger agreement to Sullivan & Cromwell.

On August 5, 2017, Sullivan & Cromwell circulated a revised draft merger agreement to Bryan Cave.  Over the course of that day, Bryan Cave and Sullivan & Cromwell negotiated the terms of the draft merger agreement.

Over the course of August 6, 2017 and August 7, 2017, Mr. Howe, on behalf of the Company, and Mr. Young, on behalf of B. Riley, discussed open items in the draft merger agreement between the Company and B. Riley.

On August 7, 2017, the Board held a telephonic meeting, with representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon present.  BofA Merrill Lynch, Bryan Cave and Yigal Arnon each updated the Board with respect to developments over the preceding week.  BofA Merrill Lynch summarized the status of negotiations with B. Riley and the open items which B. Riley had identified as necessary to resolve before B. Riley could proceed with further negotiations.  Representatives from Bryan Cave reviewed for the Board the materials distributed to the Board prior to the meeting, which compared B. Riley’s position and the Company’s position on the key provisions of the draft merger agreement and the status of negotiations.  The Board considered extending exclusivity in order to finalize the outstanding items in the draft merger agreement, and ultimately determined to do so, subject to the resolution of one outstanding issue.  Later that day, BofA Merrill Lynch, as directed by the Board, contacted B. Riley to inform B. Riley that the Company would extend exclusivity in the event that the parties reached resolution on the key issue outstanding in the draft merger agreement.  Agreement was reached on this point and the Company and B. Riley entered into an extension of the exclusivity agreement through August 14, 2017.

On August 8, 2017, Bryan Cave and Sullivan & Cromwell engaged in further negotiations with respect to the draft merger agreement and, on August 9, 2017, Bryan Cave circulated a revised draft merger agreement to Sullivan & Cromwell.

On August 10, 2017, Sullivan & Cromwell submitted a revised draft of the merger agreement to Bryan Cave, and Sullivan & Cromwell and representatives from Bryan Cave thereafter engaged in ongoing negotiations with respect to the draft merger agreement.  From August 10, 2017 to August 12, 2017, B. Riley and Sullivan & Cromwell continued to engage in legal, business and financial diligence and the Company and its legal and financial advisors responded to various diligence inquiries. Also on August 10, 2017, Mr. Young contacted Mr. Howe to alert the Company to a structural issue identified by B. Riley that could impact the timing and/or certainty of the potential transaction.

On August 12, 2017, Bryan Cave circulated a revised draft merger agreement to Sullivan & Cromwell.  Also on that day, representatives of B. Riley conferred with Company management regarding the recently identified transaction structural issue.  Later that day, B. Riley informed the Company by telephone that B. Riley would not be able to proceed with the proposed transaction at such time due to certain structuring considerations.

On August 13, 2017, the Board held a telephonic meeting with representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon present.  The Board was advised of the communications from B. Riley about the recently identified structural issue and B. Riley’s inability to proceed with a transaction with the Company at such time subject to further work in respect of this issue.  The Board was advised that B. Riley had inquired about the possibility of re-structuring the transaction as an asset purchase.  The Board discussed this and then requested that each of Bryan Cave and Yigal Arnon complete a preliminary analysis of the consequences of an asset purchase structure for the Company.  The Board then discussed re-engaging with each of Bidder A and Bidder B and determined that given the concerns over Bidder B’s financing as well as the conditionality of its offer, the Company should not re-engage with Bidder B.  The Board instructed BofA Merrill Lynch to contact Bidder A, once exclusivity with B. Riley expired on August 14, 2017, to determine whether Bidder A would like to re-engage in discussions with the Company about a potential transaction.

During the period of August 13, 2017 through August 17, 2017, the Company and B. Riley remained in contact and the Company was advised that B. Riley remained interested in a possible transaction and was working on a revised structure to accommodate the issue.

On August 14, 2017, representatives of BofA Merrill Lynch had a call with principals from Bidder A and informed them that the Company was no longer under exclusivity and inquired as to whether Bidder A remained interested in a potential transaction with the Company.  Bidder A indicated that, while it remained interested in a potential transaction and would like to meet with the Company, the previously contemplated financing was no longer available as originally structured.

During the period of August 17, 2017 through September 25, 2017, B. Riley continued to engage in business and financial diligence of the Company and the Company and its financial advisors responded to various diligence inquiries, including in connection with a potential new transaction structure.  On August 18, 2017, the Company was advised by B. Riley that B. Riley remained committed to exploring alternatives to the merger structure originally contemplated, and that B. Riley’s tax and legal advisors had been instructed to explore the issues related to an asset purchase structure.

On August 31, 2017, members of the Committee met telephonically and in-person with principals from Bidder A as well as Bidder A’s equity sponsor.  Representatives of BofA Merrill Lynch were also present at the meeting.  The Committee and Bidder A agreed that, in exchange for the Company’s reimbursing Bidder A for certain transaction expenses during a limited window, Bidder A and its debt financing source would engage in the necessary legal, financial and business due diligence in order for Bidder A to move forward with its bid of $9.55 per ordinary share and secure committed financing and Bidder A would engage U.S. counsel to work to finalize the merger agreement that had been distributed on July 27, 2017.

Between September 1, 2017 and September 7, 2017, BofA Merrill Lynch, acting at the direction of the Company, and Bidder A negotiated certain terms of Bidder A’s proposed bid.

On September 7, 2017, the Committee held a telephonic meeting with representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon present.  The Committee and its advisors discussed the key terms now proposed by Bidder A, including the amounts of the Company termination fee and Parent termination fee, as well as the terms of the proposed expense reimbursement agreement.  The Committee received an update on the status of B. Riley’s further work on a possible proposal for a revised transaction structure.

Members of the Committee considered Bidder A’s proposal from September 7, 2017 to September 8, 2017.  On September 8, 2017, the Company provided Bidder A with a draft expense reimbursement agreement.  From September 8, 2017 through September 15, 2017, the Company and Bidder A, together with their respective advisors, negotiated the expense reimbursement agreement, which was executed by each of the Company and Bidder A, respectively, on September 18, 2017.

On September 18, 2017, the Committee held a telephonic meeting with representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon present.  The Committee received an update from representatives of BofA Merrill Lynch on the status of Bidder A’s due diligence and on the status of B. Riley’s work to date regarding the possible proposal for a revised transaction structure. Mr. Fuller noted that B. Riley had requested that Mr. Riley be given the opportunity to address the Committee directly.  Later that day, representatives of Bryan Cave and Yigal Arnon had a telephone conference with Bidder A, Bidder A’s Israeli counsel and Bidder A’s debt financing source and its counsel regarding the due diligence process, which Bidder A’s debt financing source was beginning.

On September 25, 2017, the Committee held a telephonic meeting with representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon present. Representatives from Bryan Cave and Yigal Arnon provided an update regarding the diligence call with Bidder A and its advisors held on September 18, 2017, noting that Bidder A’s U.S. counsel had not participated in the call and that Bidder A’s debt financing source had not yet started diligence.  The Committee discussed the slow pace of Bidder A’s due diligence and whether the draft merger agreement provided by Bidder A on July 27, 2017 fully reflected the terms under which Bidder A was prepared to consummate a transaction given that Bidder A’s U.S. counsel had not been involved.  After discussion with the Company’s advisors, the Committee instructed Bryan Cave to provide Bidder A with mark-ups of the draft merger agreement, debt commitment papers, equity commitment letter and limited guaranty to try to ascertain if Bidder A was going to have further legal comments.  The Committee then discussed timing for signing a potential transaction with Bidder A and requested that BofA Merrill Lynch convey to Bidder A that it needed to complete diligence and be in a position to sign definitive transaction documents by October 4, 2017.  The Committee also received an update from representatives of BofA Merrill Lynch on the status of B. Riley’s due diligence to date and a possible proposal for a revised transaction structure. The Committee requested that Mr. Howe reach out to Mr. Young to set a time for a meeting between Mr. Riley and members of the Committee as requested by Mr. Riley.

On September 28, 2017, at the direction of the Committee, Bryan Cave distributed comments to the draft merger agreement received from Bidder A’s Israeli counsel on July 27, 2017, and comments to the draft debt commitments papers received from Bidder A on July 30, 2017, to Bidder A, Bidder A’s U.S. and Israeli counsel and counsel for Bidder A’s equity sponsor.

On October 2, 2017, Bryan Cave contacted Bidder A’s U.S. counsel to inquire about the status of comments to the transaction documents.  Bidder A’s U.S. counsel responded that it was working through the documents and would revert with any questions. Later that day, the Committee held a telephonic meeting with representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon present. The Committee received an update from representatives of BofA Merrill Lynch on the status of Bidder A’s due diligence to date and on the status of a potential transaction with B. Riley. The Committee discussed the upcoming call scheduled with the Committee and Mr. Riley and what they hoped to accomplish from such a call.  Representatives from Bryan Cave provided an update to the Committee on the legal diligence requests which Bryan Cave had received from Bidder A’s U.S. counsel as well as the status of the draft transaction documents which had been sent to Bidder A’s counsel the previous week. Also on October 2, 2017, Bidder A’s Potential Partner executed a letter stating that it would be deemed to be a joint venture partner of Bidder A, but would remain subject to its existing confidentiality agreement with the Company.

On October 3, 2017, Bryan Cave distributed comments to the draft equity commitment letter and limited guaranty received from Bidder A on July 19, 2017 to Bidder A, Bidder A’s U.S. and Israeli counsel and counsel for Bidder A’s equity sponsor.  That same day, members of the Committee, together with representatives of BofA Merrill Lynch, had a telephonic meeting with Mr. Riley and Mr. Young during which Mr. Riley affirmed his continued desire to consummate a transaction with the Company.  Members of the Committee also spoke with representatives of BofA Merrill Lynch regarding BofA Merrill Lynch’s contacting Bidder B to inquire whether Bidder B remained interested in a potential transaction with the Company, and, if so, to inquire about the status of Bidder B’s financing.

From October 4, 2017 through October 26, 2017, Bidder A, its advisors and its debt financing source and their respective advisors periodically engaged in legal, business and financial diligence of the Company and the Company, BofA Merrill Lynch and Bryan Cave periodically responded to additional due diligence requests from Bidder A and its advisors.

On October 5, 2017, the Committee approved extending the existing term of the expense reimbursement agreement with Bidder A to October 11, 2017, in light of the increased commitment shown by Bidder A to complete its due diligence of the Company.

On October 6, 2017, Bryan Cave circulated an executed amendment to the expense reimbursement agreement to Bidder A’s U.S. legal counsel.  Also on October 6, 2017, B. Riley sent the Company a draft term sheet setting out the proposed terms for a purchase of substantially all of the assets of the Company.

On October 9, 2017, the Committee held a telephonic meeting with representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon present.  The Committee received an update from representatives of BofA Merrill Lynch on the status of Bidder A’s due diligence and representatives from Bryan Cave updated the Committee on the status of the draft transaction documents with Bidder A.  The Committee, Company senior management and the Company’s advisors then had a discussion of the terms of B. Riley’s proposed asset purchase transaction, including, among other things, the implied price per ordinary share of such proposed transaction, the retention of liabilities, the need for court approval in Israel for such proposed transaction and subsequent distribution to shareholders and the tax implications for Company shareholders.  After extensive discussion, the Committee determined that the proposed structure would likely not return adequate value to shareholders and instructed Mr. Fuller to contact Mr. Young to discuss the Company’s concerns with the revised structure and explore the possibility of B. Riley acquiring 100% of the Company through a merger. Representatives of BofA Merrill Lynch also reported to the Committee that, as requested by the Committee, they had contacted Bidder B, and Bidder B had reiterated its interest in pursuing a transaction with the Company and requested that its access to the data room be restored.  The Committee instructed BofA Merrill Lynch to communicate to Bidder B that it would need to revise its proposed transaction documents and obtain committed financing before such access to the data room would be restored.

During the period of October 9, 2017 through October 11, 2017, Mr. Young contacted Mr. Howe to explore the feasibility of an asset acquisition by B. Riley.

During the period of October 11, 2017 through October 13, 2017, representatives of BofA Merrill Lynch and Bryan Cave contacted Bidder A and Bidder A’s U.S. counsel, respectively, to inquire about the status of diligence and the draft transaction documents.

At the instruction of the Committee, on October 11, 2017, Mr. Fuller had a telephone call with Mr. Young to discuss the concerns that the Company had with an asset structure.  In light of the concerns expressed, Mr. Fuller conveyed that the Company would like B. Riley to reconsider a bid to acquire the Company through a merger, with any structuring costs to B. Riley factored into any revised bid that B. Riley might make.  Mr. Young indicated that B. Riley would be amenable to exploring a bid for the entire Company again.

On October 12, 2017, Bidder A provided Bryan Cave a fully executed amendment to the expense reimbursement agreement.

On October 17, 2017, at the request of members of the Committee, representatives of BofA Merrill Lynch met with Bidder B to discuss whether Bidder B remained interested in a possible transaction with the Company and whether Bidder B would reaffirm its bid of $10.06 per ordinary share and to inquire whether Bidder B had the necessary committed financing to support its bid.  Bidder B indicated to BofA Merrill Lynch that it remained interested in a possible transaction with the Company and reaffirmed its bid of $10.06 per ordinary share.  Bidder B said that it continued to work on financing for a possible transaction and would provide financing documentation to BofA Merrill Lynch in approximately one week.

On October 19, 2017, Mr. Riley contacted Mr. Howe to indicate that B. Riley would be submitting a revised bid to acquire the Company through a merger.

On October 23, 2017, B. Riley submitted to the Company a revised bid of $8.50 per ordinary share to acquire 100% of the Company through a merger.

On October 25, 2017, Bidder A’s U.S. counsel circulated a revised draft merger agreement which contained extensive comments, including items which had been previously discussed and agreed upon by each of the Company and Bidder A.  Later that day, the Committee held a telephonic meeting with representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon present. The Committee, together with the Company’s financial and legal advisors, discussed B. Riley’s revised bid and whether, from a financial perspective, it provided an adequate return of value to the Company’s shareholders as compared to the risks and challenges to the Company in executing its strategic plan if it remained independent. Representatives from Bryan Cave presented to the Committee a legal analysis of the key issues raised in the mark-up of the draft merger agreement provided by Bidder A, including increased conditionality to closing. The Committee agreed that Bidder A should be given a deadline of October 27, 2017 to submit comments to all transaction documents, including debt and equity commitment papers, and instructed BofA Merrill Lynch and Bryan Cave to convey this message to Bidder A and Bidder A’s U.S. counsel, respectively. The Committee also discussed and agreed that Mr. Fuller should reach out to Mr. Young to convey that the Committee was considering a higher bid and that the Committee had a meeting scheduled for October 30, 2017, after which they would provide B. Riley with formal feedback. Each of BofA Merrill Lynch, Bryan Cave and Mr. Fuller subsequently conveyed the requested messages to each of Bidder A, Bidder A’s U.S. counsel and Mr. Young, respectively.

On October 27, 2017, Bidder A’s U.S. counsel circulated revised drafts of the equity commitment letter and the limited guaranty to Bryan Cave.  Bidder A did not provide a revised draft of the debt commitment papers.

On October 30, 2017, the Committee held a telephonic meeting with representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon present.  Representatives from Bryan Cave reviewed for the Board the highlights from the materials distributed to the Board prior to the meeting, which compared the Company’s position and Bidder A’s position as reflected in Bidder A’s July 27, 2017 mark-up provided by its Israeli legal counsel as well as Bidder A’s October 25, 2017 mark-up provided by its U.S. legal counsel on the key provisions of the draft merger agreement. The Committee extensively discussed with the Company’s management as well as its legal and financial advisors the significant issues with the draft merger agreement received from Bidder A as well as the fact that Bidder A had still not provided acceptable evidence of committed financing. The Committee also discussed whether the price per ordinary share offered by B. Riley provided an adequate return of value to the Company’s shareholders, from a financial perspective, as compared to the risks and challenges to the Company in executing its strategic plan if it remained independent.  The Committee determined that Bidder A should be told that it needed to deliver evidence of committed financing or it would no longer be allowed to participate in the formal transaction process and that Mr. Bell should meet with Mr. Riley and Mr. Young to discuss the price per share offered by B. Riley.

On October 31, 2017, Mr. Bell had a telephone conversation with the principals from Bidder A and Bidder A’s equity sponsor during which the status of Bidder A’s financing, the conditionality of Bidder A’s financing and Bidder A’s failure to meet deadlines throughout the process was discussed. Mr. Bell conveyed to Bidder A that it needed to deliver evidence of committed financing no later than November 2, 2017, if it wanted to remain a participant in the formal transaction process.

On November 2, 2017, Mr. Bell met with Mr. Riley and M. Young.  They discussed B. Riley’s proposed $8.50 price per ordinary share and Mr. Bell indicated that B. Riley needed to improve its proposal to be competitive.  After Mr. Bell left the meeting, Mr. Riley called Mr. Bell to indicate that B. Riley was prepared to offer $8.71 per share on the same terms and conditions as B. Riley had previously negotiated in August, so long as B. Riley had the ability to assign the merger agreement to an affiliate, and requested six days of exclusivity with the Company to complete negotiations and finalize a potential transaction.  Also on November 2, 2017, representatives from Bidder A’s U.S. counsel had a telephone call with Bryan Cave during which Bidder A’s U.S. counsel previewed the terms of Bidder A’s revised bid, including a price of $9.00 per ordinary share, certain new financial conditions for the debt and equity commitments and proposed new conditions to closing. Later that night, Bidder A’s U.S. counsel sent a revised draft merger agreement and draft debt commitment papers to Bryan Cave.  Also that night, Bidder A’s equity sponsor called representatives of BofA Merrill Lynch to inform them of the terms of Bidder A’s revised bid, including a further price reduction to $8.50 per ordinary share if the Company did not want to have the proposed transaction subject to the outlined additional conditions to closing proposed by Bidder A in its revised bid.

On November 3, 2017, the Committee held a telephonic meeting with representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon present.  The Committee extensively discussed with the Company’s senior management as well as its legal and financial advisors the fact that Bidder A’s bid of $9.00 per ordinary share was subject to several closing conditions that would ultimately make consummating a transaction very difficult and, consequently, Bidder A’s bid of $8.50 per ordinary share was a better comparison to use when evaluating Bidder A’s bid and B. Riley’s bid of $8.71 per ordinary share.  The Committee determined, based on the relative price per ordinary share being offered by each of B. Riley and Bidder A, as well as the terms of the draft merger agreement from each of B. Riley and Bidder A, to recommend to the Board that the Board authorize the Company to enter into exclusivity with B. Riley through November 7, 2017 to finalize the merger agreement.  Immediately following the Committee meeting, the Board held a telephonic meeting with members of the Company’s senior management and representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon to extensively discuss the fact that Bidder A’s bid of $9.00 per ordinary share was subject to several closing conditions that would ultimately make consummating a transaction very difficult and, consequently, Bidder A’s bid of $8.50 per ordinary share was a better comparison to use when evaluating Bidder A’s bid, and B. Riley proposed bid of $8.71 per ordinary share.  The Board authorized, based on the relative price per ordinary share being offered by each of B. Riley and Bidder A, as well as the terms of the draft merger agreement from each of B. Riley and Bidder A, the Company to enter into an exclusivity agreement with B. Riley through November 7, 2017, in order to finalize the merger agreement.

After the meeting, Bryan Cave circulated an exclusivity agreement to Sullivan & Cromwell and the parties executed the agreement, agreeing to exclusivity through 5:00 p.m., Eastern Time, on November 7, 2017.  Also on November 3, 2017, Sullivan & Cromwell circulated to Bryan Cave a revised draft merger agreement, reflecting changes to the draft merger agreement distributed to Sullivan & Cromwell by Bryan Cave on August 12, 2017, and representatives from Bryan Cave and Yigal Arnon thereafter engaged in ongoing negotiations with Sullivan & Cromwell and GKH, respectively, through the evening of November 7, 2017, with respect to the draft merger agreement.

On November 7, 2017, the Audit Committee of the Board met in person at the offices of Bryan Cave for a regularly scheduled meeting, at which the Audit Committee discussed the interests of the Company’s directors and executive officers in the merger transaction, more fully described in “—Interests of Our Directors and Executive Officers in the Transaction” beginning on page 52, as well as the various factors more fully described in “—Recommendation of the Board; Reasons for the Transaction” beginning on page 38. After discussion and in light of the reasons considered, the Audit Committee unanimously determined to approve and recommend to the Board the execution, delivery, and performance by the Company of the proposed merger agreement with B. Riley and the consummation by the Company of the transactions contemplated thereby, including the Merger.

Later that day, the Board met in person for a regularly scheduled meeting.  Representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon attended a portion of the meeting.  A detailed summary regarding the terms of the proposed merger agreement with B. Riley was distributed to the Board in advance of the meeting.  Representatives from Bryan Cave reported to the Board that substantial progress had been made in negotiations with B. Riley and Sullivan & Cromwell and that all material issues had been resolved but that transaction documents were not yet final.  Representatives from Yigal Arnon then reviewed the Board’s fiduciary duties in connection with the potential sale of the Company.  Bryan Cave summarized, among other things, certain obligations, conditions and termination rights related to obtaining regulatory approvals under the proposed merger agreement.  Bryan Cave also discussed the termination fee applicable in situations in which the transaction was made the subject of competitive bids from third parties or in which the Board withdrew the Board recommendation supporting the transaction. The Board discussed the terms of the proposed merger agreement and engaged in a discussion regarding the risks and challenges to the Company in executing its strategic plan if it remained independent. The Board also discussed the various factors more fully described below under “—Recommendation of the Board; Reasons for the Transaction” beginning on page 38. Representatives of BofA Merrill Lynch then reviewed and discussed with the Board certain financial analysis with respect to the consideration of $8.71 per ordinary share summarized under “—Opinion of BofA Merrill Lynch” beginning on page 42. The Board agreed to reconvene the following day to further discuss the transaction.

During the afternoon of November 8, 2017, the Board held a telephonic meeting with representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon present.  A detailed summary regarding the final terms of the proposed merger agreement was distributed to the Board in advance of the meeting.  Representatives from Bryan Cave noted that, while all material issues had been resolved and there had been no material changes to the proposed merger agreement since the previous Board meeting, transaction documents were not yet final.  The directors continued their discussion from the previously held Board meeting of the proposed merger agreement and engaged in a discussion regarding the risks and challenges to the Company in executing its strategic plan if it remained independent. The Board also further discussed the various factors more fully described in “—Recommendation of the Board; Reasons for the Transaction” beginning on page 38. Representatives of BofA Merrill Lynch then reiterated the financial analysis provided to the Board at the prior meeting with respect to the consideration of $8.71 per share and rendered an oral opinion to the Board, which was confirmed by delivery of a written opinion, dated November 8, 2017, to the effect that, as of that date, and based upon and subject to various assumptions and limitations described in its opinion, the consideration of $8.71 in cash to be received by holders of each ordinary share was fair, from a financial point of view, to such holders, which is summarized in “—Opinion of BofA Merrill Lynch” beginning on page 42.  After discussion with the Company’s financial and legal advisors, the Board unanimously (i) determined that the Merger is fair to, and in the best interest of, the Company and shareholders, and that, considering the financial position of the merging companies, no reasonable concern exists that the surviving corporation will be unable to fulfill the obligations of the Company to its creditors as such become due and payable following the consummation of the Merger, and that it is in the best interests of the Company and shareholders for the Company to enter into the proposed merger agreement (subject to the resolution of certain minor contractual provisions), (ii) approved, declared advisable, adopted, and authorized the execution, delivery, and performance by the Company of the proposed merger agreement and the consummation by the Company of the Transaction contemplated thereby, including the Merger, and (iii) upon the terms and subject to the conditions set forth in the proposed merger agreement, resolved to recommend that the Company’s shareholders vote in favor of the Merger Proposal.

Throughout the day and during the evening of November 8, 2017, Bryan Cave and Yigal Arnon, and Sullivan & Cromwell and GKH, respectively, continued to discuss the proposed merger agreement and resolved the final unresolved provisions of the proposed merger agreement to the satisfaction of their respective clients.

On November 9, 2017, the Company and B. Riley executed the Merger Agreement.  At approximately 8:05 a.m., Eastern Time, on November 9, 2017, the parties issued a joint press release announcing the Transaction.

On January 9, 2018, the Board held a telephonic meeting with Thomas Fuller and representatives of BofA Merrill Lynch, Bryan Cave and Yigal Arnon present. The Board received a briefing on developments related to the Transaction, including the implications of the recently enacted Tax Cuts and Jobs Act (the “TCJA”). At the request of the Board, a representative of BofA Merrill Lynch confirmed that had the TCJA been enacted prior to November 8, 2017, it would not have changed the conclusion set forth in BofA Merrill Lynch’s opinion, dated November 8, 2017, as further discussed in “Opinion of BofA Merrill Lynch – Subsequent BofA Merrill Lynch Confirmation” beginning on page 49. After discussion, the Board concluded that the lower corporate tax rate implemented by the TCJA had no effect on the advisability of the Merger. The Board thereupon set the record date for and the date of the Meeting.

Recommendation of the Board; Reasons for the Transaction

At an extraordinary general meeting of the Board held on November 8, 2017, the Board, after receiving and reviewing all the relevant information that the Board considered necessary or appropriate in connection with its consideration of the Transaction and the Merger Agreement, and after careful review of the facts and circumstances relating to the Transaction, including the efforts of the Committee in developing the material terms of the Transaction with the assistance of the Company’s advisors, and, as appropriate, senior management of the Company and receiving the opinion of BofA Merrill Lynch that the Per Share Merger Consideration to be paid to the holders of the Company’s ordinary shares was fair, from a financial point of view and as of the date of the opinion, to such holders, determined that the Merger Agreement was in the best interests of the shareholders of the Company, and that, considering the financial position of the merging companies, no reasonable concern existed that the Surviving Corporation will be unable to fulfill the obligations of the Company to its creditors as such become due and payable following the consummation of the Transaction, approved and declared the advisability of the Merger Agreement and the Merger, authorized the Company to enter into the Merger Agreement and resolved to recommend to the Company’s shareholders that they vote to adopt the Merger Agreement and the terms of the Merger.

In reaching its determination, the Board considered:

Premium to Market Price. The Board considered the relationship of the Per Share Merger Consideration to the current and historical market prices of the Company’s shares and to the Company’s intrinsic value. The Per Share Merger Consideration to be paid in cash for each share of the Company would provide shareholders of the Company with the opportunity to receive a premium over the current and historical market price of the Company’s shares. The Board reviewed historical market prices, volatility and trading information with respect to the shares, including the fact that the Per Share Merger Consideration of $8.71 represents:

•
a premium of approximately 54.2% over the closing price per share of Company shares on the NASDAQ Global Select Market on November 8, 2017, the trading day before the execution of the Merger Agreement;

•
a premium of approximately 18.5% over the closing price per share of Company shares on the NASDAQ Global Select Market on March 14, 2017, the trading day before the Company announced it was exploring strategic alternatives; and

•	a premium of approximately 23.6% over the 90-day average closing price of the Company’s ordinary shares for the period ended November 7, 2017.

Certainty of Value. The Board considered that the consideration to be received by the Company’s shareholders in the Transaction will consist entirely of cash, which provides liquidity and certainty of value to shareholders. The Board believed this certainty of value was compelling compared to the long-term value creation potential of the Company’s business taking into account the risks of remaining independent and pursing the Company’s current business and financial plans.  The Board also considered the degree of risk and uncertainty associated with various proposed or potential transaction structures, specifically considering factors such as regulatory approvals and financing commitments.  The Board discussed uncertainty around reaching an acceptable deal with the two alternative bidders who participated in the auction process, one of whom offered a higher per share purchase price compared to that of Parent, particularly as it related to each of those alternative bidders’ ability to finance the transaction and the proposed terms of a merger agreement being less favorable than those of the Merger Agreement, especially as they related to certainty of closing.  The Board believed that it was unlikely to reach a definitive merger agreement with either of the two alternative bidders and therefore the consideration offered by such alternative bidders did not represent the highest value reasonably obtainable for the Company’s shares.

The Prospects of the Company. The Board considered the Company’s prospects and risks if the Company were to remain an independent company. The Board discussed the Company’s current business and financial plans, including the risks and uncertainties associated with achieving and executing upon the Company’s business and financial plans in the short- and long-term, as well as the general risks of market conditions that could reduce the price of the Company’s shares.  Among the potential risks identified by the Board were:

•	the Company’s ability to successfully distribute and commercialize new products;

•	the Company’s ability to grow organically and through acquisitions;

•	the competitive nature of the Company’s industry and target markets; and

•	general risks and market conditions that could reduce the market price of the Company’s shares.

Potential Strategic Alternatives. The Committee and the Board extensively considered possible alternatives to the acquisition by Parent (including the sale of only the Broadsmart division of the Company and the possibility of continuing to operate the Company as an independent entity, and the desirability and perceived risks of those alternatives), potential benefits to the Company’s shareholders of such alternatives and the timing and likelihood of effecting such alternatives, as well as the Board’s assessment that, among other things, given the comprehensive nature of the auction process run by the Committee leading up to the execution of the Merger Agreement, none of these alternatives was reasonably likely to create greater value for the Company’s shareholders, taking into account risks of execution as well as business, competitive, industry and market risks. The Board also considered the risk that Parent could withdraw its proposal if the Company delayed in proceeding with Parent’s bid.

Value. The Board believed that the Per Share Merger Consideration of $8.71 represented full and fair value for the Company’s shares, taking into account the Company’s intrinsic value, the auction process that the Company followed prior to signing the Merger Agreement and the Board’s familiarity with the business strategy, assets and prospects, and the relative certainty of the consideration in cash as compared to forecasted financial results.

Negotiations with Parent and Terms of the Merger Agreement. The Board believed that the Per Share Merger Consideration represented the highest value reasonably obtainable for the Company’s shares, based on the progress and outcome of its negotiations with Parent and the auction process preceding the signing of the Merger Agreement, especially given the absence of a financing condition and the high certainty of closing, as compared to the alternatives which were negotiated and discussed in the auction process.  In particular, the Board believed, based on these negotiations and discussions, and after obtaining all the information which it deemed to be necessary for the purpose thereof, that it was unlikely to reach a definitive merger agreement with either of the two alternative bidders that participated in the auction process and therefore the consideration offered by such alternative bidders (one of which was higher than the purchase price offered by Parent) did not represent the highest value reasonably obtainable for the Company’s shares.  The considerations that the Board took into account in reaching such determination included the inability of either of the alternative bidders that participated in the process to provide acceptable proof of financing, including, in the case of one or both bidders, as applicable, the conditionality of the financing in the documents provided, the lack of customary financing documents, inability to provide proof of funds and/or inclusion of financing as a condition to closing in the proposed merger agreements.  In addition, the terms of the proposed merger agreements from both alternative bidders were less favorable than those of the Merger Agreement, particularly as they related to certainty of closing.  The Board further believed, based on these negotiations and discussions, that the Per Share Merger Consideration was the highest price per share for the Company’s shares that Parent was willing to pay and that the Merger Agreement contained the most favorable terms to the Company to which Parent was willing to agree.  Terms of the Merger Agreement supporting the Board’s belief that the Merger Agreement was advisable and in the best interest of the Company’s shareholders include:

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Ability to Respond to Certain Unsolicited Acquisition Proposals— the Merger Agreement permits the Board to engage in negotiations or discussions with any third-party that has made an unsolicited bona fide written acquisition proposal that the Board, acting upon the recommendation of the Committee, determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes or would reasonably be expected to result in a superior proposal if such action is reasonably likely to be necessary in order for the directors to comply with their fiduciary duties under applicable Law (assuming the laws of Israel follow those of Delaware with respect to these matters).

•
Change of Recommendation— either in the event that the Company receives a superior proposal or in the event of an intervening event (as defined in the Merger Agreement and summarized in “The Agreement and Plan of Merger—Non-Solicitation; Acquisition Proposals; Change in Recommendations”), the Board has the right, prior to obtaining shareholder approval of the Merger Proposal, to withhold, withdraw, modify or qualify, in any manner adverse to Parent, its recommendation to its shareholders of the Merger Proposal if the Board, acting upon the recommendation of the Committee, concludes in good faith, after consultation with its financial advisor and outside legal counsel that such action is reasonably likely to be necessary in order for the directors to comply with their fiduciary duties under applicable Law (assuming the laws of Israel follow those of Delaware with respect to these matters); provided that the Board may not make such a Company adverse recommendation change unless (i) the Company notifies Parent in writing at least four business days before the Company adverse recommendation change of its intention to take such action, and provides Parent with certain information relating to the superior proposal or intervening event, (ii) the Company negotiates in good faith with Parent concerning any revisions to the terms of the Merger Agreement that Parent may propose in response to such superior proposal or intervening event, and (iii) the Board determines that, in the case of a superior proposal, such acquisition proposal continues to constitute a superior proposal, and in the case of the intervening event, such intervening event continues to materially adversely affect the advisability of the Merger Agreement and the Merger to the Company from a financial point of view, in each case after giving due consideration to any changes proposed to be made to the Merger Agreement by Parent in writing.

•
Fiduciary Termination Right— the Board may terminate the Merger Agreement to accept a superior proposal (that was not solicited in violation of the Merger Agreement) if (i) the Company has materially complied with requirements set forth in the previous bullet and (ii) in connection with such termination, the Company pays to Parent a termination fee of $5,738,297.

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Conditions to Consummation of the Merger; Likelihood of Closing— the fact that Parent’s obligations to close the Merger are subject to a limited number of conditions and the Board’s belief that the Merger is reasonably likely to be consummated.

•	No Financing Condition—the Transaction is not subject to a financing condition.

•	Remedies—remedies include specific performance and uncapped damages resulting from any willful and material breach of the Merger Agreement.

Shareholder Approval. The Merger is subject to the approval of Company shareholders, and the shareholders are free to reject the Merger.

Solvency Determination. The Board considered the financial position of the merging companies, based, among other things, on (i) the representations provided by Parent and Merger Sub in the Merger Agreement, (ii) the identity of the shareholder of the Surviving Corporation after the consummation of the Merger, (iii) the events and resolutions of the Board following the date of the most recent audited consolidated financial statements of the Company or the most recent reviewed consolidated financial statements of the Company, which may have, in the opinion of the Board, a material effect on the information included in such financial statements, and (iv) any liens on Company assets and any liens on the assets of the Surviving Corporation which could materialize as a result of the consummation of the Merger, and determined that no reasonable concern existed that the Surviving Corporation will be unable to fulfill the obligations of the Company to its creditors as such become due and payable following the consummation of the Merger.

Each of these factors favored the Board’s conclusion that the Transaction was in the best interests of the Company’s shareholders.

The Board also considered a variety of risks or potentially adverse factors in making its determination and recommendation.  These factors included:

No Shareholder Participation in Future Growth or Earnings.  The fact that, following the Transaction, the Company will cease to be a public company and its current shareholders will no longer participate in any of its potential future growth or benefit from any future increase in the Company’s value.

Risk Associated with Failure to Complete and Consummate the Merger.  The possibility that the Transaction might not be consummated, and the fact that if the Transaction is not consummated, (i) the Company’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Transaction, (ii) the Company will have incurred significant transaction costs, (iii) the Company’s continuing business relationships with consultants, licensors, business partners and employees may be adversely affected, (iv) the trading price of the Company shares could be adversely affected and (v) the market’s perceptions of the Company’s prospects could be adversely affected.

Interim Restrictions on Business Pending the Completion of the Merger.  Restrictions on the conduct of the Company’s business prior to the effective time of the Merger due to pre-closing covenants in the Merger Agreement whereby the Company agreed that it will carry on its business in the ordinary course of business consistent with past practice and, subject to specified exceptions, will not take a number of actions related to the conduct of its business without the prior written consent of Parent, which may have a material adverse effect on the Company’s ability to respond to changing market and business conditions in a timely manner or at all.

Effects of Transaction Announcement. The effect of the public announcement of the Merger Agreement, including effects on the Company’s share price, and the Company’s ability to attract and retain key management and personnel, during the pendency of the Transaction, as well as the likelihood of litigation in connection with the Merger.

Timing Risks. The amount of time it could take to complete the Merger, including the risk that Parent and the Company might not receive the necessary regulatory approvals or clearances to complete the Merger or that governmental authorities could attempt to condition their approvals or clearances of the Merger on one or more of the parties’ compliance with certain terms or conditions which may cause one or more of the Merger conditions not to be satisfied, or that creditors (if any) may file objections in Israeli court to prevent or delay the Merger. The fact that Parent has the ability to assign the Merger Agreement could delay the timing of closing though not beyond the outside date as set forth in the Merger Agreement.

Other Interested Parties.  The fact that other parties expressed interest in acquiring the Company, but with greater uncertainty around reaching an acceptable deal particularly as it relates to each of those parties’ ability to finance the transaction.

No Solicitation.  The terms of the Merger Agreement that place certain limitations on the Company’s ability to further shop the Company.

Company Termination Fee.  The fact that the Company may be required to pay Parent a termination fee in the event that the Company were to terminate the Merger Agreement to accept another proposal.

Taxable Considerations. The fact that, for U.S. federal income tax and Israeli income tax and capital gains tax purposes, the Per Share Merger Consideration will generally be taxable to the shareholders of the Company being paid the consideration.

This discussion of the information and factors considered by the Board in reaching its conclusions and recommendation includes all of the material factors considered by the Board but is not intended to be exhaustive.  In view of the wide variety of factors considered by the Board in evaluating the Transaction and the complexity of these matters, the Board did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors.  In addition, different members of the Board may have given different weight to different factors.

Opinion of BofA Merrill Lynch

The Company retained BofA Merrill Lynch to act as the Company’s financial advisor in connection with the Merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.  The Company selected BofA Merrill Lynch to act as the Company’s financial advisor in connection with the Merger on the basis of BofA Merrill Lynch’s experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with the Company and its business.

On November 8, 2017, at a meeting of the Board held to evaluate the Merger, BofA Merrill Lynch delivered to the Board an oral opinion, confirmed by delivery of a written opinion dated November 8, 2017, to the effect that, as of that date and based on and subject to various assumptions and limitations described in the opinion, the Per Share Merger Consideration to be received in the Merger by holders of Company ordinary shares was fair, from a financial point of view, to such holders.

The full text of BofA Merrill Lynch’s written opinion, dated November 8, 2017, to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety.  The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the Per Share Merger Consideration, from a financial point of view.  BofA Merrill Lynch’s opinion did not address any other aspect of the Merger, and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger.  BofA Merrill Lynch’s opinion does not address any other aspect of the Merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed Merger or any related matter.

In connection with rendering its opinion, BofA Merrill Lynch, among other things:

•	reviewed certain publicly available business and financial information relating to the Company;

•
reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Merrill Lynch by the Company’s management, including certain financial forecasts relating to the Company (including financial forecasts relating to the magicJack Spark initiative) prepared by the Company’s management, referred to as the “magicJack forecasts”, and discussed with the Company’s management its assessment of the probability of success of the magicJack Spark initiative reflected in the magicJack forecasts;

•	discussed the past and current business, operations, financial condition and prospects of the Company with members of senior management of the Company;

•	reviewed the trading history for the Company ordinary shares and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

•	compared certain financial and stock market information of the Company with similar information of other companies BofA Merrill Lynch deemed relevant;

•	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

•
considered the fact that the Company publicly announced that it would explore its strategic alternatives and the results of BofA Merrill Lynch’s efforts on behalf of the Company to solicit, at the direction of the Company, indications of interest and definitive proposals from third parties with respect to a possible acquisition of the Company;

•	reviewed a draft, dated November 8, 2017, of the Merger Agreement, referred to as the “draft merger agreement”; and

•	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Merrill Lynch and relied upon the assurances of the Company’s management that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect.  With respect to the magicJack forecasts, BofA Merrill Lynch was advised by the Company, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the Company’s management as to the future financial performance of the Company.  BofA Merrill Lynch also relied, at the direction of the Company, on the assessment of the Company’s management of the probability of success of the magicJack Spark initiative reflected in the magicJack forecasts.  BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor did BofA Merrill Lynch make any physical inspection of the properties or assets of the Company.  BofA Merrill Lynch did not evaluate the solvency or fair value of the Company or B. Riley under any state, federal or other laws relating to bankruptcy, insolvency or similar matters.  BofA Merrill Lynch assumed, at the direction of the Company, that the Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company or the contemplated benefits of the Merger.  BofA Merrill Lynch also assumed, at the direction of the Company, that the final executed merger agreement would not differ in any material respect from the draft merger agreement reviewed by BofA Merrill Lynch.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the Merger (other than the Per Share Merger Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Merger. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the Per Share Merger Consideration to be received by holders of Company ordinary shares and no opinion or view was expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Per Share Merger Consideration.  Furthermore, BofA Merrill Lynch expressed no opinion or view as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger.  In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any related matter.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect BofA Merrill Lynch’s opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by a fairness opinion review committee of BofA Merrill Lynch.

The discussion set forth below in “—magicJack Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to the Board in connection with BofA Merrill Lynch’s opinion, dated November 8, 2017. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

magicJack Financial Analyses

Selected Publicly Traded Companies Analysis.  BofA Merrill Lynch reviewed publicly available financial and stock market information for the Company and the six selected publicly traded companies listed below.  For each of the Company and the selected publicly traded companies, BofA Merrill Lynch calculated and reviewed, among other things:

•	its implied growth rate represented by its estimated revenue for calendar year 2017 compared to its estimated revenue for calendar year 2018; and

•
its enterprise value, calculated as its equity value based on its closing share price on November 3, 2017, plus its total debt, preferred equity and minority interests less its cash and cash equivalents, short-term investments and long-term investments, in each case based on the company’s most recent public filings, as a multiple of its estimated revenue for each of calendar years 2017 and 2018.

The estimated revenue data used for the selected publicly traded companies were based on publicly available research analysts’ estimates and the estimated revenue data for the Company was from the magicJack forecasts.

The results of BofA Merrill Lynch’s calculations were as follows:

Company	CY 2017E EV/Revenue	CY 2018E EV/Revenue	2017-2018 Growth Rate
8x8, Inc.	4.27x	3.62x	17.8%
Five9, Inc.	7.84x	6.67x	17.6%
LivePerson, Inc.	3.16x	2.95x	7.3%
Ooma, Inc.	1.39x	1.29x	8.3%
RingCentral, Inc.	7.26x	5.87x	23.7%
Vonage Holdings Corp.	2.29x	2.23x	2.3%
Mean	4.37x	3.77x	12.8%

magicJack	0.69x	0.70x	(1.2)%

Based on its professional judgment and experience and after taking into consideration, among other things, the observed data for the selected publicly traded companies and for the Company, BofA Merrill Lynch applied 2018 revenue multiples of 0.75x to 1.25x to the Company’s calendar year 2018 estimated revenue as reflected in the magicJack forecasts.  This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the Per Share Merger Consideration:

Implied Per Share Equity Value Reference Range for the Company	Per Share Merger Consideration
$6.34 to $8.98	$8.71

The selected publicly traded companies were selected because they are unified communications companies with end-markets and customers similar to those of the Company.  However, none of the selected publicly traded companies used in this analysis is identical or directly comparable to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.

Selected Precedent Transactions Analysis.  BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to 19 selected transactions that involved target companies that, in the professional judgment of BofA Merrill Lynch, were “slow growth” technology companies.  For each of these transactions, BofA Merrill Lynch reviewed and calculated:

•
the transaction value, calculated as the enterprise value implied for the target company based on the Per Share Merger Consideration payable in the selected transaction, as a multiple of the target company’s last twelve months revenue, or “LTM revenue” and the target company’s estimated next twelve months revenue, or “NTM revenue,” in each as of the announcement of the relevant transaction and based on publicly available information at that time; and

•	the implied growth rate represented by the target company’s LTM revenue as compared to its NTM revenue.

The results of BofA Merrill Lynch’s calculations with respect to transactions involving “slow growth” target companies were as follows:

Announcement Date	Acquirer	Target	LTM Revenue	NTM Revenue	NTM/LTM Revenue Growth
May 1, 2017	ESW Capital, LLC	Jive Software, Inc.	1.7x	1.6x	0.8%
May 1, 2017	IAC/InterActive Corp	Angie’s List, Inc.	1.8x	1.9x	(3.0)%
April 10, 2017	Sino IC Capital Co., Ltd.	Xcerra Corporation	1.4x	1.2x	16.3%
April 10, 2017	Highland Clarke Holdings Corp.	RetailMeNot, Inc.	1.6x	1.5x	6.5%
December 12, 2016	H.I.G. Capital, LLC	Lionbridge Technologies, Inc.	0.8x	0.8x	1.8%
August 24, 2016	Mill Road Capital Management LLC	Skullcandy, Inc.	0.7x	0.6x	17.6%
February 29, 2016	II-VI Incorporated	Anadigics, Inc.	1.1x	1.0x	9.8%
December 17, 2015	TDK Corporation	Micronas Semiconductor Holding AG	0.5x	0.7x	(28.5)%
December 1, 2015	Beijing E-town Dragon Semiconductor Industry Investment Center (Limited Partnership)	Mattson Technology, Inc.	1.3x	1.9x	(29.4)%
November 2, 2015	TDK Corporation	Hutchinson Technology Incorporated	0.9x	0.9x	(1.3)%
September 3, 2015	Diodes Incorporated	Pericom Semiconductor Corporation	2.0x	2.0x	4.1%
August 12, 2015	Leyard Optoelectronic Co., Ltd.	Planar Systems, Inc.	0.7x	0.7x	0.8%
April 30, 2015	Knowles Corporation	Audience, Inc.	0.9x	1.2x	(26.2)%
April 22, 2015	Francisco Partners	Procera Networks, Inc.	1.7x	1.5x	13.6%
February 3, 2015	MaxLinear, Inc.	Entropic Communications, Inc.	0.9x	1.1x	(11.6)%
January 28, 2015	Arrow Electronics, Inc.	Data Modul AG	0.6x	0.6x	7.6%
September 19, 2014	Alegria Beteiligungsgesellschaft mbH	First Sensor International AG	1.3x	1.2x	6.8%
July 11, 2014	Vishay Intertechnology, Inc.	Capella Microsystems Inc.	2.6x	2.7x	(1.7)%
April 27, 2014	Exar Corporation	Integrated Memory Logic Limited	1.5x	1.2x	16.9%
Median			1.27x	1.20x	1.8%

In addition, BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to 24 selected transactions that involved target companies that were technology companies, which in the professional judgment of BofA Merrill Lynch, had industry-standard growth profiles.  For each of these transactions, BofA Merrill Lynch reviewed and calculated the transaction value as a multiple of the target company’s NTM revenue as of the announcement of the relevant transaction and based on publicly available information at that time.

The results of BofA Merrill Lynch’s calculations with respect to transactions involving target companies with industry-standard growth profiles were as follows:

Announcement Date	Acquirer	Target	NTM Revenue
July 27, 2017	Mitel Networks Corporation	ShoreTel, Inc.	1.23x
August 31, 2016	Genesys Telecommunications Laboratories, Inc.	Interactive Intelligence Group, Inc.	3.11x
May 18, 2016	NICE-Systems, Ltd.	inContact, Inc.	3.20x
May 5, 2016	Vonage Holdings Corp.	Nexmo, Inc.	n/a
April 15, 2016	Siris Capital Group, LLC	Polycom, Inc.	1.05x
March 15, 2016	magicJack VocalTec Ltd.	North American Telecommunications Corporation d/b/a Broadsmart	2.56x
December 21, 2015	ShoreTel, Inc.	Corvisa LLC	n/a
November 23, 2015	Comtech Telecommunications Corp.	TeleCommunication Systems, Inc.	1.10x
November 3, 2015	Atos SE	Unify	n/a
September 10, 2015	Siris Capital Group, LLC	Premiere Global Services, Inc.	1.70x
September 3, 2015	Momentum Telecom, Inc.	Alteva, Inc.	0.70x
August 20, 2015	Vonage Holdings Corp.	iCore Networks, Inc.	n/a
June 19, 2015	RingCentral, Inc.	Glip, Inc.	n/a
June 19, 2015	FMR LLC	Colt Group S.A.	n/a
March 2, 2015	Mitel Networks Corporation	Mavenir Systems, Inc.	2.90x
November 5, 2014	Vonage Holdings Corp.	Telesphere Networks Ltd.	~2.00x
May 6, 2014	inContact, Inc.	CallCopy, Inc.	n/a
April 17, 2014	Interactive Intelligence Group Inc.	OrgSpan Inc.	n/a
December 17, 2013	BroadSoft, Inc.	Finocom AG	~3.60x
November 11, 2013	Mitel Networks Corporation	Aastra Technologies Limited	1.80x
November 11, 2013	8x8, Inc.	Voicenet Solutions, Inc.	0.73x
October 10, 2013	Vonage Holdings Corp.	Vocalocity, Inc.	1.66x
August 13, 2013	BroadSoft, Inc.	Hosted IP Communications (Europe) Limited	~3.00x
May 20, 2013	Genesys Telecommunications Laboratories, Inc.	SoundBite Communications, Inc.	2.07x

Based on its professional judgment and experience and after taking into consideration, among other things, the observed data for the selected precedent transactions, BofA Merrill Lynch then applied a selected range of revenue multiples of 1.00x to 1.50x, derived from the selected transactions involving “slow growth” target companies, to the Company’s calendar year 2017 estimated revenue as reflected in the magicJack forecasts.  This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the Per Share Merger Consideration:

Implied Per Share Equity Value Reference Range for the Company	Per Share Merger Consideration
$7.73 to $10.40	$8.71

No company, business or transaction used in this analysis is identical or directly comparable to the Company or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the Company and the Merger were compared.

Discounted Cash Flow Analysis.  BofA Merrill Lynch performed a discounted cash flow analysis of the Company, excluding any expected benefits from the magicJack Spark initiative, to calculate the estimated present value of the unlevered, after-tax free cash flows that the Company was forecasted to generate during the Company’s fiscal years 2018 through 2022, based on the magicJack forecasts.  BofA Merrill Lynch calculated terminal values for the Company as of the end of 2022 by applying perpetuity growth rates ranging from (3.0%) to 0.0% to the Company’s normalized estimated unlevered, after-tax free cash flows based on the Company’s 2022 estimated stand-alone unlevered, after-tax free cash flows reflected in the magicJack forecasts. The cash flows and terminal values were then discounted to present value as of January 1, 2018 using discount rates ranging from 18.0% to 22.0%, which were based on an estimate of the Company’s weighted average cost of capital.  This analysis indicated the following approximate implied per share equity value reference range for the Company, excluding any expected benefits from the magicJack Spark initiative:

Implied Per Share Equity Value Reference Range (excluding the magicJack Spark Initiative)
$6.50 to $7.42

BofA Merrill Lynch also performed a discounted cash flow analysis of the Company’s management’s expected benefits of the magicJack Spark initiative to calculate the estimated present value of the unlevered, after-tax free cash flows that the magicJack Spark initiative was forecasted to generate during the Company’s fiscal years 2018 through 2022, based on the magicJack forecasts.  BofA Merrill Lynch calculated terminal values for the magicJack Spark initiative as of the end of 2022 by applying perpetuity growth rates ranging from 2.0% to 5.0% to normalized estimated unlevered, after-tax free cash flows based on the Company’s 2022 estimated stand-alone unlevered, after-tax free cash flows from the magicJack Spark initiative as reflected in the magicJack forecasts.  The cash flows and terminal values were then discounted to present value as of January 1, 2018 using discount rates ranging from 18.0% to 22.0%, which were based on an estimate of the Company’s weighted average cost of capital. In addition, at the direction of the Company’s management, BofA Merrill Lynch applied a 10% probability of success weighting to the magicJack Spark initiative for purposes of its analysis.  This analysis indicated the following approximate implied per share equity value reference range for the magicJack Spark initiative.

Implied Per Share Equity Value Reference Range for the magicJack Spark Initiative
$0.44 to $0.69

Adding the approximate implied per share equity value reference range indicated for the Company excluding the magicJack Spark initiative and the approximate implied per share equity value reference range indicated for the magicJack Spark initiative, this analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the Per Share Merger Consideration:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$6.94 to $8.11	$8.71

Other Factor

BofA Merrill Lynch also reviewed the historical trading prices of the Company ordinary shares during the 52‑week period ended November 3, 2017, noting that the low and high closing prices per share during such period were $5.65 and $8.90.  This additional factor was not considered part of BofA Merrill Lynch’s material financial analyses with respect to its opinion, but was referenced for informational purposes.

Miscellaneous

As noted above, the discussion set forth above is a summary of the financial analyses presented by BofA Merrill Lynch to the Board in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that the analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The estimates of the future performance of the Company in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view of the Per Share Merger Consideration to be received by holders of Company ordinary shares in the Merger and were provided to the Board in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which the Company might actually be sold or acquired or the prices at which any securities of the Company have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual values of the Company.

The type and amount of consideration payable in the Merger was determined through negotiations between the Company and B. Riley, rather than by any financial advisor, and was approved by the Board.  The decision to enter into the Merger Agreement was solely that of the Board.  As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by the Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Board, the Company’s management or any other party with respect to the Merger or the Per Share Merger Consideration.

In connection with BofA Merrill Lynch’s services as the Company’s financial advisor, the Company has agreed to pay BofA Merrill Lynch an aggregate fee of up to $3.5 million, of which $1 million was payable upon delivery of its opinion.  In addition, the Company has agreed to reimburse BofA Merrill Lynch for its expenses, including fees and expenses of BofA Merrill Lynch’s legal counsel, incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch and related persons against liabilities, including liabilities under the federal securities laws, arising out of BofA Merrill Lynch’s engagement.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, B. Riley and certain of their respective affiliates.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to B. Riley, including entities that have been acquired by B. Riley, and have received or in the future may receive compensation for the rendering of these services, including having provided or providing certain treasury management services and equity and derivatives trading services to B. Riley.  From November 1, 2015 through October 31, 2017, BofA Merrill Lynch and its affiliates derived aggregate revenues from B. Riley and its affiliates, other than entities acquired by B. Riley during such period, of less than $1 million for investment and corporate banking services, and derived aggregate revenues from B. Riley and its affiliates, including entities acquired by B. Riley during such period, of approximately $3 million for investment and corporate banking services.

Subsequent BofA Merrill Lynch Confirmation

On December 22, 2017, subsequent to BofA Merrill Lynch having rendered to the Board BofA Merrill Lynch’s opinion, dated November 8, 2017, summarized above, President Trump signed into law the Tax Cuts & Jobs Act (“TCJA”).

At the request of the Board, a representative of BofA Merrill Lynch confirmed to the Board at a meeting of the Board held on January 9, 2018 that had the TCJA been enacted prior to November 8, 2017, it would not have changed the conclusion set forth in BofA Merrill Lynch’s opinion, dated November 8, 2017.

For purposes of providing this confirmation to the Board, at the direction of the Board, BofA Merrill Lynch relied solely upon the magicJack forecasts and applying, at the direction of the Company management, a 21% federal corporate tax rate, referred to as the “magicJack TCJA-effected forecasts”.  BofA Merrill Lynch was advised by the Company, and assumed, that the magicJack TCJA-effected forecasts were reasonably prepared on bases reflecting the best available estimates and good faith judgments of the Company’s management as to the future financial performance of the Company, as of November 8, 2017, the date of BofA Merrill Lynch’s opinion, had the TCJA then been in effect.

At a meeting of the Board held on January 9, 2018, BofA Merrill Lynch presented to the Board an update to the discounted cash flow analysis that it had previously performed and presented to the Board (summarized above under “Discounted Cash Flow Analysis”).  For purposes of its updated discounted cash flow analysis, BofA Merrill Lynch used the magicJack TCJA-effected forecasts and applied discount rates ranging from 19.0% to 23.0%, based on an estimate of the Company’s weighted average cost of capital derived using the 21% federal corporate tax rate reflected in the magicJack TCJA-effected forecasts (instead of the 18.0% to 22.0% discount rate range used by BofA Merrill Lynch in its previous discounted cash flow analysis, which had reflected an estimate of the Company’s weighted average cost of capital derived using a pre-TCJA 35% federal corporate tax rate at the direction of Company management). For purposes of its updated discounted cash flow analysis, BofA Merrill Lynch applied the same range of perpetuity growth rates ((3.0%) to 0.0%), and, at the direction of Company management, the same probability of success weighting to the magicJack Spark initiative (10%), as were applied by BofA Merrill Lynch in performing its previous discounted cash flow analysis.

BofA Merrill Lynch’s updated discounted cash flow analysis indicated (i) an approximate implied per share equity value reference range for the Company, excluding any expected benefits from the magicJack Spark initiative, of $7.16 to $8.17, (ii) an approximate implied per share equity value reference range for the magicJack Spark Initiative of $0.51 to $0.78, and (iii) an approximate implied per share equity value reference range for the Company, including the expected benefits from the magicJack Spark initiative, of $7.67 to $8.95, compared to the Per Share Merger Consideration of $8.71.

BofA Merrill Lynch was not asked to, and did not, update its selected publicly traded companies and the selected precedent transaction analyses (summarized above under “Selected Publicly Traded Companies Analysis” and “Selected Precedent Transactions Analysis”) for the Board meeting on January 9, 2018 because these analyses were not affected by the change to the Company’s federal corporate tax rate incorporated in the magicJack TCJA-effected forecasts.  BofA Merrill Lynch’s confirmation to the Board did not address any conditions or circumstances occurring after the date of the BofA Merrill Lynch’s opinion other than the enactment of the TCJA.  By providing its confirmation, BofA Merrill Lynch did not assume any obligation to further update, revise, or reaffirm its opinion in respect of the TCJA or otherwise.

Certain magicJack Unaudited Prospective Financial Information

In connection with the Merger, Company management prepared certain forecasts for internal use and provided them to the Board for the purposes of considering, analyzing and evaluating the Company’s strategic and financial alternatives, including the Merger. The magicJack forecasts were also provided to BofA Merrill Lynch in connection with performing its financial analysis related to rendering its opinion to the Board and were provided by the Company to B. Riley to evaluate a potential acquisition of the Company.

Except for limited quarterly guidance, the Company does not as a matter of course make public projections as to future revenue, earnings or other results due, among other reasons, to the inherent difficulty in accurately predicting financial performance for future periods and the uncertainty of underlying assumptions and estimates. However, Company management provides below certain limited unaudited prospective financial information in order to provide the Company’s shareholders with access to otherwise nonpublic information that was made available to the Board, BofA Merrill Lynch and B. Riley for purposes of considering and evaluating the Merger. Such prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company's management, was prepared on a reasonable basis, reflecting the best available estimates and judgments, and presented, to the best of Company management's knowledge and belief, the expected course of action and the expected future financial performance of the Company at the time of their preparation. However, this information is not fact and should not be relied upon as being necessarily indicative of future results. Readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.

Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The assumptions and estimates underlying the prospective financial information are inherently uncertain and, though considered reasonable by Company management as of the date of the preparation of the information, are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, risks and uncertainties described in the section entitled “Cautionary Note Regarding Forward-Looking Statements,” on page 17 of this proxy statement. The risks and uncertainties could cause the magicJack forecasts and/or the underlying assumptions to be inaccurate. Accordingly, there can be no assurance that the projections are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information.  The Company can give no assurance that, had the unaudited prospective financial information been prepared either as of the date of the Merger Agreement or as of the date of this proxy statement, similar estimates and assumptions would be used.

The Company does not generally publish its business plans and strategies or, except for limited quarterly guidance, make external disclosures of its anticipated financial position or results of operations. Accordingly, the Company does not intend to update or otherwise revise the prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, the Company does not intend to update or revise the prospective financial information to reflect changes in general economic or industry conditions.

Additional information relating to the principal assumptions used in preparing the projections is set forth below. See “Cautionary Note Regarding Forward-Looking Statements” beginning on page 17 of this proxy statement for a description of various risk factors that could materially affect the Company’s financial condition, results of operations, business, prospects, and securities.

The inclusion of the magicJack forecasts should not be regarded as an indication that the Board, the Company, BofA Merrill Lynch, B. Riley or any other recipient of this information considered, or now considers, such information to be an assurance of the achievement of future results or an accurate prediction of future results, and they should not be relied upon as such.

The magicJack forecasts and the underlying assumptions upon which the magicJack forecasts were based are subjective in many respects and subject to multiple interpretations and revisions based on actual experience and business developments. The magicJack forecasts reflect numerous assumptions with respect to the Company performance, industry performance, general business, economic, regulatory, market, and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties, and beyond the Company’s control. As a result, there can be no assurance that the magicJack forecasts will be realized or that actual results will not be significantly higher or lower than projected. Because the magicJack forecasts cover multiple years, such information by its nature becomes less reliable with each successive year. The magicJack forecasts do not take into account any circumstances or events occurring after the date on which they were prepared. Economic and business environments can and do change quickly, which adds an additional significant level of uncertainty as to whether the results portrayed in the magicJack forecasts will be achieved. As a result, the inclusion of the magicJack forecasts in this proxy statement does not constitute an admission or representation by the Company or any other person that the information is material. The summary of the magicJack forecasts is not provided to influence the Company’s shareholders’ decisions regarding whether to vote for the Merger Proposal.

The magicJack forecasts were not prepared with a view toward compliance with United States generally accepted accounting principles (“GAAP”) or published guidelines of the SEC regarding projections or forward-looking statements; provided, however, that the revenue and income from operations forecast was prepared in a manner consistent with GAAP.

In light of the foregoing factors and the uncertainties inherent in the magicJack forecasts, the Company’s shareholders are cautioned not to place undue, if any, reliance on the information presented in the summary of the magicJack forecasts that follows.

magicJack forecasts

	Fiscal Year Ending December 31,
	2018 (3)	2019	2020	2021	2022
	(in millions)
Core Business & Broadsmart
GAAP Revenue	86.3	82.8	81.4	80.8	79.9
GAAP Operating Income	20.6	18.6	16.7	15.1	13.1
Adjusted EBITDA(1)	27.8	24.9	22.4	20.6	18.6

Spark Initiative(2)
GAAP Revenue	7.7	18.2	31.9	44.3	48.8
GAAP Operating Income	(1.1)	8.3	20.9	32.1	35.1
Adjusted EBITDA(1)	(1.1)	8.3	20.9	32.1	35.1

Consolidated
GAAP Revenue	94.0	101.0	113.3	125.1	128.7
GAAP Operating Income	19.5	26.9	37.6	47.2	48.2
Adjusted EBITDA(1)	26.7	33.2	43.3	52.7	53.7
__________________

(1)
Adjusted EBITDA is a non-GAAP financial measure.  The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization adjusted to exclude the impact of certain non-cash and non-recurring items such as stock based compensation expense, severance and restructuring costs, and certain other items.  See Non-GAAP Reconciliation of Adjusted EBITDA table below.

(2)	The projections for the Spark initiative used by BofA Merrill Lynch in completing its analysis were discounted to 10% of the projections provided by the Company as presented above.

(3)
The projections did not include any Transaction specific costs or corresponding cash payments including banker fees, legal or professional fees, transaction specific bonuses or other Transaction specific costs.

magicJack – Non-GAAP Reconciliation of Adjusted EBITDA

	Fiscal Year Ending December 31,
	2018	2019	2020	2021	2022
	(in millions)
Adjusted EBITDA	26.7	33.2	43.3	52.7	53.7
Depreciation and amortization	(2.8)	(2.3)	(1.8)	(1.6)	(1.6)
Stock-based compensation expense	(4.0)	(4.0)	(3.9)	(3.9)	(3.9)
Severance and transition payments	(0.4)
GAAP Income from Operations	19.5	26.9	37.6	47.2	48.2

As part of its discounted cash flow analysis, BofA Merrill Lynch calculated estimated after-tax unlevered free cash flow based upon financial information provided by Company management for the fiscal years ending December 31, 2018, 2019, 2020, 2021 and 2022. BofA Merrill Lynch calculated after-tax unlevered free cash flow as (a) Adjusted EBITDA, less, (b) taxes, less (c) capital expenditures, less (d) change in working capital. Working capital was calculated by BofA Merrill Lynch as current assets plus certain other assets minus current liabilities minus certain other liabilities (including deferred revenue), excluding cash and cash equivalents, income taxes payable, the current portion of long-term debt, and discontinued operations. Estimated after-tax unlevered free cash flow based upon information contained in Company management’s forecasts and assumptions approved for use by the Company, which amounts were approved for BofA Merrill Lynch’s use by the Company, excluding the Spark business, for the years ended December 31, 2018, 2019, 2020, 2021 and 2022 were calculated by BofA Merrill Lynch as $18.8 million, $16.8 million, $14.9 million, $13.5 million and $12.2 million, respectively.

The magicJack forecasts do not take into account the possible financial impact and other effects of the Merger on the Company and do not attempt to predict or suggest future results following the consummation of the Merger. The magicJack forecasts do not give effect to the Merger, including the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with consummating the Merger, the potential synergies that may be achieved following the consummation of the Merger, the effect on the Company of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Further, the magicJack forecasts do not take into account the effect on the Company of any possible failure of the Merger to occur.

For the foregoing reasons, and considering that Meeting will be held months after the magicJack forecasts were prepared, as well as the uncertainties inherent in any forecasting information, readers of this proxy statement are cautioned not to place undue reliance on the magicJack forecasts. No one has made or makes any representation to any shareholder regarding the information included in the magicJack forecasts. The Company urges all Company shareholders to review the Company’s most recent SEC filings for a description of its reported financial results.  See the section entitled “Where You Can Find More Information.”

Financing of the Transaction

The Transaction is not subject to a financing condition.

Interests of Our Directors and Executive Officers in the Transaction

In considering the recommendation of the Board that the Company’s shareholders vote to approve the Merger Proposal, shareholders should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally. These interests include the potential employment of our executive officers following the Merger with B. Riley or with one of its affiliates; the treatment pursuant to the Merger Agreement of outstanding Company stock options and restricted share awards held by them; potential cash transaction bonuses; and their rights under the Merger Agreement to ongoing indemnification and insurance coverage. The members of the Board were aware of such different or additional interests and considered those interests, among other matters, in negotiating, evaluating, and approving the Merger and the Merger Agreement, and in recommending to the Company’s shareholders that the Merger Proposal be approved.

Bonuses

Upon, and subject to, consummation of the Merger, certain of our current executive officers will be entitled to cash bonuses.  These bonuses were approved by the Board and the compensation committee of the Board (the “Compensation Committee”), as required by the Companies Law, prior to our entry into the Merger Agreement.  In each case, payment of these bonuses to our current executive officers is conditioned upon the applicable executive officer’s continued employment through the consummation of the Merger.

The bonuses for our named executive officers are set forth in the section below entitled “Golden Parachute Compensation Payable to Named Executive Officers.”  These payments include a payment to a former named executive officer.

Severance

Pursuant to their respective employment agreements, each of Dvir Salomon and Kristin Beischel is entitled to receive a severance payment upon his or her termination without “cause” or resignation for “good reason”, in each case prior to or after a “change of control” of the Company.  The Merger would constitute a “change of control” as defined in each employment agreement.  “Cause” for termination is defined in each employment agreement to exist if (i) the executive commits fraud, theft or embezzlement against the Company; (ii) the executive commits a felony or a crime involving moral turpitude; (iii) the executive breaches any non-competition, confidentiality or non-solicitation agreement with the Company; (iv) the executive’s material breach of the Company’s insider trading policy or corporate communication policy; (v) the executive breaches any of the terms of the employment agreement and fails to cure within thirty days; or (vi) the executive engages in gross negligence or willful misconduct that causes harm to the business and operations of the Company.  “Good reason” is defined as (i) a material reduction in the authority, duties or responsibilities of the executive; (ii) any material reduction in the executive’s annual base salary; or (iii) any material breach of the employment agreement by the Company.

If Mr. Salomon or Ms. Beischel is terminated by the Company without cause or terminates employment for good reason before or after the consummation of the Merger, the Company must pay the applicable individual a lump sum equal to one times the sum of his or her base salary and target annual bonus for the year in which the termination occurs.

Our other current executive officers, Don Bell and Thomas Fuller, are not entitled to such severance payments under their employment agreements.

Treatment of Company Equity Awards

Company Stock Options.  With the exception of the options held by Don C. Bell III, the Company’s Chief Executive Officer, each Company stock option, whether or not vested or exercisable, that is unexpired, unexercised and outstanding immediately prior to the effective time of the Merger will, at the effective time of the Merger, become fully vested, to the extent not previously vested, and will automatically be cancelled and converted into the right to receive a cash payment equal to the product of: (i) the excess of (x) $8.71 over (y) the per share exercise price of such option, and (ii) the number of ordinary shares underlying each such option, which amount will be paid less any applicable withholding taxes.  To the extent any outstanding Company stock option has an exercise price that is equal to or greater than $8.71, such options will be cancelled at the effective time of the Merger, and the holder thereof will not be entitled to consideration in connection with such cancellation.  All of the options held by Mr. Bell will be cancelled upon the consummation of the Merger.

Company Restricted Shares.  Company restricted shares outstanding immediately prior to the effective time of the Merger will vest as a result of the Merger, only if and to the extent provided by the terms of the award or applicable Company equity plan, and any portion of the award that does not become so vested will be forfeited. Each vested restricted share will be cancelled and converted into the right to receive a cash payment with respect thereto equal to $8.71 per share, less any applicable withholding taxes.  The restricted shares held by each of Mr. Bell, Mr. Fuller and Ms. Beischel will be forfeited upon the effective time of the Merger for no consideration.  The restricted shares held by Mr. Salomon will be accelerated and converted into the right to receive the cash payment equal to $8.71 per share, less any applicable withholding taxes.

The table below sets forth the value of equity awards held by the directors and executive officers of the Company that will vest as a result of the Merger, based on each individual’s unvested equity awards as of January 31, 2018.

Quantification of Outstanding Equity Awards for Executive Officers and Directors

Name	Number of Restricted Shares to Vest	Value of Unvested Restricted Shares(2)	Number of Option Shares	Value of Vested Options
Executive Officers(1)
Don C. Bell III	0	NA	0	NA
Thomas Fuller	0	NA	0	NA
Kristin Beischel	0	NA	0	NA
Dvir Salomon	16,666	$145,161	0	NA

Non-Employee Directors
Izhak Gross	12,775	$111,270	0	NA
Dr. Yuen Wah Sing	8,108	$70,620	0	NA
Tali Yaron-Elder	8,108	$70,620	0	NA
Richard Harris	8,108	$70,620	0	NA
Alan Howe	8,108	$70,620	0	NA

Directors and executive officers as a group (9 persons)	61,873	$538,914	0	NA
__________________

(1)
In addition to the payments reflected here for the Company’s current executive officers, a former named executive officer, Jose Gordo, will be entitled to a cash payment of $760,470 upon the acceleration and cancellation of 87,310 restricted shares.  See “—Golden Parachute Compensation Payable to Named Executive Officers,” below at page 58.

(2)	Value calculated based on $8.71 per ordinary share as provided in the Merger Agreement for accelerated restricted stock to be cancelled and converted into the right to receive cash.

Indemnification and Insurance

The Merger Agreement provides that prior to the closing of the Merger, the Company will obtain a prepaid tail policy with a claims period of at least 7 years for the directors and officers of the Company for matters existing or occurring at or prior to the effective time of the Merger, at a level of coverage at least as favorable as the current insurance policies for such persons, provided that the amount paid for such tail policy shall not exceed 300% of the Company’s current premium.

Golden Parachute Compensation

•	Don C. Bell III Executive Employment Agreement

Bonus on change of control.  The executive employment agreement with Mr. Bell (the “Bell Agreement”) provides for a special transaction bonus if the closing of a transaction resulting in a “change of control” (as defined in the Bell Agreement) occurs before the one-year anniversary of the execution date of the Bell Agreement and Mr. Bell is still employed by the Company on the closing date.  The Transaction will constitute a change of control for purposes of the Bell Agreement. As indicated in Proposal 2 (the CEO Compensation Proposal), below, the Company has entered into an amendment to the Bell Agreement, subject to shareholder approval as required under Israeli law, to extend the date by which a transaction may close such that Mr. Bell is still eligible for this special transaction bonus in connection with the Merger.  The bonus is based on the sales price or Company valuation in the change of control transaction.  If the price is equal to or less than $8.50 per share, Mr. Bell receives no bonus.  If the price is greater than $8.50 per share but less than $9.50 per share, Mr. Bell is entitled to receive a bonus of $2 million.  If the price is greater than $9.50 per share, Mr. Bell is entitled to a $2.5 million bonus.  Because the Per Share Merger Consideration is greater than $8.50 per share but less than $9.50 per share, upon the closing of the Transaction, giving effect to the Bell Amendment, Mr. Bell will be entitled to a cash transaction bonus of $2 million.  Also on November 9, 2017, the Company and Mr. Bell entered into an amendment to his restricted stock agreement (which is also subject to shareholder approval as required under Israeli law and is included as Proposal 2 in this proxy statement).  This amendment provides that the restricted stock awards will be forfeited immediately prior to and contingent upon the consummation of the Merger.  Finally, on November 9, 2017, the Company and Mr. Bell entered into an Equity Rights Contingency Cancellation Agreement pursuant to which all of Mr. Bell’s stock options will be cancelled effective upon the consummation of the Merger.

Termination.  Either the Company or Mr. Bell may terminate Mr. Bell’s employment under the Bell Agreement for any reason upon not less than 30 days prior written notice.

(i)          Upon termination of Mr. Bell’s employment prior to a change of control by Mr. Bell for good reason (as defined in the Bell Agreement) or by the Company without cause (as defined in the Bell Agreement), Mr. Bell will be entitled to a termination payment equal to two times Mr. Bell’s annual base salary at the time of such termination.

(ii)          Upon termination of Mr. Bell’s employment by the resignation of Mr. Bell without good reason or by the Company with cause or by reason of death or disability or for any other reason except as provided in the immediately preceding paragraph above or the immediately following paragraph below, Mr. Bell will be due no further compensation other than what is due and owing through the effective date of Mr. Bell’s resignation or termination (including any annual bonus that may be due and payable to Mr. Bell).

(iii)          If upon or within six months subsequent to a change of control, Mr. Bell’s employment is terminated by Mr. Bell for good reason or by the Company without cause, Mr. Bell will be entitled to and be paid a termination payment (the “Change of Control Payment”) equal to two times the sum of (a) Mr. Bell’s annual base salary at the time of such termination and (b) Mr. Bell’s target annual bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the target annual bonus at the 100% level irrespective of whether or not that is the case); provided, however, that any change of control closes after the six month anniversary of the execution date of the Bell Agreement and the change of control transaction meets a per share threshold price as provided in the Bell Agreement of greater than or equal to $9.51 per share.

Accordingly, if the Merger closes, Mr. Bell will not be entitled to any Change of Control Payment or other termination payment, acceleration of restricted shares or acceleration of options, but will be entitled to the cash bonus of $2 million.

•	Thomas E.D. Fuller Executive Employment Agreement

Bonus on change of control.  The executive employment agreement with Mr. Fuller (the “Fuller Agreement”) provides for a special transaction bonus if the closing of a transaction resulting in a “change of control” (as defined in the Fuller Agreement) occurs before the one-year anniversary of the execution date of the Fuller Agreement and Mr. Fuller is still employed by the Company on the closing date.  The Transaction will constitute a change of control for purposes of the Fuller Agreement.  The Company entered into an amendment to the Fuller Agreement on November 9, 2017 (the “Fuller Amendment”) to extend the date by which a transaction may close such that Mr. Fuller is still eligible for this special transaction bonus with respect to the Merger.  The bonus is based on the sales price or Company valuation in the change of control transaction.  If the price is equal to or less than $8.50 per share, Mr. Fuller receives no bonus.  If the price is greater than $8.50 per share but less than $9.50 per share, Mr. Fuller is entitled to receive a bonus of $500,000.  If the price is greater than $9.50 per share, Mr. Fuller is entitled to a bonus of $706,250.  Because the Per Share Merger Consideration is greater than $8.50 per share but less than $9.50 per share, upon the closing of the Merger, giving effect to the Fuller Amendment, Mr. Fuller will be entitled to a cash transaction bonus of $500,000.  Also on November 9, 2017, the Company and Mr. Fuller entered into an amendment to his restricted stock agreement.  This amendment provides that Mr. Fuller’s restricted shares will be forfeited immediately prior to and contingent upon the consummation of the Merger.

Termination.  Either the Company or Mr. Fuller may terminate Mr. Fuller’s employment under the Fuller Agreement for any reason upon not less than 30 days’ prior written notice.

(i)          Upon termination of Mr. Fuller’s employment prior to a change of control (as defined in the Fuller Agreement) by Mr. Fuller for good reason (as defined in the Fuller Agreement) or by the Company without cause (as defined in the Fuller Agreement), Mr. Fuller will be entitled to a termination payment equal to one times the sum of (a) Mr. Fuller’s annual base salary at the time of such termination and (b) Mr. Fuller’s target annual bonus for the fiscal year in which his employment is terminated.

(ii)          Upon termination of Mr. Fuller’s employment by the resignation of Mr. Fuller without good reason or by the Company with cause or by reason of death or disability or for any other reason except as provided in the immediately preceding paragraph above or the immediately following paragraph below, Mr. Fuller will be due no further compensation other than what is due and owing through the effective date of Mr. Fuller’s resignation or termination (including any annual bonus that may be due and payable to Mr. Fuller).

(iii)          If upon or within six months subsequent to a change of control, Mr. Fuller’s employment is terminated by him for good reason or by the Company without cause, Mr. Fuller will be entitled to and be paid a termination payment (the “Change of Control Payment”) equal to one and one-half times the sum of (a) Mr. Fuller’s annual base salary at the time of such termination and (b) Mr. Fuller’s target annual bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the target annual bonus at the 100% level irrespective of whether or not that is the case); provided, however, that any change of control closes after the six month anniversary of the execution date of the Fuller Agreement and the change of control transaction meets a per share threshold price as provided in the Fuller Agreement that is greater than or equal to $9.51 per share.

Accordingly, if the Merger closes, Mr. Fuller will not be entitled to any Change of Control Payment or other termination payment or acceleration of restricted shares, but will be entitled to the special cash transaction bonus of $500,000.

•	Kristin Beischel Executive Employment Agreement

Bonus on change of control.  The executive employment agreement with Ms. Beischel (the “Beischel Agreement”) provides for a special transaction bonus upon the occurrence of a qualifying change of control transaction of up to $395,833 if the per share sales price of the Company in the transaction is greater than $9.50 per share.  If the per share sales price is between $8.50 per share and $9.50 per share, the special transaction bonus would be $283,333.  If the per share sales price is less than $8.50, Ms. Beischel would receive no special transaction bonus.  Because the Per Share Merger Consideration is $8.71 per share, Ms. Beischel will be entitled to a special transaction bonus of $283,333 as a result of the closing of the Merger.  Under her original employment agreement, the special transaction bonus was payable only if the change of control transaction was consummated within one year of her employment agreement (May 8, 2017) and she was still employed by the Company on the closing date.  In connection with the Merger Agreement, the Company and Ms. Beischel entered into an amendment to Ms. Beischel’s employment agreement to provide for the payment of the special transaction bonus to Ms. Beischel upon the occurrence of the closing of the Merger at any time (but subject to Ms. Beischel’s continued employment through the closing of the Merger).  Concurrently with the amendment to Ms. Beischel’s employment agreement, the Company and Ms. Beischel entered into an amendment to her restricted stock award agreement, pursuant to which the restricted shares held by Ms. Beischel will be forfeited.

Termination.  Either the Company or Ms. Beischel may terminate Ms. Beischel’s employment under the Beischel Agreement for any reason upon not less than 30 days prior written notice.

(i)          Upon termination of Ms. Beischel’s employment by Ms. Beischel for good reason (as defined in the Beischel Agreement) or by the Company without cause (as defined in the Beischel Agreement), Ms. Beischel will be entitled to a termination payment equal to one times the aggregate of Ms. Beischel’s annual base salary and target annual bonus at the time of such termination. The termination payment will be paid in a lump sum.

(ii)          Upon termination of Ms. Beischel’s employment by the resignation of Ms. Beischel without good reason or by the Company with cause or by reason of death or disability or for any other reason except as provided in the immediately preceding paragraph above, Ms. Beischel will be due no further compensation other than what is due and owing through the effective date of her resignation or termination (including any annual bonus that may be due and payable).

Ms. Beischel shall only be entitled to the termination payment if she executes and delivers to the Company a general release of claims in a form Ms. Beischel and the Company shall reasonably agree.

•	Dvir Salomon Executive Employment Agreement

Bonus on change of control.  The employment agreement (as amended) with Mr. Salomon (the “Salomon Agreement”) provides for a special transaction bonus upon the occurrence of a qualifying change of control transaction of up to $420,833 if the per share sales price of the Company is greater than $9.50 per share, subject to his continued employment through the occurrence of the transaction.  If the per share sales price is between $8.50 per share and $9.50 per share, the special transaction bonus would be $283,333.  If the per share sales price is less than $8.50, Mr. Salomon would receive no special transaction bonus.  Because the Per Share Merger Consideration is $8.71 per share, Mr. Salomon will be entitled to a special transaction bonus of $283,333, subject to setoff related to acceleration of certain restricted shares granted to him in October 2016 (referred to as the “set-off shares”) as described below, but only if the closing of the Merger occurs on or before May 8, 2018 and Mr. Salomon is employed by the Company on the closing date.

Under the terms of Mr. Salomon’s employment agreement, his special transaction bonus will be reduced by the value of the set-off shares that are accelerated, cancelled and converted into the right to receive a cash payment in connection with the closing of the Merger.  For purposes of determining the number of set-off shares, the 50,000 restricted shares granted to Mr. Salomon which were subject to vesting as of the grant date are treated as if they vest ratably based upon the passage of whole calendar months from January 1, 2016 through December 31.  Accordingly, the number of set-off shares is calculated as the excess of (i) 50,000 minus (ii) the product of (a) a fraction, the numerator of which is the number of full calendar months elapsed from January 1, 2016 and the end of the calendar month immediately preceding the closing date, and the denominator of which is 36 months, multiplied by (b) 50,000.  As of February 1, 2018, 34,722 restricted shares have vested, leaving 15,278 restricted shares unvested and subject to acceleration upon the closing of the Merger and the set-offs.  If the Merger were to close prior to February 28, 2018, Mr. Salomon would be entitled to a payment of $133,071 in connection with the acceleration and cash-out of all of the remaining restricted shares, which would result in a special transaction bonus of approximately $150,262.  The number of set-off shares will decline in each month until the Merger closes pursuant to the formula set forth above, which will cause the special transaction bonus payable to Mr. Salomon to increase.

Termination.  Either the Company or Mr. Salomon may terminate Mr. Salomon’s employment under the Salomon Agreement for any reason upon not less than 30 days prior written notice.

(i)          Upon termination of Mr. Salomon’s employment by Mr. Salomon for good reason (as defined in the Salomon Agreement) or by the Company without cause (as defined in the Salomon Agreement), Mr. Salomon will be entitled to a termination payment equal to one times the aggregate of Mr. Salomon’s annual base salary and target annual bonus at the time of such termination. The payment will be paid in a lump sum.

(ii)          Upon termination of Mr. Salomon’s employment by the resignation of Mr. Salomon without good reason or by the Company with cause or by reason of death or disability or for any other reason except as provided in the immediately preceding paragraph above, Mr. Salomon will be due no further compensation other than what is due and owing through the effective date of his resignation or termination (including any annual bonus that may be due and payable).

Mr. Salomon shall only be entitled to the termination payment if he executes and delivers to the Company a general release of claims in a form Mr. Salomon and the Company shall reasonably agree.

•	Jose Gordo Executive Employment Agreement

One former named executive officer, Jose Gordo, had an executive employment agreement with the Company relating to his service as chief financial officer of the company.  Mr. Gordo’s employment was terminated on May 25, 2017.  As previously disclosed, Mr. Gordo was paid a severance payment of $525,000 and he executed a Separation and Release Agreement.  His employment agreement provided that if the Company executed an agreement within six (6) months from the date of his termination which, if consummated, would constitute a “change of control” for purposes of his employment agreement, he would be entitled to a change of control payment.

The payment to which Mr. Gordo is entitled under his employment agreement and separation agreement is $907,725, which is calculated as three times the sum of his base salary at the time of termination ($350,000), plus the target bonus for 2017 to which he would have been entitled ($175,000), less severance already paid to him in connection with his termination ($525,000), and less the 2016 bonus paid to him ($142,275). In addition, certain restricted shares and options held by Mr. Gordo that remained outstanding following his termination of employment pursuant to his Separation and Release Agreement will fully vest upon the consummation of the Merger, and Mr. Gordo will be entitled to receive cash payments in connection with the vesting of these restricted shares, as described in greater detail under the section entitled “Golden Parachute Compensation” on page 54 of this proxy statement.  All outstanding options held by Mr. Gordo are at an exercise price of $9.33 per share, greater than the Per Share Merger Consideration.  Accordingly, upon consummation of the Merger, Mr. Gordo’s options will be terminated and Mr. Gordo will be entitled to no consideration in connection with such termination.

Golden Parachute Compensation Payable to Named Executive Officers

As required by Item 402(t) of Regulation S-K, the following table sets forth, for our named executive officers, compensation that is based on or otherwise relates to the Merger and that may or will become payable to or realized by such individuals.  Specifically, in the event the Merger occurs, the compensation that may or will be paid to or realized by our named executive officers will consist of a special cash transaction bonus for each of Mr. Bell, Mr. Fuller, Mr. Salomon and Ms. Beischel, in each case subject to the terms of the executive officer’s agreement; and a “change of control” payment to Mr. Gordo consisting of base compensation plus bonus less prior severance pay, plus the value of accelerated vesting of restricted shares all as detailed below.  In the event of their termination for good reason by them or without cause by the Company, each of Ms. Beischel and Mr. Salomon are also entitled to a termination payment.

The table assumes that: (a) the Per Share Merger Consideration is $8.71 per share; (b) March 31, 2018 is the date of the closing of the Merger; (c) each of Mr. Bell, Mr. Fuller, Ms. Beischel and Mr. Salomon are employed by the Company on the date of the closing of the Merger; and (d) each of Ms. Beischel and Mr. Salomon are terminated either by them for good reason or by the Company without cause.

Please note that the amounts set forth in the table are the subject of a non-binding, advisory vote of our shareholders, as described in the section entitled “Proposal 3 – Golden Parachute Payments” beginning on page 109 of this proxy statement.

Name	Cash Payment Amounts ($)	Vesting of Stock Options ($)	Vesting of Restricted Shares ($)	Total ($)
Don C. Bell III(1)	2,000,000	NA	NA	2,000,000
Thomas Fuller(2)	500,000	NA	NA	500,000
Dvir Salomon(3)	574,860	NA	120,973	695,833
Kristin Beischel(4)	620,833	NA	NA	620,833
Jose Gordo(5)	907,725	NA	760,470	1,668,195
__________________

(1)
Represents the special “single-trigger” lump-sum cash transaction bonus to which Mr. Bell is entitled upon the consummation of the Merger under the Bell Agreement, as amended by the Bell Amendment.  Because the Per Share Merger Consideration is less than $9.51 per share, Mr. Bell is not entitled to any severance payment in the event of his termination prior to or following the Transaction in connection with the Transaction.  Assumes that Proposal 2 is approved by the shareholders.

(2)
Represents the special “single-trigger” lump-sum cash transaction bonus to which Mr. Fuller is entitled upon the consummation of the Merger under the Fuller Agreement, as amended by the Fuller Amendment.  Because the Per Share Merger Consideration is less than $9.51 per share, Mr. Fuller is not entitled to any severance payment in the event of his termination prior to or following the Transaction in connection with the Transaction.

(3)
Represents $162,360 as the special “single-trigger” lump-sum cash transaction bonus to which Mr. Salomon is entitled upon the consummation of the Merger under the Salomon Agreement, and, in the event of his termination by him for good reason or by the Company without cause, the termination payment equal to $275,000 (his base compensation) plus $137,500 (the amount of his annual target bonus).

(4)
Represents $283,333 as the special “single-trigger” lump-sum cash transaction bonus to which Ms. Beischel is entitled upon the consummation of the Merger under the Beischel Agreement, and, in the event of her termination by her for good reason or by the Company without cause, the termination payment equal to $225,000 (her base compensation) plus $112,500 (the amount of her annual target bonus).

(5)
Represents payment due to Mr. Gordo pursuant to his executive employment agreement.  This includes a lump-sum change of control payment equal to three times his base salary as of his date of termination less the severance payment paid to Mr. Gordo when he left the Company’s employ in March of 2017, plus acceleration of vesting of 87,310 restricted shares.  Although Mr. Gordo still has unvested options which would otherwise be accelerated in connection with the Transaction, the exercise price of those options is $9.33 per share.  Accordingly, effective with the consummation of the Merger, these options will be terminated and no payment will be made in connection with them.

Delisting and Deregistration of the Company’s Ordinary Shares

Following the Merger, the Company’s shares will be delisted from the NASDAQ Global Select Market, will be deregistered under the Exchange Act and will cease to be publicly traded.

Regulatory Approvals Required for the Transaction

Antitrust Approvals.  The Transaction is subject to certain antitrust laws.  The Company and B. Riley made certain filings pursuant to the HSR Act with the United States Department of Justice Antitrust Division, which we refer to as the “DOJ,” and the United States Federal Trade Commission, which we refer to as the “FTC.”  Under the HSR Act, the Transaction cannot be completed until the expiration or termination of the initial waiting period or any extension thereof following the submission of complete filings with the DOJ and FTC.  The applicable waiting period under the HSR Act expired on January 16, 2018 at 11:59 p.m. Eastern time.

FCC and State Approvals.  The Company is subject to regulation by the FCC under the Communications Act of 1934, the rules and regulations established by the FCC and codified in Title 47 of the Code of Federal Regulations and the effective orders, rulings and written policies of the FCC (the “Communications Act”).  The Company holds a number of FCC authorizations related to the provision of regulated services. FCC approval is required before the Company may transfer control of its authorizations.  The Company is subject to similar communications regulation by some state regulators.  The Company and Parent have submitted to the FCC and state regulators all filings and requests for consent to the change in ownership of the Company required at this time.  Other filings required to be made or consents required to be obtained as a condition to closing of the Merger have been or will be made by the Company.

Material U.S. Federal Income Tax Considerations of the Transaction

General

The following is a general discussion of the material U.S. federal income tax considerations of the Transaction to U.S. Holders (as defined below) of Company ordinary shares who receive cash in exchange for their Company ordinary shares in the Transaction.  The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Regulations, judicial opinions, published positions of the IRS, and the United States-Israel Income Tax Treaty (the “US-Israel Tax Treaty”), all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a holder as a result of the Transaction or as a result of the ownership and disposition of Company ordinary shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local tax laws. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed herein or that any position taken by the IRS would not be sustained.

The following discussion applies to you only if you hold your Company ordinary shares as capital assets for U.S. federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting;
•	a bank or other financial institution;
•	an underwriter or insurance company;
•	a regulated investment company;
•	a real estate investment trust;
•	a controlled foreign corporation;
•	persons subject to alternative minimum tax;
•	persons who acquire shares as compensation for services;
•	partnerships or other pass-through entities, and investors in such entities;
•	a tax-exempt organization;
•	a U.S. holder whose functional currency for tax purposes is not the U.S. dollar;
•	a person who owns or is deemed to own 10% or more of our voting stock or of the total value of our stock; or
•	a U.S. expatriate.

As used herein, the term “U.S. Holder” means a beneficial owner of Company ordinary shares that does not own directly, constructively or by attribution 10% or more of the Company ordinary shares and is, for U.S. federal income tax purposes:

•	a citizen or resident individual of the U.S.;
•	a domestic corporation;
•	a domestic partnership;
•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust (a) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This section does not consider the specific facts and circumstances that may be relevant to a particular U.S. Holder, nor the income tax treatment to a U.S. Holder under the laws of any state, local or certain foreign jurisdictions.

Please consult your own tax advisor concerning the consequences of the receipt of cash for your Company ordinary shares in the Transaction based upon your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or certain foreign taxing jurisdictions.

U.S. Federal Income Tax Considerations to U.S. Holders of the Disposition of Company Ordinary Shares

Subject to the discussion in the following paragraph, a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of Company ordinary shares in an amount equal to the difference between the cash received in the Transaction and such U.S. Holder’s adjusted tax basis in such shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Company ordinary shares generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such shares exceeds one (1) year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Company ordinary shares generally will be treated as a U.S. source gain or loss.

The Company believes that it is not and never has been a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, but this conclusion is a factual determination with which the IRS may not agree.  With certain exceptions, Company ordinary shares would be treated as stock in a PFIC with respect to a U.S. Holder if the Company were a PFIC at any time during the U.S. Holder’s holding period in the Company ordinary shares. If a U.S. Holder were to be treated as having disposed of stock in a PFIC, the gain realized by the U.S. Holder in the Transaction would in general not be treated as capital gain.  Instead, the U.S. Holder would be treated as if it had realized such gain and certain “excess distributions” ratably over the U.S. Holder’s holding period for the Company ordinary shares and would generally be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year.  U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to their investment in the Company ordinary shares and the Transaction.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to the proceeds received on the disposition of Company ordinary shares effected within the United States (and, in certain cases, outside the United States), in each case, other than with respect to U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Certain Israeli Tax Considerations to U.S. Holders of the Disposition of Company Ordinary Shares

According to Article 97(b3) of the Israeli Income Tax Ordinance [New Version], 5721-1961 (the “Israeli Tax Ordinance”), a foreign resident is exempt from tax on the sale of shares of an Israeli resident company, or on the sale of a right in a foreign resident company most of the assets of which are rights related directly or indirectly to assets located in Israel, provided that such gains were not derived from a permanent establishment or business activity of such shareholders in Israel, and provided that the shares are not listed in Israel at the time of the sale (if the shares are listed in Israel, the exemption is according to article 97(b2), which has different terms and conditions). This exemption applies to shares purchased after January 1, 2009. Non-Israeli corporations will not be entitled to the foregoing exemptions if Israeli residents (i) have a controlling interest of 25% or more in such non-Israeli corporation or (ii) are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

In addition, under the US-Israel Tax Treaty, the sale, exchange or disposition of our shares by a shareholder who is a United States resident (for purposes of the US-Israel Tax Treaty) (i.e., a U.S. Holder) holding the shares as a capital asset is generally exempt from Israeli capital gains tax unless either (i) the shareholder holds, directly or indirectly, shares representing 10% or more of our voting capital during any part of the 12-month period preceding such sale, exchange or disposition, (ii) the capital gains arising from such sale are attributable to a permanent establishment of the shareholder located in Israel, or (iii) an individual shareholder is present in Israel for a period or periods aggregating 183 days or more during the taxable year. In either case, the sale, exchange or disposition of the shares would be subject to Israeli tax, to the extent applicable; however, under the US-Israel Tax Treaty, the US resident would be permitted to claim a credit for the tax against the U.S. federal income tax imposed with respect to the sale, exchange or disposition, subject to the limitations in U.S. laws applicable to foreign tax credits. Holders should be aware that even in cases where the US-Israel Tax Treaty does not provide for an exemption, the Israeli Tax Ordinance may provide an exemption as per article 97(b3) as detailed above.

As described in greater detail below, the Company is required to request a pre-ruling from the ITA and in connection with that ruling, or otherwise at the time of sale, shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding tax at the time of the disposition of their Company ordinary shares.

Israeli Tax Ruling

The Merger Agreement generally requires that the Company, prior to closing, request a pre-ruling from the Israeli Tax Authority with respect to, among other things, the Company, Parent, and paying agent’s withholding obligations relating to the consideration to be paid to non-Israeli residents (including U.S. Holders) for the Company’s ordinary shares. The pre-ruling requests that the ITA rule that either (1) the Company, Parent and paying agent, and their respective agents, are exempt from any obligation to withhold taxes levied, assessed, charged or imposed by any governmental entity in Israel from any consideration payable or otherwise deliverable to such holders or clarifies that no such obligation exists, or (2) clearly instructs the Company, Parent, and paying agent, and their respective agents, on how such withholding is to be executed, and in particular, with respect to the classes or categories of holders of the Company ordinary shares from which tax is to be withheld (if any), the rate or rates of withholding to be applied and how to identify any such non−Israeli residents.

Tax Considerations in Other Jurisdictions

Depending on the country in which a Company shareholder is resident, the Transaction may be a taxable event to such shareholder under such country’s tax laws. We encourage all shareholders to consult their tax advisors regarding the applicable tax considerations of the Transaction.

THE AGREEMENT AND PLAN OF MERGER

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the Merger Agreement and are not intended to provide any factual information about the Company or B. Riley or to modify or supplement any factual disclosures about the Company or B. Riley in their respective public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or B. Riley. The Merger Agreement contains representations and warranties by and covenants of the Company, B. Riley and Merger Sub, and they were made only for purposes of that Merger Agreement and as of the specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications and other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts or being made for other purposes, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The representations, warranties and covenants in the Merger Agreement and any descriptions thereof should be read in conjunction with the disclosures in the Company’s or B. Riley’s respective periodic and current reports, proxy statements and other documents filed with the SEC. See the section entitled “Where You Can Find More Information.”

The Merger; Articles of Association; Memorandum of Association; Directors and Officers

The Merger Agreement provides that Merger Sub, an indirect wholly owned subsidiary of B. Riley, will be merged with and into the Company. The Company will be the Surviving Corporation of the Merger and continue its corporate existence and will become an indirect wholly owned subsidiary of B. Riley.  The Company will continue to be governed by the Laws of the State of Israel and will succeed to assume all of the rights, properties and obligations of Merger Sub and the Company in accordance with the provisions of the ICL. Immediately following the effective time of the Merger, the amended and restated articles of association of the Company, as set forth on Exhibit A of the Merger Agreement, will thereafter be the articles of association of the Surviving Corporation. Immediately following the effective time, the existing memorandum of association of the Company, as amended, will thereafter be the memorandum of association of the Surviving Corporation.

From and after the effective time of the Merger, the directors and officers of Merger Sub at the effective time will be the directors and officers of the Surviving Corporation.

Effective Time

The closing of the Merger will take place at 10:00 a.m., Israeli time, on the second business day following the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied by actions taken at the closing, but subject to the satisfaction or waiver of those conditions), or at such place or such other time or date as will be agreed in writing between the Company and B. Riley.

The Company and Merger Sub will request that the Companies Registrar declare the Merger effective and issue a certificate evidencing the Merger in accordance with Section 323(5) of the ICL on the closing date upon receipt of notice that the closing has occurred. The Merger will be effective upon the issuance by the Companies Registrar of the certificate of merger.

Merger Consideration

At the effective time of the Merger, each Company share that is issued and outstanding immediately prior to the effective time (other than shares owned by B. Riley, Merger Sub or their subsidiaries, which shares will be cancelled) will be converted into the right to receive the Per Share Merger Consideration of $8.71 in cash, without interest and less any applicable withholding taxes.

Each Merger Sub ordinary share that is issued and outstanding immediately prior to the effective time will be converted into one ordinary share of the Surviving Corporation, and such converted shares will thereafter constitute the only outstanding share capital of the Surviving Corporation.

Treatment of Company Equity Awards

Company Stock Options. With the exception of the options held by Don C. Bell III, the Company’s Chief Executive Officer, each Company stock option that is outstanding and unexercised immediately prior to the effective time of the Merger will, at the effective time of the Merger, become fully vested, to the extent not previously vested, and will automatically be cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of shares subject to such cancelled Company option as of immediately prior to the effective time and (ii) the excess, if any, of (a) the Per Share Merger Consideration of $8.71 over (b) the exercise price per share of such cancelled Company option, without interest and after any required tax withholding. Each Company stock option with respect to which, immediately prior to the effective time, the exercise price per share subject thereto is equal to or greater than $8.71 will be cancelled at the effective time in exchange for no consideration.  All options held by Mr. Bell will be cancelled effective as of the effective time of the Merger for no consideration.

Company Restricted Shares. Each award of restricted shares outstanding immediately prior to the effective time will become vested as a result of the Merger, only if and to the extent provided by the terms of the award or applicable Company equity plan.  Any portion of the award that does not become so vested will be forfeited.  Each vested restricted share will automatically be cancelled and converted into the right to receive a cash payment equal to the Per Share Merger Consideration of $8.71, without interest and as reduced by the amount of any tax withholdings required by law.  As described in the section entitled “The Transaction—Interests of Our Directors and Executive Officers in the Transaction—Treatment of Company Equity Awards” beginning on page 53 of this proxy statement, the restricted shares held by each of Mr. Bell, Mr. Fuller and Ms. Beischel will be forfeited upon the effective time of the Merger for no consideration.

Payment Procedures

At the closing, B. Riley will deposit funds with a paying agent in an amount necessary for the payment of the aggregate Per Share Merger Consideration.

Within three business days after the effective time, the paying agent will mail to each holder of record of certificates representing Company shares immediately prior to the effective time a letter of transmittal, a tax declaration and instructions for surrendering such certificates. Upon surrender of any certificate to the paying agent, together with a properly completed letter of transmittal and the tax declaration, the holder of the certificate will be entitled to receive the Per Share Merger Consideration in cash for each share represented by the certificate, without interest and subject to any applicable withholding taxes.

The Merger Agreement provides for a process for any shareholder whose certificate has been lost, stolen or destroyed to facilitate payment to that holder.

Any holder of Company shares in book-entry form must deliver a tax declaration to the paying agent but is not required to deliver a certificate or an executed letter of transmittal. Those holders will be entitled to receive the Per Share Merger Consideration for such shares, without interest and less any applicable withholding taxes, upon receipt by the paying agent of the tax declaration and an “agent’s message” as to those shares.

Any cash deposited with the paying agent that remains unclaimed for six months after the effective time will be delivered to the Surviving Corporation, and any holders of Company shares who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to the Surviving Corporation for payment of the Per Share Merger Consideration.

Representations and Warranties

The Merger Agreement contains customary representations and warranties made by the Company that are subject, in some cases, to specific exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, good standing, and corporate power and authority with respect to the execution and delivery of the Merger Agreement;
•	absence of conflicts with, or violations of, organizational documents, applicable laws and contracts, and required consents of governmental authorities;
•	capital structure and ownership of subsidiaries;
•	our filings with the SEC, financial statements and internal controls and procedures;
•	absence of undisclosed liabilities;
•	accuracy and compliance with applicable laws of the information supplied by the Company contained in this proxy statement;
•	absence of certain developments from March 31, 2017 to the date of the Merger Agreement;
•	absence of certain litigation;
•	compliance with applicable laws;
•	material contracts;
•	tax matters;
•	labor and employment matters;
•	employee benefits matters;
•	intellectual property;
•	government grants;
•	real property;
•	environmental matters;
•	customers and suppliers;
•	insurance;
•	transactions with affiliates;
•	compliance with applicable U.S. and foreign export control laws;
•	compliance with anti-corruption and anti-money laundering laws;
•	inapplicability of takeover statutes;
•	opinion from financial advisor;
•	brokers’ fees payable in connection with the Merger;
•	indebtedness;
•	solvency determination; and
•	operating performance.

The Merger Agreement also contains customary representations and warranties made by B. Riley and Merger Sub that are subject to specified exceptions and qualifications contained in the Merger Agreement. The representations and warranties relate to, among other things:

•	due organization, good standing and corporate power and authority with respect to the execution and delivery of the Merger Agreement;
•	absence of conflicts with, or violations of, organizational documents, applicable laws and contracts, and required consents of governmental authorities;
•	ownership and operations of Merger Sub;
•	accuracy of the information supplied by B. Riley contained in this proxy statement;
•	absence of certain litigation;
•	financing matters;
•	the absence of B. Riley’s and Merger Sub’s ownership of Company shares;
•	brokers’ fees payable in connection with the Merger;
•	shareholder and management arrangements;
•	solvency determination; and
•	approval of the Merger Agreement and the Transaction by B. Riley and Merger Sub.

Many of the representations and warranties in the Merger Agreement made by the Company are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect). For purposes of the Merger Agreement, a “material adverse effect” with respect to the Company means any changes, effects, events, occurrences, states of facts or developments that have had or would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of the Company and its subsidiaries taken as a whole; provided, that any adverse change, effect, event, occurrence, state of facts or development attributable to any of the following will not constitute, and will not be taken into account in determining whether there has been, a material adverse effect:

•	the execution, delivery, announcement or pendency of the Merger Agreement or the Transaction;

•
conditions generally affecting the industry or segments in which the Company and its subsidiaries participate, the Israeli and U.S. economy as a whole or the capital, credit or financial markets in general in the markets which the Company and its subsidiaries have material operations;

•	the failure to take any action by the Company or its subsidiaries which is prohibited by the Merger Agreement;

•
compliance with the terms of, or the taking of any action required by, the Merger Agreement or approved in advance by B. Riley in writing, including any action taken in connection with obtaining regulatory or third party approvals and in compliance with the terms of the Merger Agreement;

•	any change of general applicability after the date of the Merger Agreement in accounting requirements or principles or in applicable laws or the interpretation or enforcement thereof;

•
changes in political conditions in Israel, the United States or any specific country or region in the world where the Company or any of its subsidiaries have operations, or any acts of war (whether or not declared), armed hostilities, sabotage or terrorism occurring after the date of the Merger Agreement or the continuation, escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of the Merger Agreement;

•	any natural disasters, acts of God or force majeure events;

•
the failure of the Company or any of its subsidiaries to meet internal forecasts, budgets or financial projections or any decline in the market price or trading volume of the Company’s shares on the NASDAQ Global Select Market; and

•	any matter set forth in the disclosure schedule.

Covenants Relating to Conduct of Business Pending the Closing

Under the Merger Agreement, the Company agreed that, subject to certain exceptions in the Merger Agreement and the disclosure schedule delivered by the Company in connection with the Merger Agreement, between the date of the Merger Agreement and the earlier of the termination of the Merger Agreement and the effective time, the Company will, and will cause each of its subsidiaries to, conduct its business in all material respects in the ordinary course of business and use commercially reasonable efforts to preserve intact its current business organization and maintain relationships with governmental authorities, its significant customers, suppliers and distributors and its employees, and others having significant business relations with them, and reasonably consult with B. Riley regarding any material changes in the Company’s strategy.

In addition, subject to certain exceptions set forth in the Merger Agreement and the disclosure schedule, the Company agreed not to and agreed not to permit any of its subsidiaries to:

•
split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or other securities, or redeem, repurchase, cancel, or otherwise acquire or offer to redeem, repurchase or otherwise acquire, any of its securities, except as required (or permitted in connection with any net share settlement or tax withholding) by the terms of the Company equity plans or any award agreement thereunder or required by the terms of any other employee benefit plans, arrangements or contracts existing on the date of the Merger Agreement;

•
issue, sell, pledge, grant, transfer, dispose of, enter into any contract with respect to, or encumber any shares of its capital stock or other equity interests or securities exercisable or convertible into, or exchangeable or redeemable for, any such shares or other equity interests, or any rights, warrants, options, calls, or commitments to acquire any such shares or other equity interests, except for  issuances or sales of any of the foregoing to the Company or any wholly owned subsidiary of the Company, and issuances of Company shares upon the exercise of Company stock options or upon the vesting of restricted shares, in each case as outstanding on the date of the Merger Agreement;

•
voluntarily adopt or publicly propose a plan of merger, consolidation, complete or partial liquidation or dissolution of the Company or any of its subsidiaries or otherwise enter into any agreements or arrangements imposing changes or restrictions on its assets, operations or businesses that are material to the Company and its subsidiaries taken as a whole;

•	amend its organizational documents;

•	acquire or dispose (directly or indirectly) of any entity or any business or division thereof;

•	incur, assume or guarantee any indebtedness;

•	make any loans or advances to any person, subject to limited exceptions;

•
acquire, transfer, assign, divest, sell, lease, license, permit or suffer to exist the creation of any lien upon, or otherwise dispose of any subsidiary or any material amount of assets, securities or property (including owned intellectual property) except as permitted pursuant to contracts existing as of the date of the Merger Agreement;

•	abandon or allow any material owned intellectual property to lapse or expire;

•
settle any action against the Company or any of its subsidiaries (other than actions arising in connection with the Merger Agreement or the transactions contemplated thereby), other than as excepted by the terms of the Merger Agreement;

•	materially change its accounting or tax reporting methods, principles or policies, except as may be required by law or GAAP;

•
make, change or revoke any material tax election, file any amended tax return, enter into any closing agreement with respect to taxes, settle any material tax claim, audit, assessment or dispute, surrender any right to claim a refund of a material amount of taxes, take any action which is reasonably likely to result in a material increase in the tax liability of the Company or its subsidiaries, or, in respect of any taxable period (or portion thereof) ending after the closing date, the tax liability of B. Riley or its affiliates;

•	make or authorize certain capital expenditures;

•
assign, transfer, lease, cancel, fail to renew or fail to extend any permit issued by the FCC or any other governmental authority or discontinue any operations that require prior regulatory approval for discontinuance;

•	enter into any line of business in any geographic area other than the lines of business of the Company and its subsidiaries as of the date of the Merger Agreement;

•
enter into any contract that would have been a material contract or real property lease had it been entered into prior to the Merger Agreement, or amend, modify or terminate any material contract or real property lease in any material respect, other than expirations of any such material contract in the ordinary course of business in accordance with the terms of such contract;

•
other than as required by any contract or benefit plan in existence as of the date of the Merger Agreement, (i) increase the amount of compensation or benefits payable to any employee, officer, individual independent contractor or director of the Company or any of its subsidiaries, including as a result of making any promotion, changing job titles or reclassifying any employee, officer, individual independent contractor or director of the Company or any of its subsidiaries, other than annual increases in employees’ wage or salary, in the ordinary course of business, consistent with past practice, with respect to any employee whose annual compensation is not in excess of $100,000 and which increases do not exceed 5% for any individual employee or 3% for all employees of the Company and its subsidiaries, (ii) grant any rights to or pay any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its subsidiaries, (iii) take any action to amend or waive any vesting criteria or accelerate vesting, exercisability or funding under any benefit plan or award granted thereunder, (iv) grant any new awards, or amend or modify the terms of any outstanding awards, under any benefit plan, (v) forgive any loans or issue any loans (other than routine travel advances issued in the ordinary course of business) to any employee of the Company or its subsidiaries, (vi) hire any employee or engage any independent contractor (who is a natural person) with an annual salary or wage rate or consulting fees in excess of $100,000 individually, (vii) terminate the employment of any officer other than for cause; (viii) become a party to, establish, adopt, terminate or amend in any material respect any benefit plan or any similar arrangement; or (ix) become a party to any consulting contract, other than any such contract that can be terminated on 30 days’ or fewer notice and without payment of a penalty;

•	become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

•
make any written or oral communications to the directors, officers or employees of the Company or any of its subsidiaries addressing how existing compensation or benefit matters will or may be affected by the Transaction prior to providing B. Riley with a copy of the intended communication; provided, that B. Riley will be allowed a reasonable period of time to review and comment on the communication, and the Company will consider any such comments in good faith; or

•	authorize any of, or commit or agree to take any of, the foregoing actions.

Non-Solicitation; Acquisition Proposals; Change in Recommendations

Subject to certain exceptions described below, the Company has agreed to a non-solicitation provision.  The Merger Agreement provides that neither the Company, its subsidiaries nor any of their respective directors, officers or representatives will directly or indirectly solicit, initiate, encourage or facilitate any acquisition proposal or any inquiry, proposal or offer that could reasonably be expected to lead to any acquisition proposal, or the making or consummation of any acquisition proposal.  The Company has agreed that, except to inform a person of the existence of the Company’s non-solicitation obligations, it will not enter into, continue, or otherwise participate in any discussions or negotiations regarding any acquisition proposal or any inquiry, proposal or offer that could reasonably be expected to lead to any acquisition proposal.

If the Company receives a bona fide written acquisition proposal (not solicited in violation of the Merger Agreement) that the Board, acting upon the recommendation of the Committee, determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes or would reasonably be expected to result in a superior proposal, it may take actions that are reasonably likely to be necessary in order for the directors to comply with their fiduciary duties under applicable law.  These actions are set forth in the Merger Agreement to include furnishing information pursuant to a customary confidentiality agreement and participating in discussions or negotiations with the person making such acquisition proposal regarding the proposal.

The Company must notify B. Riley promptly (and in any event within 24 hours) after receipt of any acquisition proposal, any inquiry that would be reasonably expected to lead to an acquisition proposal, or any request for information relating to the Company by any person that would be reasonably expected to make, or has made, an acquisition proposal.  The Company has agreed to keep B. Riley informed, on a current basis, of the status and terms of any such proposals or offers (including any amendments thereto) and any material changes thereto.

The term “acquisition proposal” means any proposal, inquiry or offer with respect to (i) a merger, consolidation, dissolution, liquidation, recapitalization, reorganization, spin-off, share exchange, or other business combination, tender offer, exchange offer or any transaction involving the purchase or acquisition of 20% or more of the shares of the Company, including as a result of a primary issuance of Company shares, or (ii) a direct or indirect purchase or acquisition of 20% or more of the consolidated net revenues, net income or total assets of the Company and its subsidiaries, taken as a whole (other than any such proposal or offer made by B. Riley, Merger Sub or any of their affiliates).

The Merger Agreement prohibits our Board and the Committee from withholding, withdrawing, modifying or qualifying in any manner adverse to B. Riley the recommendation that the Company’s shareholders should vote to approve the Merger Proposal (which we refer to as the “Board recommendation”), from approving or recommending (or publicly declaring advisable) any acquisition proposal or any agreement that would reasonably be expected to lead to an acquisition proposal, or entering into any such agreement.  If any acquisition proposal structured as a tender offer or exchange offer for outstanding Company shares is commenced, the Company has agreed that it will recommend against acceptance of such offer by the Company’s shareholders.

Notwithstanding the restrictions described above, if, prior to obtaining shareholder approval of the Merger Proposal, the Company receives a bona fide acquisition proposal (not solicited in violation of the Merger Agreement) and the Board, acting upon the recommendation of the Committee, concludes in good faith, after consultation with its financial advisor and outside legal counsel, that (a) such acquisition proposal would, if consummated, constitute a superior proposal, and (b) such action is reasonably likely to be necessary in order for the directors to comply with their fiduciary duties under applicable law, the Board may make a Company adverse recommendation change with respect to the Merger Proposal or cause the Company to terminate the Merger Agreement (and pay the termination fee to B. Riley).  Similarly, notwithstanding the restrictions in the non-solicitation provision, if, prior to obtaining shareholder approval of the Merger Proposal, an intervening event occurs and the Board, acting upon the recommendation of the Committee, concludes in good faith, after consultation with its financial advisor and outside legal counsel, that (a) such intervening event materially adversely affects the advisability of the Merger Agreement and the Merger to the Company from a financial point of view and (b) such action is reasonably likely to be necessary in order for the directors to comply with their fiduciary duties under applicable Law, the Board may make a Company adverse recommendation change with respect to the Merger Proposal.

The ability of the Board to make a Company adverse recommendation change or terminate the Merger Agreement as contemplated above is subject to the Company’s compliance with the provisions of the Merger Agreement that it first:

•
cause the Company to provide B. Riley at least four business days’ prior written notice advising B. Riley that it intends to take such action, which notice must (i) state that the Company has received a superior proposal or an intervening event has occurred, (ii) specify the material terms and conditions of such superior proposal, or the material facts and circumstances related to such intervening event, (iii) in the case of a superior proposal, identify the person making such superior proposal, to the extent not previously identified and (iv) in the case of a superior proposal, enclose the most recent draft of any agreements intended to be entered into with the person making such superior proposal;

•
cause the Company to negotiate, to the extent B. Riley so wishes to negotiate, during the four business day period following delivery of the notice of a superior proposal or an intervening event, in good faith with B. Riley concerning any revisions to the terms of the Merger Agreement that B. Riley proposes in response to such superior proposal or intervening event, and

•
after complying with these requirements, determine that, in the case of a superior proposal, such acquisition proposal continues to constitute a superior proposal, and in the case of an intervening event, such intervening event continues to materially adversely affect the advisability of the Merger Agreement and the Merger to the Company from a financial point of view, in each case after giving due consideration to any changes proposed to be made to the Merger Agreement by B. Riley in writing.

The term “superior proposal” is defined in the Merger Agreement to mean any bona fide acquisition proposal not solicited in violation of the Merger Agreement made after the date of the Merger Agreement that did not arise from or in connection with a breach of the obligations which the Board, acting upon the recommendation of the Committee, concludes in good faith (after consultation with its financial advisor and outside legal counsel), taking into account all financial, legal, regulatory and other aspects of the acquisition proposal and the person making the acquisition proposal and the likelihood of the proposal being consummated in accordance with its terms, (i) would, if consummated, be more favorable to the Company’s shareholders from a financial point of view than the Transaction and (ii) is reasonably likely to be completed in accordance with its terms (provided that for the purpose of this definition, references to “20% or more” in the definition of acquisition proposal are deemed to be references to “50%”).

The term “intervening event” is defined in the Merger Agreement to mean any change, effect, event, occurrence, state of facts or development, that (i) was not known to, or reasonably foreseeable by, the Committee or the Board, or the material consequences of which were not known or reasonably foreseeable, in each case as of or prior to the date of the Merger Agreement, (ii) becomes known to, or reasonably foreseeable by the Board or the Committee prior to shareholder approval of the Merger Proposal and (iii) does not involve or relate to (a) an acquisition proposal or (b) any fluctuation in the market price or trading volume of Company shares, in and of itself.

Shareholder Meeting

The Company has agreed to call a meeting of its shareholders to be held as promptly as reasonably practicable, in compliance with the applicable provisions of the ICL. The Company must use its commercially reasonable efforts to solicit proxies in favor of the Merger Proposal. Unless required by law, the Company may postpone or adjourn the shareholders meeting for a limited amount of time only for the absence of a quorum, or to allow additional solicitation of votes in order to obtain the requisite shareholder approval.

The Company has also agreed that the Board will recommend to the Company’s shareholders the approval of the Merger Proposal, subject to the provisions of the Merger Agreement described above under “—Non-Solicitation; Acquisition Proposals; Change in Recommendations” beginning on page 68 of this proxy statement.

In the event that B. Riley or any person listed in section 320(c) of the ICL casts any votes in respect of the Merger, B. Riley must disclose to the Company its interest in the Company shares so voted.  At the shareholders meeting, B. Riley and Merger Sub must cause any Company shares owned by them and their affiliates to be voted in favor of the approval of the Merger Proposal.

Indemnification and Insurance

The Merger Agreement provides that the rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the Merger in favor of the current or former directors and officers of the Company acting in such capacities will be assumed by the Surviving Corporation and will survive the Merger and continue in full force and effect, to the fullest extent that the Company would have been permitted to indemnify, defend, hold harmless or advance expenses.

In addition, Parent has agreed that for seven years after the closing of the Merger, the Surviving Corporation will include and cause to be maintained in effect in the Surviving Corporation’s (or any successor’s) organizational documents, provisions regarding elimination of liability of directors, and indemnification of and advancement of expenses to directors and officers of the Company, no less favorable than those contained in the Company’s organizational documents as of the date of the Merger Agreement, and not settle, compromise or consent to the entry of any judgment in any proceeding or threatened action (and in which indemnification could be sought by an indemnified party), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such action or such indemnified party otherwise consents in writing (not to be unreasonably withheld, conditioned or delayed), and cooperates in the defense of such proceeding or threatened action.

Prior to the effective time, the Company will, and, if the Company is unable to, Parent will cause the Surviving Corporation to, obtain and fully pay for, at no expense to the individual insureds, non-cancellable “tail” insurance policies with claims periods of at least seven years from and after the effective time from insurance carriers with the same or better claims-paying ability ratings as the Company’s insurance carriers with respect to directors’ and officers’ liability insurance policies and fiduciary liability insurance policies in place immediately prior to the effective time for the persons who are currently covered by the Company’s existing insurance.

Efforts to Obtain Regulatory Approvals and Tax Ruling

Subject to the conditions of the Merger Agreement, Parent and the Company have agreed to use their reasonable best efforts to, as promptly as practicable:

•
obtain from any third party and/or any governmental authority any consent, approval, authorization, waiver, or order required to be obtained or made by any party, and avoid any action by any governmental authority, in connection with the Merger and to fulfill the conditions to the Transaction; and

•
make all necessary filings with, and thereafter make any other required submissions to, any governmental authority required under applicable law, including the HSR Act, the Communications Act and any applicable state communications laws, in connection with the Merger and to fulfill the conditions to the Transaction.

B. Riley and the Company will cooperate with each other in connection with obtaining all such consents, approvals, authorizations, waivers, or orders and the making of all such filings.

B. Riley and the Company will, subject to the other terms and conditions of the Merger Agreement, (i)  supply the other with any information that may be required in order to make such filings, (ii) supply any additional information that may be required or requested by the FTC, the DOJ, the FCC or state regulators in which any such notification filing is required to be made, and (iii) use reasonable best efforts to take all action necessary to cause the expiration or termination of the applicable waiting periods under the applicable antitrust laws as soon as practicable, and to obtain any required consents under any antitrust laws applicable to the Merger or approvals under the Communications Act or other state telecommunications law or requirement imposed by a state regulator as soon as practicable, including by filing as promptly as reasonably practicable, all notifications, questionnaire responses, documents, and information required or advisable in order to obtain such expiration or termination of the applicable waiting periods or such required consents or approvals.

The Company has filed with the ITA, in coordination with B. Riley, an application for an Option Tax Ruling (as defined in the Merger Agreement).  The Option Tax Ruling is subject to customary conditions regularly associated with such a ruling, including the limitation related to Section 102 of the Israeli Tax Ordinance.  Transfer of the option and restricted share consideration to the option holders and the holders of restricted shares is subject to withholding tax, as per applicable law and in accordance with the Option Tax Ruling.

In addition, the Company has prepared and filed with the Israeli tax authorities an application for a ruling that (a) with respect to holders of Company shares that are non-Israeli residents (as defined in the Israeli Tax Ordinance), exempts Parent, the paying agent, the Surviving Corporation and their respective agents from any obligation to withhold Israeli tax from any consideration payable pursuant to the Merger Agreement, including the Per Share Merger Consideration, or clearly instructs Parent, the paying agent, the Surviving Corporation and their respective agents on how such withholding is to be executed; and (b) with respect to holders of the Company’s shares that are Israeli residents clearly instructs Parent, the paying agent, the Surviving Corporation and their respective agents on how such withholding is to be executed.

Merger Proposal; Certificate of Merger

The Company and Merger Sub have agreed to take all necessary actions as required under the ICL to effectuate the Transaction in compliance with Israeli law.  These actions include:

•	causing a merger proposal (in the Hebrew language) to be executed in accordance with Section 316 of the ICL;

•	delivering the merger proposal to the Companies Registrar in accordance with Section 317(a) of the ICL;

•	causing a copy of the merger proposal to be delivered to any of the Company’s secured creditors; and

•	promptly informing the Companies Registrar, in accordance with Section 317(b) of the ICL, that notice was given to creditors, if any, under Section 318 of the ICL.

The Company and Merger Sub have agreed to cooperate in providing notice to the Companies Registrar of the approval of the Company’s shareholders of the Merger Proposal in accordance with Section 317(b) of ICL, and request that the Companies Registrar declare the Merger effective and issue the certificate of merger on the closing date.

Financing Cooperation

The Company has agreed to cooperate, at Parent’s request and expense, if Parent elects to seek financing prior to the closing in connection with the Merger, until the earlier of the closing and the date that the Merger Agreement is terminated in accordance with its terms, so long as the financing does not require any approvals, orders, authorizations, or actions by or any registrations, declarations, or filings with any governmental authority.

The parties agreed that the Company will not be required to cooperate in connection with any financing at such point that such financing would be reasonably likely to prevent or materially delay the consummation of the Merger.  Additionally, the failure of the Company, its subsidiaries and/or representatives to cooperate with B. Riley or Merger Sub’s financing efforts will not constitute grounds for (i) B. Riley or Merger Sub to refuse to consummate the Merger or to terminate the Merger Agreement or (ii) the payment of the termination fee by the Company.

Other Covenants

Access to Information

Subject to customary exceptions as set forth in the Merger Agreement, the Company has agreed to provide B. Riley and its representatives reasonable access at reasonable times, and upon reasonable notice, to the books and records and properties of the Company and its subsidiaries and any financial, operating and other data and information regarding the assets, properties, or business of the Company and its subsidiaries as B. Riley may from time to time reasonably request.

Public Announcement

Subject to certain exceptions described in the Merger Agreement, B. Riley and the Company have agreed to consult with each other before issuing any press release or other public statements with respect to the Transaction.

Other Covenants and Agreements

The Merger Agreement also contains additional covenants, including, among others, covenants relating to satisfying requirements under Section 16 and Rule 16b-3 of the Exchange Act, efforts to obtain certain third party consents, delisting and deregistration of the Company shares, takeover laws, intellectual property assignments and shareholder litigation, if any arises, relating to the Transaction.

IIA Notice

The Company has prepared and filed with the IIA, a written notice regarding the change in ownership of the Company effected as a result of the Merger as required in accordance with the R&D Law.  On December 25, 2017, the IIA confirmed its approval of the change of control of the Company, subject to the filing of an undertaking by B. Riley Principal Investments in accordance with the R&D Law.  We expect the undertaking to be provided at Closing and filed in due course.

Conditions to Completion of the Merger

The respective obligation of each party to complete the Merger is subject to the satisfaction or waiver of the following conditions:

•	approval by the Company’s shareholders of the Merger Proposal;

•	all applicable waiting periods under the HSR Act having expired or been terminated;

•	no governmental authority having enacted, entered, or enforced any order or law which is in effect and restrains, prohibits, declares unlawful or enjoins the consummation of the Transaction;

•
at least 50 days having elapsed after the filing of the merger proposal with the Companies Registrar and at least 30 days having elapsed after the approval of the Merger Proposal by the shareholders of each of the Company and Merger Sub; and

•
all authorizations, approvals, clearances and consents of or filings with the FCC or any state regulators required to be procured or made in connection with the Transaction having been procured or made.

The obligations of B. Riley and Merger Sub to complete the Merger are further subject to the satisfaction or waiver by B. Riley of the additional conditions, including:

•
the representations and warranties of the Company contained in the Merger Agreement, as of the date of the Merger Agreement and as of the closing date (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date), with respect to (i) corporate authority, capitalization and no material adverse effect being true and correct in all respects (except in the case of capitalization, for de minimis inaccuracies), (ii) standing and corporate power, takeover laws, the financial advisor opinion and the absence of brokers being true and correct in all material respects, and (iii) all other representations of the Company being true and correct (without giving effect to materiality qualifications or limitations), except to the extent any failures of (iii) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Merger Agreement);

•	the Company having performed, or complied with, in all material respects all obligations required to be performed by or complied with by it under the Merger Agreement at or prior to the closing date;

•
B. Riley having received at the closing of the Merger a certificate signed by an executive officer of the Company certifying as to the satisfaction of the conditions set forth in the two immediately preceding bullets;

•	the approval required to be obtained from the IIA having been granted;

•
all authorizations, approvals, clearances and consents, and all expirations or terminations of waiting periods (including any extensions thereof), in each case required to be obtained from a governmental authority in connection with the Transaction having been obtained or having occurred, in each case without the imposition of a condition that is not contingent on the consummation of the Merger or that would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries (taken as a whole) or Parent and its subsidiaries (taken as a whole, after giving effect to the Merger) measured on a scale relative to the Company and its subsidiaries (see “—Efforts to Obtain Regulatory Approvals and Tax Ruling” beginning on page 71); and

•	the Company or its subsidiaries having filed the tax returns specified in the Merger Agreement.

The obligation of the Company to complete the Merger is further subject to the satisfaction or waiver by the Company of additional conditions, including:

•
the representations and warranties of Parent and Merger Sub contained in the Merger Agreement being true and correct (without giving effect to materiality qualifications or limitations) on and as of the date of the Merger Agreement and as of the closing date (except to the extent such representations and warranties relate to a specified date, in which case as of such specified date), except for failures that, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transaction or the performance by Parent or Merger Sub of their obligations under the Merger Agreement;

•
B. Riley and Merger Sub having performed, or complied with, in all material respects, all obligations required to be performed by or complied with by it under the Merger Agreement on or prior to the closing date;

•
the Company having received at the closing of the Merger a certificate signed by an executive officer of B. Riley and Merger Sub certifying as to the satisfaction of the conditions set forth in the two immediately preceding bullets;

•
B. Riley having transferred the aggregate amount of consideration due with respect to the Company shares (other than excluded shares), stock options and restricted shares in accordance with the terms of the Merger Agreement; and

•	B. Riley Principal Investments having executed an undertaking in customary form in favor of the IIA to comply with the provisions of the R&D Law.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger:

•	by mutual written consent of the Company and B. Riley;

•	by either B. Riley or the Company, if:

-
the Merger has not been consummated on or before August 9, 2018, provided that if the condition to closing, solely in respect of the approval by or in connection with U.S. executive branch agencies that review FCC applications for national security and other issues, including the U.S. Department of Justice, Federal Bureau of Investigation, Department of Homeland Security, and National Security Agency, has not been satisfied or waived on or prior to such date, but all other conditions to closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), then the End Date will automatically be extended to November 9, 2018, and provided further, however, that the right to terminate the Merger Agreement will not be available to any party whose breach or failure to perform or comply with any obligation under the Merger Agreement resulted in or was a proximate cause of the failure of the Merger to be consummated on or before the End Date;

-
any governmental authority of competent jurisdiction, located in the United States, Israel or in another jurisdiction outside of the United States in which the Company or any of its subsidiaries, or B. Riley or any of its subsidiaries, engage in material business activities, has enacted, entered or enforced any order or law permanently enjoining, restraining, prohibiting or making illegal the consummation of the Merger, which order or law must have become final and non-appealable; provided, however, that (i) the party seeking to terminate the Merger Agreement will have complied with its obligation to seek the requisite approval of governmental authorities as set forth in the Merger Agreement, including, with respect to B. Riley, using its commercially reasonable efforts to remove any order and otherwise using its reasonable best efforts, as set forth in the Merger Agreement, and (ii) the right to terminate the Merger Agreement will not be available to any party whose breach or failure to perform or comply with any obligation under the Merger Agreement resulted in or was a proximate cause of the issuance of such order or law; or

-	the requisite approval of the Company’s shareholders is not obtained at the Company shareholders meeting or at any adjournment or postponement thereof;

•	by B. Riley if:

-
the Company has violated or breached any covenant, representation, or warranty contained in the Merger Agreement (other than in relation to financing cooperation), which has prevented or would prevent the satisfaction of any condition to the obligations of B. Riley and Merger Sub to complete the Merger, and is not capable of being cured by the End Date or, to the extent so curable, has not been cured by the Company within the earlier of 30 days after receiving written notice from B. Riley describing such violation or breach, or three business days prior to the End Date; or

-
the Board has effected a Company adverse recommendation change or, at any time following receipt of an acquisition proposal, the Board fails to reaffirm its approval or recommendation of the Merger Proposal as promptly as practicable (but in any event within five business days) after receipt of any written request to do so from B. Riley;

•	by the Company if:

-
B. Riley or Merger Sub has violated or breached any covenant, representation, or warranty contained in the Merger Agreement, which has prevented or would prevent the satisfaction of any condition to the obligation of the Company to complete the Merger, and is not capable of being cured by the End Date or, to the extent so curable, has not been cured by B. Riley and Merger Sub within the earlier of 30 days after receiving written notice from the Company describing such violation or breach, or three business days prior the End Date; or

-
prior to the time at which the requisite Company shareholder approval has been obtained, in response to a superior proposal that was not solicited in material violation of the Merger Agreement, the Company enters into a definitive alternative acquisition agreement with respect to an acquisition proposal that the Board has concluded constitutes a superior proposal, subject to payment of any fees required prior to or concurrently with such termination.

Effect of Termination

If the Merger Agreement is terminated, it will become null and void and of no effect without liability or obligation on the part of any party, except with respect to certain provisions which will remain in full force and effect.  Notwithstanding the foregoing, each party will remain liable for any liabilities or damages resulting from any willful and material breach (as defined in the Merger Agreement) by such party prior to or in connection with such termination (subject to certain limitations).  Any failure of B. Riley to effect the Merger and to make the payments contemplated by payment of the Per Share Merger Consideration following the satisfaction or (to the extent permitted by law) waiver of the conditions to the closing (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at such time) will be a willful and material breach of the Merger Agreement by B. Riley.

Transaction Expenses; Termination Fees

Transaction Expenses

Each party will generally pay its own fees and expenses in connection with the Merger. B. Riley will pay all filing fees payable under the applicable antitrust laws in connection with the Merger.

Company Termination Fee

The Company must pay B. Riley a termination fee of $5,738,297 if:

•	the Merger Agreement is terminated (i) by B. Riley after a Company adverse recommendation change or (ii) by the Company in order to enter into a definitive agreement relating to a superior proposal;

•
the Merger Agreement is terminated (i) by either party because the closing has not occurred by the End Date, (ii) by either party because Company shareholder approval of the Merger Proposal is not obtained or (iii) by B. Riley because of a violation or breach of the Merger Agreement by the Company which has prevented or would prevent the satisfaction of any condition to the obligations of B. Riley and Merger Sub to complete the Merger, and in any such case (a) at any time after the date of the Merger Agreement and prior to the termination of the Merger Agreement, an acquisition proposal has been made to the Company or any of its subsidiaries or its shareholders or has been publicly announced and such acquisition proposal has not been publicly withdrawn on a bona fide basis and (b) within twelve (12) months after such termination, the Company enters into a definitive agreement with respect to an acquisition proposal that is thereafter consummated, or will have consummated or will have approved or recommended to the Company’s shareholders or otherwise not opposed, an acquisition proposal that is thereafter consummated (provided that for the purposes of (b), references to “20%” in the definition of acquisition proposal are deemed to be references to “50%”).

Limitation on Remedies

Upon termination of the Merger Agreement, B. Riley’s rights, if any, to receive the termination fee payable by the Company described above will be the sole and exclusive remedy of B. Riley and Merger Sub against the Company for any loss suffered as a result of any breach of the Merger Agreement or the failure of the Merger to be completed. Upon payment of such termination fee by the Company, none of the Company or any of its former, current or future shareholders, directors, officers, affiliates, agents or other representatives will have any further liability or obligation relating to or arising out of the Merger Agreement or the Merger or the other transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, no party will be relieved from any liabilities or damages resulting from any willful and material breach of the Merger Agreement prior to or in connection with such termination.

Amendment

The parties may amend the Merger Agreement at any time prior to the effective time of the Merger, either before or after the Company shareholder approval, by written agreement. However, after such shareholder approval, no amendment may be made which requires further approval by such shareholders under applicable law without such further approval.

Binding Effect; Assignment; Guaranty of Obligations

Except as expressly provided in the Merger Agreement, the rights and obligations of the Merger Agreement may not be assigned by any party without the prior written consent of the other parties.  Within 30 calendar days from the date of the Merger Agreement, B. Riley may assign any and all of its rights under the Merger Agreement to any affiliate of B. Riley, including (i) the person identified to the Company by B. Riley in writing concurrently with the execution of the Merger Agreement, or (ii) any private investment fund managed by a wholly owned direct or indirect subsidiary of B. Riley, provided that all of the following conditions are satisfied (the “permitted assignment”):

•
the Company’s Board determines that, considering the anticipated change in the financial position of the merging companies upon effectiveness of the permitted assignment, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of the Surviving Corporation to its creditors;

•
the proposed assignment would not reasonably be expected to materially delay or significantly increase the risk of not obtaining the expiration or termination of applicable waiting periods under the HSR Act (or any extensions thereof), significantly increase the risk of any governmental authority entering an order prohibiting the consummation of the Merger, or significantly increase the risk of not being able to remove any such order on appeal or otherwise;

•	the proposed assignee is an entity organized under the laws of any state of the United States;

•	the proposed assignee consents in writing to assume all obligations of B. Riley under the Merger Agreement;

•
the proposed assignee affirms in writing that all representations and warranties made in the Merger Agreement with respect to B. Riley as of the date of the Merger Agreement will be deemed representations and warranties made with respect to the proposed assignee as of the date of such assignment, subject to limited exceptions;

•
Merger Sub, which upon the permitted assignment becoming effective must be a wholly owned direct or indirect subsidiary of the proposed assignee, re-affirms in writing that all representations and warranties made in the Merger Agreement with respect to Merger Sub as of the date of the Merger Agreement will be deemed representations and warranties made with respect to Merger Sub as of the date of such assignment;

•	no assignment will relieve B. Riley of any of its obligations pursuant to the Merger Agreement; and

•
B. Riley delivers to the Company a written notice of consummation of the permitted assignment, together with the true, correct and complete assignment documents containing evidence that the conditions to the permitted assignment have been satisfied.

B. Riley must promptly notify the Company in writing in the event B. Riley determines that it will not exercise its right to make a permitted assignment.

B. Riley agreed that a permitted assignment will not relieve B. Riley or Merger Sub of their obligations under the Merger Agreement, and guaranteed all obligations of the proposed assignee in the event of the permitted assignment, including providing the funds to consummate the Merger in the event that the Company brings an action in equity to enforce the provisions of the Merger Agreement against the proposed assignee.

Third Party Beneficiaries

The Merger Agreement is not intended to and does not confer upon any person other than the parties to the Merger Agreement any rights or remedies, except:

•	the rights of the indemnified persons to enforce the obligations described under “—Indemnification and Insurance;”

•	the right of the Company’s shareholders to enforce B. Riley’s obligation to pay the Per Share Merger Consideration; and

•	other rights expressly set forth in the Merger Agreement.

Specific Performance

The parties to the Merger Agreement have agreed that irreparable harm would occur if any of the provisions of the Merger Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. The parties agreed that each party is entitled to seek injunctive relief to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement.

Governing Law

The Merger Agreement and its enforcement will be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state without regard to the conflicts of law provisions thereof, except that (i) the internal affairs of the corporations party hereto that are organized and existing under the ICL and (ii) all other provisions of, or transactions contemplated by, the Merger Agreement that are expressly or otherwise required to be governed by the ICL will be governed by the ICL.

MARKET PRICES FOR ORDINARY SHARES

Our ordinary shares are traded publicly on the NASDAQ Global Select Market and trade under the symbol “CALL.” The following table presents quarterly information on the price range of our ordinary shares. This information indicates the high and low market price per share of our ordinary shares for each period indicated as reported by the NASDAQ Global Select Market. Our ordinary shares began trading on the NASDAQ Global Select Market on July 16, 2010.

	Company Ordinary Shares
	High	Low
Fiscal Year Ending December 31, 2018
First Quarter (through February 6, 2018)	$8.55	$8.30
Fiscal Year Ending December 31, 2017
First Quarter	$8.90	$6.85
Second Quarter	$8.75	$6.25
Third Quarter	$8.20	$6.70
Fourth Quarter	$8.55	$5.55
Fiscal Year Ending December 31, 2016
First Quarter	$9.38	$6.22
Second Quarter	$6.85	$5.47
Third Quarter	$6.87	$5.27
Fourth Quarter	$7.60	$5.65
Fiscal Year Ending December 31, 2015
First Quarter	$8.67	$6.50
Second Quarter	$8.43	$6.48
Third Quarter	$9.99	$6.72
Fourth Quarter	$12.50	$8.76

On February 6, 2018, the latest practicable trading day before the date of this proxy statement, the closing price for our ordinary shares on the NASDAQ Global Select Market was $8.38 per share. You are encouraged to obtain current market quotations for our ordinary shares.

EXECUTIVE COMPENSATION

The following disclosures relative to executive compensation are required in connection with Proposal 2, the CEO Compensation Proposal.  As required, the disclosures relate to the Company’s “named executive officers” as that term is defined in Item 402(a)(3) of Regulation S-K.

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding individual and Company performance targets and goals used in setting compensation for our Named Executive Officers.  These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance.  The Company specifically cautions investors not to apply these statements to other contexts.

Compensation Philosophy and Objectives

The goals of our executive officer compensation program are to attract, retain, and reward executive officers who contribute to our success, to align executive officer compensation with our performance, and to motivate executive officers to achieve our business objectives.  We compensate our senior management through a mix of base salary, bonus, and equity compensation designed to align management’s incentives with the long-term interests of our shareholders.  In addition, we provide our Named Executive Officers (“NEOs”) with benefits that are generally available to all employees of the Company.  Compensation paid to our executive officers is made under the terms of an employment agreement, if applicable, and on a discretionary basis by our Board following approval by the Compensation Committee.  In addition, shareholders must approve certain executive compensation, as described in more detail below.

Our Named Executive Officers in 2017 were Gerald Vento, former Chief Executive Officer, President and Director; Jose Gordo, former Chief Financial Officer; Don Carlos Bell III, the Company’s current President and Chief Executive Officer; Thomas Fuller, the Company’s current Executive Vice President and Chief Financial Officer; Kristin Beischel, the Company’s current Executive Vice President and Chief Marketing Officer; and Dvir Salomon, the Company’s current Executive Vice President and Chief Technology Officer.

Setting Executive Compensation

At the 2013 annual general meeting of shareholders held on July 3, 2013, our shareholders approved the compensation policy that we submitted to the shareholders for their approval (the “Compensation Policy”).  Under Amendment No. 20 to the Companies Law which came into effect in December 2012 (“Amendment No. 20”), public companies were required to adopt a compensation policy with respect to the terms of service and employment of their directors and officers no later than September 2013.  The Companies Law requires that a compensation policy be reviewed and approved every three years.  Accordingly, on March 9, 2017, following the recommendation of the Compensation Committee, the Company’s Board approved the Amended Compensation Policy for a three-year term (the “First Amended Compensation Policy”). The First Amended Compensation Policy amended, among other things, certain caps on the amount of sales commissions and bonuses paid to any officer, specified the measurable criteria framework for the payment of bonuses, the factors the Compensation Committee will consider when awarding a sign-on bonus, and amended the maximum severance payment payable to an officer in the event of a changes of control, all as specified in the Company’s definitive proxy statement for the 2016 annual general meeting, filed with the SEC on March 15, 2017.  Shareholder approval for the First Amended Compensation Policy was obtained at the 2016 annual general meeting of shareholders held on April 19, 2017.

On May 22, 2017, following the recommendation of the Compensation Committee, the Company’s Board approved additional changes to the First Amended Compensation Policy to accommodate an update to non-employee director compensation.  The changes provided for non-employee director compensation as follows:

•	Annual cash compensation for each non-employee director in the amount of $50,000 or, in the case of the non-employee Chairman of the Board, $100,000, paid quarterly;

•	Annual equity-based compensation valued at $60,000 per year for each non-employee director, which will fully vest on the first anniversary of the date of grant;

•	Annual cash compensation of $10,000 for service on each of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee; and

•
Annual cash compensation of $10,000 for service on a “special committee” of the Board, intended to cover up to four meetings per year, with additional cash compensation of $1,000 for each additional meeting thereafter.

Shareholder approval for the above amendments to the First Amended Compensation Policy was obtained at a special meeting of the Company’s shareholders held on July 31, 2017.  The First Amended Compensation Policy, as amended by the amendments described above, is referred to herein as the “Amended Compensation Policy”.

Amendment No. 20 to the Companies Law provides that the compensation policy shall be based, among other parameters, on promoting the company’s objectives, its work plan and long term strategy, creating appropriate incentives for the company’s directors and officers, considering, among other factors, the risk management of the company, the company’s size and nature of its operations and, with respect to terms of service and employment that include non-fixed compensation, the contribution of the director or officer to achievement of corporate goals and increased profits, all with a long term view and taking into account the officer’s position.

The Amended Compensation Policy includes both long term and short term compensation elements and is to be reviewed from time to time by the Company’s Compensation Committee and Board as required by the Companies Law.  In general, the compensation package for officers will be examined while taking into consideration, amongst others, the following parameters: (i) the education, qualifications, expertise, seniority (in the Company in particular, and in the officer’s profession in general), professional experience and achievements of the officer; (ii) the officer’s position, the scope of his responsibility and previous wage agreements that were signed with him; (iii) the officer’s contribution to the Company’s business, profits and stability; (iv) the degree of responsibility imposed on the officer; and (v) the Company’s need to retain officers who have skills, know-how or unique expertise.  Additionally, prior to the approval of a compensation package for an officer, the Company will conduct a wage survey that compares and analyzes the level and cost of the compensation package offered to an officer of the Company with the compensation packages offered to officers in similar positions in other companies of the same type and/or financial structure.  The surveys are to be conducted internally or through an external consultant recommended by the Compensation Committee.

As provided in the Amended Compensation Policy, the Company is entitled to grant to officers a compensation package which may include a base salary, commissions, signing bonus, annual cash bonus and share-based compensation, or any combination thereof, and additional standard benefits.  The Amended Compensation Policy also specifies the cash and share-based compensation to be paid to non-employee directors, as well as reimbursement of out-of-pocket expenses incurred in connection with fulfillment of their duties as directors, all subject to applicable law.

An engagement with an officer who is not a director, controlling shareholder (or relative thereof), or the Chief Executive Officer regarding his or her service and terms of employment must be approved by the Compensation Committee and the Board, provided that the compensation is approved in accordance with the Company’s compensation policy.  Other approval requirements apply if the engagement is not in accordance with the Company’s compensation policy.  An engagement with the Chief Executive Officer regarding his or her service and terms of employment must be approved by our Compensation Committee, our Board of Directors, and by a special majority of our shareholders as provided under Israeli law.  In special cases, the compensation of a nominee for service as the Chief Executive Officer may be approved without shareholder approval, subject to meeting certain conditions under the Companies Law.  Arrangements between the Company and a director as to the terms of his office or regarding compensation for non-directorial duties requires the approval of the Compensation Committee, the Board and shareholders.

The Compensation Committee has from time to time retained the services of independent compensation consulting firms to provide information in accordance with the requirements of our Amended Compensation Policy.  In 2017, the Compensation Committee selected and directly retained the services of Meridian Compensation Consultants, LLC (“Meridian”), an independent compensation consulting firm, to provide a peer group analysis and a compensation benchmarking study related to director compensation as well as related to compensation of Don Carlos Bell III, the Company’s President and Chief Executive Officer; Thomas Fuller, the Company’s Executive Vice President and Chief Financial Officer; Kristin Beischel, the Company’s Executive Vice President and Chief Marketing Officer; and Dvir Salomon, the Company’s Executive Vice President and Chief Technology Officer.

Meridian developed a peer group analysis for the purpose of comparing and analyzing the level and cost of the compensation package to be offered to the Company’s President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President and Chief Marketing Officer and Executive Vice President and Chief Technology Officer. The peer group companies considered by Meridian and approved by the Compensation Committee in connection with 2017 compensation include companies of similar size, as measured by trailing twelve months revenue, market capitalization and enterprise value, that operated in the same or complimentary industries as the Company and are as follows:

•	GTT Communications Inc
•	Shenandoah Telecommun Co
•	Cogent Communications Hldgs
•	Iridium Communications Inc
•	Atn International Inc
•	Hawaiian Telcom Holdco Inc
•	Inteliquent Inc
•	LogMeIn Inc
•	Incontact Inc
•	Demandware Inc
•	8x8 Inc
•	LivePerson Inc
•	Alaska Communications Sys Gp
•	Lumos Networks Corp
•	ORBCOMM Inc
•	Spok Holdings Inc
•	Limelight Networks Inc
•	Five9 Inc
•	Boingo Wireless Inc
•	Brightcove Inc
•	Synacor Inc
•	Fusion Telecommunications
•	Ooma Inc

The Compensation Committee considered the data and analyses prepared by Meridian that included the appropriateness of: (i) the amount of base salary, (ii) the annual incentive bonus potential and the performance metrics for achieving such bonus, (iii) the existence and amount of a signing bonus, (iv) the mix and vesting schedule for equity compensation, and (v) market practice with respect to other employment terms, with respect to each of the officers reviewed compared to that of the peer group companies listed above.  The peer group data was collected primarily from proxy filings reflecting the most recently disclosed compensation as of the time Meridian compiled the data in 2017.

Meridian reviewed with the Compensation Committee Meridian’s analysis of the (1) base salaries, (2) bonus, (3) total cash compensation (salary plus annual bonus opportunity), (4) long-term incentive awards and (5) total direct compensation (salary plus annual bonus opportunity plus value of long-term incentives payable to each named executive officer) to the 25th percentile, the 50th percentile and 75th percentile target opportunity of the peer group.  The Compensation Committee used this peer group data to obtain a general understanding of current compensation practices consistent with our Amended Compensation Policy, to ensure that the Committee was acting in an informed and responsible manner and to make sure our executive compensation program is competitive.  The Compensation Committee did not seek to set any elements of compensation at a specific percentile of the relevant peer group but it did want to understand and be cognizant of the divergence of any of the compensation elements from the 25th percentile, 50th percentile and 75th percentile. The Compensation Committee and Board determined that the compensation packages proposed for Mr. Bell, Mr. Fuller, Ms. Beischel and Mr. Salomon were consistent with the compensation paid to similarly situated name executive officers by the Company’s peer group as presented by Meridian.

A description of Meridian’s analysis and recommendations with respect to the 2017 changes to compensation for non-employee directors is set forth below under “Executive Compensation—2017 Director Compensation,” beginning on page 102.

Compensation Program

The primary components of the executive compensation program of our Company consist of base salary, bonuses, grants of restricted stock and options, and health benefits.  In connection with the Company’s formal process to review and evaluate strategic alternatives to enhance stockholder value, including a possible sale of the Company, the Company also provided a special transaction bonus opportunity for Messrs. Bell, Fuller, Salomon and Ms. Beischel.

Base Salary

In accordance with our Amended Compensation Policy, the base salary of a new officer in the Company was determined based on the parameters set forth in the Amended Compensation Policy and discussed above.  The Compensation Committee and the Board had authority to update the base salary of the officers (other than (i) officers who are controlling shareholders or their relatives or other officers’ compensation in which the controlling shareholder has a personal interest and (ii) officers who serve as directors) consistent with the terms of the Compensation Policy including the parameters specified above, provided that the Compensation Committee alone had authority to approve an amendment to an officer’s base salary that does not increase such base salary by more than 15% on an aggregate basis during the term of the officer’s employment agreement and, with respect to the annual base salary of the CEO, such change does not materially change the structure of the incentives provided thereto, even if the total value of the compensation package remains unchanged .

Mr. Vento’s base salary in 2017 for his service as then Chief Executive Officer of the Company was $500,000.  He resigned from this position effective March 9, 2017 and, as a result, received $94,872 in base salary for 2017.  Mr. Gordo’s base salary for 2017 for his service as then Chief Financial Officer of the Company was $350,000 but he resigned from this position effective May 25, 2017 and, as a result, received $132,436 in base salary for 2017.  Keith Reed’s base salary in 2017 for his service as the former General Manager - Senior Vice President Enterprise was $350,000 but he resigned from this position effective February 3, 2017 and, as a result, received $33,205 in base salary for 2017.  Accordingly, although a named executive officer for 2016, Mr. Reed is not among the named executive officers for 2017.  The 2017 annual base salary amounts for Mr. Vento, Mr. Gordo and Mr. Reed were at the same amount as their 2016 annual base salary levels.

Mr. Bell was hired as the Company’s President and Chief Executive Officer effective March 9, 2017 at a base salary of $500,000, resulting in base salary of $405,449 paid to Mr. Bell in 2017. Mr. Fuller was hired as the Company’s Executive Vice President of Finance effective March 13, 2017, transitioning to the role of Executive Vice President and Chief Financial Officer on May 11, 2017, at a base salary of $275,000, resulting in base salary of $220,882 paid to Mr. Fuller in 2017. Ms. Beischel was hired as the Company’s Executive Vice President and Chief Marketing Officer effective March 9, 2017 at a base salary of $225,000, resulting in base salary of $182,590 paid to Ms. Beischel in 2017.  Mr. Salomon was employed as the Company’s Chief Technology Officer under the terms of an Employment Agreement dated October 14, 2016 at a base salary of $300,000.  He executed an Amended and Restated Employment Agreement on June 23, 2017, under which his base salary was reduced to $275,000, resulting in base salary of $287,500 paid to Mr. Salomon in 2017.

We believe we provided the above Named Executive Officers with a level of base salary that recognized appropriately each individual officer’s scope of responsibility, role in the organization, experience, contributions to the success of our Company and the results of peer group surveys.

Signing Bonus

Under our Amended Compensation Policy, we may grant a signing bonus to an officer, which may not exceed the officer’s initial annual base salary and will be subject to the limitations in the Amended Compensation Policy.  A signing bonus will not be considered in calculating the maximum amount of the bonus (described below) payable to an officer following his initial year of employment.  In 2017, Mr. Bell received a signing bonus of $500,000, Mr. Fuller received a signing bonus of $275,000 and Ms. Beischel received a signing bonus of $150,000.  No other signing bonuses were awarded to our Named Executive Officers during 2017.

Annual Cash Incentive Bonus

Under the terms of our Amended Compensation Policy, our annual cash incentive bonus will be based mainly (at least 80%) on measurable criteria, and, with respect to its less significant part (up to 20%), at the Board and management’s discretion, based on non-measurable criteria.  Measurable criteria may include financial targets, meeting sales and marketing objectives, productivity indices and growth in the volume of activity, cost savings, implementation and promotion of planned projects, promoting strategic targets, promoting innovation in the Company and/or success in raising capital.

The remaining portion of the annual cash bonus (not exceeding 20% of the annual cash bonus) will be determined according to non-measurable criteria, such as the contribution of the officer to the Company’s business, its profitability and stability, the need for the Company to retain an officer with skills, know-how, or unique expertise, the responsibility imposed on the officer, changes that occurred in the responsibility imposed on the officer during the year, satisfaction with the officer’s performance, assessing the officer’s ability to work in coordination and cooperation with other employees of the Company, the officer’s contribution to an appropriate control environment and ethical environment and such other elements as recommended by the Compensation Committee and approved by the Board.  Based on our Amended Compensation Policy and the peer group survey conducted in 2017, the Compensation Committee established the following annual cash incentive bonus structure for Messrs. Bell, Fuller and Salomon and Ms. Beischel applicable for each of them during the year ended December 31, 2017 under the terms of their employment agreements:

Executive	Target/Maximum Annual Bonus	Bonus Milestones:	Bonus Payout Levels
Don Carlos Bell III	Target of $500,000	50% based on meeting at least 80% and up to 120% of target revenue for the year	Revenue: Range from 35% to 200% of the target annual bonus.
		50% based on meeting at least 80% and up to 120% of target EBITDA for the year	EBITDA: Range from 35% to 200% of the target annual bonus.
Thomas Fuller	Target of $206,250	50% based on meeting at least 80% and up to 120% of target revenue for the year	Revenue: Range from 35% to 200% of the target annual bonus.
		50% based on meeting at least 80% and up to 120% of target EBITDA for the year	EBITDA: Range from 35% to 200% of the target annual bonus.
Kristin Beischel	Target of $112,500	50% based on meeting at least 80% and up to 120% of target revenue for the year	Revenue: Range from 35% to 200% of the target annual bonus.
		50% based on meeting at least 80% and up to 120% of target EBITDA for the year	EBITDA: Range from 35% to 200% of the target annual bonus.
Dvir Salomon	Target of $137,500	50% based on meeting at least 80% and up to 120% of target revenue for the year	Revenue: Range from 35% to 200% of the target annual bonus.
		50% based on meeting at least 80% and up to 120% of target EBITDA for the year	EBITDA: Range from 35% to 200% of the target annual bonus.

The term “EBITDA” when used to describe the financial performance measure for the annual cash incentive bonus means earnings before interest expense, income taxes, depreciation and amortization.

The amount of annual cash incentive bonus to be paid to Messrs. Bell, Fuller and Salomon and Ms. Beischel as a result of the achievement of bonus milestones during the year ended December 31, 2017 will be determined by the Compensation Committee upon completion of the audit of the Company’s 2017 financial statements which is anticipated to be complete in March of 2018.

Messrs. Vento, Gordo and Reed were not eligible to participate in the annual cash incentive bonus program described above due to their respective resignations prior to December 31, 2017.

Sales Commissions

Under our Amended Compensation Policy, we may pay our officers sales and other commissions based on a pre-determined commission plan, which commissions will be considered part of the officer’s aggregate compensation package subject to limitations in the Amended Compensation Policy.  None of our Named Executive Officers will receive commissions for the year ended December 31, 2017.

Grants of Restricted Stock and Ordinary Share Options

Equity compensation consists of periodic grants of restricted stock and options exercisable for ordinary shares to certain of our executives under our magicJack VocalTec Ltd. 2013 Stock Incentive Plan, as amended, and our magicJack VocalTec Ltd. 2013 Israeli Stock Incentive Plan, as amended, (together the “2013 Plans”), to provide additional incentive to work to maximize long-term total return to shareholders.  Award levels are determined based on market data and may vary among participants based on their positions within the Company, assessment of job performance, and other factors, including the terms of their employment agreements with the Company.  A committee appointed by the Board is specified to act as the plan administrator.  In 2017, our Compensation Committee administered the plan.

Based on the recommendation of the Compensation Committee and findings of the Board, on May 8, 2017, the Board approved and the Company entered into a Restricted Stock Agreement and an Option Agreement with Mr. Bell in connection with his services as the new Chief Executive Officer of the Company.  Mr. Bell was awarded 149,068 shares of restricted stock under the terms of his Restricted Stock Agreement and 1,883,165 ordinary share options under the terms of his Option Agreement at a strike price of $9.51. These agreements were subject to the approval of the Company’s shareholders as required under Israeli law.  At a Special Meeting of Shareholders held on July 31, 2017, the required shareholder vote approving these agreements with Mr. Bell was obtained.  See “—Employment Agreements for Current Named Executive Officers,” below.

Also on May 8, 2017, upon the recommendation of the Compensation Committee and findings of the Board, the Board approved, and the Company entered into a Restricted Stock Agreement and an Option Agreement with, Mr. Fuller in connection with his services as Executive Vice President Finance and, commencing May 11, 2017, Executive Vice President and Chief Financial Officer.  Mr. Fuller was awarded 37,267 shares of restricted stock under the terms of his Restricted Stock Agreement and 470,791 ordinary share options under the terms of his Option Agreement at a strike price of $9.51. Mr. Fuller’s Option Agreement was subject to approval of amendments to our magicJack VocalTec Ltd. 2013 Stock Incentive Plan by the Company’s shareholders to increase the number of the Company’s ordinary shares available for grant under the plan. At a Special Meeting of Shareholders held on July 31, 2017, the required shareholder vote approving the amendments was obtained.  See “—Employment Agreements for Current Named Executive Officers,” below.

Also on May 8, 2017, upon the recommendation of the Compensation Committee and findings of the Board, the Board approved, and the Company entered into a Restricted Stock Agreement and Option Agreement with, Ms. Beischel in connection with her services as Executive Vice President and Chief Marketing Officer.  Ms. Beischel was awarded 21,118 shares of restricted stock under the terms of her Restricted Stock Agreement and 266,782 ordinary share options under the terms of her Option Agreement at a strike price of $9.51. Ms. Beischel’s Option Agreement was subject to approval of amendments to our magicJack VocalTec Ltd. 2013 Stock Incentive Plan by the Company’s shareholders to increase the number of the Company’s ordinary shares available for grant under the plan. At a Special Meeting of Shareholders held on July 31, 2017, the required shareholder vote approving the amendments was obtained.  See “—Employment Agreements for Current Named Executive Officers,” below.

On June 23, 2017, upon the recommendation of the Compensation Committee and findings of the Board, the Board approved, and the Company entered into an Option Agreement with Mr. Salomon in connection with his services as Executive Vice President and Chief Technology Officer.  Mr. Salomon was awarded 175,566 ordinary share options under the terms of his Option Agreement at a strike price of $9.51. Mr. Salomon’s Option Agreement was subject to approval of amendments to our magicJack VocalTec Ltd. 2013 Stock Incentive Plan by the Company’s shareholders to increase the number of the Company’s ordinary shares available for grant under the plan. At a Special Meeting of Shareholders held on July 31, 2017, the required shareholder vote approving the amendments was obtained.  See “—Employment Agreements for Current Named Executive Officers,” below.

No grants of restricted stock or options were made to Messrs. Vento or Gordo during 2017.

Benefits

We provide various employee benefit programs to our executive officers, including: (i) medical and dental insurance benefits for our U.S. based employees, and (ii) a defined contribution retirement plan for our Israeli employees.  These benefits are generally available to all full-time employees of our Company based on their location.

Special Transaction Bonus

Upon the recommendation of the Compensation Committee and findings of the Board, the Board approved provisions in the employment agreements for Messrs. Bell, Fuller and Salomon and Ms. Beischel providing for a special transaction bonus if the closing of a transaction resulting in a “change of control” (as defined in the respective agreements) occurs before the one-year anniversary of the execution date of the agreements (the “Transaction Deadline”) and the applicable executive is still employed by the Company on the closing date.  The bonus is based on the sales price or Company valuation in the change of control transaction.  See “The Transaction—Interests of our Directors and Executive Officers in the Transaction—Golden Parachute Compensation,” beginning on page 54.  Upon the recommendation of the Compensation Committee and findings of the Board, the Board provided for this special transaction bonus in recognition that none of the long-term equity incentives granted to Messrs. Bell or Fuller or Ms. Beischel on May 8, 2017 will vest as a result of a change of control occurring before the one-year anniversary of the grant on May 8, 2018.  The special transaction bonus for Mr. Salomon will be reduced by the value of restricted stock which accelerates in connection with a change of control.  On November 8, 2017, in consideration of the fact that the Merger might not be consummated on or before the one-year anniversary of the Bell, Fuller and Beischel Agreements, the Board approved an amendment to each of those executive employment agreements to allow each of these executives to receive the special transaction bonus in connection with the Merger, regardless of when the Merger is consummated.  The Board also approved amendments to the restricted stock agreements pursuant to which the vesting of their restricted stock awards will be delayed and forfeited immediately prior to and contingent upon the consummation of the Merger.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee

Tali Yaron-Eldar
Izhak Gross
Richard Harris

2017 Summary Compensation Table

The table below summarizes the total compensation earned by each of our Named Executive Officers for the fiscal years ended December 31, 2017, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)		(j)

Don Carlos Bell, III
Chief	2017	405,449	-	1,244,718	4,003,029	449,000	500,000	(3)	6,602,196
Executive Officer,	2016	-	-	-	-	-	-		-
and President	2015	-	-	-	-	-	-		-

Thomas Fuller
Chief	2017	220,882	-	311,179	1,000,757	185,213	275,000	(4)	1,993,031
Financial	2016	-	-	-	-	-	-		-
Officer	2015	-	-	-	-	-	-		-

Dvir Salomon
Chief	2017	287,500	-	-	373,199	121,911	93,681	(5)	876,291
Technology	2016	25,000	-	607,000	-	125,000	225,000	(5)	982,000
Officer	2015	-	-	-	-	-	-		-

Kristen Beischel
Chief	2017	182,590	-	176,335	567,096	101,026	151,400	(6)	1,178,447
Marketing	2016	-	-	-	-	-	-		-
Officer	2015	-	-	-	-	-	-		-

Gerald Vento
Former Chief	2017	94,872	-	-	-	-	820,591	(7)	915,463
Executive Officer,	2016	500,000	-	-	-	406,500	-		906,500
and President(3)	2015	500,000	-	-	-	706,063	-		1,206,063

Jose Gordo
Former Chief	2017	132,436	-	-	-	-	525,796	(8)	658,232
Financial	2016	350,000	-	-	-	142,275	4,269	(8)	496,544
Officer(4)	2015	325,000	-	1,800,000	1,801,138	211,819	-		4,137,957
__________________

(1)
The amounts in these columns reflect the aggregate grant date fair value of the stock awards computed based on the closing adjusted price as of the grant date and for option awards computed based on the Black-Scholes value as of the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock-based Compensation.” For additional information, see note 12 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

(2)
The amounts in 2016 and 2015 represent the annual cash incentive bonuses paid in 2017 and 2016, respectively, to Messrs. Vento, Gordo and Salomon based on the bonus milestones achieved during the years ended December 31, 2016 and 2015, respectively.  There were no annual cash incentive bonuses paid to Messrs. Vento and Gordo for the year ended December 31, 2017.  The amounts in 2017 represent the estimated annual cash incentive bonus to be paid to Messrs. Bell, Fuller and Salomon and Ms. Beischel for the year ended December 31, 2017 based on the latest calculation of the bonus milestones achieved.  These amounts are still subject to Board approval prior to payment.

(3)	Mr. Bell received a signing bonus of $500,000 in 2017.

(4)	Mr. Fuller received a signing bonus of $275,000 in 2017.

(5)
Mr. Salomon received $8,829 in health-related benefits in 2017 as well as $84,852 in expense reimbursements related to his relocation to the United States from Israel.  In 2016 Mr. Salomon received $225,000 in indirect compensation from our Israeli parent to the consulting company which employed Mr. Salomon before we acquired that consulting company and Mr. Salomon became an employee of magicJack in the United States.

(6)	Ms. Beischel received a signing bonus of $150,000 in 2017 as well as $1,400 in health-related benefits.

(7)
Mr. Vento retired as President and Chief Executive Office of the Company effective March 9, 2017, and resigned from the Board of Directors on June 17, 2017. Mr. Vento received $800,000 in consulting fees and $20,591 in non-employee Director fees in 2017.

(8)
Mr. Gordo left the Company effective May 25, 2017.  In connection with his departure, he executed a separation agreement and received $525,000 in severance.  Additionally, Mr. Gordo received $796 and $4,269 in health-related benefits in 2017 and 2016 respectively.

2017 Pay Ratio Disclosure

For purposes of calculating the 2017 ratio of the median annual total compensation of all Company employees to the total annual compensation of the Company’s chief executive officer, the Company included in its calculation of compensation:  base salary, commissions, annual bonus amounts, stock-based compensation (based on the grant date fair value of awards granted during 2017) and other incentive payments (including sign-on bonuses for the new executive officers).  The Company used December 31, 2017 as its measurement date.  Base salary amounts were annualized for any employee who had less than a full year of service during 2017, including the Chief Executive Officer. Total compensation for Don Carlos Bell, III, the Company’s Chief Executive Officer was determined to be $6,792,747 and was approximately 85 times the median annual compensation of all Company employees excluding the chief executive officer of $79,919.  If stock based compensation amounts are excluded from the calculation, Mr. Bell’s annual compensation is approximately $1,545,000, or 19 times the median employee compensation of $79,919. For purposes of this calculation, the Company had 135 employees worldwide, excluding the chief executive officer.

2017 Grants of Plan-Based Awards

The table below sets forth information regarding grants of plan-based awards made to our Named Executive Officers during the year ended December 31, 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
	Grant	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Stock Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Date	($)	($)	($)	(#)	(#)	($)	($)
Don Carlos Bell, III	05/08/17	175,000	500,000	1,000,000	149,068	1,883,165	9.51	5,247,747
Thomas Fuller	05/08/17	72,188	206,250	412,500	37,267	470,791	9.51	1,311,936
Dvir Salomon	05/08/17	-	125,000	-	-	175,566	9.51	373,199
Kristen Beischel	05/08/17	39,375	112,500	225,000	21,118	266,782	9.51	743,432
Gerald Vento	-	-	-	-	-	-	-	-
Jose Gordo	-	-	-	-	-	-	-	-
__________________

(1)
These columns reflect the threshold, target and maximum amounts that Messrs. Bell, Fuller and Salomon and Ms. Beischel were eligible to receive under our annual cash incentive bonus plan with respect to fiscal year 2017.  Messrs. Vento and Gordo were not eligible to receive an award under the annual cash incentive bonus plan for fiscal year 2017.  Awards paid for 2016 are reflected in the Summary Compensation Table, above.

2017 Outstanding Equity Awards and Stock Vesting

Outstanding Equity Awards at 2017 Fiscal Year End

The following table sets forth certain information regarding equity-based awards held by our Named Executive Officers as of December 31, 2017.

	Option Award				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Don Carlos Bell, III	-	1,883,165	9.51	05/08/22	149,068	1,259,625
Thomas Fuller	-	470,791	9.51	05/08/22	37,267	314,906
Dvir Salomon	-	175,566	9.51	05/08/22	16,666	140,828
Kristen Beischel	-	266,782	9.51	05/08/22	21,118	178,447
Gerald Vento(3)	-	-	-	-	-	-
Jose Gordo(4)	-	-	-	-	-	-
__________________

(1)
All shares in this column consist of restricted stock awards. The awards granted to Messrs. Bell and Fuller and to Ms. Beischel are scheduled to vest in one-third increments on each of May 8, 2018, March 9, 2019 and March 9, 2020. If the contemplated change-in-control event is culminated, none of these awards will vest.  The awards for Mr. Salomon are scheduled to vest on December 31, 2018.  The vesting would be accelerated if the contemplated change-in-control is approved and the transaction completed.

(2)	Amounts in this column have been calculated using an assumed stock price of $8.45, the closing price of our ordinary shares on December 29, 2017, the last business day of our fiscal year 2017.

(3)
On June 18, 2017, Mr. Vento and the Company entered into an agreement to amend his Consulting Agreement.  In connection with that amendment, Mr. Vento surrendered to the Company the options to purchase 722,782 shares at an exercise price of $14.95 per share.  Accordingly, the option was terminated effective June 18, 2017, and excluded from this schedule.

(4)
In connection with Mr. Gordo’s departure from the Company, 106,907 options with a strike price of $9.33 vested in May 2017, and were scheduled to expire on November 25, 2017 absent a change-in-control event. Additionally, 225,964 remaining unvested stock options that were originally scheduled to vest in annual increments on December 31, 2017 and 2018 were forfeited, unless there was a Change of Control within 180 days of his termination date. Furthermore, 87,310 shares underlying a restricted stock award made in 2015 remained unvested and were not scheduled to vest, unless there was a Change of Control within 180 days of Mr. Gordo’s termination. The contemplated transaction qualifies as a Change of Control, and if finalized will trigger the vesting of these awards.  As the options are at a strike price higher than the proposed purchase price, Mr. Gordo’s options have no value.  The 87,310 shares that would vest upon a change-in-control have a market value of $737,770 at December 31, 2017. In connection with his termination, Mr. Gordo surrendered to the Company options originally granted on May 8, 2013 covering 296,031 shares at an exercise price of $17.63.

Option Exercises and Stock Vested in 2017

The Named Executive Officers did not exercise any stock options during the year ended December 31, 2017. The following table sets forth certain information regarding the vesting of shares of our restricted stock for each of our Named Executive Officers during 2017.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Don Carlos Bell, III	-	-
Thomas Fuller	-	-
Dvir Salomon	16,667	140,836
Kristen Beischel	-	-
Gerald Vento	-	-
Jose Gordo	76,211	495,372
__________________

(1)
The aggregate dollar amount realized by the Named Executive Officer upon the vesting of shares of our restricted stock was computed by multiplying the number of shares of our restricted stock that vested by the market value of the underlying shares on the last date the market was open prior to the vesting date. The amount for Mr. Salomon was calculated using an assumed stock price of $8.45, the closing price of our ordinary shares on December 29, 2017, the last business day prior to the vesting date of December 31, 2017. The amount for Mr. Gordo was calculated using an assumed stock price of $6.50, the closing price on the vesting date of May 25, 2017, the date of his separation.

Pension Benefits and Nonqualified Deferred Compensation

None of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us, neither do any of our Named Executive Officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Employment Agreements and Potential Payments Upon Termination or Change of Control for Named Executive Officers

Vento Agreement

On April 2, 2013, the Company entered into a definitive employment agreement and compensation arrangement with Gerald Vento (the “Vento Agreement”), in connection with his services as President and Chief Executive Officer of the Company. Under the terms of the Vento Agreement, Mr. Vento’s compensation was retroactive to January 1, 2013 to coincide with Mr. Vento’s start date as Chief Executive Officer.

The term of employment was initially for three years, beginning on January 1, 2013, but it was extended for an additional year through December 31, 2016 as recommended by the Compensation Committee and Board and approved by the Company’s shareholders at its 2015 annual general meeting of shareholders. Additionally, as recommended by the Compensation Committee and the Board and approved by the Company’s shareholders at its 2016 annual meeting, the Company entered into the Second Amendment to Mr. Vento’s term of employment through the earlier of June 30, 2017 or the date the Company hired a new President and Chief Executive Officer to replace Mr. Vento.

Mr. Vento was paid an annual base salary of $500,000, subject to review each calendar year and possible increases in the sole discretion of the Board. Mr. Vento also received a signing bonus of $500,000 in 2013. For each fiscal year of employment during which the Company employed Mr. Vento, he was eligible to receive a bonus based on the Company meeting certain performance criteria. Mr. Vento’s target annual bonus equaled his annual base salary (the “Target Annual Bonus”). The annual bonus ranged from 35% to 200% of the Target Annual Bonus. The annual bonus formula and performance criteria for each fiscal year were based: (i) 50% on the Company meeting at least 80% and up to 120% of its target revenue for the fiscal year; and (ii) 50% on the Company meeting at least 80% and up to 120% of its target EBITDA for the fiscal year.

Except as described below, Mr. Vento was only entitled to receive an annual bonus if he was employed by the Company pursuant to the Vento Agreement at the close of business on the last day of the applicable fiscal year with respect to the annual bonus.

Mr. Vento was granted stock options to purchase an aggregate of 722,782 shares of the Company’s ordinary shares at an exercise price of $14.95, which was the fair market value of the Company’s ordinary shares on the date of grant (the “Vento Options”). In addition, Mr. Vento was granted 80,267 shares of restricted stock (the “Vento Restricted Stock”). All of the Vento Options and Vento Restricted Stock were fully vested as of December 31, 2015. The Vento Options will expire immediately upon termination of Mr. Vento’s employment for Cause, and six months after termination of Mr. Vento’s service (including service as a Board member or consultant to the Company) for any reason other than Cause. The Vento Restricted Stock and any shares acquired through exercise of the Vento Options are subject to sale restrictions, as more particularly set forth in the agreements granting those equity interests. Mr. Vento did not receive any equity compensation when the term of the Vento Agreement was extended through December 31, 2016 nor when the term of the Vento Agreement was extended through the earlier of June 30, 2017 or the date the Company hired the new President and Chief Executive Officer to replace Mr. Vento.

On December 31, 2016, either Mr. Vento or the Company could have terminated Mr. Vento’s employment under the Vento Agreement for any reason upon not less than 30 days prior written notice:

(i)
Upon termination of Mr. Vento’s employment prior to a Change of Control, by Mr. Vento for Good Reason or by the Company without Cause (as defined in the Vento Agreement), Mr. Vento will be entitled to a termination payment equal to the sum of (a) Mr. Vento’s annual base salary at the time of such termination and (b) Mr. Vento’s Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case);

(ii)
Upon termination of Mr. Vento’s employment by the resignation of Mr. Vento without Good Reason or by the Company with Cause, death or disability or for any other reason except as provided in the immediately preceding paragraph above or the immediately following paragraphs below, Mr. Vento will be due no further compensation other than what is due and owing through the effective date of Mr. Vento’s resignation or termination (including any Annual Bonus that may be due and payable to Mr. Vento);

(iii)
If upon or within six months subsequent to a Change of Control, Mr. Vento’s employment is terminated by Mr. Vento for Good Reason or by the Company without Cause, Mr. Vento will be entitled to and paid a termination payment equal to three times the sum of (a) Mr. Vento’s annual base salary at the time of such termination and (b) Mr. Vento’s Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case); or

(iv)
If Mr. Vento’s employment is terminated by Mr. Vento for Good Reason or by the Company without Cause 180 days prior to the Company’s execution of an agreement which, if consummated, would constitute a Change of Control, then upon consummation of such Change of Control, Mr. Vento will receive an additional payment equal to the difference between (a) the change of control termination payment described in clause (iii) and (b) any termination payment previously provided to Mr. Vento as described in clause (i).

Mr. Vento agreed during the term of his employment and until two years after termination of employment, (A) he will not engage in any business or activity which is the same as or competitive with any business or activity conducted by the Company or any of its majority owned subsidiaries or (B) become an officer, employee or consultant of or otherwise assume a substantial role or relationship with, any governmental entity, agency or political subdivision that is a client or customer of the Company or any subsidiary or affiliate of the Company, provided that Mr. Vento may invest in securities of any public company so long as he does not beneficially own more than 5% of the class of public securities. During the period of Mr. Vento’s employment and until three years after the termination of employment, Mr. Vento will not, without the Company’s prior written consent, seek to employ or otherwise seek the services of any employee or consultant of the Company or any of its majority-owned subsidiaries. Mr. Vento also agreed to restrictive covenants with respect to confidentiality and work product.

In connection with the Second Amendment, the Board of Directors also proposed that the Company enter into the Consulting Agreement with Mr. Vento effective as of March 10, 2017, the date following the separation date under the Vento Employment Agreement as extended by the Second Amendment in lieu of any severance to be provided to Mr. Vento on the separation date, as an inducement for Mr. Vento to execute the Second Amendment, for Mr. Vento to continue to serve as the Company’s President and CEO through the separation date and to smoothly transition Mr. Vento’s duties to the Company’s new President and CEO. The Company entered into the Consulting Agreement with Mr. Vento on March 10, 2017.

The Consulting Agreement provides that Mr. Vento will perform certain professional consulting services for the Company. In consideration for Mr. Vento’s professional consulting services, the Company will pay Mr. Vento a consulting fee of $83,333.33 per month. The term of the Consulting Agreement will commence on the separation date under the Second Amendment and originally contemplated a one-year term.  On June 18, 2017, Mr. Vento and the Company entered into an agreement to amend his Consulting Agreement to shorten the term by approximately two months and to similarly reduce the aggregate amount payable under the Consulting Agreement by $200,000.  Accordingly, the Consulting Agreement, as amended, will continue until December 26, 2017.  The term of the Consulting Agreement may be terminated by Mr. Vento or the Company upon 30 days advance written notice or by the Company immediately for cause as defined in the Consulting Agreement. If the Consulting Agreement is terminated by the Company without cause, Mr. Vento will be entitled to a termination payment equal to the full amount payable under the Consulting Agreement as if the agreement was not terminated. If the Consulting Agreement is terminated by the Company for cause, by Mr. Vento for any reason, or upon his death or disability, Mr. Vento will be due no further compensation other than what is due and owing through the effective time of the termination.

Gordo Agreement

On May 8, 2013, the Company entered into an executive employment agreement with Jose Gordo, effective as of May 10, 2013 relating to his service as Chief Financial Officer of the Company. The term of employment under the executive employment agreement with Mr. Gordo was from May 10, 2013 through December 31, 2015.

Mr. Gordo entered into a new Employment Agreement with the Company on December 1, 2015 with an effective date of January 1, 2016 through December 31, 2018 under which he would continue to serve as the Company’s Chief Financial Officer (the “2016 Gordo Agreement”). Pursuant to the 2016 Gordo Agreement, Mr. Gordo was to receive an annual base salary in the amount of $350,000 subject to review each calendar year and possible increases in the sole discretion of the Board. For each fiscal year of employment under the 2016 Gordo Agreement, Mr. Gordo was eligible to receive an Annual Bonus based on the Company meeting certain performance criteria. Mr. Gordo’s Target Annual Bonus was $175,000, subject to review each calendar year and possible increase in the sole discretion of the Board. The Annual Bonus ranged from 35% to 200% of the Target Annual Bonus. The Annual Bonus formula and performance criteria for each fiscal year were based: (i) 50% on the Company meeting at least 80% and up to 120% of its target revenue for the fiscal year; and (ii) 50% on the Company meeting at least 80% and up to 120% of its target EBITDA for the fiscal year.

Except as described below, Mr. Gordo was only entitled to receive an Annual Bonus if he was employed by the Company pursuant to the 2016 Gordo Agreement at the close of business on the last day of the applicable fiscal year with respect to the Annual Bonus.

Mr. Gordo was granted stock options to purchase 499,307 shares of the Company’s ordinary shares at an exercise price of $9.33, which was the fair market value of the Company’s ordinary shares on December 1, 2015, the date of grant (the “2015 Options”). In addition, Mr. Gordo was granted 192,926 shares of restricted stock (the “2015 Restricted Stock”) on December 1, 2015. The 2015 Options and 2015 Restricted Stock are scheduled to vest as follows: one-third of the 2015 Options and 2015 Restricted Stock vested on December 31, 2016, and one-third would vest on each of December 31, 2017 and December 31, 2018, respectively, subject to Mr. Gordo’s continued employment by the Company. In the event that Mr. Gordo’s employment is terminated by the Company without “Cause” or by Mr. Gordo for “Good Reason” (as such terms are defined in the agreements granting those equity interests), Mr. Gordo would be credited with service through the date that is three months after the termination date (the “Final Vesting Date”), and the 2015 Restricted Stock and 2015 Options would vest on a pro-rata basis through the Final Vesting Date. In addition, all unvested 2015 Options and 2015 Restricted Stock in the Company would immediately become 100% vested upon a Change of Control (as defined in the 2016 Gordo Agreement). The 2015 Options will expire immediately upon termination of Mr. Gordo’s employment for Cause, or six months after termination of Mr. Gordo’s service (including service as a consultant to the Company) for any reason other than Cause. The 2015 Restricted Stock and any shares purchased through exercise of the 2015 Options are subject to sale restrictions as more particularly set forth in the agreements granting those equity interests.

Mr. Gordo was also granted stock options to purchase 256,151 shares of the Company’s ordinary shares at an exercise price of $17.63, which was the fair market value of the Company’s ordinary shares on July 3, 2013, the date of grant (the “2013 Options”). In addition, Mr. Gordo was granted 27,634 shares of restricted stock (the “2013 Restricted Stock”) on July 3, 2013. The 2013 Options and 2013 Restricted Stock were fully vested as of December 31, 2015. Furthermore, Mr. Gordo was granted 39,880 ordinary share options at an exercise price of $17.63 (the “Prior Service Options”) and 52,356 shares of restricted stock for services provided to the Company prior to his employment by the Company (the “Prior Service RSUs”) on July 3, 2013. The Prior Service Options were fully vested as of December 31, 2015. The Prior Service RSUs were scheduled to vest in full on December 31, 2015, however, the shares have a vesting schedule based on the Company’s stock price reaching certain targets. In the event that the targets are not met, the vesting is deferred until the targets are reached. In the event that Mr. Gordo’s employment is terminated by the Company without “Cause” or by Mr. Gordo for “Good Reason,” or the Company experiences a Change of Control prior to termination of Mr. Gordo’s employment (as such terms are defined in Mr. Gordo’s Restricted Stock Agreement), the Prior Service RSUs will fully vest. The 2013 Options and Prior Service Options will expire immediately upon termination of Mr. Gordo’s employment for Cause, six months after termination of Mr. Gordo’s service (including service as a consultant to the Company) for any reason other than Cause. The 2013 Restricted Stock, the Prior Services RSUs and any shares purchased through exercise of the 2013 Options or Prior Service Options are subject to sale restrictions as more particularly set forth in the agreements granting those equity interests.

Either Mr. Gordo or the Company could terminate Mr. Gordo’s employment under the 2016 Gordo Agreement for any reason upon not less than 30 days prior written notice:

(i)
Upon termination prior to a Change of Control by the Company without Cause or by Mr. Gordo for Good Reason, each as defined in the Gordo Agreement, Mr. Gordo will be entitled to a termination payment equal to the sum of (a) Mr. Gordo’s annual base salary at the time of such termination and (b) Mr. Gordo’s Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case);

(ii)
Upon termination of Mr. Gordo’s employment by the resignation of Mr. Gordo without Good Reason or by the Company with Cause, death or disability or for any other reason except as provided in the immediately preceding paragraph above or the immediately following paragraphs below, Mr. Gordo will be due no further compensation other than what is due and owing through the effective date of Mr. Gordo’s resignation or termination (including any Annual Bonus that may be due and payable to Mr. Gordo);

(iii)
If upon or within six months subsequent to a Change of Control, Mr. Gordo’s employment is terminated by Mr. Gordo for Good Reason or by the Company without Cause, Mr. Gordo will be entitled to and paid a termination payment equal to three times the sum of (a) Mr. Gordo’s annual base salary at the time of such termination and (b) Mr. Gordo’s Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case); or

(iv)
If Mr. Gordo’s employment is terminated by Mr. Gordo for Good Reason or by the Company without Cause 180 days prior to the Company’s execution of an agreement which, if consummated, would constitute a Change of Control, then upon consummation of such Change of Control, Mr. Gordo will receive an additional payment equal to the difference between (a) the change of control termination payment described in clause (iii) and (b) any termination payment previously provided to Mr. Gordo as described in clause (i).

Mr. Gordo agreed that during the term of his employment and until two years after termination of employment, (A) he would not engage in any business or activity which is the same as or competitive with any business or activity conducted by the Company or any of its majority owned subsidiaries or (B) he would not become an officer, employee or consultant of or otherwise assume a substantial role or relationship with, any governmental entity, agency or political subdivision that is a client or customer of the Company or any subsidiary or affiliate of the Company, provided that Mr. Gordo could invest in securities of any public company so long as he did not beneficially own more than 5% of the class of public securities. During the period of Mr. Gordo’s employment and until three years after the termination of employment, Mr. Gordo will not, without the Company’s prior written consent, seek to employ or otherwise seek the services of any employee or consultant of the Company or any of its majority-owned subsidiaries. Mr. Gordo also agreed to restrictive covenants with respect to confidentiality and work product.

On May 25, 2017, Mr. Gordo’s employment with the Company terminated. Pursuant to the terms of his employment agreement, he was paid a severance payment of $525,000 and executed a Separation and Release Agreement.  Because of the provision of his Employment Agreement described in paragraph (iv) above, Mr. Gordo will be entitled to an additional payment upon the consummation of the Merger in the amount of $907,725.  See “The Transaction—Interests of our Directors and Executive Officers in the Transaction—Golden Parachute Compensation,” beginning at page 54.

Bell Agreement

On May 8, 2017, the Company entered into an Executive Employment Agreement with Mr. Bell, which we refer to in this proxy statement as the “Bell Agreement”, retaining him as President and Chief Executive Officer of the Company for a three-year term with retroactive effect to March 9, 2017.  Mr. Bell will be paid an annual base salary of $500,000, subject to review each calendar year and possible increases in the sole discretion of the Board, subject to the compensation policy of the Company then in effect.  Mr. Bell received a signing bonus of $500,000.

The Bell Agreement provides for a special transaction bonus if the closing of a transaction resulting in a “change of control” (as defined in the Bell Agreement) occurs before the one-year anniversary of the execution date of the Bell Agreement (the “Transaction Deadline”) and Mr. Bell is still employed by the Company on the closing date.  A bonus is based on the sales price or Company valuation in the change of control transaction.  See “The Transaction—Interests of our Directors and Executive Officers in the Transaction—Golden Parachute Compensation,” beginning on page 54.  The Board provided for this special transaction bonus in recognition that none of Mr. Bell’s long-term equity incentives (see below) will vest as a result of a change of control occurring before the one-year anniversary of the grant on May 8, 2018.  See “Proposal 2,” beginning on page 107 for a description of an amendment to the Bell Agreement entered into on November 9, 2017, to push out the Transaction Deadline for the Transaction to allow Mr. Bell to receive the special transaction bonus in connection with the Transaction.

Also pursuant to the Bell Agreement, for each fiscal year of employment during which the Company employs Mr. Bell, he is be eligible to receive a bonus based on the Company meeting certain performance criteria.  Mr. Bell’s target annual bonus will equal his annual base salary (the “Target Annual Bonus”). The annual bonus will range from 35% to 200% of the Target Annual Bonus. The bonus formula and performance criteria for fiscal year 2017 are based: (i) 50% on the Company meeting at least 80% and up to 120% of its target revenue for the fiscal year; and (ii) 50% on the Company meeting at least 80% and up to 120% of its target EBITDA for the fiscal year.  The Company’s target revenue and target EBITDA were set by the Compensation Committee and communicated to Mr. Bell in May 2017. The annual bonus formula and performance criteria for calendar years 2018 and 2019 will be based: (i) one-third on the Company meeting at least 80% and up to 120% of its target revenue for the applicable fiscal year; (ii) one-third on the Company meeting at least 80% and up to 120% of its target EBITDA for the applicable fiscal year, and (iii) one-third on the Company meeting at least 80% and up to 120% of another objective Key Performance Indicator (the “KPI Target”) for the applicable fiscal year to be determined by the Board, or the Compensation Committee of the Board, after consultation with Mr. Bell. For purposes of the Bell Agreement, “EBITDA” means earnings before interest, taxes, depreciation and amortization calculated in accordance with generally accepted accounting principles consistent with the application of such concepts in developing the Company’s annual budget, subject to adjustments for one-time occurrences outside the ordinary course of business as deemed appropriate by the Company’s Compensation Committee.

If the Company’s financial statements are restated for a period for which an Annual Bonus has been paid under the terms of the Agreement, the Annual Bonus amount for such period will be re-calculated by the Company (the “Recalculated Bonus Amount”). In any such event, the difference between the Annual Bonus in question and the Recalculated Bonus Amount will be paid to or refunded by Mr. Bell, as applicable, not later than 60 days after the restatement, provided that no such adjustments will be made at any time after the second anniversary of the Annual Bonus payment in question.

Except as described below under “Termination”, Mr. Bell will be entitled to receive an Annual Bonus only if he is employed by the Company pursuant to the Bell Agreement at the close of business on the last day of the applicable fiscal year with respect to the Annual Bonus.

Mr. Bell is entitled to 20 paid-time-off days per fiscal year. Mr. Bell is eligible to participate in, without action by the Board or any committee thereof, any benefits and perquisites available to the executive officers of the Company, including any group health, dental, life insurance, disability, or other form of executive benefit plan or program of the Company now existing or that may be later adopted by the Company. The Company will reimburse Mr. Bell for all ordinary and necessary business expenditures made by him in connection with, or in furtherance of, his employment upon presentation by him of supporting information as may from time to time be reasonably requested by the Board.

Also in connection with his hiring, Mr. Bell was granted an option to purchase 1,883,165 of the Company’s ordinary shares at an exercise price of $9.51, representing approximately 118% of the fair market value of the Company’s shares on the date of grant (the “Option”), pursuant to a Stock Option Agreement dated May 8, 2017 (the “Bell Option Agreement”).  In addition, on May 8, 2017, Mr. Bell was granted 149,068 restricted shares (the “Restricted Stock”) pursuant to a Restricted Stock Agreement dated May 8, 2017 (the “Bell Restricted Stock Agreement”). The Restricted Stock was granted under the terms of the Company’s 2013 Stock Incentive Plan. The Option was granted under the terms of the Company’s Amended 2013 Stock Incentive Plan (the “Amended Plan”), subject to the approval of the Amended Plan by the Company’s shareholders which was obtained in July of 2017.  Both grants were also subject to shareholder approval at the July 2017 shareholder meeting, and shareholder approval was obtained.

The Option and Restricted Stock, as originally granted, were to vest as follows: one-third of the Options and Restricted Stock would vest on each of May 8, 2018, March 9, 2019 and March 9, 2020, subject to Mr. Bell’s continued employment by the Company. After the one year anniversary of their respective grant dates, both equity grants were subject to partial accelerated vesting in the event of Mr. Bell’s termination without “cause” or for “good reason” (as each is defined in the Bell Agreement) or in the event of his termination as a result of his death or disability, and full accelerated vesting under certain circumstances related to a change of control of the Company.  If a change of control of the Company occurs before the one-year anniversary of the grant (i.e., before May 8, 2018), there was to be no accelerated vesting of these grants.

See “Proposal 2,” beginning on page 107 for a description of an amendment to each of the Bell Option Agreement and the Bell Restricted Stock Agreement to cancel the Option effective upon the consummation of the Merger and to delay the vesting of the Restricted Stock and provide for the Restricted Stock to be forfeited immediately prior to and contingent upon the consummation of the Merger.

Either Mr. Bell or the Company may terminate Mr. Bell’s employment under the Bell Agreement for any reason upon not less than 30 days prior written notice.

(i)
Upon termination of Mr. Bell’s employment prior to a change of control by Mr. Bell for good reason or by the Company without cause (as each term is defined in the Bell Agreement), Mr. Bell will be entitled to a termination payment equal to two times Mr. Bell’s annual base salary at the time of such termination (the “Termination Payment”).

(ii)
Upon termination of Mr. Bell’s employment by the resignation of Mr. Bell without good reason or by the Company with cause or by reason of death or disability or for any other reason except as provided in the immediately preceding paragraph above or the immediately following paragraph below, Mr. Bell will be due no further compensation other than what is due and owing through the effective date of Mr. Bell’s resignation or termination (including any Annual Bonus that may be due and payable to Mr. Bell).

(iii)
If upon or within six months subsequent to a change of control, Mr. Bell’s employment is terminated by Mr. Bell for good reason or by the Company without cause, Mr. Bell will be entitled to and be paid a termination payment (the “Change of Control Payment”) equal to two times the sum of (a) Mr. Bell’s annual base salary at the time of such termination and (b) Mr. Bell’s Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case); provided, however, that the Change of Control Payment will only be paid to Mr. Bell if the change of control closes after the six month anniversary of the execution date of the Bell Agreement and the change of control transaction meets a per share threshold price that is greater than or equal to $9.51 per share.  In the event a change of control transaction closes in the first six months following the execution date of the Bell Agreement, or closes pursuant to an agreement entered into in the first six months following the execution date of the Bell Agreement, Mr. Bell will not be entitled to the Change of Control Payment upon his termination.

The Bell Agreement provides for a payment reduction to avoid imposition of the excise tax imposed under Section 4999 of the Internal Revenue Code.

Mr. Bell will not be entitled to any severance payment unless Mr. Bell executes and delivers to the Company a general release of claims on terms described in the Bell Agreement.

Mr. Bell has agreed that during the term of his employment and until one year after termination of employment, (A) he will not engage in any business or activity which is the same as or competitive with any business or activity conducted by the Company or any of its majority owned subsidiaries or (B) become an officer, employee or consultant of or otherwise assume a substantial role or relationship with, any governmental entity, agency or political subdivision that is a client or customer of the Company or any subsidiary or affiliate of the Company, provided that Mr. Bell may invest in securities of any public company so long as he does not beneficially own more than 5% of the class of publicly traded securities.  During the period of Mr. Bell’s employment and until one year after the termination of employment, Mr. Bell will not, without the Company’s prior written consent, seek to employ or otherwise seek the services of any employee or consultant of the Company or any of its majority-owned subsidiaries.  Mr. Bell also agreed to restrictive covenants with respect to confidentiality and work product.

Fuller Agreement

On May 8, 2017, the Company entered into an Executive Employment Agreement with Mr. Fuller, which we refer to in this proxy statement as the “Fuller Agreement”, retaining him as Executive Vice President Finance and, effective May 11, 2017, Executive Vice President and Chief Financial Officer of the Company for a three-year term with retroactive effect to March 13, 2017.  Mr. Fuller will be paid an annual base salary of $275,000, subject to review each calendar year and possible increases in the sole discretion of the Board, subject to the compensation policy of the Company then in effect.  Mr. Fuller received a signing bonus of $275,000.

The Fuller Agreement provides for a special transaction bonus if the closing of a transaction resulting in a “change of control” (as defined in the Fuller Agreement) occurs before the one-year anniversary of the execution date of the Fuller Agreement (the “Transaction Deadline”) and Mr. Fuller is still employed by the Company on the closing date.  The bonus is based on the sales price or Company valuation in the change of control transaction.  See “The Transaction—Interests of our Directors and Executive Officers in the Transaction—Golden Parachute Payments.”  The Board provided for this special transaction bonus in recognition that none of Mr. Fuller’s long-term equity incentives (see below) will vest as a result of a change of control occurring before the one-year anniversary of the grant on May 8, 2018.  In connection with the approval of the Merger Agreement, the Board approved and on November 9, 2017, the Company entered into an amendment to the Fuller Agreement to push out the Transaction Deadline for the Transaction to allow Mr. Fuller to receive the special transaction bonus in connection with the Transaction.

Also pursuant to the Fuller Agreement, for each fiscal year of employment during which the Company employs Mr. Fuller, he is be eligible to receive a bonus based on the Company meeting certain performance criteria.  Mr. Fuller’s target annual bonus will equal 75% of his annual base salary (the “Target Annual Bonus”). The annual bonus will range from 35% to 200% of the Target Annual Bonus. The bonus formula and performance criteria for fiscal year 2017 are based: (i) 50% on the Company meeting at least 80% and up to 120% of its target revenue for the fiscal year; and (ii) 50% on the Company meeting at least 80% and up to 120% of its target EBITDA for the fiscal year.  The Company’s target revenue and target EBITDA were set by the Compensation Committee and communicated to Mr. Fuller in May 2017. The annual bonus formula and performance criteria for calendar years 2018 and 2019 will be based: (i) one-third on the Company meeting at least 80% and up to 120% of its target revenue for the applicable fiscal year; (ii) one-third on the Company meeting at least 80% and up to 120% of its target EBITDA for the applicable fiscal year, and (iii) one-third on the Company meeting at least 80% and up to 120% of another objective Key Performance Indicator (the “KPI Target”) for the applicable fiscal year to be determined by the Board, or the Compensation Committee of the Board, after consultation with the Company’s Chief Executive Officer and Mr. Fuller. For purposes of the Fuller Agreement, “EBITDA” means earnings before interest, taxes, depreciation and amortization calculated in accordance with generally accepted accounting principles consistent with the application of such concepts in developing the Company’s annual budget, subject to adjustments for one-time occurrences outside the ordinary course of business as deemed appropriate by the Company’s Compensation Committee. The Fuller Agreement also provides for long-term equity incentives, including a restricted stock grant of 37,267 shares and the grant of an option to purchase 470,791 shares.

Mr. Fuller is entitled to 20 paid-time-off days per fiscal year. Mr. Fuller is eligible to participate in, without action by the Board or any committee thereof, any benefits and perquisites available to the executive officers of the Company, including any group health, dental, life insurance, disability, or other form of executive benefit plan or program of the Company now existing or that may be later adopted by the Company. The Company will reimburse Mr. Fuller for all ordinary and necessary business expenditures made by him in connection with, or in furtherance of, his employment upon presentation by him of supporting information as may from time to time be reasonably requested by the Board.

Mr. Fuller’s restricted stock grant was granted under the terms of the Company’s 2013 Stock Incentive Plan pursuant to a Restricted Stock Agreement dated May 8, 2017 (the “Fuller Restricted Stock Agreement”).  Mr. Fuller’s option was granted under the terms of the Company’s Amended 2013 Stock Incentive Plan and pursuant to an Option Agreement dated May 8, 2017, as amended by Amendment to Option Agreement dated July 27, 2017 (the “Options”).  The Options have an exercise price equal to $9.51 per share and will vest over thirty-four (34) months commencing on the one year anniversary of the date of grant, May 8, 2018.  The restricted stock would similarly vest over a period of thirty-four (34) months commencing on the one year anniversary of the date of grant.  After the one year anniversary of their respective grant dates, both equity grants are subject to partial accelerated vesting in the event of Mr. Fuller’s termination without “cause” or for “good reason” (as each is defined in the Fuller Agreement) or in the event of his termination as a result of his death or disability, and full accelerated vesting under certain circumstances related to a change of control of the Company.

Also in connection with the approval of the Merger Agreement, the Board approved, and the Company entered into, an amendment to the Fuller Restricted Stock Agreement to delay the vesting of the restricted stock and to provide for the restricted stock to be forfeited immediately prior to and contingent upon the consummation of the Merger.

Pursuant to the Fuller Agreement, either the Company or Mr. Fuller may terminate Mr. Fuller’s employment for any reason upon not less than 30 days prior written notice.

(i)
Upon termination of Mr. Fuller’s employment prior to a change of control by Mr. Fuller for good reason or by the Company without cause (as each term is defined in the Fuller Agreement), Mr. Fuller will be entitled to a termination payment equal to one times the sum of (a) Mr. Fuller’s annual base salary at the time of such termination and (b) Mr. Fuller’s target annual bonus for the fiscal year in which his employment is terminated.

(ii)
Upon termination of Mr. Fuller’s employment by the resignation of Mr. Fuller without good reason or by the Company with cause or by reason of death or disability or for any other reason except as provided in the immediately preceding paragraph above or the immediately following paragraph below, Mr. Fuller will be due no further compensation other than what is due and owing through the effective date of Mr. Fuller’s resignation or termination (including any annual bonus that may be due and payable to Mr. Fuller).

(iii)
If upon or within six months subsequent to a change of control, Mr. Fuller’s employment is terminated by him for good reason or by the Company without cause, Mr. Fuller will be entitled to and be paid a termination payment (the “Change of Control Payment”) equal to one and one-half times the sum of (a) Mr. Fuller’s annual base salary at the time of such termination and (b) Mr. Fuller’s target annual bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the target annual bonus at the 100% level irrespective of whether or not that is the case); provided, however, that the Change of Control Payment will only be paid to Mr. Fuller if the change of control closes after the six month anniversary of the execution date of the Fuller Agreement and the change of control transaction meets a per share threshold price that is greater than or equal to $9.51 per share.  In the event a change of control transaction closes in the first six months following the execution date of the Fuller Agreement, or closes pursuant to an agreement entered into in the first six months following the execution date of the Fuller Agreement, Mr. Fuller will not be entitled to the Change of Control Payment upon his termination.

Mr. Fuller will not be entitled to any severance payment unless he executes and delivers to the Company a general release of claims on terms described in the agreement.

Mr. Fuller has agreed that during the term of his employment and until one year after termination of employment, (A) he will not engage in any business or activity which is the same as or competitive with any business or activity conducted by the Company or any of its majority owned subsidiaries or (B) become an officer, employee or consultant of or otherwise assume a substantial role or relationship with, any governmental entity, agency or political subdivision that is a client or customer of the Company or any subsidiary or affiliate of the Company, provided that Mr. Fuller may invest in securities of any public company so long as he does not beneficially own more than 5% of the class of publicly traded securities.  During the period of Mr. Fuller’s employment and until three years after the termination of employment, Mr. Fuller will not, without the Company’s prior written consent, seek to employ or otherwise seek the services of any employee or consultant of the Company or any of its majority-owned subsidiaries.  Mr. Fuller also agreed to restrictive covenants with respect to confidentiality and work product.

Beischel Agreement

On May 8, 2017, the Company entered into an Executive Employment Agreement with Ms. Beischel, as amended by amendment to Executive Employment Agreement dated August 16, 2017, which we refer to in this proxy statement as the “Beischel Agreement”, retaining her as Executive Vice President and Chief Marketing Officer of the Company for a three-year term with retroactive effect to March 9, 2017.  Ms. Beischel will be paid an annual base salary of $225,000, subject to review each calendar year and possible increases in the sole discretion of the Board, subject to the compensation policy of the Company then in effect.  Ms. Beischel received a signing bonus of $150,000.

The Beischel Agreement provides for a special transaction bonus if the closing of a transaction resulting in a “change of control” (as defined in the Beischel Agreement) occurs before the one-year anniversary of the execution date of the Beischel Agreement (the “Transaction Deadline”) and Ms. Beischel is still employed by the Company on the closing date.  The bonus is based on the sales price or Company valuation in the change of control transaction.  See “The Transaction—Interests of our Directors and Executive Officers in the Transaction—Golden Parachute Payments.”  The Board provided for this special transaction bonus in recognition that none of Ms. Beischel’s long-term equity incentives (see below) will vest as a result of a change of control occurring before the one-year anniversary of the grant on May 8, 2018.  In connection with the approval of the Merger Agreement, the Board approved and on November 9, 2017, the Company entered into an amendment to the Beischel Agreement to push out the Transaction Deadline for the Transaction to allow Ms. Beischel to receive the special transaction bonus in connection with the Transaction.

Also pursuant to the Beischel Agreement, for each fiscal year of employment during which the Company employs Ms. Beischel, she is be eligible to receive a bonus based on the Company meeting certain performance criteria.  Ms. Beischel’s target annual bonus will equal 50% of her annual base salary (the “Target Annual Bonus”). The annual bonus will range from 35% to 200% of the Target Annual Bonus. The bonus formula and performance criteria for fiscal year 2017 are based: (i) 50% on the Company meeting at least 80% and up to 120% of its target revenue for the fiscal year; and (ii) 50% on the Company meeting at least 80% and up to 120% of its target EBITDA for the fiscal year.  The Company’s target revenue and target EBITDA were set by the Compensation Committee and communicated to Ms. Beischel in May 2017. The annual bonus formula and performance criteria for calendar years 2018 and 2019 will be based: (i) one-third on the Company meeting at least 80% and up to 120% of its target revenue for the applicable fiscal year; (ii) one-third on the Company meeting at least 80% and up to 120% of its target EBITDA for the applicable fiscal year, and (iii) one-third on the Company meeting at least 80% and up to 120% of another objective Key Performance Indicator (the “KPI Target”) for the applicable fiscal year to be determined by the Board, or the Compensation Committee of the Board, after consultation with the Company’s Chief Executive Officer and Ms. Beischel. For purposes of the Beischel Agreement, “EBITDA” means earnings before interest, taxes, depreciation and amortization calculated in accordance with generally accepted accounting principles consistent with the application of such concepts in developing the Company’s annual budget, subject to adjustments for one-time occurrences outside the ordinary course of business as deemed appropriate by the Company’s Compensation Committee. The Beischel Agreement also provides for long-term equity incentives, including a restricted stock grant of 21,118 shares and the grant of an option to purchase 266,782 shares.

Ms. Beischel is entitled to 20 paid-time-off days per fiscal year. Ms. Beischel is eligible to participate in, without action by the Board or any committee thereof, any benefits and perquisites available to the executive officers of the Company, including any group health, dental, life insurance, disability, or other form of executive benefit plan or program of the Company now existing or that may be later adopted by the Company. The Company will reimburse Ms. Beischel for all ordinary and necessary business expenditures made by her in connection with, or in furtherance of, her employment upon presentation by her of supporting information as may from time to time be reasonably requested by the Board.

Ms. Beischel’s restricted stock grant was granted under the terms of the Company’s 2013 Stock Incentive Plan pursuant to a Restricted Stock Agreement dated May 8, 2017 (the “Beischel Restricted Stock Agreement”).  Ms. Beischel’s option was granted under the terms of the Company’s Amended 2013 Stock Incentive Plan and pursuant to an Option Agreement dated May 8, 2017, as amended by Amendment to Option Agreement dated July 27, 2017 (the “Options”).  The Options have an exercise price equal to $9.51 per share and will vest over thirty-four (34) months commencing on the one year anniversary of the date of grant, May 8, 2018.  The restricted stock would similarly vest over a period of thirty-four (34) months commencing on the one year anniversary of the date of grant.  After the one year anniversary of their respective grant dates, both equity grants are subject to partial accelerated vesting in the event of Ms. Beischel’s termination without “cause” or for “good reason” (as each is defined in the Beischel Agreement) or in the event of her termination as a result of her death or disability, and full accelerated vesting under certain circumstances related to a change of control of the Company.

Also in connection with the approval of the Merger Agreement, the Board approved, and the Company entered into, an amendment to the Beischel Restricted Stock Agreement to delay the vesting of the restricted stock and to provide for the restricted stock to be forfeited immediately prior to and contingent upon the consummation of the Merger.

Pursuant to the Beischel Agreement, either the Company or Ms. Beischel may terminate Ms. Beischel’s employment for any reason upon not less than 30 days prior written notice.

(i)
Upon termination of Ms. Beischel’s employment by Ms. Beischel for good reason or by the Company without cause (as each term is defined in the Beischel Agreement), Ms. Beischel will be entitled to a termination payment equal to one times the sum of (a) Ms. Beischel’s annual base salary at the time of such termination and (b) Ms. Beischel’s target annual bonus for the fiscal year in which her employment is terminated.  The termination payment will be paid in a lump sum.

(ii)
Upon termination of Ms. Beischel’s employment by the resignation of Ms. Beischel without good reason or by the Company with cause or by reason of death or disability or for any other reason except as provided in the immediately preceding paragraph above, Ms. Beischel will be due no further compensation other than what is due and owing through the effective date of Ms. Beischel’s resignation or termination (including any annual bonus that may be due and payable to Ms. Beischel).

Ms. Beischel will not be entitled to any severance payment unless she executes and delivers to the Company a general release of claims on terms described in the agreement.

Ms. Beischel has agreed that during the term of her employment and until one year after termination of employment, (A) she will not engage in any business or activity which is the same as or competitive with any business or activity conducted by the Company or any of its majority owned subsidiaries or (B) become an officer, employee or consultant of or otherwise assume a substantial role or relationship with, any governmental entity, agency or political subdivision that is a client or customer of the Company or any subsidiary or affiliate of the Company, provided that Ms. Beischel may invest in securities of any public company so long as she does not beneficially own more than 5% of the class of publicly traded securities.  During the period of Ms. Beischel’s employment and until one year after the termination of employment, Ms. Beischel will not, without the Company’s prior written consent, seek to employ or otherwise seek the services of any employee or consultant of the Company or any of its majority-owned subsidiaries.  Ms. Beischel also agreed to restrictive covenants with respect to confidentiality and work product.

Salomon Agreement

On June 23, 2017, the Company entered into an Amended and Restated Executive Employment Agreement with Mr. Salomon, as amended by amendment to Executive Employment Agreement dated August 16, 2017, which we refer to in this proxy statement as the “Salomon Agreement”.  The Salomon Agreement amended and restated the terms of an Employment Agreement executed by Mr. Salomon and the Company on October 14, 2016, prior to Mr. Salomon becoming a Named Executive Officer of the Company, and provided that Mr. Salomon would serve as the Company’s Executive Vice President and Chief Technology Officer through March 9, 2020.  Pursuant to the Salomon Agreement, Mr. Salomon will be paid an annual base salary of $275,000, subject to review each calendar year and possible increases in the sole discretion of the Board, subject to the compensation policy of the Company then in effect.

The Salomon Agreement provides for a special transaction bonus if the closing of a transaction resulting in a “change of control” (as defined in the Salomon Agreement) occurs before the one-year anniversary of the execution date of the Salomon Agreement (the “Transaction Deadline”) and Mr. Salomon is still employed by the Company on the closing date.  The bonus is based on the sales price or Company valuation in the change of control transaction and is subject to reduction by an amount equal to the value of shares of restricted stock that are accelerated and cashed out immediately before and contingent upon the consummation of the Merger.  See “The Transaction—Interests of our Directors and Executive Officers in the Transaction—Golden Parachute Payments.”

Also pursuant to the Salomon Agreement, for each fiscal year of employment during which the Company employs Mr. Salomon, he is be eligible to receive a bonus based on the Company meeting certain performance criteria.  Mr. Salomon’s target annual bonus will equal 50% of his annual base salary (the “Target Annual Bonus”). The annual bonus will range from 35% to 200% of the Target Annual Bonus. The bonus formula and performance criteria for fiscal year 2017 are based: (i) 50% on the Company meeting at least 80% and up to 120% of its target revenue for the fiscal year; and (ii) 50% on the Company meeting at least 80% and up to 120% of its target EBITDA for the fiscal year.  The Company’s target revenue and target EBITDA were set by the Compensation Committee and communicated to Mr. Salomon in May 2017. The annual bonus formula and performance criteria for calendar years 2018 and 2019 will be based: (i) one-third on the Company meeting at least 80% and up to 120% of its target revenue for the applicable fiscal year; (ii) one-third on the Company meeting at least 80% and up to 120% of its target EBITDA for the applicable fiscal year, and (iii) one-third on the Company meeting at least 80% and up to 120% of another objective Key Performance Indicator (the “KPI Target”) for the applicable fiscal year to be determined by the Board, or the Compensation Committee of the Board, after consultation with the Company’s Chief Executive Officer and Mr. Salomon. For purposes of the Salomon Agreement, “EBITDA” means earnings before interest, taxes, depreciation and amortization calculated in accordance with generally accepted accounting principles consistent with the application of such concepts in developing the Company’s annual budget, subject to adjustments for one-time occurrences outside the ordinary course of business as deemed appropriate by the Company’s Compensation Committee. The Salomon Agreement also provides for long-term equity incentives in the form of a grant of an option to purchase 175,566 shares at a strike price equal to $9.51 per share.

Mr. Salomon is entitled to 20 paid-time-off days per fiscal year. Mr. Salomon is eligible to participate in, without action by the Board or any committee thereof, any benefits and perquisites available to the executive officers of the Company, including any group health, dental, life insurance, disability, or other form of executive benefit plan or program of the Company now existing or that may be later adopted by the Company. The Company will reimburse Mr. Salomon for all ordinary and necessary business expenditures made by his in connection with, or in furtherance of, his employment upon presentation by his of supporting information as may from time to time be reasonably requested by the Board.

Mr. Salomon’s option was granted under the terms of the Company’s Amended 2013 Stock Incentive Plan and pursuant to an Option Agreement dated June 23, 2017, as amended by Amendment to Option Agreement dated July 27, 2017 (the “Options”).  The Options have an exercise price equal to $9.51 per share and will vest over thirty-two and one-half (32.5) months commencing on the one year anniversary of the date of grant, June 23, 2018.  After the one year anniversary of the grant date, the Options are subject to partial accelerated vesting in the event of Mr. Salomon’s termination without “cause” or for “good reason” (as each is defined in the Salomon Agreement) or in the event of his termination as a result of his death or disability, and full accelerated vesting under certain circumstances related to a change of control of the Company.

Pursuant to the Salomon Agreement, either the Company or Mr. Salomon may terminate Mr. Salomon’s employment for any reason upon not less than 30 days prior written notice.

(i)
Upon termination of Mr. Salomon’s employment by Mr. Salomon for good reason or by the Company without cause (as each term is defined in the Fuller Agreement), Mr. Salomon will be entitled to a termination payment equal to one times the sum of (a) Mr. Salomon’s annual base salary at the time of such termination and (b) Mr. Salomon’s target annual bonus for the fiscal year in which his employment is terminated.  The termination payment will be paid in a lump sum.

(ii)
Upon termination of Mr. Salomon’s employment by the resignation of Mr. Salomon without good reason or by the Company with cause or by reason of death or disability or for any other reason except as provided in the immediately preceding paragraph above, Mr. Salomon will be due no further compensation other than what is due and owing through the effective date of Mr. Salomon’s resignation or termination (including any annual bonus that may be due and payable to Mr. Salomon).

Mr. Salomon will not be entitled to any severance payment unless he executes and delivers to the Company a general release of claims on terms described in the agreement.

Mr. Salomon has agreed that during the term of his employment and until six months after termination of employment, (A) he will not engage in any business or activity which is the same as or competitive with any business or activity conducted by the Company or any of its majority owned subsidiaries or (B) become an officer, employee or consultant of or otherwise assume a substantial role or relationship with, any governmental entity, agency or political subdivision that is a client or customer of the Company or any subsidiary or affiliate of the Company, provided that Mr. Salomon may invest in securities of any public company so long as he does not beneficially own more than 5% of the class of publicly traded securities.  During the period of Mr. Salomon’s employment and until one year after the termination of employment, Mr. Salomon will not, without the Company’s prior written consent, seek to employ or otherwise seek the services of any employee or consultant of the Company or any of its majority-owned subsidiaries.  Mr. Salomon also agreed to restrictive covenants with respect to confidentiality and work product.

Compensation Committee Interlocks and Insider Participants

From January 1, 2017 through December 31, 2017, our Compensation Committee consisted of Tali Yaron-Eldar, Richard Harris (Chairman) and Izhak Gross.

During 2017, none of the members of our Compensation Committee was an employee or officer of the Company. Further, during 2017, no Compensation Committee member had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or our Compensation Committee.

2017 Director Compensation

During 2017, Meridian developed a peer group analysis for the purpose of comparing and analyzing the level and cost of the compensation package to be offered to the Company’s non-executive directors. The peer group companies considered by Meridian and approved by the Compensation Committee in connection with 2017 compensation include companies of similar size, as measured by trailing twelve months revenue, market capitalization and enterprise value, that operated in the same or complimentary industries as the Company and are as follows:

•	8x8 Inc
•	Alaska Communications Sys Gp
•	Atn International Inc
•	Boingo Wireless Inc
•	Brightcove Inc
•	Cogent Communications Hldgs
•	Demandware Inc
•	Five9 Inc
•	Fusion Telecommunications
•	GTT Communications Inc
•	Hawaiian Telcom Holdco Inc
•	Incontact Inc
•	Inteliquent Inc
•	Iridium Communications Inc
•	Limelight Networks Inc
•	LivePerson Inc
•	LogMeIn Inc
•	Lumos Networks Corp
•	Ooma Inc
•	ORBCOMM Inc
•	Shenandoah Telecommun Co
•	Spok Holdings Inc
•	Synacor Inc

The Compensation Committee considered the data and analyses prepared by Meridian that included the appropriateness of: (i) total annual compensation, (ii) annual retainer and Board meeting fees, (iii) committee fees (including committee retainers, meeting fees and chair fees), (iv) equity compensation, and (v) leadership fees (i.e., lead director and non-executive chairman). The peer group data was collected primarily from proxy filings reflecting the most recently disclosed compensation as of the time Meridian compiled the data in 2017.

Meridian reviewed with the Compensation Committee its analysis of the above referenced elements of compensation in comparison to the 25th percentile, the 50th percentile and 75th percentile target opportunity of the peer group.  The Compensation Committee used this peer group data to obtain a general understanding of current compensation practices consistent with our Amended Compensation Policy, to ensure that it was acting in an informed and responsible manner and to make sure our non-executive director compensation program is competitive.  The Compensation Committee did not seek to set any elements of compensation at a specific percentile of the relevant peer group but, it did want to understand and be cognizant of the divergence of any of the compensation elements from the 25th percentile, 50th percentile and 75th percentile. The Compensation Committee and Board determined that the compensation packages proposed for non-executive directors in the Company’s Amended Compensation Policy was consistent with the compensation paid to non-executive directors by the Company’s peer group presented by Meridian. The Amended Compensation Policy, including the terms of non-executive director compensation, was presented to and approved by the Company’s shareholders at the Company’s special meeting held on July 31, 2017.

The following table sets forth information with respect to compensation for the non-employee directors listed during the fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Richard Harris(1)	102,000	60,000	-	162,000
Donald A. Burns(2)	38,904	-	-	38,904
Alan Howe(3)	71,096	60,000	-	131,096
Tali Yaron-Eldar(4)	70,000	60,000	-	130,000
Izhak Gross(5)	106,429	111,800	-	218,229
Dr. Yuen Wah Sing(6)	50,000	60,000	-	110,000
__________________

(1)
Mr. Harris served on the Audit Committee and Compensation Committee for all of fiscal year 2017. Additionally, Mr. Harris earned $32,000 serving on Special Committees during 2017. Mr. Harris had 8,108 unvested stock awards at December 31, 2017.

(2)
Mr. Burns served as Chairman of the Board from January 1, 2013 until his resignation from the Board on May 22, 2017. As Chairman, Mr. Burns received $38,904 for his partial year of service during the year ended December 31, 2017.  Mr. Burns had no outstanding stock awards or options awards at December 31, 2017.

(3)
Mr. Howe was appointed to the Board of Directors on April 19, 2017, and served on the Audit and Nominating and Governance Committees.  Mr. Howe also earned $22,000 during 2017 for his service on Special Committees. Mr. Howe had 8,108 unvested stock awards at December 31, 2017.

(4)	Ms. Yaron-Eldar served on the Audit Committee and Compensation Committee for all of fiscal year 2017. Ms. Yaron-Eldar had 8,108 unvested stock awards at December 31, 2017.

(5)
Mr. Gross was appointed to the Board of Directors on August 9, 2016 to fill a vacancy caused by a Board member’s retirement. He served on the Audit Committee and Compensation Committee from the date of his appointment until the appointment of Mr. Howe in April 2017. Upon the resignation of Mr. Burns, Mr. Gross was appointed chairman of the Board and he served as the Chairman for the remainder of 2017.  Additionally, Mr. Gross earned $25,333 during 2017 for his service on Special Committees.  Mr. Gross had 15,108 stock awards unvested at December 31, 2017.

(6)	Dr. Sing had had 8,108 unvested stock awards at December 31, 2017.

During fiscal year 2017, the Company’s non-employee directors received the following compensation:

•
A fixed annual payment of $50,000 (to be paid quarterly) for service as a member of the Board, and $100,000 for the Chairman of the Board, plus, if applicable, a fixed annual payment of $10,000 (to be paid quarterly) for service as a member of each committee of the Board on which the director serves (the standing committees of our Board are the Audit Committee, Compensation Committee, and the Nomination and Governance Committee).  Additionally, Board members received $10,000 for service on a “Special Committee” plus $1,000 per meeting for each meeting in excess of three meetings.

•
Reimbursement of business expenses and travel and accommodation expenses incurred in the performance of duties as a member of the Board and/or any Board committee, including, for illustration purposes, business class flying tickets for overseas travels, suitable hotel accommodation, taxi and/or leased vehicles.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 31, 2018, the number of our ordinary shares, which constitute our only voting securities, beneficially owned by (i) all shareholders known to us to own more than five percent of our outstanding ordinary shares, (ii) each of our directors, (iii) each of our named executive officers, and (iv) by all of our current executive officers and directors as a group as of January 31, 2018.  The data presented is based on information provided to us by the holders or disclosed in public filings with the SEC.  The percentage of outstanding ordinary shares is based on 16,189,794 ordinary shares outstanding plus, with respect to each director and executive officer with options or restricted share awards which are currently exercisable (in the case of options) or which may be acquired by such director or executive officer within 60 days of January 31, 2018.

Except where otherwise indicated, and except pursuant to community property laws, we believe, based on information furnished by such owners, that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares.  The shareholders listed below do not have any different voting rights from any of our other shareholders.

	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number(1)	Percent
Adams Street Partners, LLC (2) One North Wacker Drive, Suite 2200 Chicago, IL 60606	1,976,861	12.21%
B. Riley FBR, Inc. (3) 11100 Santa Monica Boulevard, Suite 800 Los Angeles, CA 90025	1,249,600	7.72%
Renaissance Technologies LLC (4) 800 Third Avenue New York, NY 10022	855,900	5.29%
The Goldman Sachs Group, Inc. (5)	840,329	5.2%
Don Carlos Bell III (6)	-	-
Izhak Gross	2,333	*
Richard Harris	13,046	*
Alan Howe	-	-
Dr. Yuen Wah Sing (7)	293,684	1.80%
Gerald Vento (former executive officer) (8)	217,167	1.34%
Tali Yaron-Eldar	17,000	*
Thomas Fuller (9)	-	-
Jose Gordo (former executive officer) (10)	301,844	1.85%
Dvir Salomon (11)	83,334	*
Kristen Beischel (12)	-	-

Directors and current executive officers as a group (9 persons) (13)	409,397	2.51%
__________________

*	Represents less than 1% of the outstanding ordinary shares.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to ordinary shares. Unless otherwise indicated below, to our knowledge, all persons included in this table have sole voting and investment power with respect to their ordinary shares, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of ordinary shares deemed outstanding includes shares issuable upon settlement of restricted ordinary shares held by the respective person or group that will vest within 60 days of November 30, 2017 and pursuant to ordinary share options held by the respective person or group that are currently exercisable or may be exercised within 60 days of the date hereof, which we refer to as presently exercisable ordinary share options.

(2)	Information based on the Schedule 13G Amendment filed with the SEC on February 13, 2017 by Adams Street Partners, LLC.

(3)	Information based on the Schedule 13G filed with the SEC on January 3, 2018 by B. Riley FBR, Inc.

(4)
Information based on the Schedule 13G filed with the SEC on February 14, 2017 by Renaissance Technologies LLC (“RTC”) and Renaissance Technologies Holdings Corporation (“RTHC”).  RTC and RTHC have sole voting power over 661,697 shares, sole dispositive power over 822,850 shares, and shared voting and dispositive power over 33,050 shares.

(5)
Information based on the Schedule 13G filed with the SEC on January 26, 2018 by The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC, each of whom report shared voting and shared dispositive power over all shares reported on the Schedule 13G.

(6)	Mr. Bell was appointed President and Chief Executive Officer on March 9, 2017 and was elected to the Board by the shareholders on April 19, 2017. He currently owns no shares.

(7)	Includes 100,000 shares subject to currently exercisable options with an exercise price of $19.23 per share.

(8)	Mr. Vento served as President and Chief Executive Officer through the 2016 fiscal year and until March 9, 2017. He resigned from the Board on June 17, 2017 and is no longer with the Company.

(9)	Mr. Fuller was appointed Executive Vice President and Chief Financial Officer effective May 11, 2017. He currently owns no shares.

(10)
Mr. Gordo served as Chief Financial Officer through the 2016 fiscal year and until May 11, 2017.  Mr. Gordo is no longer with the Company. Reported beneficial ownership includes 166,436 shares subject to currently exercisable options with an exercise price of $9.33 per share.

(11)	Mr. Salomon was appointed Executive Vice President and Chief Technology Officer effective May 8, 2017. He currently owns 83,334 shares.

(12)	Ms. Beischel was appointed Executive Vice President and Chief Marketing Officer effective May 8, 2017. She currently owns no shares.

(13)	Includes 100,000 shares subject to currently exercisable options.

PROPOSAL 1

THE MERGER

Subject to the terms and conditions of the Merger Agreement, which is described in this proxy statement and attached as Annex A, the Company will be merged with Merger Sub and will survive as an indirect wholly owned subsidiary of B. Riley.  We encourage you to carefully read the Merger Agreement in its entirety, which is the principal document governing the Merger.

Pursuant to the Merger Agreement, all of the Company’s outstanding ordinary shares (other than those held by Parent, Merger Sub and their subsidiaries) will be cancelled and each shareholder of Company shares will cease to have any rights with respect to such shares except the right to receive $8.71 per share in cash, without interest and less any applicable withholding taxes.

Completion of the Merger is conditioned on, among other things, approval of the Merger as set forth in this Proposal.

Proposal Resolutions

It is proposed that shareholders approve the Merger Proposal by adopting the following resolution:

“RESOLVED, to approve, pursuant to the Companies Law, the merger of the Company with B. R. Acquisition Ltd. (“Merger Sub”), an Israeli corporation and an indirect wholly owned subsidiary of B. Riley Financial, Inc., a Delaware corporation (“Parent”), including approval of: (i) the merger transaction pursuant to Sections 314 through 327 of the Companies Law, whereby Merger Sub will merge with and into the Company, with the Company surviving and becoming an indirect wholly owned subsidiary of Parent; (ii) the Agreement and Plan of Merger, dated as of November 9, 2017, by and among the Company, Merger Sub and Parent (the “Merger Agreement”); (iii) the consideration to be received by the Company’s shareholders in the Merger, consisting of $8.71 in cash for each share held as of immediately prior to the effective time of the Merger; (iv) the conversion of each outstanding Company stock option into the right to receive an amount of cash equal to the product of (a) the total number of Company shares subject to such Company stock option as of immediately prior to the effective time, and (b) the excess, if any, of (1) $8.71 over (2) the exercise price per share of such Company stock option; (v) the cash compensation to be paid in consideration of accelerated restricted stock that will be cancelled effective immediately prior to the effective time; (vi) the purchase by the Company of a prepaid tail insurance policy for the Company’s directors and officers for a period of seven years following the effective time of the Merger; and (vii) all other transactions and arrangements contemplated by the Merger Agreement, as described in the Proxy Statement, dated February 8, 2018, sent by the Company to its shareholders in respect of this Meeting.”

Vote Required for Approval

The vote required for approval of Proposal 1 is the affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting thereon (excluding abstentions and Company shares held by Merger Sub, Parent (or any other any person who holds 25% or more of the means of control of Merger Sub), or anyone on their behalf (including relatives or corporations controlled by such persons)).

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

PROPOSAL 2

CHIEF EXECUTIVE OFFICER COMPENSATION

Background

On November 9, 2017, in connection with its execution of the Merger Agreement, the Company entered into an amendment to the employment agreement (the “Bell Agreement”) with the Company’s Chief Executive Officer, Don C. Bell III (the “Bell Amendment”).

The transactions contemplated by the Merger Agreement would, if consummated, constitute a “change of control” entitling Mr. Bell to payment of a “Special Transaction Bonus,” as such terms are defined by the Bell Agreement, provided the Transaction is consummated prior to May 8, 2018 (the “Transaction Deadline”) and further provided that Mr. Bell continues to be employed by the Company until the Transaction Deadline.

The Bell Amendment provides for a modification of the Transaction Deadline in a manner that will allow Mr. Bell the opportunity to earn his Special Transaction Bonus either (i) if any change of control is consummated by May 8, 2018 or (ii) upon the occurrence of the closing of the Merger at any time.

Concurrently with the Bell Amendment, the Company also entered into an amendment to a restricted stock award agreement dated May 8, 2017 with Mr. Bell (the “Restricted Stock Award”), that provides for a potential corresponding delay in the vesting of the Restricted Stock Award in the event that the Merger Agreement is terminated after May 8, 2018 (the “Bell RSA Amendment”). The Bell RSA Amendment provides that the Restricted Stock Awards will be forfeited immediately prior to and contingent upon the consummation of the Merger.

Amendment No. 20 to the Companies Law which came into effect in December 2012, requires that the terms of service and employment of a company’s chief executive officer be approved by the company’s compensation committee, board of directors and the shareholders of the company, by special majority vote.  Similarly, material amendments to the employment terms for the chief executive officer must be approved by the company’s compensation committee, board of directors and the shareholders of the company, by special majority vote.  The Bell Agreement and the Restricted Stock Award were previously approved in accordance with Amendment No. 20.  As provided in the Israeli Companies Law, the Bell Amendment and the Bell RSA Amendment must be approved by the Compensation Committee, the Board and the shareholders of the Company by special majority vote.  The Compensation Committee approved the Bell Amendment and the Bell RSA Amendment on November 7, 2017 and the Board approved such amendments on November 7, 2017.  Accordingly, the Bell Amendment and the Bell RSA Amendment were entered into by the Company subject to the approval of the Company’s shareholders in accordance with the Israeli Companies Law.  The Company previously disclosed the entry into the Bell Amendment and the Bell RSA Amendment on a Form 8-K filed with the SEC on November 16, 2017, and attached copies of each of these agreements as exhibits to the Form 8-K.

Proposed Resolutions

It is proposed that shareholders approve the CEO Compensation Proposal by adopting the following resolution:

“RESOLVED, that each of (i) the amendment dated November 9, 2017 of the employment agreement between the Company and Mr. Don C. Bell III, Chief Executive Officer (the “Bell Amendment”), and (ii) the amendment dated November 9, 2017 of the May 8, 2017 restricted stock agreement between the Company and Mr. Bell (the “Bell RSA Amendment”), in each case as described in “The Transaction—Interests of Our Directors and Executive Officers in the Transaction—Golden Parachute Compensation” in the Proxy Statement, dated February 8, 2018, sent by the Company to its shareholders in respect of this Meeting, be, and the same hereby are, approved; and be it

FURTHERMORE RESOLVED, that the appropriate officers of the Company be, and hereby are, authorized, on behalf of the Company, to execute and deliver and then on behalf of the Company perform under each of the Bell Amendment and the Bell RSA Amendment.”

Vote Required for Approval

The vote required for approval of Proposal 2 is the affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting thereon (excluding abstentions).

In addition, the approval of Proposal 2 requires that either of the following two voting conditions be met as part of the approval by a majority of shares present and voting thereon:

•
the majority voted in favor includes a majority of the shares held by non-controlling shareholders who do not have a personal interest in the approval of Proposal 2 that are voted at the Meeting, excluding abstentions; or

•
the total number of shares held by non-controlling, disinterested shareholders (as described in the previous bullet-point) that are voted against approval of Proposal 2 does not exceed two percent of the aggregate voting rights in the Company.

If you do not state whether you have a personal interest in the approval of Proposal 2 by appropriate indication on your proxy card or voting instruction card, you will be considered as having a personal interest in Proposal 2, and your shares will not be counted in the special majority vote required for approval of this Proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

GOLDEN PARACHUTE PAYMENTS

Advisory Vote Regarding the Golden Parachute Compensation Proposal

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, we are seeking non-binding, advisory shareholder approval of the compensation that will be paid or may become payable to our named executive officers in connection with the Merger, as disclosed in “The Transaction—Interests of Our Directors and Executive Officers in the Transaction—Golden Parachute Compensation” beginning on page 54 of this proxy statement. The proposal gives shareholders the opportunity to express their views on the Merger-related compensation of the named executive officers.

Proposed Resolutions

It is proposed that shareholders approve the Golden Parachute Payments Proposal by adopting the resolution set forth below on a non-binding, advisory basis:

“RESOLVED, to approve on a non-binding, advisory basis, certain compensation that will be paid or may become payable to the Company’s named executive officers in connection with the transactions contemplated by the Merger Agreement, as disclosed pursuant to Item 402(t) of Regulation S-K in “The Transaction—Interests of Our Directors and Executive Officers in the Transaction—Golden Parachute Compensation” in the Proxy Statement, dated February 8, 2018, sent by the Company to its shareholders in respect of this Meeting.”

Because your vote is advisory, it will not be binding upon the Company, the Board, the Compensation Committee or Parent.  Further, the underlying plans and arrangements are contractual in nature and (except with respect to the Chief Executive Officer of the Company) are not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote and except and to the extent the shareholders do not approve Proposal 2, above, if the Merger is consummated, our named executive officers may become eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments as described in “The Transaction—Interests of Our Directors and Executive Officers in the Transaction—Golden Parachute Compensation.”

The vote on this non-binding, advisory Golden Parachute Payments Proposal is a vote separate and apart from the vote on the Merger Proposal and the CEO Compensation Proposal. Accordingly, you may vote “FOR” the Merger Proposal and “FOR” the CEO Compensation Proposal and vote “AGAINST” or “ABSTAIN” with respect to this Golden Parachute Payments Proposal (and vice versa).

Vote Required for Approval

The vote required for approval of Proposal 3 is the affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting thereon (excluding abstentions).

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

SHAREHOLDER PROPOSALS

If the Merger is completed, we will not hold an annual general meeting of shareholders in our 2018 fiscal year.  If the Merger is not completed as expected, you will continue to be entitled to attend and participate in our annual meetings of shareholders, and we will hold a 2018 annual meeting of shareholders, in which case we will publicly announce the date on which such 2018 annual general meeting of shareholders will be held.

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at any general meeting, including the Meeting, by submitting their proposals in writing in a timely manner. Such request must comply with the requirements of our Amended and Restated Articles of Association and the Israeli Companies Law, which establish an advance notice procedure and set forth the required information which must be provided by shareholders holding at least one percent of the voting rights in the issued share capital of the Company who wish to include a subject in the agenda of the meeting. Any such request must be in writing, must include all information related to the subject matter and the reason that such subject is proposed to be brought before the meeting and must be signed by the shareholder or shareholders making such request. Each such request must also set forth: (a) the name and address of the shareholder making the request; (b) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (c) a description of all arrangements or understandings between the shareholder and any other person or persons (naming such person or persons) in connection with the subject which is requested to be included in the agenda; and (d) a declaration that all the information that is required under the Companies Law and any other applicable law to be provided to the Company in connection with such subject, if any, has been provided. Furthermore, the Board may, in its discretion and to the extent it deems necessary, request that the shareholders making the request provide additional information necessary so as to include a subject in the agenda of the Meeting.

Under Section 66(b) of the Companies Law, a shareholder who meets the conditions of Section 66(b) of the Companies Law may submit its request to include an agenda item within seven days following the Company’s notice of convening a shareholders’ meeting at which directors are to be elected and certain other proposals are to be considered. Proposals should be addressed to: magicJack VocalTec Ltd., 12 Haomanut Street, 2nd Floor, Poleg Industrial Area, Netanya, Israel, 42504, Attn:  Secretary.  In addition, shareholder proposals submitted to the Company pursuant to Rule 14a-8 under the Exchange Act must comply with the requirements of that Rule.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries (such as brokerage firms, banks, and other nominees) to implement a delivery procedure called “householding.”  Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our proxy materials and annual reports unless an affected shareholder has provided contrary instructions.  This procedure reduces printing costs and postage fees.

If you are a beneficial owner of our ordinary shares and you share an address with other beneficial owners, then your brokerage firm, bank, or other nominee may have delivered a single copy of this proxy statement and of our Annual Report on Form 10-K for the year ended December 31, 2016 for all beneficial owners sharing your address.  To make a written or oral request for an individual copy of this proxy statement and of such Annual Report, or to request the future delivery of a single copy of a proxy statement and annual report if you currently receive multiple copies, please contact us at magicJack VocalTec Ltd., 12 Haomanut Street, 2nd Floor, Poleg Industrial Area, Netanya, Israel, 42504, Attn:  Secretary, or call us at 561‑749‑2255.  We will promptly deliver them to you.

WHERE YOU CAN FIND MORE INFORMATION

You may read any reports, statements or other information that the Company files with or furnishes to the SEC at the SEC’s public reference room at the following location:

Public Reference Room
100 F Street NE
Washington, D.C. 20549

These SEC filings and submissions are also available to the public from commercial document retrieval services and at the Internet at http://www.sec.gov and http://www.vocaltec.com.

OTHER INFORMATION

Other Business

The Company’s management is not aware of any other business to be transacted at the Meeting.  However, if any other matters are properly presented to the Meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.

Shareholders are urged to complete and return their proxies promptly in order to, among other things, ensure actions by a quorum and to avoid the expense of additional solicitation.  If the accompanying proxy is properly executed and returned in time for voting, and a choice is specified, the ordinary shares represented thereby will be voted as indicated therein.  If no specification is made, the proxy will be voted in favor of each of the proposals described in this proxy statement.

February 8, 2018

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

B. Riley Financial, Inc.,

B. R. Acquisition Ltd.

and

magicJack VocalTec Ltd.

Dated as of November 9, 2017

i

ii

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 9, 2017, is made by and among B. Riley Financial, Inc., a Delaware corporation (“Parent”), B. R. Acquisition Ltd., an Israeli corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and magicJack VocalTec Ltd., an Israeli corporation (the “Company”).  Parent, Merger Sub and the Company are referred to herein collectively as the “Parties.”  Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to such terms in Article 1.

WHEREAS, the Board of Directors of the Company, acting upon the unanimous recommendation of the committee of the Company formed for the purpose of, among other things, evaluating and making a recommendation to the Board of Directors of the Company with respect to this Agreement and the transactions contemplated hereby (the “Committee”), has, by unanimous vote of all of the directors, (a) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and its shareholders and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of the Company to its creditors, (b) approved and declared advisable this Agreement and the Merger, on the terms and subject to the conditions set forth in this Agreement, and (c) resolved to recommend the approval of this Agreement and the terms of the Merger by the shareholders of the Company, in each case on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Boards of Directors of Parent and Merger Sub have each unanimously (a) approved this Agreement, the Merger and the other transactions contemplated hereby, (b) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, Merger Sub and its shareholder, (c) determined that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of Merger Sub to its creditors, and (d) resolved to recommend the approval of this Agreement and the terms of the Merger by the shareholder of Merger Sub, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, simultaneously with the execution and delivery of this Agreement, B. Riley Principal Investments, LLC as the sole shareholder of Merger Sub, has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, each of Parent, Merger Sub and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
Definitions

Section 1.01.    Definitions.  As used herein, the following terms shall have the following meanings:

“Action” means any litigation, action, suit, arbitration or similar proceeding (public or private), in each case by or before a Governmental Authority.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person.  For the purposes of this definition, “control” (including the terms “controlling” and “controlled by”) means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws and regulations in other jurisdictions where the Company or its Subsidiaries conduct or have conducted business and/or where they are incorporated.

“Anti-Money Laundering Laws” means all applicable financial recordkeeping and reporting requirements, and the applicable anti-money laundering laws and regulations of jurisdictions where the Company or its Subsidiaries conduct or have conducted business and/or where they are incorporated.

“Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Benefit Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) and each other employee benefit, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, executive compensation, change in control, retention, severance, deferred compensation, incentive compensation, equity-based compensation or other plan, program, agreement, practice, policy, arrangement or other obligation, whether or not in writing, sponsored, maintained or contributed to or required to be contributed to by the Company and its Subsidiaries for the benefit of their employees or former employees and their dependents or beneficiaries or with respect to which any potential liability is borne by the Company or any of its Subsidiaries.

“Business Day” means any day, excluding Friday, Saturday, Sunday and any other day on which commercial banks in New York, New York, Los Angeles, California or Israel are authorized or required by Law to close.

“Code” means the Internal Revenue Code of 1986.

“Communications Act” means, collectively, the Communications Act of 1934, the rules and regulations established by the FCC and codified in Title 47 of the Code of Federal Regulations, and the effective orders, rulings and written policies of the FCC.

“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2017 and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2017.

“Company Equity Plan” means, collectively, any stock option plan of the Company and any other plan agreement or arrangement of the Company providing for the issuance or grant of any interest in respect of the share capital of the Company or any of its Subsidiaries.

“Company Intellectual Property” means the Non-Owned Intellectual Property and the Owned Intellectual Property.

“Company IT Assets” means all computers, software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment and systems (including all documentation associated with any of the foregoing) that are used by the Company or any of its Subsidiaries in the operation of their respective businesses.

“Company Stock” means ordinary shares, no par value, of the Company.

“Company Termination Fee” means an amount equal to $5,738,297.

“Contract” means any legally binding contract or agreement.

“Environmental Laws” means all Laws enacted and in effect on or prior to the Closing Date concerning pollution or protection of health, safety or the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, control, or cleanup of any hazardous materials, substances or wastes.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“FCC” shall mean the United States Federal Communications Commission or any successor thereto.

“FTC” shall mean the United States Federal Trade Commission or any successor thereto.

“GAAP” means United States generally accepted accounting principles, applied in a manner consistent throughout the periods involved.

“Government Grant” shall mean any grant, incentive, qualification, subsidy, award, participation, exemption, status, cost sharing arrangement, reimbursement arrangement or other benefit, relief or privilege, from the government of the State of Israel or any other Governmental Authority, or judicial or arbitral body thereof, any outstanding application to receive the same filed by the Company or any of its Subsidiaries, including, any material Tax or other incentive granted to, provided or made available to, or enjoyed by the Company or any of its Subsidiaries, under the Laws of the State of Israel, and further including by or on behalf of or under the authority of the IIA.

“Governmental Authority” means any foreign, federal, state, provincial or local governmental or regulatory commission, board, bureau, agency, court or similar regulatory, administrative, executive, legislative or judicial body, including the IIA.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“IIA”   shall mean the Israeli Innovation Authority (previously, the Office of Chief Scientist or OCS of the Israeli Ministry of Economy and Industry).

“IIA Notice” shall mean the written notice to the IIA regarding the change in ownership of the Company effected as a result of the Merger, required to be submitted to the IIA in connection with the Merger in accordance with the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984.

“Indebtedness” means, with respect to any Person, without duplication, all obligations or undertakings by such Person (i) for borrowed money (including deposits or advances of any kind to such Person); (ii) evidenced by bonds, debentures, notes or similar instruments; (iii) for capitalized leases or to pay the deferred and unpaid purchase price of property or equipment; (iv) pursuant to securitization or factoring programs or arrangements; (v) pursuant to guarantees and arrangements having the economic effect of a guarantee of any Indebtedness of any other Person (other than between or among the Company and its wholly-owned Subsidiaries); (vi) to maintain or cause to be maintained the financing, financial position or covenants of others or to purchase the obligations or property of others; (vii) net cash payment obligations of such Person under swaps, options, derivatives and other hedging Contracts or arrangements that will be payable upon termination thereof (assuming termination on the date of determination); or (viii) letters of credit, bank guarantees, and other similar Contracts or arrangements entered into by or on behalf of such Person.

“Intellectual Property” means all intellectual property rights, whether arising under the Laws of Israel, the United States or any other jurisdiction, including all rights in or to any of the following: (i) patents, patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof, (ii) registered and unregistered trademarks, service marks, trade dress and applications therefore, along with names, corporate names, trade names, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (iii) registered and unregistered copyrights and copyrightable subject matter, and (iv) trade secrets rights, including such rights in or to ideas, know-how, inventions, proprietary processes, formulae, models, and methodologies.

“Intervening Event” means any change, effect, event, occurrence, state of facts or development, that (a) was not known to, or reasonably foreseeable by, the Committee or the Board of Directors of the Company, or the material consequences of which were not known or reasonably foreseeable, in each case as of or prior to the date of this Agreement, (b) becomes known to, or reasonably foreseeable by, the Committee or the Board of Directors of the Company prior to the Company Shareholder Approval and (c) does not involve or relate to (i) an Acquisition Proposal or (ii) any fluctuation in the market price or trading volume of Company Stock, in and of itself.

“Knowledge of the Company” means the actual present knowledge, following reasonable inquiry, of the individuals set forth in Section 1.01(a) of the Disclosure Schedule.

“Law” means any federal, state, local, municipal, or foreign order, constitution, law ordinance, rule, regulation, statute or treaty.

“Leased Real Property” means the real property described in Section 1.01(b) of the Disclosure Schedule, constituting all real property that is leased or subleased by the Company or its Subsidiaries.

“Lien” means any lien, charge, mortgage, pledge, security interest, easement, assessment, or other encumbrance (other than restrictions on transfer generally arising under federal and state securities Laws).

“Material Adverse Effect” means any changes, effects, events, occurrences, states of facts or developments, alone or in combination with other changes, effects, events, occurrences, states of facts or developments, that have had or would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole; provided, that any adverse change, effect, event, occurrence, state of facts or development attributable to any of the following shall not constitute, and shall not be taken into account in determining whether there has been, a Material Adverse Effect: (a) the execution, delivery, announcement or pendency of this Agreement or the transactions contemplated by this Agreement, including (i) the identity of Parent and (ii) the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with its customers, employees or suppliers, or with any other third party; (b) conditions generally affecting the industry or segments therein in which the Company and its Subsidiaries participate, the Israeli and U.S. economy as a whole or the capital, credit or financial markets in general in the markets which the Company and its Subsidiaries have material operations; (c) the failure to take any action by the Company or its Subsidiaries which is prohibited by this Agreement; (d) other than with respect to the obligation contained in the first sentence of Section 5.01, compliance with the terms of, or the taking of any action required by, this Agreement or approved in advance by Parent in writing, including any action taken in connection with obtaining regulatory or third party approvals and in compliance with the terms of this Agreement; (e) any change of general applicability after the date of this Agreement in accounting requirements or principles or in applicable Laws or the interpretation or enforcement thereof; (f) changes in political conditions in Israel, the United States or any specific country or region in the world where the Company or any of its Subsidiaries have operations, or any acts of war (whether or not declared), armed hostilities, sabotage or terrorism occurring after the date of this Agreement or the continuation, escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement; (g) any earthquakes, hurricanes, floods or other natural disasters, acts of God or force majeure events; (h) the failure of the Company or any of its Subsidiaries to meet internal forecasts, budgets or financial projections or any decline in the market price or trading volume of Company Stock on the NASDAQ Global Select Market (provided, that the exception in this clause (h) shall not prevent or otherwise affect a determination that any adverse change, effect, event, occurrence, state of facts or development underlying such failure or decline has resulted in or contributed to a Material Adverse Effect); and (i) any matter set forth in the Disclosure Schedule (provided, that the exception in this clause (i) shall not prevent or otherwise affect a determination that any adverse change, effect, event, occurrence, state of facts or development subsequent to the date of this Agreement and not reasonably foreseeable based on the face of such disclosure has resulted in or contributed to a Material Adverse Effect); except in the case of the foregoing clauses (b), (e), (f) or (g) to the extent any change, effect, event, occurrence, state of facts or development has a materially disproportionate effect on the Company and its Subsidiaries taken as a whole relative to other Persons in the industry in which the Company operates generally.

“Merger Notice” shall mean (i) the written notice of the resolution of shareholders of Merger Sub and the Company delivered to the Companies Registrar within 3 days of adoption and (ii) the written notice regarding notices of the Merger Proposal delivered to the creditors of Merger Sub and the Company pursuant to Section 318 of the ICL, delivered to the Companies Registrar.

“Non-Owned Intellectual Property” means all Intellectual Property used by the Company or any of its Subsidiaries in the conduct of their respective businesses that is not Owned Intellectual Property.

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Ordinance” shall mean the Israeli Income Tax Ordinance [New Version], 5721-1961.

“Organizational Documents” means the articles of association, certificate of incorporation, certificate of formation, bylaws, memorandum of association or operating agreement (or equivalent organizational documents) of any Person.

“Owned Intellectual Property” means all Intellectual Property in which the Company or any of its Subsidiaries has an ownership interest.

“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by the Company and its Subsidiaries in appropriate proceedings for which adequate reserves have been maintained in accordance with GAAP; (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business and are reflected on or specifically reserved against or otherwise disclosed in the Company Balance Sheet; (c) zoning, entitlement, building, and other land use regulations imposed by any Governmental Authority having jurisdiction over Leased Real Property which are not violated by the current use and operation thereof and which do not materially impair the occupancy or use thereof for the purposes for which such Leased Real Property is currently used in connection with the business of the Company and its Subsidiaries; (d) covenants, conditions, restrictions, easements, and other similar matters of record affecting title to Leased Real Property which do not materially impair the occupancy or use thereof for the purposes for which such Leased Real Property is currently used in connection with the business of the Company and its Subsidiaries; (e) Liens arising under worker’s compensation, unemployment insurance, social security, retirement, and similar legislation under applicable Law; (f) non-exclusive licenses and other non-exclusive grants of rights with respect to Intellectual Property granted in the ordinary course of business; (g) Liens on goods in transit incurred pursuant to documentary letters of credit in the ordinary course of business; (h) purchase money Liens and Liens securing rental payments under capital lease arrangements; (i) Liens, the existence of which are specifically disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Documents; and (j) in the case of Leased Real Property, statutory encumbrances or encumbrances arising by operation of Law in favor of landlords for amounts not yet due and payable under any Real Property Lease.

“Person” means an individual, partnership, corporation, limited liability company business trust, joint stock corporation, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

“Real Property Leases” means each lease, sublease, license, or occupancy agreement, and any amendments thereto, pursuant to which the Company or one of its Subsidiaries holds a leasehold or subleasehold estate in, or is granted the right to use or occupy, any Leased Real Property.

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent, representative or Affiliate.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Software” means computer software programs and software systems, including databases, compilations, tool sets, compilers, higher level or “proprietary” languages and related documentation and materials, whether in source code, object code or human readable form, all descriptions, flow-charts and other work product used to design, plan, organize, maintain, support or develop any of the foregoing, the technology supporting, and the contents and audiovisual displays on any web sites, and all documentation, including programmers’ notes and source code annotations, user manuals and training materials relating to any of the foregoing, including any translations thereof.

“State Regulators” shall mean the state public service or public utility commissions or other similar state regulatory bodies from which authorization, approval, clearance or consent is required to be procured or to which filings are required to be made as set forth in Section 6.01(e) of the Disclosure Schedule.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, or other legal entity in which such Person (either alone or through or together with any other Subsidiary) owns or has the power to vote or control, directly or indirectly, fifty percent (50%) or more of the stock or other equity or ownership interests of such other Person.

“Takeover Laws” means any “Moratorium,” “Control Share Acquisition,” “Fair Price,” “Business Combination,” or other similar state anti-takeover Laws.

“Tax Return” means any declaration, estimate, return, report, information statement, schedule or other document (including any related or supporting information) with respect to Taxes that is required to be filed with any Taxing Authority.

“Taxes” means all federal, provincial, territorial, state, municipal, local, domestic, Israeli, foreign or other taxes, imposts, and assessments including ad valorem, capital, capital stock, customs and import duties, disability, documentary stamp, employment, excise, franchise, gains, goods and services, gross income, gross receipts, income, intangible, inventory, license, mortgage recording, net income, occupation, payroll, personal property, production, profits, property, real property, recording, rent, sales, social security, stamp, transfer, transfer gains, unemployment, use, value added, windfall profits, and withholding, together with any interest, additions, fines or penalties with respect thereto or in respect of any failure to comply with any requirement regarding Tax Returns and any interest in respect of such additions, fines or penalties and shall include any transferee liability in respect of any and all of the above.

“Taxing Authority” means the US Internal Revenue Service, the ITA and any other Governmental Authority that has the right to impose Taxes on the Company or any of its Subsidiaries.

Each of the following terms is defined in the Section set forth opposite such term:

Defined Term	Section
Acceptable Confidentiality Agreement	Section 5.02(a)
Acquisition Proposal	Section 5.02(g)(i)
Action	Section 1.01
Affiliate	Section 1.01
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.02(c)
Anti-Corruption Laws	Section 1.01
Anti-Money Laundering Laws	Section 1.01
Antitrust Laws	Section 1.01
Assignment Period	Section 8.05
Bankruptcy and Equity Exceptions	Section 3.02(a)
Benefit Plan	Section 1.01
BofA Merrill Lynch	Section 3.26
Book-Entry Shares	Section 2.07(c)

Defined Term	Section
Burdensome Condition	Section 5.05(e)
Business Day	Section 1.01
Certificate	Section 2.07(c)
Certificate of Merger	Section 2.03
Closing	Section 2.02
Closing Date	Section 2.02
Code	Section 1.01
Committee	Recitals
Communications Act	Section 1.01
Companies Registrar	Section 2.03
Company	Preamble
Company Adverse Recommendation Change	Section 5.02(c)
Company Balance Sheet	Section 1.01
Company Board Recommendation	Section 3.02(b)
Company Stock	Section 1.01
Company Equity Awards	Section 2.07(d)(iii)
Company Equity Plan	Section 1.01
Company Intellectual Property	Section 1.01
Company IT Assets	Section 1.01
Company SEC Documents	Section 3.06(a)
Company Stock	Section 1.01
Company Stock Option	Section 2.07(d)(i)
Company Shareholder Approval	Section 3.02(a)
Company Termination Fee	Section 1.01
Confidential Information	Section 3.16(f)
Confidentiality Agreement	Section 5.04
Contract	Section 1.01
D&O Insurance	Section 5.06(c)
Delaware Courts	Section 8.09
Disclosure Schedule	Article 3
Effective Time	Section 2.03
End Date	Section 7.01(b)(i)
Environmental Laws	Section 1.01
ERISA	Section 1.01
Exchange Act	Section 1.01
Excluded Shares	Section 2.07(b)
Export and Sanctions Regulations	Section 3.23
FCC	Section 1.01
FTC	Section 1.01
GAAP	Section 1.01
Government Grant	Section 1.01
Governmental Authority	Section 1.01
HSR Act	Section 1.01
ICL	Section 2.01
IIA	Section 1.01

Defined Term	Section
IIA Notice	Section 1.01
Indebtedness	Section 1.01
Indemnification Agreements	Section 5.06(a)
Indemnified Parties	Section 5.06(a)
Information Agent	Section 2.08(h)(ii)
Intellectual Property	Section 1.01
Interim Option Tax Ruling	Section 5.05(h)
Intervening Event	Section 1.01
Israeli Employees	Section 3.14(b)
ITA	Section 2.08(h)(i)
Knowledge of the Company	Section 1.01
Law	Section 1.01
Leased Real Property	Section 1.01
Lien	Section 1.01
Material Adverse Effect	Section 1.01
Material Contract	Section 3.12(a)
Material Customer	Section 3.20
Material Supplier	Section 3.20
Merger	Section 2.01
Merger Notice	Section 1.01
Merger Proposal	Section 5.12(a)
Merger Sub	Preamble
Non-Owned Intellectual Property	Section 1.01
Notice of Superior Proposal / Intervening Event	Section 5.02(c)
Open Source License	Section 3.16(h)
Option Payments	Section 2.07(d)(i)
Option Tax Ruling	Section 5.05(h)
Order	Section 1.01
Ordinance	Section 1.01
Organizational Documents	Section 1.01
Owned Intellectual Property	Section 1.01
Parent	Preamble
Parties	Preamble
Paying Agent	Section 2.08(a)
Paying Agent Agreement	Section 2.08(a)
Payment Fund	Section 2.08(a)
Payor	Section 2.08(h)(i)
Per Share Merger Consideration	Section 2.07(c)
Permits	Section 3.11(a)(ii)
Permitted Assignment	Section 8.05
Permitted Liens	Section 1.01
Person	Section 1.01
Premium Cap	Section 5.06(c)
Proposed Assignee	Section 8.05
Proxy Statement	Section 3.08

Defined Term	Section
Real Property Leases	Section 1.01
Representatives	Section 1.01
Restricted Share Payments	Section 2.07(d)(ii)
Restricted Shares	Section 2.07(d)(ii)
Sarbanes-Oxley Act	Section 1.01
SEC	Section 1.01
Securities Act	Section 1.01
Specified Date	Section 3.04(a)
Shareholders Meeting	Section 5.03(c)
Software	Section 1.01
State Regulators	Section 1.01
Subsidiary	Section 1.01
Superior Proposal	Section 5.02(g)(ii)
Surviving Corporation	Section 2.01
Takeover Laws	Section 1.01
Tax Declaration	Section 2.08(c)
Tax Return	Section 1.01
Taxes	Section 1.01
Taxing Authority	Section 1.01
Valid Certificate	Section 2.08(h)(i)
Withholding Tax Ruling	Section 5.05(i)

Section 1.02.    Other Definitional and Interpretative Provisions.  The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  When a reference is made in this Agreement to an Article, Section, paragraph, clause, Schedule or Exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated.  The Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement.  Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  References to any “statute” or “regulation” are to the statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any “section of any statute or regulation” include any successor to the section.  Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular.  All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require.  Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.  All references to “$” in this Agreement shall be deemed references to United States dollars.  Unless otherwise indicated, the word “day” shall be interpreted as a calendar day.  The headings contained herein (including in the Exhibit and the Disclosure Schedule) are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.  The Parties agree that the terms and language of this Agreement were the result of negotiations between the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party.  Any controversy over construction of this Agreement shall be decided without regard to events of authorship.

ARTICLE 2
The Merger

Section 2.01.    The Merger.  Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the provisions of Sections 314-327 of the Companies Law 5759-1999 and of the Israeli Companies Regulations (Merger), 5760-2000 of the State of Israel (together with the rules and regulations promulgated under the Companies Law 5759-1999, the “ICL”), at the Effective Time, Merger Sub (as the target company (Chevrat Ha’Ya’ad) in the Merger) shall be merged with and into the Company (as the absorbing company (Ha’Chevra Ha’Koletet) in the Merger) (the “Merger”), and as a result thereof the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall (a) become a private wholly-owned Subsidiary of Parent, (b) continue to be governed by the Laws of the State of Israel, (c) maintain a registered office in the State of Israel, and (d) succeed to and assume all of the rights, properties and obligations of Merger Sub and the Company in accordance with the ICL.

Section 2.02.    Closing.  The closing of the Merger (the “Closing”) shall take place at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, New York 10104 at 10:00 a.m., Israeli time on the second Business Day following the satisfaction or (to the extent permitted by Law) waiver by the Party or Parties entitled to the benefits thereof of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), or at such other place, time or date as shall be agreed in writing between Parent and the Company.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 2.03.    Effective Time.  As soon as practicable after the determination of the date on which the Closing is to take place, each of the Company and Merger Sub shall (and Parent shall cause Merger Sub to), in coordination with each other, and in accordance with the customary practice of the Registrar of Companies of the State of Israel (the “Companies Registrar”), request that the Companies Registrar declare the Merger effective and issue a certificate evidencing the Merger in accordance with Section 323(5) of the ICL (the “Certificate of Merger”) on the Closing Date upon receipt of notice that the Closing has occurred.  The Merger shall become effective upon the issuance by the Companies Registrar of the Certificate of Merger (the time at which the Merger becomes effective is referred to herein as the “Effective Time”).  For the avoidance of doubt, and notwithstanding any provision of this Agreement to the contrary, it is the intention of the parties hereto that both the Merger shall be declared effective and the Certificate of Merger shall be issued by the Companies Registrar on the Closing Date.

Section 2.04.    Effects of the Merger.  The Merger shall have the effects set forth in this Agreement and specified in the applicable provisions of the ICL.  Without limiting the generality of the foregoing and subject thereto, at the Effective Time, by virtue of, and simultaneously with, the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company, (i) Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation, (ii) all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, (iii) all debts, liabilities and duties of Merger Sub, and all debts, liabilities and duties of the Company, shall become the debts, liabilities and duties of the Surviving Corporation, and (iv) all the rights, privileges, immunities, powers and franchises of the Company (as the Surviving Corporation) shall continue unaffected by the Merger in accordance with the ICL.

Section 2.05.    Memorandum and Articles of Association of the Surviving Corporation.

(a)          Immediately following the Effective Time, the amended and restated articles of association of the Company shall be amended and restated to read in their entirety as set forth on Exhibit A hereto, and as so amended and restated shall thereafter be the articles of association of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by applicable Law (subject to Section 5.06).

(b)          Immediately following the Effective Time, the existing memorandum of association of the Company, as amended, shall thereafter be the memorandum of association of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by applicable Law (subject to Section 5.06).

Section 2.06.    Directors and Officers of the Surviving Corporation.  From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (a) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of Merger Sub immediately before the Effective Time shall be the officers of the Surviving Corporation.

Section 2.07.    Conversion of Company Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company or any holder of any securities of any of the foregoing:

(a)          Capital Stock of Merger Sub.  Each ordinary share, par value one Israeli Agora (NIS 0.01) per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically and without further action converted into one validly issued, fully paid and nonassessable ordinary share, par value one Israeli Agora (NIS 0.01) per share, of the Surviving Corporation and such ordinary shares shall constitute the only outstanding share capital of the Surviving Corporation.  Each certificate evidencing ownership of such shares of Merger Sub immediately prior to the Effective Time shall, as of the Effective Time, evidence ownership of such shares of the Surviving Corporation.

(b)          Cancellation of Parent-Owned Company Stock.  Each outstanding or issued share of Company Stock that is wholly-owned by Parent or Merger Sub, or by any wholly-owned Subsidiary of Parent, Merger Sub or the Company, immediately prior to the Effective Time (except to the extent held by any such Person for the benefit of customer or other third parties, including shares held in investment funds) (collectively, the “Excluded Shares”), shall automatically be cancelled and shall cease to exist, and no cash, stock or other consideration shall be delivered or deliverable in exchange therefor.

(c)          Conversion of Company Stock.  Except as otherwise provided in Section 2.07(d), each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall automatically be converted into the right to receive cash in an amount equal to $8.71 without interest (the “Per Share Merger Consideration”).  As of the Effective Time, all such shares of Company Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares (a “Certificate”) or book-entry shares (“Book-Entry Shares”) (other than Excluded Shares) shall cease to have any rights with respect to such shares, except, in all cases, the right to receive the Per Share Merger Consideration, without interest, in accordance with Section 2.08.  The right of any holder of any share of Company Stock to receive the Per Share Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable Tax Law.

(d)          Company Equity Awards.  The Company shall take all requisite action so that:

(i)          Treatment of Company Stock Options.  Except as set forth in Section 2.07(d) of the Disclosure Schedule, each option (or portion thereof) to purchase shares of Company Stock (“Company Stock Option”) under any Company Equity Plan that is outstanding, but unexercised, immediately prior to the Effective Time shall, at the Effective Time, become fully vested, to the extent not previously vested, and, except as set forth in Section 2.07(d) of the Disclosure Schedule, all outstanding options shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive a cash payment with respect thereto equal to the product of (x) the total number of shares of Company Stock subject to such cancelled Company Stock Option as of immediately prior to the Effective Time and (y) the excess, if any, of (A) the Per Share Merger Consideration over (B) the exercise price per share subject to such cancelled Company Stock Option, without interest (such amounts payable hereunder, the “Option Payments”); provided, however, that (1) any such Company Stock Option with respect to which the exercise price per share subject thereto is equal to or greater than the Per Share Merger Consideration shall be cancelled in exchange for no consideration and (2) such Option Payments may be reduced by the amount of any required Tax withholdings as provided in Section 2.08(h).  From and after the Effective Time, no Company Stock Option shall be outstanding, and each Company Stock Option shall only entitle the holder thereof to the payment provided for in this Section 2.07(d)(i).

(ii)          Treatment of Restricted Shares.  Each award of shares of Company Stock outstanding immediately prior to the Effective Time that is then subject to forfeiture or other restrictions (“Restricted Shares”) granted pursuant to any Company Equity Plan shall become vested as a result of the Merger if and to the extent provided by the terms of the award or applicable Company Equity Plan and any portion of the award that does not become so vested shall be forfeited.  Each vested Restricted Share shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive, following the Effective Time and subject to the conditions below, a cash payment equal to the Per Share Merger Consideration, without interest (such aggregate amounts payable hereunder, the “Restricted Share Payments”); provided, however, that such Restricted Share Payments may be reduced by the amount of any required Tax withholdings as provided in Section 2.08(h).  From and after the Effective Time, each vested Restricted Share shall only entitle the holder thereof to the payment provided for in this Section 2.07(d)(ii).

(iii)          The Surviving Corporation shall cause each Option Payment and Restricted Share Payment to be paid, less any required Tax withholdings, as promptly as practicable following the Effective Time.  At or prior to the Effective Time, the Company, the Board of Directors of the Company, and any committee thereof, as applicable, shall adopt any resolutions and take any actions that are necessary (including obtaining any required consents from holders of Company Equity Awards) to (A) effectuate the treatment of the Company Stock Options and the Restricted Shares (collectively, the “Company Equity Awards”) pursuant to this Section 2.07(d), (B) cause the Company Equity Plan(s) to terminate at or prior to the Effective Time and (C) ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver shares of Company Stock or other capital stock of the Company to any Person pursuant to or in settlement of Company Equity Awards.

(e)          Anti-Dilution.  Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the Effective Time, the number of outstanding shares of Company Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, business combination, tender or exchange offer, readjustment or other similar transaction, or a stock dividend or stock distribution thereon shall be declared with a record date within such period, the Per Share Merger Consideration shall be appropriately adjusted to provide the holders of shares of Company Stock the same economic effect as contemplated by this Agreement prior to such event; provided, however, that (i) in no event shall the aggregate amount payable by Parent pursuant to Section 2.08 after giving effect to any such event exceed the amount that would have been payable pursuant to Section 2.08 had such event not occurred and (ii) nothing in this Section 2.07 shall permit the Company to take any action with respect to its securities that is expressly prohibited by the terms of this Agreement.

Section 2.08.    Disposition of Certificates and Book-Entry Shares.

(a)          Paying Agent.  Prior to the Closing, Parent shall appoint a U.S.-based nationally recognized bank or trust company, which shall be reasonably acceptable to the Company, to act as paying agent (the “Paying Agent”) for the payment of the Per Share Merger Consideration to the holders of the shares of Company Stock as provided in Section 2.07(c).  Parent will enter into a paying agent agreement with the Paying Agent (the “Paying Agent Agreement”) on terms reasonably acceptable to Parent and the Company prior to the Closing.  Prior to or at the Closing, Parent shall deposit with the Paying Agent cash in immediately available funds in the amount necessary for payment in accordance with Section 2.07 and this Section 2.08 of the aggregate Per Share Merger Consideration payable pursuant to this Agreement, except as otherwise provided in Section 2.07(d) (such total deposited cash being hereinafter referred to as the “Payment Fund”).  The Paying Agent shall make payments of the Per Share Merger Consideration out of the Payment Fund in accordance with this Agreement and the Paying Agent Agreement.  The Payment Fund shall not be used for any other purpose.  At or immediately after the Effective Time, Parent shall pay or cause to be paid to the Surviving Corporation in cash the amounts payable in respect of the Company Stock Options pursuant to Section 2.07(d)(i) and the Restricted Shares pursuant to Section 2.07(d)(ii), and the Surviving Corporation shall disburse such amounts in accordance with Section 2.07(d)(i) and Section 2.07(d)(ii), respectively after withholding of any required applicable Taxes in accordance with the provisions of Section 2.08(h).

(b)          Stock Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Stock on the records of the Company.  From and after the Effective Time, the holders of Certificates and Book-Entry Shares representing ownership of shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have rights with respect to such shares except as otherwise provided for herein.  From and after the Effective Time, any Certificates or Book-Entry Shares presented to the Paying Agent, Parent or the Surviving Corporation for any reason (other than Certificates or Book-Entry Shares representing Excluded Shares) shall be cancelled and exchanged for the Per Share Merger Consideration payable in respect of such shares pursuant to this Article 2.

(c)          Payment Procedures.

(i)          As soon as possible after the Effective Time (and in any event within three (3) Business Days thereafter), Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates that immediately prior to the Effective Time represented outstanding shares of Company Stock (other than Excluded Shares) (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass to the Paying Agent, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent, and which letter shall be in such form and have such other provisions as Parent and the Company may reasonably agree), (B) a draft of the declaration, in a form reasonably agreed by the Parties, in which the beneficial owner of Company Stock provides certain declarations and information necessary for Parent to determine, reasonably and in good faith, the Tax amounts (if any) which need to be withheld from the consideration payable to such beneficial owner pursuant to the terms of the Ordinance, the Code, or any provision of state, local, Israeli or foreign Law (a “Tax Declaration”), and (C) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for the Per Share Merger Consideration to which the holder thereof is entitled.  Upon surrender of any Certificate (or affidavit of loss in lieu thereof) to the Paying Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Tax Declaration, and such other documents as may be reasonably required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor an amount of cash in immediately available funds equal to (x) the number of shares of Company Stock represented by such Certificate (or affidavits of loss in lieu thereof) multiplied by (y) the Per Share Merger Consideration (less any required Tax withholdings as provided in Section 2.08(h)), and the Certificate so surrendered shall forthwith be cancelled.  In the event of a transfer of ownership of shares of Company Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.  No interest shall be paid or accrue on any cash payable pursuant to this Section 2.08.

(ii)          Notwithstanding anything to the contrary in this Agreement, any holder of Book-Entry Shares shall deliver to the Paying Agent the Tax Declaration, but shall not be required to deliver a Certificate or an executed letter of transmittal to receive the Per Share Merger Consideration that such holder is entitled to receive pursuant to this Article 2.  In lieu thereof, each holder of record of one or more Book-Entry Shares whose shares were converted into the right to receive the Per Share Merger Consideration shall upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other documentation or evidence, if any, as the Paying Agent may reasonably request), be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, the Per Share Merger Consideration in respect of each such share of Company Stock (less any required Tax withholdings as provided in Section 2.08(h)), and the Book-Entry Shares of such holder shall forthwith be cancelled.

(d)          Termination of Payment Fund.  Any portion of the Payment Fund which remains unclaimed for six (6) months after the Effective Time shall be delivered to the Surviving Corporation, and any holders of shares of Company Stock prior to the Effective Time who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of the Per Share Merger Consideration (subject to abandoned property, escheat or similar Laws).

(e)          No Liability.  None of Parent, Merger Sub, the Surviving Corporation, the Company or the Paying Agent, or any employee, officer, director, agent, representative or Affiliate thereof, shall be liable to any Person in respect of the Per Share Merger Consideration from the Payment Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f)          Investment of Payment Fund.  The Paying Agent shall invest the Payment Fund as directed by Parent (on behalf of the Surviving Corporation); provided, that such investments shall be in obligations of or guaranteed by the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in funds investing solely in such obligations that provide for same day liquidity.  Any net profit resulting from, or interest or income produced by, such investments shall be paid to the Surviving Corporation or Parent (at Parent’s election).  To the extent that there are losses with respect to such investments, or the Payment Fund diminishes for other reasons below the level required to make prompt cash payments of the aggregate Per Share Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Payment Fund required so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments.

(g)          Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such reasonable and customary amount as Parent or the Paying Agent may direct as indemnity against any claim that may be made against it or the Surviving Corporation or any of their Affiliates with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Per Share Merger Consideration payable in respect thereof, pursuant to this Agreement.

(h)          Withholding Rights.

(i)          Parent, Merger Sub, the Surviving Corporation, any of their respective Subsidiaries or Affiliates, and the Paying Agent (each, a “Payor”), as applicable, shall be entitled to reasonably deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, the Ordinance and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law (in each case in accordance with and subject to the Option Tax Ruling and the Withholding Tax Ruling, if obtained); provided, however, that with respect to withholding of Israeli Tax during such time that the consideration payable pursuant to the provisions of Section 2.07(c) is retained for the benefit of each holder of record of Company Stock (but for the avoidance of doubt excluding any consideration payable to the holders of Company Equity Awards under Section 2.07(d)), no amounts of Israeli Tax shall be withheld unless requested otherwise by the Israeli Tax Authority (the “ITA”) or by the Withholding Tax Ruling, if obtained.  In the event that any holder of record of Company Stock, Restricted Shares, or Company Stock Options, provides the Payor with a valid withholding certificate issued by the ITA regarding the withholding (or exemption from withholding or other instructions) of Israeli Tax from the consideration payable in respect thereof in accordance with this Article 2 to the Payor’s reasonable satisfaction (the “Valid Certificate”), then the deduction and withholding of any amounts under the Ordinance or any other provision of Israeli Law or requirement, if any, from any payment payable pursuant to this Agreement to such holder of record of Company Stock, Restricted Shares or Company Stock Options, as applicable, shall be made only in accordance with the provisions of such Valid Certificate.  For avoidance of doubt, the Withholding Tax Ruling, if obtained, will be considered a “Valid Certificate” provided, in the discretion of the applicable Payor, such ruling applies to the relevant holder and provided that if the applicable ruling requires the affirmative consent of the relevant holder, such holder consented to join any such applicable ruling.  To the extent amounts are so withheld and paid over to the appropriate Governmental Authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.  The Payor undertakes to promptly provide each Person from whom Tax was so withheld with sufficient evidence regarding the amounts that were paid and withheld with respect to such Person.

(ii)          Prior to the Effective Time, Parent shall select, to the extent necessary in light of the provisions of the Withholding Tax Ruling, as may be applicable, or if Parent so elects, an information agent reasonably acceptable to the Company (the “Information Agent”) to assist in obtaining any requisite residency certificate and/or other declaration for Taxes levied, assessed, charged or imposed by any Israeli Governmental Authority withholding purposes and, in connection therewith, shall enter into an agreement with the Information Agent in a form reasonably satisfactory to the Company.

ARTICLE 3
Representations and Warranties of the Company

Except (i) as disclosed in the Company SEC Documents filed with or furnished to the SEC after January 1, 2015 and prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) or (ii) as set forth in the disclosure schedule, dated as of the date hereof, delivered by the Company to Parent concurrently with the execution of this Agreement (the “Disclosure Schedule”) (it being understood and agreed that any disclosure set forth in one section or subsection of the Disclosure Schedule shall be deemed to be disclosed by the Company for, and apply to and qualify, the section or subsection of this Agreement to which it corresponds and each other section or subsection of this Agreement and each other section or subsection of the Disclosure Schedule to the extent that it is reasonably apparent on its face that such disclosure is applicable to such other section or subsection of this Agreement or the Disclosure Schedule), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.01.          Organization, Standing and Corporate Power.  The Company is a corporation duly incorporated and validly existing under the Laws of Israel and has all corporate power and authority required to carry on its business as conducted as of the date hereof.  The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize that concept) in each jurisdiction where the nature of its properties and the conduct of its business require such qualification, licensing or good standing, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.  The Company has provided to Parent correct and complete copies of the Organizational Documents of the Company as of the date hereof, including all amendments thereto, and each as so delivered is in full force and effect as of the date hereof.  The Company is not in material violation of any provision of its Organizational Documents.

Section 3.02.          Authority.

(a)          The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and, subject to the approval of this Agreement and the terms of the Merger by the affirmative vote of the holders of a majority of the total number of shares of Company Stock voted at the Shareholders Meeting (or, if any shares of Company Stock are held by Parent or Merger Sub, by the affirmative vote of the holders of a majority of the total number of shares of Company Stock who are not Parent or Merger Sub or anyone on their behalf, including their relatives or corporations under their control who voted at the Shareholders Meeting (not counting any abstinent votes)) (the “Company Shareholder Approval”), to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by the other Parties, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general applicability affecting or relating to creditors’ rights generally and general equitable principles (the “Bankruptcy and Equity Exceptions”).

(b)          At a meeting duly called and held in compliance with the requirements of ICL and the Organizational Documents, the Board of Directors of the Company, acting upon the unanimous recommendation of the Committee, has, by unanimous vote of all of the directors, (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and its shareholders and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of the Company to its creditors, (ii) approved and declared advisable this Agreement and the Merger, on the terms and subject to the conditions set forth in this Agreement, and (iii) subject to Section 5.02, resolved to recommend that the shareholders of the Company approve this Agreement and the terms of the Merger (the “Company Board Recommendation”) at the Shareholders Meeting and include such Company Board Recommendation in the Proxy Statement, which resolutions have not as of the date hereof been subsequently rescinded, modified or withdrawn in any way.

Section 3.03.          Non-Contravention; Consents and Approvals.

(a)          The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, (i) subject to receipt of the Company Shareholder Approval, result in a violation of any provision of the Organizational Documents of the Company or any of its Subsidiaries, (ii) subject to receipt of the Company Shareholder Approval and assuming that all consents, approvals and authorizations contemplated by Section 3.03(b) have been obtained and all notices and filings described in Section 3.03(b) have been made, result in a violation of any Law or Order applicable to, binding upon or enforceable against the Company or any of its Subsidiaries or any of their respective properties or assets, or (iii) with or without notice, lapse of time or both, result in any breach of, or constitute a default under, or give rise to a right of acceleration or termination under, or give rise to the creation of any Lien (other than Permitted Liens) on any of the Company or its Subsidiaries assets pursuant to, or result in any change in the rights or obligations of any Person under, or require any notice, consent or waiver under, any Contract, except in the case of clauses (ii) and (iii) as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect or, in the case of clause (iii), to prevent, materially delay or materially impair the consummation of the Merger or the other transactions contemplated hereby or the performance by the Company of its obligations hereunder.  Section 3.03(a) of the Disclosure Schedule sets forth a correct and complete list of Material Contracts entered into prior to the date of this Agreement pursuant to which notices, consents or waivers are or may be required prior to consummation of the Merger and the other transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (ii) and (iii) above).

(b)          No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company or the consummation of the Merger or the other transactions contemplated by this Agreement, except (i) the IIA Notice and approval of the IIA Notice, (ii) as required under the HSR Act, (iii) as required under applicable requirements of the Securities Act, the Exchange Act, any applicable foreign securities laws, and state securities, takeover and “blue sky” laws, in connection with this Agreement and the transactions contemplated hereby, (iv) the filing of the Merger Proposal and Merger Notice with the Companies Registrar and all such other notices or filings required under the ICL with respect to the consummation of the Merger and the issuance of the Certificate of Merger by the Companies Registrar, (v) as may be required for compliance with the rules of the NASDAQ Global Select Market, (vi) as required under the Communications Act or state communications regulatory laws, as set forth in Section 6.01(e) of the Disclosure Schedule and (vii) such other consents, approvals, orders, authorizations, actions, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect or to prevent, materially delay or materially impair the ability of the Company to consummate the Merger or the other transactions contemplated hereby or perform any of its obligations hereunder, including any approvals, orders, authorizations, actions, registrations, declarations and filings required solely as a result of Parent’s election to seek financing in connection with the Merger.

Section 3.04.          Capitalization.

(a)          The authorized capital stock of the Company consists of 100,000,000 shares of Company Stock.  All of the outstanding shares of Company Stock have been duly authorized and are validly issued, fully paid and nonassessable.  As of the close of business on November 3, 2017 (the “Specified Date”):

(i)          16,115,383 shares of Company Stock were issued and outstanding;

(ii)          511,866 Restricted Shares were authorized, but not yet issued and outstanding; and

(iii)         5,085,527 shares of Company Stock were reserved and available for issuance upon or otherwise deliverable in connection with the grant of equity-based awards or the exercise of Company Stock Options, of which 3,603,313 shares of Company Stock were subject to issuance pursuant to the exercise of outstanding Company Stock Options.

(b)          Section 3.04(b) of the Disclosure Schedule sets forth a correct and complete listing of all outstanding Company Equity Awards as of November 3, 2017 setting forth the number of shares subject to each Company Equity Award and the holder, grant date, vesting schedule (including whether the vesting will be accelerated by the execution of this Agreement or consummation of the Merger) and exercise price with respect to each Company Equity Award, as applicable.

(c)          Each Company Equity Award was granted in compliance in all material respects with all applicable Laws and all of the terms and conditions of the Company Equity Plan pursuant to which it was issued and qualifies for the Tax and accounting treatment afforded to such Company Equity Award, as applicable, in the Company’s Tax returns and the Company SEC Documents, respectively.

(d)          Except as set forth in this Section 3.04 and for changes since the Specified Date resulting from the issuance of shares of Company Stock pursuant to the Company Stock Options set forth above in this Section 3.04, or as expressly permitted by Section 5.01, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or other ownership interest in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or other ownership interest in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock, other voting securities or securities convertible into or exchangeable for, capital stock or other voting securities of or other ownership interest in the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities of or ownership interests in, the Company, and there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities.  There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.  Neither the Company nor any of its Subsidiaries is a party to any voting Contract with respect to the voting of any of its securities.

Section 3.05.          Subsidiaries.

(a)          Section 3.05(a) of the Disclosure Schedule lists (i) each Subsidiary of the Company and the Company’s ownership interest (and percentage interest) of the Company or its Subsidiaries (and any other Person, as applicable) in each such Subsidiary, together with such Subsidiary’s jurisdiction of organization or incorporation and (ii) the Company’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person other than securities in a publicly traded company held for investment by the Company or any of its Subsidiaries and consisting of less than 1% of the outstanding capital stock of such company, in each case as of the date hereof.  Each Subsidiary of the Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that recognize that concept) under the Laws of its jurisdiction of incorporation or organization and has all corporate or other organizational power, as applicable, required to carry on its business as conducted as of the date hereof.  Each such Subsidiary is duly qualified or licensed to do business as a foreign corporation or other entity, as applicable, and is in good standing (with respect to jurisdictions that recognize that concept) in each jurisdiction where the nature of its properties and the conduct of its business as of the date hereof require such qualification, licensing or good standing, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(b)          Except as set forth in Section 3.05(b) of the Disclosure Schedule, all of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized, validly issued and are fully paid and nonassessable and free of any preemptive rights, and are owned directly or indirectly by the Company free and clear of all Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests.  There are no issued, reserved for issuance or outstanding (i) securities of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or other ownership interest in any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of or other ownership interest in any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities of or ownership interests in, any Subsidiary of the Company, and there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities.

Section 3.06.          Company SEC Documents; Financial Statements.

(a)          The Company has timely filed or furnished all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed or furnished by the Company under the Exchange Act and the Securities Act since January 1, 2015 (such documents, collectively with any documents filed or furnished during such period by the Company to the SEC on a voluntary basis, any exhibits and schedules to any of the foregoing documents and other information incorporated therein, the “Company SEC Documents”).  Each of the Company SEC Documents, as of the time of its filing or furnishing or, if applicable, as of the time of its most recent amendment, complied in all material respects with, to the extent in effect at such time, the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act applicable to such Company SEC Document, and none of the Company SEC Documents when filed or furnished or, if amended, as of the date of such most recent amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each of the consolidated financial statements (including the related notes and schedules thereto) of the Company included in the Company SEC Documents (or incorporated therein by reference) at the time it was filed or, if amended, as of the date of such most recent amendment, complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing or amendment, had been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal period-end audit adjustments that are not material in amount or effect).  Except as set forth in Section 3.06(a) of the Disclosure Schedule, there are no outstanding comments in any comment letters received by the Company from the SEC with respect to any of the Company SEC Documents.  No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act.  For the avoidance of doubt, for the purposes of Section 6.02(a), this representation will be deemed to cover documents filed or furnished as of such time such documents are filed or furnished and the financial statements included therein at any time prior to the Closing Date, subject to the provisions of Sections 4.05 and 5.03 hereof.

(b)          The Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act).  Such disclosure controls and procedures are effective to ensure that all material information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and all such material information is made known to the Company’s principal executive officer and principal financial officer.  The Company has established and maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15 under the Exchange Act) that is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the asset of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements.

(c)          The Company has disclosed, based on its most recent evaluation of internal controls by its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which would be reasonably expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  Since January 1, 2015, to the Knowledge of the Company, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from Company employees regarding questionable accounting or auditing matters, have been received by the Company.  The Company has made available to Parent a summary of all material complaints or concerns relating to other matters made since January 1, 2015 through the Company’s whistleblower hot-line or equivalent system for receipt of employee concerns regarding possible violations of Law.  To the Knowledge of the Company, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s chief legal officer, audit committee (or other committee designated for the purpose) of the Board of Directors of the Company or the Board of Directors of the Company pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Company policy contemplating such reporting.

(d)          Except as set forth in Section 3.06(d) of the Disclosure Schedule, the Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ Global Select Market.  Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3) or rules of the SEC, since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) any extensions of credit in the form of a personal loan to any executive officer or director of the Company.

Section 3.07.          No Undisclosed Liabilities.  Except as set forth in Section 3.07 of the Disclosure Schedule, the Company and its Subsidiaries do not have any liabilities or obligations required by GAAP to be reflected in a consolidated balance sheet of the Company and its Subsidiaries except for (a) those reflected or reserved against in the Company Balance Sheet, (b) liabilities and obligations incurred since December 31, 2016 in the ordinary course of business, (c) liabilities and obligations arising under this Agreement or the transactions contemplated hereby, (d) performance obligations under Contracts to which the Company or any of its Subsidiaries is a party or bound or (e) liabilities or obligations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

Section 3.08.          Proxy Statement; Company Information.  The proxy statement of the Company to be filed with the SEC in connection with the Merger (the “Proxy Statement”) and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.  At the time the Proxy Statement or any amendment or supplement thereto filed with the SEC and is first mailed to shareholders of the Company, and at the time of the Shareholders Meeting, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties contained in this Section 3.08 will not apply to statements or omissions included in the Proxy Statement based upon information furnished to the Company in writing by Parent or Merger Sub specifically for use therein.

Section 3.09.          Absence of Certain Developments.  Except as set forth in Section 3.09 of the Disclosure Schedule or as otherwise expressly contemplated by this Agreement, since March 31, 2017, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business.  There has not occurred:

(a)          since March 31, 2017, any change in the financial condition, properties, assets, liabilities, business or results of their operations or any circumstance, occurrence or development (including any adverse change with respect to any circumstance, occurrence or development existing on or prior to December 31, 2016) which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

(b)          since March 31, 2017 through the date of this Agreement, any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any of its Subsidiaries (except for dividends or other distributions by any direct or indirect wholly-owned Subsidiary to the Company or to any other wholly-owned Subsidiary of the Company), or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its Subsidiaries, except for transactions required pursuant to awards under the Company Equity Plans;

(c)          since March 31, 2017 through the date of this Agreement, any material change in any method of accounting or accounting practices by the Company or any of its Subsidiaries;

(d)          since March 31, 2017 through the date of this Agreement, (1) any increase in the compensation payable or to become payable to the Company’s or any of its Subsidiaries’ officers or employees (except for increases in the ordinary course of business and consistent with past practice) or (2) any establishment, adoption, entry into or amendment of any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Laws; or

(e)          since March 31, 2017, any agreement to do any of the foregoing.

Section 3.10.          Litigation.  Except as set forth in Section 3.10 of the Disclosure Schedule, there are no material Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, by or before any Governmental Authority.  Neither the Company nor any of its Subsidiaries is subject to any Order that restricts or limits in any material respect the operations of such Person.

Section 3.11.          Compliance with Laws.

(a)          Except as set forth in Section 3.11 of the Disclosure Schedule or as, individually or in the aggregate, has not been and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:

(i)          the Company and its Subsidiaries are, and have been since January 1, 2015, in compliance with all applicable Laws;

(ii)          the Company and its Subsidiaries have in effect all governmental licenses, approvals, permits and authorizations that are necessary to the operation of their business as conducted as of the date hereof (collectively, “Permits”), neither the Company nor any of its Subsidiaries is in default or violation under any such Permits, and there are no Actions pending or, to the Knowledge of the Company, threatened relating to the suspension, failure to renew, revocation or modification of any such Permits and, to the Knowledge of the Company, no Permits shall cease to be effective as a result of the consummation of the Merger or the other transactions contemplated by this Agreement; and

(iii)          no investigation or review by any Governmental Authority with respect to the Company or any of its Subsidiaries or any of their employees or independent contractors is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Authority indicated an intention to conduct the same.  To the Knowledge of the Company, no material change is required in the Company’s or any of its Subsidiaries’ processes or properties or procedures or policies in connection with any such Laws, and the Company has not received any notice or communication of any material noncompliance with any such Laws (including with respect to its employees or independent contractors) that has not been cured.

(b)          This Section 3.11 does not relate to Tax matters, labor and employment matters, Benefit Plans, Intellectual Property matters, real property matters or environmental matters, those topics being the subject of Sections 3.13, 3.14, 3.15, 3.16, 3.18 and 3.19, respectively.

Section 3.12.          Material Contracts.

(a)          Except as set forth in Section 3.12(a) of the Disclosure Schedule, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by:

(i)          any Contracts entered into since January 1, 2014 relating to the acquisition (by merger, purchase of stock or assets or otherwise) by the Company or any of its Subsidiaries of any operating business or material assets or the capital stock of any other Person;

(ii)          any Contracts that are reasonably likely to require payments to or from the Company and its Subsidiaries of more than $250,000, individually for the remaining term of such Contract if the remaining term is less than three months, or $750,000, in the aggregate over a three month period for any individual Contract, in each case other than on a purchase order basis or with respect to any professional services provided to the Company or its Subsidiaries;

(iii)          any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture of the Company or any of its Subsidiaries;

(iv)          any Contract involving the payment or receipt of royalties calculated based upon the revenues or income of the Company or its Subsidiaries or income or revenues related to any product of the Company or its Subsidiaries other than pursuant to non-exclusive licenses granted in the ordinary course of business pursuant to standard terms that previously have been provided to Parent;

(v)          any non-competition Contract or other Contract that (A) purports to limit in any material respect either the type of business in which the Company or its Subsidiaries (or, after the Effective Time, Parent or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business, (B) could require the disposition of any material assets or line of business of the Company or its Subsidiaries or, after the Effective Time, Parent or its Subsidiaries, (C) grants “most favored nation” status that, following the Merger, would apply to Parent and its Subsidiaries, including the Company and its Subsidiaries, (D) requires the Company or any of its Subsidiaries to deal exclusively with any Person or group of related Persons or (E) prohibits or limits the rights of the Company or any of its Subsidiaries to make, sell or distribute any products or services, or use, transfer, license, distribute or enforce any of their respective Intellectual Property;

(vi)           any Contract, with respect to any of the five (5) largest (measured by revenue) customers of the applicable segment of the Company’s business, that is an interconnection, carrier service or similar agreement in connection with which the Company’s or any of its Subsidiaries of the Company’s equipment and services are connected to those of another service provider in order to allow their respective customers access to each other’s services;

(vii)          any Contract pursuant to which (i) the Company or any of its Subsidiaries grants to any third party any license or covenant not to sue under, or other right to use, any material Owned Intellectual Property, except with respect to Owned Intellectual Property that is licensed to individual consumers in the ordinary course of business, (ii) the Company or any of its Subsidiaries receives a license or covenant not to sue under, or other right to use, any material Non-Owned Intellectual Property, other than licenses of non-customized Software or Intellectual Property that is generally commercially available or (iii) any material Intellectual Property was assigned, sold or otherwise transferred by or to the Company or any of its Subsidiaries since January 1, 2015, except with respect to any assignment, sale or transfer between or among the Company and/or any of its current Subsidiaries;

(viii)          excluding any direct to consumer sales, which may involve a Governmental Authority, any Contract to which the Company or any of its Subsidiaries is a party, or by which any of them are bound, the ultimate contracting party of which is a Governmental Authority (including any subcontract with a prime contractor or other subcontractor who is a party to any such Contract);

(ix)            any Contract providing for indemnification by the Company or any of its Subsidiaries of any Person, except for any such Contract that is (A) not material to the Company or any of its Subsidiaries and (B) entered into in the ordinary course of business (each Contract constituting any of the foregoing types of Contracts described in clauses (i) through (viii) above, together with any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) to which the Company or any of its Subsidiaries is a party or by which they are bound, and including all amendments, exhibits and schedules to each such Contract, is referred to in this Agreement as a “Material Contract”).

(b)          A copy of each Company Material Contract entered into prior to the date of this Agreement has been delivered to Parent prior to the date of this Agreement.  Each Material Contract is valid and binding on the Company or one of its Subsidiaries, as applicable, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, except to the extent that (i) it has previously expired in accordance with its terms or (ii) the failure to be in full force and effect, individually or in the aggregate, has not been and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.  There is no default under any such Material Contracts by the Company or its Subsidiaries, or to the Knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, in each case, except as, individually or in the aggregate, has not been and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or to prevent, materially delay or materially impair the consummation of the Merger or the other transactions contemplated hereby or the performance by the Company of its obligations hereunder.  Except as set forth in Section 3.12(b) of the Disclosure Schedule, during the twelve (12) month period prior to the date hereof, neither the Company nor any of its Subsidiaries has received any written notice of termination in respect of any Material Contract.

Section 3.13.          Taxes.  Except as set forth in Section 3.13 of the Disclosure Schedule:

(a)          All material Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed on a timely basis (taking into account any extensions of time in which to file) in accordance with all applicable Law, and all such Tax Returns are correct and complete in all material respects.

(b)          The Company and each of its Subsidiaries has timely paid (or caused to be paid) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable, or, where payment is not yet due, has established in accordance with GAAP an adequate accrual for all material Taxes.

(c)          There is no Action now pending or, to the Knowledge of the Company, threatened against or with respect to the Company or its Subsidiaries in respect of any material Tax.

(d)          Neither the Company nor any of its Subsidiaries has granted (or is subject to) any waiver or extension, that is currently in effect, of the statute of limitations for the assessment or payment of any Tax or the filing of any Tax Return.

(e)          During the five-year period ending on the date of this Agreement, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(f)          Neither the Company nor any of its Subsidiaries is liable for Taxes of any Person (other than the Company and its Subsidiaries) as a result of being (i) a transferee or successor of such Person, (ii) a member of an affiliated, consolidated, combined or unitary group that includes such Person as a member or (iii) except for such matters under any Real Property Lease, if any, a party to a Tax sharing or Tax allocation agreement or any other express or implied agreement to indemnify such Person.

(g)          Neither the Company nor any of its Subsidiaries (i) owns any “Approved Enterprise”, “Benefitted Enterprise” or “Preferred Enterprise” as defined in the Israeli Law for Encouragement of Capital Investments, 1959; or (ii) is subject to any restrictions or limitations pursuant to Part E2 of the Ordinance or pursuant to any Tax ruling made with reference to the provisions of such Part E2.

Section 3.14.          Labor and Employment Matters.

(a)          Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement.  To the Knowledge of the Company, there is currently no organized effort by any labor union to organize any employees of the Company and its Subsidiaries into one or more collective bargaining units.  Neither the Company nor any of its Subsidiaries has experienced any material strike or claim of unfair labor practices or other material collective bargaining dispute during the past two years and none are pending or, to the Knowledge of the Company, threatened.

(b)          Solely with respect to employees who reside or work in Israel (“Israeli Employees”): (i) neither the Company nor any of its Subsidiaries has or is subject to, and no Israeli Employee of the Company or any of its Subsidiaries benefits from, any extension order (tzavei harchava) or any contract or arrangement with respect to employment or termination thereof (other than extension orders applicable to all employees in Israel), (ii) the Company’s or its applicable Subsidiary’s obligations to provide statutory severance pay to its Israeli Employees pursuant to the Severance Pay Law-1963 and vacation pursuant to the Israeli Annual Leave Law-1951 and any personal employment agreement have been materially satisfied or have been fully funded by contributions to appropriate insurance funds or materially accrued on the financial statements of the Company, (iii) the Company and its Subsidiaries are, and have been since January 1, 2015, in compliance in all material respects with all applicable Law, regulations, permits and Contracts relating to employment, employment practices, wages, bonuses, commissions and other compensation matters and terms and conditions of employment related to its Israeli Employees, including The Advance Notice of Discharge and Resignation Law, (5761-2001), The Notice to Employee (Terms of Employment) Law (5762-2002), The Prevention of Sexual Harassment Law (5758‑1998), the Hours of Work and Rest Law, 1951, the Annual Leave Law, 1951, the Salary Protection Law, 1958, Law for Increased Enforcement of Labor Laws, 2011 and The Employment of Employee by Manpower Contractors Law (5756-1996) and (iv) since January 1, 2015, the Company or any of its Subsidiaries have not received written notice of complaints, charges or claims against the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such complaints, charges or claims are threatened in writing, by or before any Governmental Authority or based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual.  The Company and its Subsidiaries have not engaged any Israeli Employees whose employment would require special approvals from any Governmental Authority.  “Israeli Employee” shall not include any consultants, sales agents or other independent contractors.  Except for matters that, individually or in the aggregate, have not and would not reasonably be expected to result in any material liability to the Company and its Subsidiaries, (A) all amounts that the Company and its Subsidiaries are legally or contractually required either (x) to deduct from their Israeli Employees’ salaries or to transfer to such Israeli Employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from their Israeli Employees’ salaries and benefits and to pay to any Governmental Authority as required by the Ordinance and/or Israeli National Insurance Law or otherwise have, in each case, been duly deducted, transferred, withheld and paid (other than routine payments, deductions or withholdings to be timely made in the normal course of business and consistent with past practice), and (B) the Company and its Subsidiaries do not have any outstanding obligations to make any such deduction, transfer, withholding or payment (other than such that has not yet become due).  The Company and its Subsidiaries have not engaged any consultants, sub-contractors, sales agents or freelancers who, according to Israeli Law, would be entitled to the rights of an employee vis-à-vis the Company or any of its Subsidiaries, including rights to severance pay, vacation, recuperation pay (dmei havraa) and other employee-related statutory benefits.

(c)          Solely with respect to employees who are not Israeli Employees, except as set forth in Section 3.14(c) of the Disclosure Schedule, each of the Company and its Subsidiaries is and, since January 1, 2015, has been in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, terms and conditions of employment, wages and hours, immigration compliance and occupational safety and health.

Section 3.15.          Employee Benefit Plans.

(a)          Section 3.15(a) of the Disclosure Schedule sets forth a true, correct and complete list of each Benefit Plan.  With respect to each Benefit Plan, the Company has made available to Parent, to the extent applicable, accurate and complete copies of (1) the Benefit Plan document, including any amendments thereto, and all related trust documents, insurance contracts or other funding vehicles, (2) a written description of such Benefit Plan if such plan is not set forth in a written document, (3) the most recently prepared actuarial report, and (4) all material correspondence to or from any Governmental Authority received in the last three years with respect to any Benefit Plan.

(b)          Each Benefit Plan has been administered in accordance with its terms except as, individually or in the aggregate, has not and would not reasonably be expected to result in material liability to the Company and its Subsidiaries.  The Company and its Subsidiaries (with respect to each Benefit Plan) and each Benefit Plan are in compliance with the applicable provisions of ERISA, the Code and all other applicable Laws, except in each case for non-compliance that, individually or in the aggregate, have not and would not reasonably be expected to result in material liability to the Company or its Subsidiaries.

(c)          All Benefit Plans intended to be qualified within the meaning of Section 401(a) of the Code have received favorable determination letters from the Internal Revenue Service or, in the alternative, are entitled to rely upon a favorable opinion letter issued to a master or prototype plan under which any such Benefit Plan has been adopted, to the effect that such Benefit Plans are so qualified and exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination or opinion letter has been revoked (nor, to the Knowledge of the Company, has revocation been threatened in writing) and, to the Knowledge of the Company, no event has occurred since the date of the most recent determination letter relating to any such Benefit Plan that would reasonably be expected to adversely affect the qualification of such Benefit Plan.  Neither the Company nor any of its Subsidiaries has ever maintained a Benefit Plan that is or was a multiemployer plan (as defined in Section 3(37) or 4001 of ERISA) or a plan that is or was subject to Title IV of ERISA.

(d)          With respect to each Benefit Plan, no event has occurred that would be reasonably expected to subject the Company or any of its Subsidiaries to any material Tax, fine, Lien (other than Permitted Liens), penalty or other liability imposed by ERISA, the Code or other applicable Laws, rules and regulations.

(e)           Each Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been operated and administered in all material respects in compliance with, Section 409A of the Code and the guidance issued by the IRS provided thereunder.

(f)           Except as set forth in Section 3.15(f) of the Disclosure Schedule and except as otherwise specifically so contemplated in this Agreement, with respect to each current or former employee, director or independent contractor of the Company or any of its Subsidiaries, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any such person to severance or termination pay or any increase in severance or termination pay, (ii) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Benefit Plan, or (iii) result in payments under any Benefit Plan that would not be deductible under Section 280G of the Code.  Except as set forth in Section 3.15(f) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any obligation to provide, and no Benefit Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.

(g)          Neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries except as required by applicable Law.

Section 3.16.          Intellectual Property.

(a)          Section 3.16(a) of the Disclosure Schedule sets forth a correct and complete list of: all Owned Intellectual Property that is registered, applied for in writing, filed, or recorded with any Governmental Authority.  Except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) each item of the Owned Intellectual Property listed in Section 3.16(a) of the Disclosure Schedule is subsisting, and to the Knowledge of the Company, valid and enforceable and (ii) one or more of the Company and its Subsidiaries has sole and exclusive ownership of all right, title, and interest in and to each item of Owned Intellectual Property listed in Section 3.16(a) of the Disclosure Schedule free and clear of all Liens (other than Permitted Liens).  The Company and each of its Subsidiaries have obtained from all Persons, including current and former employees, officers, directors, consultants and contractors, who have created or developed any material Intellectual Property for or on behalf of the Company or any its Subsidiaries, written, valid and enforceable present assignments of such Intellectual Property to the Company or one of its Subsidiaries; provided that the foregoing representation and warranty applies only to such Intellectual Property that is used in the business of the Company or any its Subsidiaries as currently conducted or as currently planned to be conducted.  In addition, each former and current employee of the Company and each of its Subsidiaries who has created or developed any material Intellectual Property for or on behalf of the Company or any of its Subsidiaries, and whose employment agreement is governed by the Israeli Law, has expressly waived, or will expressly waive prior to the Closing Date, the right to receive compensation in connection with “Service Inventions” under section 134 of the Israeli Patent Law 1967.

(b)          One or more of the Company and its Subsidiaries has a valid and, to the Knowledge of the Company, enforceable right to use each material item of Non-Owned Intellectual Property.

(c)          Except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, Company Intellectual Property constitutes all of the Intellectual Property necessary for the operation of Company’s and its Subsidiaries’ businesses as conducted as of the date hereof and immediately after the Closing, all such Intellectual Property will continue to be owned or available for use by the Company and its Subsidiaries on substantially the same terms as are in the place immediately prior to the Closing.

(d)          Except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i)  the conduct of the business of the Company and its Subsidiaries conducted as of the date hereof does not infringe, misappropriate or otherwise violate any other Person’s Intellectual Property rights, (ii) except as set forth in Section 3.16(d) of the Disclosure Schedule since January 1, 2015, neither the Company nor any of its Subsidiaries has received any written claim from any third party that the Company’s or any of its Subsidiaries’ use of any Intellectual Property infringes, misappropriates, or otherwise violates the Intellectual Property of such third party, and (iii) to the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating, any Owned Intellectual Property, and no such claims have been asserted or threatened in writing against any Person by the Company or any of its Subsidiaries since January 1, 2015.  Clause (iii) in the preceding sentence shall not be construed as a waiver by the Company, or following the Merger the Surviving Corporation, of any rights or remedies that the Company or the Surviving Corporation may currently or in the future have against any Person for infringing, misappropriating, or otherwise violating any Owned Intellectual Property.

(e)          Except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company IT Assets function and perform in accordance with their manufacturers’ and vendors’ specifications and as required for the operation of Company’s and its Subsidiaries’ businesses as conducted as of the date hereof.  To the Knowledge of the Company and except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, no Person has gained unauthorized access to any Company IT Asset or used, disclosed, modified or destroyed any information accessible via the Company IT Asset since January 1, 2015.  The Company and its Subsidiaries have implemented commercially reasonable backup and disaster recovery technology processes consistent with reasonable industry practices.

(f)           To the Knowledge of the Company and except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) no Person has gained unauthorized access to, or has used in an unauthorized manner, any of the Company’s or any of its Subsidiaries’ Confidential Information (as defined below), and (ii) there has been no unauthorized access to or use of any personally identifiable information held by the Company or any of its Subsidiaries.  Except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries have complied with all applicable Laws and contractual and fiduciary obligations relating to the collection, storage, use, transfer (including cross-border transfer) and any other processing of personally identifiable information, including the Company’s and each of its Subsidiaries’ privacy policies.  “Confidential Information” means all non-public, proprietary information, including: (i) financial information, business models, pricing and margin formulae, business line or customer profitability, promotion plans, sales and marketing plans, financing and capital plans, plans for existing business lines, future business and marketing plans, and customer lists; (ii) information related to company structure, owners, management, employees, assets, income and expenses including business, corporate, and operations income and expenses; (iii) know-how, techniques, methods, information tools, software development, trade secrets, technology, potential products, potential business operations, business ideas, technical information, inventions, product design information, source code, and all other intellectual property information or data; and (iv) information, that, if released to unauthorized persons, could be detrimental to the business interests of the Company and each of its Subsidiaries.

(g)          Except as set forth in Section 3.16(g) of the Disclosure Schedule, none of the Company’s or any of its Subsidiaries’ products or Intellectual Property, including any products or Intellectual Property under development by Company or any of its Subsidiaries as of the date hereof, uses or incorporates any Intellectual Property that was developed by the Company or any of its Subsidiaries using funding provided by the IIA or any other Governmental Authority, nor does the IIA or any Governmental Authority have any ownership interest in, any right to receive a license, or any right to restrict the sale, licensing, distribution, transfer or other commercial exploitation of, such products or Intellectual Property.  Section 3.17 of the Disclosure Schedule sets forth the amount of each Government Grant received by the Company or any of its Subsidiaries from the IIA.

(h)          Except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, no Software that is sold, licensed or otherwise distributed to any third party by the Company or any of its Subsidiaries is subject to any obligation or condition under any license identified as an open source license by the Open Source Initiative (www.opensource.org/), including any version of GPL, Sub Public License or Mozilla Public License (each, an “Open Source License”) that requires (i) the disclosure, licensing or distribution of any source code for any portion of such Software, or (ii) the granting of licensees or other rights to make derivative works or other modifications to such Software, (iii) the licensing under terms that allow any portion of such Software to be reverse engineered, reverse assembled or disassembled, or (iv) the redistribution of such Software at no license fee or royalty.  Since January 1, 2015, neither the Company nor any of its Subsidiaries has breached any Open Source License where such breach has resulted or is likely to result in any material liability to the Company or any of its Subsidiaries.

(i)          Except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, no Person other than the Company or its Subsidiaries (and its and their respective employees and authorized contactors) has or has had possession of any source code for any material Software owned by the Company or any of its Subsidiaries.

(j)          Except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company, its Subsidiaries, nor any employee or other representative thereof, is, or has been since January 1, 2015, a participant, member or promoter of, or a contributor to, any industry standards body, consortium, open source organization or similar organization that requires or obligates the Company or any of its Subsidiaries to grant any license, covenant not to sue or other right with respect to any material Intellectual Property.

                Section 3.17.          Government Grants.  Section 3.17 of the Disclosure Schedule provides a true, complete and correct list of all Government Grants, granted to the Company.  Section 3.17 of the Disclosure Schedule sets forth: (a) the aggregate amount of each Government Grant; (b) the aggregate outstanding obligations, if any, of the Company under each Government Grant with respect to royalties or other payments; and (c) the outstanding amounts to be paid by the IIA to the Company and any Subsidiary under the Government Grants, if any.  The Company is in compliance in all material respects with the terms and conditions of the laws, rules and regulations applicable to such Government Grants received by the Company and the terms and conditions of all Government Grants, which have been approved, and have duly fulfilled all the undertakings required thereby to be fulfilled.  There is no event or other set of circumstances which would reasonably be expected to lead to the revocation or material modification of any of the Government Grants that have been approved.  No claim or challenge has been made by any Governmental Authority with respect to the entitlement of the Company to any Government Grant received by the Company or the compliance with the terms, conditions, obligations or laws relating to such grants, and to the Knowledge of the Company, no Governmental Authority is currently expected to make any such claim.

Section 3.18.          Real Property.  Neither the Company nor any of its Subsidiaries owns any real property.  Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, with respect to the Leased Real Property, the Real Property Lease for such property is valid and binding on the Company or its Subsidiaries, as applicable, and, to the Knowledge of the Company, each other party thereto, and is enforceable and in full force and effect, subject to Bankruptcy and Equity Exceptions.  Neither the Company nor any of its Subsidiaries has received or provided any written notice of any event or occurrence that has resulted or would reasonably be expected to result (with or without the giving of notice, the lapse of time or both) in a default with respect to any Real Property Lease.  There is no default under any Real Property Lease by the Company or its Subsidiaries, or to the Knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, in each case, except as, individually or in the aggregate, has not and would not reasonably be expected to have a Material Adverse Effect.  Each Real Property Lease entered into prior to the date of this Agreement has been provided to Parent prior to the date of this Agreement.

Section 3.19.          Environmental Matters.  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (a) the Company and its Subsidiaries are, and have since January 1, 2015 been, in compliance with all Environmental Laws, (b) since January 1, 2015, neither the Company nor any of its Subsidiaries has received any written notice of, demand, letter, claims or request for information alleging a violation of Environmental Laws by the Company or its Subsidiaries or any liability thereto arising under Environmental Laws, (c) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is subject to liability for any hazardous substance disposal or contamination on any third party property and (d)  there is no Action pending against the Company or any of its Subsidiaries related to an actual or alleged violation of Environmental Laws or a liability arising under Environmental Laws.  Except for the express representations and warranties made by the Company in this Section 3.19, the Company makes no representation or warranty, express or implied, concerning environmental matters in respect of the Company or any of its Subsidiaries.

Section 3.20.          Customers and Suppliers.  Section 3.20(a) of the Disclosure Schedule sets forth a correct and complete list of the ten (10) largest (measured by revenue) customers (each, a “Material Customer”) and the ten (10) largest (measured by gross expenditures) suppliers (each, a “Material Supplier”) to the Company for the twelve (12) months ended March 31, 2017.  Except as set forth in Section 3.20(b) of the Disclosure Schedule, from December 31, 2016 to the date of this Agreement, (i) no Material Customer or Material Supplier has notified the Company or any of its Subsidiaries in writing that it intends to terminate, cancel, or (other than in connection with industry-wide decreases in volume) materially curtail its business relationship with the Company, and (ii) neither the Company nor any of its Subsidiaries has been engaged in a dispute that is material to the Company and its Subsidiaries, taken as a whole, with a Material Customer or Material Supplier that remains ongoing.

Section 3.21.          Insurance.  Except as set forth in Section 3.21 of the Disclosure Schedule, and except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (a) the Company and its Subsidiaries have since January 1, 2015 maintained insurance policies with reputable insurers in such amounts and against such risks as are in accord with normal industry practice, (b) all insurance policies owned or held by the Company or any of its Subsidiaries are in full force and effect, and all premiums due on such policies have been paid by the Company or its Subsidiaries (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending before the Closing Date), (c) neither the Company nor any of its Subsidiaries is in breach or default under such policies, which breach or default would permit cancellation, termination or modification of any such insurance policies, and (d)  none of the Company or its Subsidiaries has received any written notice of cancellation or termination with respect to any material insurance policy of the Company or its Subsidiaries in effect on the date of this Agreement.

Section 3.22.          Affiliate Transactions.  Except as set forth in Section 3.22 of the Disclosure Schedule, other than rights to receive Per Share Merger Consideration and the consideration provided for under Section 2.07 with respect to Company Equity Awards, no material relationship exists between the Company or any of its Subsidiaries, on the one hand, and any officer, director or other Affiliate (other than any Subsidiary of the Company) of the Company, on the other hand, that is required to be described under Item 404 of Regulation S-K under the Securities Act in the Company SEC Documents, which is not described in the Company SEC Documents.

Section 3.23.          Export Matters.  Except as set forth in Section 3.23 of the Disclosure Schedule or as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are, and have been at all times from January 1, 2015, in compliance with applicable United States and foreign export control Laws and regulations and with the various applicable economic sanctions Laws administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union or Her Majesty’s Treasury, the Export Administration Regulations maintained by the U.S. Department of Commerce, or the International Traffic in Arms Regulations maintained by the U.S. Department of State (“Export and Sanctions Regulations”).  There are no pending or, to the Knowledge of the Company, threatened claims or investigations by any Governmental Authority of potential violations against the Company or any of its Subsidiaries with respect to Export and Sanctions Regulations.

Section 3.24.          Bribery; Anti-Money Laundering

(a)          None of the Company, its Subsidiaries, or their respective directors, officers or employees, or, to the Knowledge of the Company, affiliates, agents, representatives or any other Person acting for or on behalf of the Company or any of its Subsidiaries has, in the course of their actions for or on behalf of the Company or its Subsidiaries, made any unlawful payment within the meaning of, or taken or omitted to take any other action in material violation of, any Anti-Corruption Laws.

(b)          The business and operations of the Company and each of its Subsidiaries, to the Knowledge of the Company, are and have been conducted at all times in compliance with Anti-Money Laundering Laws in all material respects.

(c)          No action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Company or its Subsidiaries with respect to Anti-Corruption Laws or Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

(d)          The Company and its Subsidiaries (i) have instituted policies and procedures designed to ensure compliance with the Anti-Corruption Laws and (ii) have maintained such policies and procedures in force in all material respects.

Section 3.25.          Takeover Laws.  Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Article 4, the Company has taken all action necessary to exempt or exclude the Merger, this Agreement and the transactions contemplated hereby from any Takeover Laws, and, accordingly, no Takeover Laws apply to any such transactions, other than set forth in the ICL or the Organizational Documents.

Section 3.26.          Opinion of Financial Advisor.  The Board of Directors of the Company has received the oral opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”) to be confirmed by delivery of a written opinion, dated on or about the date of this Agreement, to the effect that, subject to the limitations and assumptions set forth in the written opinion, as of the date of the opinion, the Per Share Merger Consideration to be received in the Merger by the holders of the shares of Company Stock is fair, from a financial point of view, to such holders.

Section 3.27.          No Brokers.  No broker, agent, investment banker, financial advisor or other Person (other than BofA Merrill Lynch) is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.  The Company has made available to Parent, prior to the date of this Agreement, a true, complete and correct copy of all contracts pursuant to which BofA Merrill Lynch is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

Section 3.28.          Indebtedness.  Except as and to the extent set forth on the consolidated financial statements of the Company and its Subsidiaries filed with the SEC on March 31, 2017 or in Section 3.28 of the Disclosure Schedule, as of the date of this Agreement, the Company and its Subsidiaries have no Indebtedness.

Section 3.29.          Solvency Determination.  Assuming the fulfillment or waiver of the conditions to Company’s obligations to effect the Merger and the accuracy of the representations and warranties of Parent and Merger Sub set forth in Article 4 hereof, the Company represents, to the Knowledge of the Company, that the execution of this Agreement and the completion of the Merger and the other transactions contemplated hereby, shall not adversely affect the ability of the Surviving Corporation to meet its obligations to its creditors as such become due and payable following the Closing Date.  The Company is aware that the Board of Directors of Parent and Merger Sub are relying on such determination of solvency in connection with their approval of the Merger, this Agreement and the transactions contemplated hereby.

Section 3.30.          Operating Performance.  Section 3.30 of the Disclosure Schedule sets forth the correct and complete (i) device sales numbers, renewal numbers and subscriber numbers of the Company and its Subsidiaries for each of the fiscal quarters ended September 30, 2017, June 30, 2017 and March 31, 2017 and for each of the fiscal years ended 2016, 2015 and 2014, and (ii) churn rates for each of the fiscal quarters ended September 30, 2017, June 30, 2017 and March 31, 2017 as well as, to the Knowledge of the Company, for each of the fiscal years ended 2016, 2015 and 2014.

Section 3.31.          No Other Representations or Warranties.  Except for the representations and warranties contained in this Article 3, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Affiliates or with respect to any other information provided to Parent or Merger Sub in connection with this Agreement or the transactions contemplated hereby, including as to the accuracy or completeness of any information (including any projections, estimates or other forward-looking information) provided (including in any management presentations, information memoranda, supplemental information or other materials) or otherwise made available with respect to the Company or its Subsidiaries as to the probable success or profitability of the Company or its Subsidiaries.  Each of Parent and Merger Sub expressly disclaims any and all representations and warranties, whether express or implied, other than those set forth in this Article 3.

ARTICLE 4
Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.01.          Organization, Standing and Corporate Power.  Each of Parent and Merger Sub is a company duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all corporate power and authority required to carry on its business as currently conducted.  Each of Parent and Merger Sub is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize that concept) in each jurisdiction where the nature of its properties and the conduct of its business require such qualification, licensing or good standing, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Merger or the other transactions contemplated hereby or the performance by Parent or Merger Sub of its obligations hereunder.  Parent has made available to the Company correct and complete copies of the Organizational Documents of each of Parent and Merger Sub as of the date hereof, including all amendments thereto, and each as so delivered is in full force and effect as of the date hereof.  Neither Parent nor Merger Sub is in violation of any provision of its organizational documents, except for any violation that, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Merger or the other transactions contemplated hereby or the performance by Parent or Merger Sub of its obligations hereunder.

Section 4.02.          Authority.  Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by each of Parent and Merger Sub and, assuming the due and valid authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against it in accordance with its terms, except as the same may be limited by the Bankruptcy and Equity Exceptions.

Section 4.03.          Non-Contravention; Consents and Approvals.

(a)          The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby will not, (i) result in a violation of any provision of the Organizational Documents of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by Section 4.03(b) have been obtained and all notices and filings described in Section 4.03(b) have been made, result in a violation of any Law or Order applicable to, binding upon or enforceable against Parent or Merger Sub or any of their respective properties or assets, or (iii) with or without notice, lapse of time, or both, result in any breach of, or constitute a default under, or give rise to a right of acceleration or termination under, or require any notice, consent or waiver under, any Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound, except in the case of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the consummation of the Merger or the other transactions contemplated hereby or the performance by Parent or Merger Sub of their obligations hereunder.

(b)          No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or on behalf of Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement by each of Parent and Merger Sub or the consummation of the Merger or the other transactions contemplated by this Agreement, except (i) the execution by Parent of an undertaking in customary form in favor of the IIA to comply with the applicable Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984, (ii) as required under the HSR Act, (iii) as required under applicable requirements of the Securities Act, the Exchange Act, other applicable foreign securities laws, and state securities, takeover and “blue sky” laws, in connection with this Agreement and the transactions contemplated hereby, (iv) the filing of the Merger Proposal and Merger Notice with the Companies Registrar and all such other notices or filings required under the ICL with respect to the consummation of the Merger and the issuance of the Certificate of Merger by the Companies Registrar, (v) as may be required for compliance with the rules of the NASDAQ Global Market (vi) as required under the Communications Act or state communications regulatory laws, as set forth in Section 6.01(e) of the Disclosure Schedule and (vii) such other consents, approvals, orders, authorizations, actions, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Merger or the other transactions contemplated hereby or the performance by Parent or Merger Sub of its obligations hereunder, including any approvals, orders, authorizations, actions, registrations, declarations and filings required solely as a result of Parent’s election to seek financing in connection with the Merger.

Section 4.04.          Ownership and Operations of Merger Sub.  Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and has not since the date of its incorporation, and at no time prior to the Effective Time will have, engaged in any other business activities and does not, and at no time prior to the Effective Time will, have assets, liabilities or obligations of any nature other than as incurred in connection with its formation and as contemplated herein or as otherwise required to effect the transactions contemplated by this Agreement.  The authorized capital stock of Merger Sub consists solely of 1,000,000 ordinary shares, par value NIS 0.01 per share, of which 1,000 ordinary shares are validly issued and outstanding.  All of the issued and outstanding capital stock of Merger Sub is, and at all times through the Effective Time will be, wholly-owned by Parent, free and clear of all Liens.

Section 4.05.          Information in the Proxy Statement.  None of the information provided by Parent or Merger Sub to the Company in writing specifically for inclusion in the Proxy Statement or any amendment or supplement thereto, at the time the Proxy Statement or any amendment or supplement thereto is filed with the SEC and is first mailed to shareholders of the Company and at the time of the Shareholders Meeting, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 4.06.          Litigation.  There are no Actions pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, at law or in equity, by or before any Governmental Authority, that, individually or in the aggregate, would reasonably be expected to prevent, materially delay or materially impair the consummation of the Merger or the other transactions contemplated hereby or the performance by Parent or Merger Sub of its obligations hereunder.  Neither Parent nor any of its Subsidiaries is subject to any Order, except for those that would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Merger or the other transactions contemplated hereby or the performance by Parent or Merger Sub of its obligations hereunder.

Section 4.07.          Financing.  As of the date hereof, Parent and Merger Sub have cash and cash equivalents as well as securities and other investments owned at fair value, and at the Effective Time Parent and Merger Sub will have immediately available funds, in each case sufficient to (a) pay the aggregate Per Share Merger Consideration, (b) satisfy all of their other obligations under this Agreement and (c) pay all fees and expenses payable by Parent and Merger Sub in connection with the transactions contemplated by this Agreement.  Each of Parent and Merger Sub expressly acknowledges and agrees that its obligation to consummate the transactions contemplated by this Agreement is not subject to any condition or contingency with respect to any financing or funding by any third party, including any approvals, orders, authorizations, or actions by or any registrations, declarations, or filings with any Governmental Authority with respect to such financing or funding.  As of the Effective Time, after giving effect to the consummation of the transactions contemplated by this Agreement and the payment of all fees and expenses payable by Parent and Merger Sub in connection with the transactions contemplated by this Agreement, Parent shall be solvent and able to pay its debts as they come due.

Section 4.08.          Ownership of Company Stock.  As of the date hereof, neither Parent nor Merger Sub nor any of its Subsidiaries owns (beneficially or otherwise) any shares of Company Stock or other equity interests in the Company or any options, warrants, or other rights to acquire Company Stock or other equity interests in the Company (or any other economic interests through derivative securities or otherwise in the Company) except pursuant to this Agreement.  As of the date hereof, none of the Persons referred to in Section 320(c) of the ICL with respect to Parent or Merger Sub owns any shares of Company Stock.

Section 4.09.          No Brokers.  No broker, agent, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s, or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 4.10.          Shareholder and Management Arrangements.  Except as expressly authorized by the Company in writing (such authorization not to be unreasonably withheld) or as contemplated by this Agreement, as of the date hereof, neither Parent or Merger Sub, nor any of their respective Affiliates, is a party to any contracts with any director or officer of the Company or any of its Subsidiaries relating to this Agreement, the Merger or any other transactions contemplated by this Agreement, or the Surviving Corporation or any of its Subsidiaries, businesses or operations (except as to continuing employment on customary terms in similar companies) from and after the Effective Time.

Section 4.11.          Solvency Determination.  Assuming the fulfillment or waiver of the conditions to Parent’s and Merger Sub’s obligations to effect the Merger, the accuracy of the representations and warranties of the Company set forth in Article 3 hereof, and that the estimates, projections and forecasts provided by the Company to Parent prior to the date hereof upon which Parent evaluated the Company have been prepared in good faith based on assumptions that are reasonable including as to their achievability, then at and after giving effect to the transactions contemplated by this Agreement (including the payment of the aggregate Per Share Merger Consideration and any amounts payable pursuant to this Agreement and in connection with the Merger and the payment of all related fees and expenses), Parent and Merger Sub represent that the execution of this Agreement and the completion of the Merger and the other transactions contemplated hereby, shall not adversely affect the ability of the Surviving Corporation to meet its obligations to its creditors as such become due and payable following the Closing Date and, as of the Effective Time, after giving effect to the consummation of the transactions contemplated by this Agreement and the payment of all fees and expenses payable by Parent and Merger Sub in connection with the transactions contemplated by this Agreement, Parent (on a consolidated basis) shall be solvent and able to pay its debts as they come due.  Parent and Merger Sub are aware that the Board of Directors of the Company is relying on such determination of solvency in connection with its approval of the Merger, this Agreement and the transactions contemplated hereby.

Section 4.12.          Parent and Merger Sub Board Approval.  In compliance with the requirements of applicable Law, the Board of Directors of each of Parent and Merger Sub has (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, each of Parent and Merger Sub and the shareholders of each of Parent and Merger Sub and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of Merger Sub to its creditors, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby, and (iii) resolved to recommend that the shareholders of Merger Sub approve this Agreement and the terms of the Merger in compliance with the requirements of applicable Law, which approval has not as of the date hereof been subsequently rescinded, modified or withdrawn in any way.

Section 4.13.          No Other Representations or Warranties; Independent Investigation.

(a)          Except for the representations and warranties contained in this Article 4, the Company acknowledges that neither Parent, Merger Sub nor any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or any of their Affiliates or with respect to any other information provided to the Company in connection with this Agreement or the transactions contemplated hereby.  The Company expressly disclaims any and all representations and warranties, whether express or implied, other than those contained in this Article 4.

(b)          Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, technology, assets, liabilities, results of operations, financial condition, and prospects of the Company and its Subsidiaries and acknowledges and agrees that each of Parent and Merger Sub has been provided with access to the personnel, properties, premises, and books and records related thereto (including via an electronic data room) for this purpose.  In entering into this Agreement, each of Parent and Merger Sub has relied solely upon its own investigation and analysis, and each of Parent and Merger Sub hereby waives any claims or causes of action against the Company and its Affiliates and their respective directors, officers, members, managers, employees, agents and representatives, and acknowledges and agrees that the Company and its Affiliates and their respective directors, officers, members, managers, employees, agents and representatives shall not have any liability or responsibility whatsoever to, Parent, Merger Sub or their Affiliates (including, from and after the Closing, the Surviving Corporation and its Subsidiaries) or any of their respective directors, officers, members, managers, employees, agents or representatives (including in Contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made (or any omissions therefrom), to Parent, Merger Sub or their Affiliates or any of their respective directors, officers, members, managers, employees, agents or representatives, except as expressly and specifically covered by a representation or warranty set forth in Article 3.

ARTICLE 5
Covenants

Section 5.01.          Conduct of Business of the Company.  During the period from the date of this Agreement to the earlier to occur of (x) the date of the termination of this Agreement in accordance with its terms and (y) the Effective Time, except (i) as set forth in Section 5.01 of the Disclosure Schedule, (ii) as expressly contemplated by this Agreement, (iii) as required by applicable Law or a Governmental Authority, or (iv) as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, (A) conduct its business in all material respects in the ordinary course of business and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization and maintain relationships with Governmental Authorities, its significant customers, suppliers and distributors and its employees, and other Persons with which it has significant business relations and (B) reasonably consult with Parent regarding any material changes in the Company’s strategy.  In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier to occur of (x) the date of the termination of this Agreement in accordance with its terms and (y) the Effective Time, except (i) as set forth in Section 5.01 of the Disclosure Schedule, (ii) as expressly contemplated by this Agreement, (iii) as required by applicable Law or a Governmental Authority, or (iv) as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions:

(a)          (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of its capital stock or other securities (other than dividends or distributions by any of its wholly-owned Subsidiaries), or (iii) redeem, repurchase, cancel, or otherwise acquire or offer to redeem, repurchase or otherwise acquire, directly or indirectly, any of its securities or any securities of any of its Subsidiaries, except for redemptions, repurchases, cancellations or other acquisitions (A) required (or permitted in connection with any net share settlement or Tax withholding) by the terms of the Company Equity Plan or any award agreement thereunder or (B) required by the terms of any other plans, arrangements or Contracts existing on the date hereof, as set forth in Section 5.01(a) of the Disclosure Schedule, between the Company or any of its Subsidiaries, on the one hand, and any director, employee or equityholder of the Company or any of its Subsidiaries, on the other hand;

(b)          issue, sell, pledge, grant, transfer, dispose of, enter into any Contract with respect to, or encumber any shares of its capital stock or other equity interests or securities exercisable or convertible into, or exchangeable or redeemable for, any such shares or other equity interests, or any rights, warrants, options, calls, or commitments to acquire any such shares or other equity interests, except for (i) issuances or sales of any of the foregoing to the Company or any wholly-owned Subsidiary of the Company and (ii) issuances of shares of Company Stock upon the exercise of Company Stock Options or upon the vesting of Restricted Shares, in each case as outstanding on the date hereof in accordance with Section 2.07(d)(iv);

(c)          voluntarily adopt or publicly propose a plan of merger, consolidation, complete or partial liquidation or dissolution of the Company or any of its Subsidiaries or otherwise enter into any agreements or arrangements imposing changes or restrictions on its assets, operations or businesses that are material to the Company and its Subsidiaries taken as a whole;

(d)          amend its Organizational Documents;

(e)          acquire or dispose (directly or indirectly, by merger, consolidation or acquisition or disposition of stock or other equity interests or of assets) of any Person or any business or division thereof;

(f)           incur, assume or guarantee any Indebtedness;

(g)          make any loans or advances to any Person, other than loans or advances (i) by the Company to any of its wholly-owned Subsidiaries, or by any of the Company’s wholly-owned Subsidiaries to another wholly-owned Subsidiary of the Company, (ii) advances to customers made in the ordinary course of business consistent with past practice, or (iii) required by any Contract or other legal obligation of the Company or any of its Subsidiaries in existence as of the date of this Agreement as set forth in Section 5.01(g) of the Disclosure Schedule;

(h)          acquire, transfer, assign, divest, sell, lease, license, permit or suffer to exist the creation of any Lien upon, or otherwise dispose of any Subsidiary or any material amount of assets, securities or property (including Owned Intellectual Property) except as permitted pursuant to Contracts existing as of the date hereof as set forth on Section 5.01(h) of the Disclosure Schedule;

(i)           abandon or allow any material Owned Intellectual Property to lapse or expire;

(j)           settle any Action against the Company or any of its Subsidiaries (other than Actions arising in connection with this Agreement or the transactions contemplated hereby, which are governed by Section 5.11), other than settlements of Actions where the amount paid by the Company or any of its Subsidiaries (less the amount reserved for such matters by the Company and less the amount of any insurance recoveries) in settlement does not exceed $100,000 individually or $300,000 in the aggregate and that would not result in the imposition of any writ, judgment, decree, settlement, award, injunction or similar order of any Governmental Authority that would restrict the future activity or conduct of the Company or any of its Subsidiaries or a finding or admission of a violation of Law or violation of the rights of any Person;

(k)          materially change its accounting or Tax reporting methods, principles or policies, except as may be required by Law or GAAP;

(l)           make, change or revoke any material Tax election, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle any material Tax claim, audit, assessment or dispute, surrender any right to claim a refund of a material amount of Taxes, take any action which is reasonably likely to result in a material increase in the Tax liability of the Company or its Subsidiaries, or, in respect of any taxable period (or portion thereof) ending after the Closing Date, the Tax liability of Parent or its Affiliates;

(m)          make or authorize any capital expenditure, other than capital expenditures that are not, individually, in excess of $75,000 or, in the aggregate for the Company and its Subsidiaries taken as a whole, in excess of $300,000;

(n)          assign, transfer, lease, cancel, fail to renew or fail to extend any Permit issued by the FCC or any other Governmental Authority or discontinue any operations that require prior regulatory approval for discontinuance;

(o)          enter into any line of business in any geographic area other than the lines of business of the Company and its Subsidiaries as of the date hereof;

(p)          enter into any contract that would have been a Material Contract or Real Property Lease had it been entered into prior to this Agreement, or amend, modify or terminate any Material Contract or Real Property Lease in any material respect, other than expirations of any such Material Contract in the ordinary course of business in accordance with the terms of such Contract, or cancel, modify or waive any material matured debts or material claims held by it or waive any material rights under any Material Contract or Real Property Lease;

(q)          other than as required by any Contract or Benefit Plan in existence as of the date of this Agreement, (i) increase the amount of compensation or benefits payable to any employee, officer, individual independent contractor or director of the Company or any of its Subsidiaries, including as a result of making any promotion, changing job titles or reclassifying any employee, officer, individual independent contractor or director of the Company or any of its Subsidiaries, other than annual increases in employees’ wage or salary, in the ordinary course of business, consistent with past practice, with respect to any employee whose annual compensation is not in excess of $100,000 and which increases do not exceed 5% for any individual employee or 3% for all employees of the Company and its Subsidiaries, (ii) grant any rights to or pay any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries, (iii) take any action to amend or waive any vesting criteria or accelerate vesting, exercisability or funding under any Benefit Plan or award granted thereunder, (iv) grant any new awards, or amend or modify the terms of any outstanding awards, under any Benefit Plan, (v) forgive any loans or issue any loans (other than routine travel advances issued in the ordinary course of business) to any employee of the Company or its Subsidiaries, (vi) hire any employee or engage any independent contractor (who is a natural person) with an annual salary or wage rate or consulting fees in excess of $100,000 individually, (vii) terminate the employment of any officer other than for cause; (viii) become a party to, establish, adopt, terminate or amend in any material respect any Benefit Plan or any arrangement that would have been a Benefit Plan has it been entered into prior to this Agreement; or (ix) become a party to any consulting Contract, other than any such Contract that can be terminated on thirty (30) days’ or fewer notice and without payment of a penalty;

(r)           become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(s)          make any written or oral communications to the directors, officers or employees of the Company or any of its Subsidiaries addressing how existing compensation or benefit matters will or may be affected by the transactions contemplated by this Agreement prior to providing Parent with a copy of the intended communication; provided, that Parent shall have a reasonable period of time to review and comment on the communication, and the Company shall consider any such comments in good faith; or

(t)           authorize any of, or commit or agree to take any of, the foregoing actions.

Notwithstanding the foregoing, nothing in this Section 5.01 is intended to or shall result in the Company or any of its Subsidiaries ceding control to Parent or Merger Sub of the Company’s or any of its Subsidiaries’ basic ordinary course of business and commercial decisions prior to the Effective Time, and prior to the Closing Date, the Company and its Subsidiaries shall exercise, consistent with and subject to the terms and conditions of this Agreement, complete control and supervision over their operations.  The Company and its Subsidiaries shall consult with Parent regarding any potential settlement or other action that would or would reasonably be expected to change the regulatory status of the Company or any of its Subsidiaries under the Communications Act and shall give good faith consideration to any concerns raised by Parent with respect thereto.

Section 5.02.          Acquisition Proposals.

(a)          From the execution of this Agreement until the earlier to occur of (x) the date of the termination of this Agreement in accordance with its terms and (y) the Effective Time, except as expressly permitted by this Section 5.02, the Company agrees that neither it nor any of its Subsidiaries nor any of its or their respective directors or officers shall, and the Company shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to any Acquisition Proposal or the making or consummation thereof or (ii) other than to inform any Person of the existence of the provisions contained in this Section 5.02, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information in connection with, or enter into any agreement with respect to, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement in accordance with this Section 5.02).  Notwithstanding the foregoing, at any time prior to obtaining the Company Shareholder Approval, in response to a bona fide written Acquisition Proposal not solicited in violation of this Agreement that the Board of Directors of the Company, acting upon the recommendation of the Committee, determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes or would reasonably be expected to result in a Superior Proposal, and such action is reasonably likely to be necessary in order for the directors to comply with their fiduciary duties under applicable Law (assuming Israeli Law follows Delaware Law on these matters), the Company and its Representatives may (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal (and its Representatives) pursuant to a customary confidentiality agreement containing terms no less favorable to the disclosing party than those set forth in the Confidentiality Agreement (it being understood that such confidentiality agreement need not prohibit the making or amending of an Acquisition Proposal to the extent such Acquisition Proposal is made directly to the Company) (an “Acceptable Confidentiality Agreement”); provided, that all such information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent prior to, or substantially concurrently (and in any event within 24 hours) with the time it is provided or made available to such Person; provided, further, if the Person making such Acquisition Proposal is or would reasonably be viewed as a competitor of the Company, the Company shall not provide any commercially sensitive non-public information to such Person in connection with any actions permitted by this Section 5.02 other than in accordance with customary “clean room” or other similar procedures designed to limit any adverse effect on the Company of the disclosure of competitively sensitive information and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal (and its Representatives) regarding such Acquisition Proposal.

(b)          The Company shall notify Parent promptly (but in no event later than 24 hours) after receipt by the Company (or any of its Representatives) of any Acquisition Proposal, any inquiry that would be reasonably expected to lead to an Acquisition Proposal or of any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Person that would be reasonably expected to make, or has made, an Acquisition Proposal, which notice shall be provided orally and in writing and shall identify the identity of the Person, the material terms and conditions of, any such Acquisition Proposal, indication or request (including if applicable, complete copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent informed, on a current basis (and, in any event, within 24 hours), of the status and terms of any such proposals or offers (including any amendments thereto) and any material changes thereto.

(c)          Neither the Board of Directors of the Company nor the Committee shall (i) withhold, withdraw, modify or qualify (or publicly propose to withhold, withdraw, modify or qualify) in any manner adverse to Parent the Company Board Recommendation, (ii) approve or recommend, or publicly declare advisable, any Acquisition Proposal, (iii) fail to include the Company Board Recommendation in the Proxy Statement, (iv) if any Acquisition Proposal that is structured as a tender offer or exchange offer for outstanding Company Stock is commenced, fail to recommend against acceptance of such offer by the Company’s shareholders prior to the earlier of (A) the date of the Shareholders Meeting and (B) 11 business days (which for this purpose shall be used as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer, (v) approve or recommend, or publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, collaboration agreement or other agreement with respect to, or that is intended or would reasonably be expected to lead to, any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (an “Alternative Acquisition Agreement”, and any of the actions set forth in the foregoing clauses (i) through (v), a “Company Adverse Recommendation Change”) or (vi) cause or permit the Company to enter into an Alternative Acquisition Agreement; provided, however, if at any time prior to obtaining the Company Shareholder Approval, (i) a bona fide Acquisition Proposal not solicited in violation of this Agreement is made (and not withdrawn) and the Board of Directors of the Company, acting upon the recommendation of the Committee, concludes in good faith, after consultation with its financial advisor and outside legal counsel, that (x) such Acquisition Proposal would, if consummated, constitute a Superior Proposal, and (y) such action is reasonably likely to be necessary in order for the directors to comply with their fiduciary duties under applicable Law (assuming Israeli Law follows Delaware Law on these matters), the Board of Directors of the Company may (A) make a Company Adverse Recommendation Change or (B) cause the Company to terminate this Agreement pursuant to Section 7.01(e) (and pay the Company Termination Fee due in connection with such termination), or (ii) an Intervening Event has occurred and the Board of Directors of the Company, acting upon the recommendation of the Committee, concludes in good faith, after consultation with its financial advisor and outside legal counsel, that (x) such Intervening Event materially adversely affects the advisability of this Agreement and the Merger to the Company from a financial point of view and (y) such action is reasonably likely to be necessary in order for the directors to comply with their fiduciary duties under applicable Law (assuming Israeli Law follows Delaware Law on these matters), the Board of Directors of the Company may make a Company Adverse Recommendation Change; provided, that the Board of Directors of the Company shall not be entitled to make a Company Adverse Recommendation Change pursuant to this Section 5.02(c) or terminate this Agreement pursuant to Section 7.01(e) unless it has first (1) caused the Company to provide Parent at least four (4) Business Days’ prior written notice advising Parent that it intends to take such action (a “Notice of Superior Proposal / Intervening Event”), which notice shall (I) state that the Company has received a Superior Proposal or an Intervening Event has occurred, (II) specify the material terms and conditions of such Superior Proposal, or the material facts and circumstances (based on information reasonably available) related to such Intervening Event, (III) in the case of a Superior Proposal, identify the Person making such Superior Proposal, to the extent not previously identified and (IV) in the case of a Superior Proposal, enclose the most recent draft of any agreements intended to be entered into with the Person making or providing such Superior Proposal (or any Affiliate of such Person), (2) caused the Company and its Representatives to negotiate, to the extent Parent so wishes to negotiate, during such four (4) Business Day period following delivery of the Notice of Superior Proposal / Intervening Event in good faith with Parent concerning any revisions to the terms of this Agreement that Parent proposes in response to such Superior Proposal or Intervening Event and (3) after complying with clauses (1) and (2) of this Section 5.02(c), determined that, in the case of a Superior Proposal, such Acquisition Proposal continues to constitute a Superior Proposal, and in the case of an Intervening Event, such Intervening Event continues to materially adversely affect the advisability of this Agreement and the Merger to the Company from a financial point of view, in each case after giving due consideration to any changes proposed to be made to this Agreement by Parent in writing. Any material modification to any Acquisition Proposal will be deemed to be a new occurrence for purposes of this Section 5.02(c) except that the advance written notice obligation set forth in this Section 5.02(c) shall be reduced to two Business Days.

(d)          Nothing contained in this Section 5.02 shall prohibit the Company or the Board of Directors of the Company from complying with its disclosure obligations under applicable Law regarding an Acquisition Proposal, including (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A under the Exchange Act or (ii) making any “stop, look and listen” communication to the shareholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act; provided, however, that neither the Company nor the Board of Directors of the Company may effect a Company Adverse Recommendation Change except in compliance with this Section 5.02.

(e)          The Company shall, and shall cause its and its Subsidiaries’ Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or proposal that could reasonably be expected to lead to an Acquisition Proposal.  From and after the execution of this Agreement, the Company shall promptly end all discussions and negotiations with such Person with respect to any Acquisition Proposal, or proposal or transaction that would reasonably be expected to lead to an Acquisition Proposal, and request the prompt return or destruction of all Confidential Information concerning the Company and any of its Subsidiaries.  The Company will promptly terminate all physical and electronic data access previously granted to such Persons, in each case relating to or in connection with any Acquisition Proposal, or proposal or transaction that would reasonably be expected to lead to an Acquisition Proposal.

(f)           From the execution of this Agreement until the earlier to occur of (x) the date of the termination of this Agreement in accordance with its terms and (y) the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which the Company or any of its Subsidiaries is a party and shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof.  Notwithstanding anything to the contrary contained in this Agreement, the Company shall be permitted to terminate, amend, modify, waive or fail to enforce any provision of any confidentiality, “standstill” or similar obligation of any Person if the Board of Directors of the Company, acting upon the recommendation of the Committee, concludes in good faith, after consultation with its financial advisor and outside legal counsel, such action is reasonably likely to be necessary in order for the directors to comply with their fiduciary duties under applicable Law (assuming Israeli Law follows Delaware Law on these matters).  Except as previously disclosed orally, the Company represents and warrants that it has not taken any action that would be prohibited by this Section 5.02(f) during the sixty (60) days prior to the date of this Agreement.

(g)          For purposes of this Agreement:

 (i)          “Acquisition Proposal” means any proposal, inquiry or offer with respect to (A) a merger, consolidation, dissolution, liquidation, recapitalization, reorganization, spin-off, share exchange, or other business combination, tender offer, exchange offer or any transaction involving the purchase or acquisition of 20% or more of the shares of Company Stock, including as a result of a primary issuance of Company Stock, or (B) a direct or indirect purchase or acquisition of 20% or more of the consolidated net revenues, net income or total assets of the Company and its Subsidiaries, taken as a whole (other than any such proposal or offer made by Parent, Merger Sub or any of their Affiliates).

 (ii)          “Superior Proposal” means any bona fide Acquisition Proposal not solicited in violation of this Agreement made after the date of this Agreement that did not arise from or in connection with a breach of the obligations set forth in this Section 5.02 which the Board of Directors of the Company, acting upon the recommendation of the Committee, concludes in good faith (after consultation with its financial advisor and outside legal counsel), taking into account all financial, legal, regulatory and other aspects of the Acquisition Proposal and the Person making the Acquisition Proposal and the likelihood of the proposal being consummated in accordance with its terms, (A) would, if consummated, be more favorable to the Company’s shareholders from a financial point of view than the transactions contemplated by this Agreement and (B) is reasonably likely to be completed in accordance with its terms (provided that for the purpose of this definition, references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “50%”).

Section 5.03.          Preparation of Proxy Statement; Shareholders Meeting.

(a)          On the earlier of (i) three (3) Business Days after a Permitted Assignment has occurred and a written notice of consummation of a Permitted Assignment has been provided to the Company pursuant to Section 8.05 hereof, (ii) three (3) Business Days after Parent has notified the Company in writing that it will not exercise its right to make a Permitted Assignment or (iii) three (3) Business Days after the expiration of the Assignment Period, the Company shall prepare and cause to be filed with the SEC in preliminary form the Proxy Statement; provided that in no event shall the Company be required to file the preliminary Proxy Statement prior to the twelfth (12th) Business Day after the date of this Agreement.  The Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and shall promptly provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand.  The Company shall use its commercially reasonable efforts (with the assistance of Parent) to (i) respond as promptly as reasonably practicable to any comments of the SEC with respect to the Proxy Statement, including filing any amendments or supplements to the Proxy Statement as may be required, (ii) have the Proxy Statement cleared by SEC as soon as reasonably practicable after such filing and (iii) cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as reasonably practicable thereafter.  Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response (and the Company shall give good faith consideration to including any such reasonable comments in the Proxy Statement (or any supplement or amendment thereto) or response letter) to the extent permitted by Law.

(b)          Parent shall provide to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments of the SEC or its staff related thereto.  Parent will cause the information relating to Parent or Merger Sub supplied by it for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Shareholders Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)          In accordance with the Company’s Organizational Documents, the Company shall, as promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, (i) establish a record date for and give notice of a meeting of its shareholders, for the purpose of voting for the approval of this Agreement (the “Shareholders Meeting”) and (ii) duly call, convene and hold the Shareholders Meeting, all in compliance with the applicable provisions of the ICL; provided, that the Company may, and at the request of Parent in the circumstances set forth in following clauses (B) through (D) shall, for up to thirty (30) days (but in any event no later than fifteen (15) Business Days prior to the End Date), postpone or adjourn the Shareholders Meeting only (A) with the written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (B) for the absence of a quorum, (C) to allow additional solicitation of votes in order to obtain the Company Shareholder Approval or (D) as required by Law.  If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries or its or their respective officers or directors should be discovered by the Company which, pursuant to the Securities Act, Exchange Act or ICL, should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent.  Each of Parent, Merger Sub and the Company agree to promptly correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.  The Company shall cause all documents that the Company is responsible for filing with the SEC in connection with the Merger to comply as to form in all material respects with the applicable requirements of the Exchange Act and ICL and, as applicable, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)          Unless there has occurred a Company Adverse Recommendation Change in accordance with Section 5.02, the Board of Directors of the Company shall make the Company Board Recommendation with respect to the approval of this Agreement, and the Company shall include the Company Board Recommendation in the Proxy Statement and use its commercially reasonable efforts to solicit proxies in favor of the Company Shareholder Approval.

(e)          In the event that Parent or any Person listed in Section 320(c) of the ICL casts any votes in respect of the Merger, Parent shall disclose to the Company its interest in the shares of Company Stock so voted.  At the Shareholders Meeting, Parent and Merger Sub shall cause any shares of Company Stock owned by them and their Affiliates to be voted in favor of the approval of the Merger and the other transactions contemplated by this Agreement.

Section 5.04.          Access to Information; Confidentiality.  From the date hereof until the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Company shall (a) provide Parent and its Representatives reasonable access at reasonable times, and upon reasonable notice to the Company, consistent with applicable Law, to the officers and employees, books and records and properties of the Company and its Subsidiaries, including any information reasonably necessary to help Parent analyze and coordinate post-closing tax planning, and (b) reasonably provide any financial and operating data and other information regarding the assets, properties or business of the Company and its Subsidiaries as Parent may from time to time reasonably request; provided, that (i) such access or information requests do not unreasonably interfere with the operation of the Company’s and its Subsidiaries’ business and shall be subject to their respective reasonable security measures and insurance requirements, (ii) Parent and its Representatives shall not contact or otherwise communicate with the customers or suppliers of the Company and its Subsidiaries (other than contact or other communications with such customers or suppliers by Parent or its Representatives in the ordinary course of business and not related to the transactions contemplated by this Agreement) unless, in each instance, approved in writing in advance by the Company, (iii) such access shall not require the Company or its Subsidiaries to allow any environmental testing or sampling and (iv) for the avoidance of doubt, nothing herein shall require the Company or its Subsidiaries to furnish to Parent or its Representatives, or provide Parent or its Representatives with access to, information that outside legal counsel for the Company reasonably determines would (A) give rise to Antitrust Law issues, (B) reasonably be expected to result in the loss of any attorney-client or other legal privilege or (C) not be permitted to be provided to Parent or its Representatives under the terms of any Contract (provided, that, the Company shall have used commercially reasonable best efforts (without payment of any consideration, fees or expenses) to obtain the consent of any third party to such Contract).  Parent acknowledges that the information and access provided pursuant to this Section 5.04 shall be subject to the terms and conditions of the Confidentiality and Non-Disclosure Agreement, dated May 19, 2017, by and between the Company and B. Riley Principal Investments, LLC (the “Confidentiality Agreement”), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms and shall survive any termination of this Agreement; provided that Section 6 of the Confidentiality Agreement shall terminate as of the date of this Agreement.  No investigation pursuant to this Section 5.04 or information provided or received by any Party pursuant to this Agreement will affect or modify any of the representations or warranties of the Parties contained in this Agreement.

Section 5.05.          Reasonable Best Efforts.

(a)          Upon the terms and subject to the conditions of this Agreement, each Party shall, and shall cause their respective Affiliates to, use their reasonable best efforts to, as promptly as practicable, (i) consummate the Merger and the other transactions contemplated by this Agreement, (ii) obtain from any third party and/or any Governmental Authority any consent, approval, authorization, waiver or order required to be obtained or made by any Party or any of their respective Affiliates and avoid any Action by any Governmental Authority, in each case in connection with the Merger and to fulfill the conditions to the transactions contemplated by this Agreement, and (iii) make all necessary filings with, and thereafter make any other required submissions to, any Governmental Authority with respect to this Agreement required under applicable Law, including the HSR Act, the Communications Act and any applicable state communications laws, in each case in connection with the Merger and to fulfill the conditions to the transactions contemplated by this Agreement.  Upon the terms and subject to the conditions of this Agreement, Parent and the Company shall, and shall cause their respective Affiliates to, cooperate with each other in connection with obtaining all such consents, approvals, authorizations, waivers or orders and the making of all such filings.  Subject to Section 5.04 above and the terms of the Confidentiality Agreement, Parent and the Company shall, and shall cause their respective Affiliates to, promptly furnish to outside counsel for each other Party all information reasonably required for any application or other filing to be made by the other with any Governmental Authority in connection with the transactions contemplated by this Agreement.

(b)          Except as otherwise agreed in writing by the Parties, Parent and the Company shall, and shall cause their respective Affiliates, together with any Ultimate Parent Entities (as defined under the HSR Act) of the Affiliates, to, (i) make any required filing of a Notification and Report Form with the FTC and the Antitrust Division of the DOJ pursuant to the HSR Act with respect to the transactions contemplated hereby within the earlier of (A) seven (7) Business Days after a Permitted Assignment has occurred and a written notice of consummation of a Permitted Assignment has been provided to the Company pursuant to Section 8.05, (B) three (3) Business Days after Parent has notified the Company in writing that it will not exercise its right to make a Permitted Assignment or (C) three (3) Business Days after the expiration of the Assignment Period, provided, however, that in no event shall the Company be required to file such Notification and Report Form prior to the tenth (10th) Business Day after the date of this Agreement, (ii) file any pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority that is required by any applicable Antitrust Laws as soon as practicable after the date of this Agreement and in any event before the expiration of any applicable legal deadline, (iii) file all applications required to be filed with the FCC within the earlier of (A) fourteen (14) calendar days after a Permitted Assignment has occurred and a written notice of consummation of a Permitted Assignment has been provided to the Company pursuant to Section 8.05, (B) three (3) Business Days after Parent has notified the Company in writing that it will not exercise its right to make a Permitted Assignment or (C) three (3) Business Days after the expiration of the Assignment Period, provided, however, that in no event shall the Company be required to file such applications prior to the thirtieth (30th) calendar day after the date of this Agreement, and (iv) file all notices and applications with State Regulators within the earlier of (A) fourteen (14) calendar days after a Permitted Assignment has occurred and a written notice of consummation of a Permitted Assignment has been provided to the Company pursuant to Section 8.05, (B) three (3) Business Days after Parent has notified the Company in writing that it will not exercise its right to make a Permitted Assignment or (C) three (3) Business Days after the expiration of the Assignment Period, provided, however, that in no event shall the Company be required to file such applications prior to the thirtieth (30th) calendar day after the date of this Agreement.  Each of Parent and the Company shall, or shall cause their respective Affiliates to, subject to the other terms and conditions of this Agreement, (A)  supply the other with any information that may be required in order to make such filings, (B) supply any additional information that may be required or requested by the FTC, the DOJ, the FCC or State Regulators in which any such notification filing is required to be made, and (C) use reasonable best efforts to take all action necessary to cause the expiration or termination of the applicable waiting periods under the Antitrust Laws as soon as practicable, and to obtain any required consents under any Antitrust Laws applicable to the Merger or approvals under the Communications Act or other state telecommunications law or requirement imposed by a State Regulator as soon as practicable, including by filing as promptly as reasonably practicable, all notifications, questionnaire responses, documents, and information required or advisable in order to obtain such expiration or termination of the applicable waiting periods or such required consents or approvals.

(c)          Parent and the Company shall each request early termination of the waiting period provided for in the HSR Act.  Parent and the Company shall, and shall cause their respective Affiliates to, coordinate and cooperate in connection with their respective efforts to obtain termination or expiration of the applicable waiting period and all requisite clearances and approvals under the HSR Act as promptly as practicable and in any event before the End Date.  In connection with any investigation or other inquiry, Parent and the Company shall, and shall cause their respective Affiliates to, to the extent permitted by applicable Law or a Governmental Authority, (i) keep the other Party promptly informed of any communication received by such Party or any of its Affiliates from any Governmental Authority regarding any of the transactions contemplated hereby, and (ii) provide outside counsel for the other Party with a reasonable opportunity to (A) review in advance any proposed communication by such Party or its Affiliates with any Governmental Authority, (B) consult with the other Party prior to any meeting or conference with any Governmental Authority, and (C) attend and participate in such meetings or conferences.

(d)          Any material provided by one Party or its outside counsel to outside counsel for the other under this Section 5.05 in connection with the HSR Act process shall be considered “outside counsel only.”  Such material will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from an authorized officer of Parent or the Company, as the case may be, or its legal counsel.

(e)          In furtherance and not in limitation of the covenants of the Parties contained in this Section 5.05, Parent and the Company shall, and shall cause their respective Affiliates to, use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, to resolve such objections, if any, as any Governmental Authority may assert under the HSR Act, the Communications Act or any state telecommunications laws with respect to the transactions contemplated by this Agreement, and to avoid or eliminate each and every impediment and avoid the institution of any Action under any such Law that may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement, in each case under the terms and subject to the conditions of this Agreement so as to enable the Merger to occur as promptly as possible and in any event before the End Date, including by (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of Parent or its Affiliates or the Company or its Subsidiaries, (ii) terminating existing, or creating new, relationships, contractual rights or obligations of Parent or its Affiliates or the Company or its Subsidiaries or (iii) effectuating any other change or restructuring of Parent or its Affiliates or the Company or its Subsidiaries or otherwise taking or committing to take any actions that limit the freedom of action of Parent or its Affiliates or the Company or its Subsidiaries with respect to, or ability to retain, one or more assets or businesses, to ensure that no Governmental Authority enters any Order or establishes any Law preliminarily or permanently restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement, or to ensure that no Governmental Authority with the authority to authorize or approve such consummation fails to do so as promptly as practicable and in any event before the End Date; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, no such remedy shall be (A) required unless contingent upon the occurrence of the Merger, (B) proposed, agreed to or effected by the Company or its Subsidiaries without the prior written consent of Parent (provided that Parent may compel the Company to agree to any such remedy to the extent such remedy is only effective after the Closing) or (C) required to be agreed to by Parent or its Affiliates if such remedy would, individually or in the aggregate with all such remedies, have or reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of (x) the Company and its Subsidiaries (taken as a whole) or (y) Parent and its Subsidiaries (taken as a whole, after giving effect to the Merger), but with respect to clause (y), such effect shall be measured on a scale relative to the Company and its Subsidiaries, taken as a whole (any remedy or condition that does not meet the standards in (A), (B) and (C), a “Burdensome Condition”).

(f)           Parent shall, and shall cause each of its Affiliates to, cooperate and use its respective commercially reasonable efforts to contest and resist any Action, including any administrative or judicial Action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) that is threatened or in effect and that restricts, prevents or prohibits consummation of the transactions contemplated by this Agreement under the HSR Act, the Communications Act or any state telecommunications laws, including by pursuing all reasonable avenues of administrative and judicial appeal; provided, however, that such obligation to contest and resist any Action in no way limits the obligation of Parent to, and to cause its Affiliates to, take, or cause to be taken, all other actions and do, or cause to be done, all other things required by Section 5.05(e).

(g)          Parent shall not, and shall not permit any of its Affiliates to, enter into any agreement, transaction or any agreement to effect any transaction (including any merger or acquisition) that would reasonably be expected to materially delay or materially and adversely affect Parent’s ability to: (i) obtain any authorizations, approvals, clearances or consents of the FCC or State Regulators necessary to consummate the transactions contemplated by this Agreement or the termination or expiration of the applicable waiting period and all requisite clearances and approvals under the HSR Act as promptly as practicable and in any event before the End Date; and (ii) avoid the entry of, the commencement of any Action seeking the entry of, or effect the dissolution of, any Order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits consummation of the transactions contemplated by this Agreement under the HSR Act, the Communications Act or any state telecommunications laws.

(h)          Prior to the date of Closing, the Company will file with the ITA, in coordination with Parent, an application for a tax ruling (the “Option Tax Ruling”), and such filing shall not be made until the Company has provided a copy thereof to Parent and included therein all of the reasonable comments of Parent thereon.  The Option Tax Ruling may be subject to customary conditions regularly associated with such a ruling, including the limitations related to Section 102 of the Ordinance.  To the extent that prior to the Closing an interim tax ruling shall have been obtained (such ruling, the “Interim Option Tax Ruling”), then all references herein to the Option Tax Ruling shall be deemed to refer to such Interim Option Tax Ruling, until such time that a final definitive Option Tax Ruling is obtained.  Subject to the terms and conditions of this Agreement, the Parties shall use commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable in order to obtain the Option Tax Ruling (and/or the Interim Option Tax Ruling, if applicable).

(i)           Prior to the date of Closing, the Company will file with the ITA an application for a ruling (which application shall be approved by Parent prior to its submission, which approval shall not be unreasonably withheld, conditioned or delayed) that (i) with respect to holders of Company Stock that are non−Israeli residents (as defined in the Ordinance or as will be determined in accordance with guidance from the ITA), (A) exempts Parent, the Paying Agent, the Surviving Corporation and their respective agents from any obligation to withhold Taxes levied, assessed, charged or imposed by any Governmental Authority in Israel from any consideration payable or otherwise deliverable to such holders pursuant to this Agreement, or clarifies that no such obligation exists, or (B) clearly instructs Parent, the Paying Agent, the Surviving Corporation and their respective agents on how such withholding is to be executed, and in particular, with respect to the classes or categories of holders of the Company Stock from which Tax is to be withheld (if any), the rate or rates of withholding to be applied and how to identify any such non−Israeli residents; and (ii) with respect to holders of Company Stock that are Israeli residents (as defined in the Ordinance or as will be determined in accordance with guidance from the ITA) (x) exempts Parent, the Paying Agent, the Surviving Corporation and their respective agents from any obligation to withhold Taxes levied, assessed, charged or imposed by any Governmental Authority in Israel from any consideration payable or otherwise deliverable pursuant to this Agreement, or clarifying that no such obligation exists, or (y) clearly instructs Parent, the Paying Agent, the Surviving Corporation and their respective agents on how such withholding is to be executed, and in particular, with respect to the classes or categories of holders of the Company Stock from which Tax is to be withheld (if any), the rate or rates of withholding to be applied (such ruling, as granted by the ITA, the “Withholding Tax Ruling”).  At any time prior to the Closing Date, upon the request of Parent, the Company shall promptly seek to obtain an interim tax ruling (which application shall be approved by Parent prior to its submission, which approval shall not be unreasonably withheld, conditioned or delayed) with respect to the matters described by this Section 5.05(i) and to the extent such interim ruling has been obtained, then all references herein to the Withholding Tax Ruling shall be deemed to refer to such interim ruling, until such time that a final definitive Withholding Tax Ruling is obtained.

For the avoidance of doubt, and without limiting anything in this Section 5.05, the Company shall not have any obligations under this Section 5.05 with respect to or in connection with any consent, approval, authorization, waiver or order that is required to be obtained from any Governmental Authority solely as a result of Parent’s election to seek financing in connection with the Merger.

Section 5.06.          Indemnification, Exculpation and Insurance.

(a)          From and after the Effective Time, Parent shall cause the Surviving Corporation to, (i) indemnify, defend and hold harmless, all past and present directors and officers of the Company and its Subsidiaries (individually, an “Indemnified Party” and, collectively, the “Indemnified Parties”) against any costs, expenses (including attorneys’ fees and expenses and disbursements), judgments, fines, losses, claims damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was at or prior to the Effective Time a director, officer, employee or fiduciary of the Company or any of its Subsidiaries or is or was at or prior to the Effective Time serving at the request of, or to represent the interest of, the Company or any of its Subsidiaries as a director, officer, partner, member, trustee, fiduciary, employee or agent of any other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, including any charitable or not-for profit public service organization or trade association whether asserted or claimed prior to, at or after the Effective Time (including with respect to acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby), and provide advancement of expenses to the Indemnified Parties in connection therewith (within 10 days of receipt by Parent or the Surviving Corporation from an Indemnified Party of a request therefor), in each case, to the fullest extent that the Company or the Subsidiary for which they were acting in such capacity would have been permitted to indemnify, defend, hold harmless or advance expenses under applicable Law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Surviving Corporation to provide broader indemnification rights or rights of advancement of expenses than such Law permitted the Surviving Corporation to provide prior to such amendment); provided that any person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification, (ii) without limitation to clause (i), to the fullest extent permitted by applicable Law, include and cause to be maintained in effect in the Surviving Corporation’s (or any successor’s) organizational documents for a period of seven years after the Effective Time, provisions regarding elimination of liability of directors, and indemnification of and advancement of expenses to directors and officers of the Company, no less favorable than those contained in the Company’s Organizational Documents as of the date hereof and (iii) not settle, compromise or consent to the entry of any judgment in any proceeding or threatened Action (and in which indemnification could be sought by an Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action or such Indemnified Party otherwise consents in writing (not to be unreasonably withheld, conditioned or delayed), and cooperates in the defense of such proceeding or threatened Action.  Effective as of and from the Effective Time, the Surviving Corporation expressly assumes, and agrees to perform, the Company’s obligations under those certain Indemnification Agreements by and between the Company and those individuals listed in Section 5.06 of the Disclosure Schedule (collectively, the “Indemnification Agreements”) to the fullest extent permitted by Law, but in no event to any lesser extent than the Company would be required to perform them if the transactions contemplated hereby had not taken place.

(b)          In the event that either Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties, rights and other assets to any Person, then, and in each such case, Parent shall, and shall cause the Surviving Corporation to, cause proper provision to be made so that such successor or assign shall expressly assume the obligations set forth in this Section 5.06.

(c)          Prior to the Effective Time, the Company shall, and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay for, at no expense to the individual insureds thereunder, non-cancellable “tail” insurance policies with claims periods of at least seven years from and after the Effective Time from insurance carriers with the same or better claims-paying ability ratings as the Company’s insurance carriers with respect to directors’ and officers’ liability insurance policies and fiduciary liability insurance policies in place immediately prior to the Effective Time (collectively, “D&O Insurance”) for the persons who are covered by the Company’s existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable to the insured individuals as the Company’s existing D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions contemplated hereby); provided, however, that the Company shall not pay, or the Surviving Corporation shall not be required to pay, as the case may be, for such “tail” extended reporting periods aggregate one-time premium costs in excess of the amount set forth in Section 5.06 of the Disclosure Schedule.  If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, for a period of at least seven years from and after the Effective Time, obtain and maintain in effect, at no expense to any Indemnified Party, policies of insurance for the persons who are covered by the Company’s existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable as provided in such existing D&O Insurance, from insurance carriers with the same or better claims-paying ability ratings as the Company’s current D&O Insurance carriers; provided, however, that the Surviving Corporation shall not be required to pay for such policies of insurance aggregate one-time premium costs in excess of the amount set forth in Section 5.06 of the Disclosure Schedule (the “Premium Cap”), in which case the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use commercially reasonable efforts to maintain in effect, at no expense to any Indemnified Party, for a period of at least seven years from the Effective Time for the persons who are covered by the Company’s existing D&O Insurance, policies of insurance with the best overall terms, conditions, retentions and levels of coverage reasonably available for an annual premium equal to the Premium Cap.  Parent hereby acknowledges that under the Indemnification Agreements, the Company has certain obligations relating to the D&O Insurance coverage to be obtained pursuant to this Agreement, including this Section 5.06(c).  Parent further acknowledges and agrees that in the event of any inconsistency between the terms of this Agreement and the terms of any Indemnification Agreement, the terms of the Indemnification Agreement will prevail.

(d)          Any Indemnified Party wishing to claim indemnification under this Section 5.06, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices the indemnifying party.

(e)          The provisions of this Section 5.06 are (i) intended to be for the benefit of, and will be enforceable from and after the Effective Time by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise.

Section 5.07.          Public Announcements.  Except with respect to any public statement made in accordance with Section 5.02, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment and give due consideration to reasonable comment by the other Party upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such Party may reasonably conclude may be required by applicable Law, including SEC rules and regulations, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.  The Parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the Parties.  Each of the Company and Parent may make any public statements in response to questions by the press, analysts, investors or those attending industry conferences or analyst or investor conference calls, so long as such statements are not inconsistent with previous statements made jointly by the Company and Parent.

Section 5.08.          Section 16 Matters.  Prior to the Effective Time, the Company shall cause any dispositions of Company Stock (including derivative securities with respect to Company Stock) resulting from the transactions contemplated by this Agreement by each person who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.09.          Stock Exchange Delisting.  Prior to the Closing Date, the Company shall cooperate with Parent and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NASDAQ Global Select Market to enable the delisting by the Surviving Corporation of Company Stock from the NASDAQ Global Select Market and the deregistration of Company Stock under the Exchange Act as promptly as practicable after the Effective Time.

Section 5.10.          Takeover Laws.  If any Takeover Law is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, each of the Company, Parent and Merger Sub and their respective boards of directors shall grant all such approvals and take all such actions as are reasonably necessary or appropriate so that such transactions may be consummated as promptly as practicable hereafter on the terms contemplated hereby, and otherwise act reasonably to eliminate or minimize the effects of such Law on such transactions.

Section 5.11.          Shareholder Litigation.  The Company shall give Parent the opportunity to participate in the defense or settlement of any Action against the Company, any of its Subsidiaries or any of their respective directors or officers by any shareholder of the Company arising out of or relating to this Agreement or the transactions contemplated by this Agreement, including the Merger, and the disclosure of information in connection therewith shall be subject to the provisions of Section 5.04, including regarding attorney-client privilege or other applicable legal privilege; provided, that, the Company shall control such defense, settlement or disclosure of information.  The Company shall not settle any litigation against the Company or its directors, executive officers or similar persons by any shareholder of the Company relating to this Agreement, the Merger, or the other transactions contemplated by this Agreement without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed).

Section 5.12.          Merger Proposal; Certificate of Merger.

(a)          Subject to the ICL and the regulations promulgated thereunder, as promptly as practicable following the date hereof, the Company and Merger Sub, as applicable, shall take the following actions within the timeframes set forth herein; provided, however, that any such actions or the timeframe for taking such action shall be subject to any amendment in the applicable provisions of the ICL (and in case of an amendment thereto, such amendment shall automatically apply so as to amend this Section 5.12(a) accordingly): (a) cause a merger proposal (in the Hebrew language) (the “Merger Proposal”) to be executed in accordance with Section 316 of the ICL, (b) deliver the Merger Proposal to the Companies Registrar on the form designated by the Companies Registrar for the purpose thereof, signed by an authorized director of each of Merger Sub and the Company (which signature shall be certified by an attorney at law), within three (3) days from the calling of the shareholders meetings in accordance with Section 317(a) of the ICL, (c) the Company shall cause a copy of the Merger Proposal to be delivered to its secured creditors, if any, no later than three (3) days after the date on which the Merger Proposal is delivered to the Companies Registrar, (d) promptly after the Company shall have complied with the preceding sentence and with clause (e)(i) of this Section 5.12(a) but in any event no more than three (3) business days following the date on which such notice was sent to the creditors, the Company and Merger Sub shall inform the Companies Registrar, in accordance with Section 317(b) of the ICL, that notice was given to their respective creditors, if any, under Section 318 of the ICL, and (e) each of the Company and, if applicable, Merger Sub, shall: (i) publish a notice to its creditors, stating that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at the office of the Companies Registrar, the Company’s registered office or Merger Sub’s registered office, as applicable, and at such other locations as the Company or Merger Sub, as applicable, may determine, in (A) two daily Israeli newspapers published in Hebrew, on the day that the Merger Proposal is submitted to the Companies Registrar, and (B) in a popular newspaper in New York within three (3) business days after the date on which the Merger Proposal is delivered to the Companies Registrar; (ii) within four (4) business days from the date of submitting the Merger Proposal to the Companies Registrar, send a notice by registered mail to all of the “Principal Creditors” (as such term is defined in the ICL) that the Company or Merger Sub, as applicable, is aware of, in which it shall state that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at such additional locations, if such locations were determined in the notice referred to in the immediately preceding clause (i)(A); and (iii) send to the Company’s “employees committee” (Va’ad Ovdim) (if any) or display in a prominent place at the Company’s premises a copy of the notice published in a daily Hebrew newspaper (as referred to in clause (i)(A) of this Section 5.12(a)), no later than three (3) business days following the day on which the Merger Proposal was submitted to the Companies Registrar, (f) not later than three (3) days after the date on which the Company Shareholder Approval is received, the Company shall (in accordance with Section 317(b) of ICL) inform the Companies Registrar of such approval, and (g) in accordance with the customary practice of the Companies Registrar, the Company and Merger Sub shall request, following coordination with Merger Sub, that the Companies Registrar declare the Merger effective and issue the Certificate of Merger upon such date as the Company and Merger Sub shall advise the Companies Registrar, provided that such date is not earlier than thirty (30) days from the date of the shareholder meetings of each of the Company and Merger Sub and not earlier than fifty (50) days from the date on which the Merger Proposal was submitted to the Companies Registrar pursuant to the ICL.  For the avoidance of doubt, and notwithstanding any provision of this Agreement to the contrary, it is the intention of the Parties that the Merger shall be declared effective and the Certificate of Merger shall be issued on the Closing Date, as a condition to the Closing taking place.  For purposes of this Section 5.12(a), “business day” shall have the meaning set forth in the Israeli Companies Regulations (Merger), 5760-2000 promulgated under the ICL.

(b)          The sole shareholder of Merger Sub shall approve the Merger subject to the satisfaction or waiver (to the extent permitted hereunder) of all the conditions to Closing (other than those that by their nature may only be satisfied or waived at Closing).  No later than three days after the date of such approval, Merger Sub shall (in accordance with Section 317(b) of the ICL and the regulations thereunder) inform the Companies Registrar of such approval.

Section 5.13.          Status; Notifications.  Subject to applicable Law and as required by any Governmental Authority, each Party shall keep the other Parties apprised of the status of matters relating to completion of the transactions contemplated by this Agreement, including promptly furnishing the other Parties with copies of notices or other communications received by the Party or any of its Affiliates from any third party and/or any Governmental Authority with respect to such transactions.  Each Party shall give prompt notice to the other Parties of any change, fact or condition that has had or would reasonably be expected to (a) have a Material Adverse Effect on the Company, (b) have a material adverse effect on Parent and/or Merger Sub or their ability to consummate the transactions contemplated hereby, or (c) in each case, otherwise cause the failure of any condition set forth in Article 6; provided that the terms and conditions of the Confidentiality Agreement shall apply to any information provided pursuant to this Section 5.13.

Section 5.14.          Financing Cooperation.

(a)          If, prior to the Closing, Parent elects to seek financing in connection with the Merger that does not require any approvals, orders, authorizations, or actions by or any registrations, declarations, or filings with any Governmental Authority, from and after the date that the Company receives written notice from Parent of such election until the earlier of the Closing and the date that this Agreement is terminated in accordance with its terms, the Company, at the sole expense of Parent, shall use its commercially reasonable efforts to provide and cause its Subsidiaries and Representatives to provide, all such reasonable cooperation as Parent may reasonably request in writing in connection with any financing efforts that Parent may undertake in connection with the Merger, including, as applicable, (a) upon reasonable advance written notice, assisting in the preparation for and participating in a reasonable number of meetings at mutually agreeable times and locations, (b) furnishing reasonably available financial and other information regarding the Company reasonably requested by Parent or the relevant financing sources to consummate such financing and customary to be included in marketing materials for such financing, (c) participating in drafting sessions, (d) assisting with the preparation of syndication documents and materials, including a bank confidential information memorandum, lender presentation, rating agency materials and presentations, and other customary marketing materials in connection with such financing, (e) providing information reasonably available as requested for the evaluation of assets included or that may be included in any borrowing base or covered by security interests, (f) assisting in the preparation of schedules to collateral agreements, (g) subject to any contractual agreement in effect, facilitating the providing of guarantees and the pledging of collateral for such financing, including, upon reasonable advance written notice at mutually agreeable times and, if applicable, locations, taking commercially reasonable actions necessary to permit the relevant financing sources to evaluate the Company’s and the Company Subsidiaries’ real property and personal property that would constitute collateral under such financing, solely for the purpose of establishing pledges over such assets to secure the obligations under the definitive documents for such financing, in each case which shall not be required to be delivered or effective until at or promptly following the Effective Time and (h) providing reasonable and customary assistance with the preparation of documents customarily required in connection with such financing (excluding, for the avoidance of doubt, any solvency certificates, which shall be the responsibility of Parent), providing all documentation and other information relating to the Company or any of its Subsidiaries required thereunder and any documentation or other information reasonably required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act of 2001; provided, however, that the Company shall not: (x) prior to or as a result of the Merger, take on any debt or liabilities, or provide for the use of its cash or assets, which would be in excess of the Company’s distributable profits (as defined in the ICL), in connection with the financing of the Per Share Merger Consideration or other costs or fees to be paid by Parent hereunder, as such use would require court approval under ICL, or (y) be required to take any particular action that requires any approvals, orders, authorizations, or actions by or any registrations, declarations, or filings with any Governmental Authority (including in connection with any necessary court approvals in connection with any dividend of the Company’s existing cash); and provided further that (i) neither the Company, its Subsidiaries, nor any persons who are directors of the Company or any of its Subsidiaries shall be required to pass resolutions or consents to approve or authorize the execution of any agreements or instruments for such financing, (ii) no obligation of the Company or any of its Subsidiaries under any certificate or document will be effective until the Effective Time, (iii) none of the Company, its Subsidiaries or their respective Representatives shall be required to cooperate pursuant to this Section 5.14 in any manner that would unreasonably interfere with the ongoing operations of the Company or its Subsidiaries and (iv) none of the Company or any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the foregoing prior to the Effective Time.  Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to cooperate in connection with any financing at such point that such financing would be reasonably likely to prevent or materially delay the consummation of the Merger.

(b)          Parent shall reimburse the Company for its reasonable out of pocket costs incurred by the Company in connection with this Section 5.14 and shall indemnify, defend and hold harmless the Company and its Subsidiaries and its and their Representatives from and against any and all liabilities, obligations, losses, damages, claims, costs, expenses, awards, judgments and penalties suffered or incurred by any of them in connection with any financing and any information used in connection therewith, except and solely to the extent that any such obligations, losses, damages, claims, costs, expenses, awards, judgments and penalties, fees, costs or other liabilities are suffered or incurred as a result of the Company’s or its Subsidiaries or its or their Representatives’ gross negligence, bad faith, willful misconduct or material breach of this Agreement.

(c)          Each of Parent and Merger Sub acknowledges and agrees that the Company, its Subsidiaries and their Representatives have no responsibility for any financing in connection with the transactions contemplated hereby.  Accordingly and notwithstanding anything in this Agreement to the contrary, the failure of the Company, its Subsidiaries and/or Representatives to provide the cooperation contemplated by this Section 5.14 shall not constitute grounds for (i) Parent or Merger Sub to refuse to consummate the Merger or to terminate this Agreement or (ii) give rise to the payment of the Company Termination Fee.

Section 5.15.          IIA Notice.  On the earlier of (a) three (3) Business Days after a Permitted Assignment has occurred and a written notice of consummation of a Permitted Assignment has been provided to the Company pursuant to Section 8.05, (b) three (3) Business Days after Parent has notified the Company in writing that it will not exercise its right to make a Permitted Assignment or (c) three (3) Business Days after the expiration of the Assignment Period, the Company shall prepare and cause to be filed with the IIA, the IIA Notice, provided, however, that in no event shall the Company be required to file such IIA Notice prior to the tenth (10th) Business Day after the date of this Agreement.

Section 5.16.          Intellectual Property Assignments.  Without limiting any right or recourse available to Parent with regard to any breach or inaccuracy of the Company’s representations or warranties set forth in this Agreement, to the extent the Company or any of its Subsidiaries has not, as of the date of this Agreement, obtained from any of its current employees or independent contractors, a written, valid and enforceable present assignment of all material Intellectual Property created or developed by such employee or independent contractor for or on behalf of the Company or any its Subsidiaries (as applicable), the Company and each of its Subsidiaries shall use commercially reasonable efforts to obtain such an assignment prior to the Closing Date.  On the Closing Date, the Company shall provide to Parent a list of all current employees and independent contractors who have not signed a written, valid and enforceable present assignment of all material Intellectual Property created or developed by such employee or independent contractor for or on behalf of the Company or any of its Subsidiaries.

ARTICLE 6
Conditions to the Merger

Section 6.01.          Conditions to the Obligations of Each Party to Effect the Merger.  The respective obligation of each Party to effect the Merger is subject to the satisfaction or (to the extent permitted by Law) waiver by Parent and the Company on or prior to the Closing Date of the following conditions:

(a)          Company Shareholder Approval.  The Company Shareholder Approval shall have been obtained.

(b)          Termination of HSR Waiting Period.  All applicable waiting periods (including all extensions thereof) under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

(c)          No Injunctions, Orders or Restraints.  No Governmental Authority of competent jurisdiction, located in the United States, Israel or in another jurisdiction outside of the United States or Israel in which the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, engage in material business activities, shall have enacted, entered or enforced any Order or Law which is in effect and restrains, prohibits, declares unlawful or enjoins the consummation of the Merger or the other transactions contemplated by this Agreement.

(d)          Merger Proposal.  At least 50 days shall have elapsed after the filing of the Merger Proposal with the Companies Registrar and at least 30 days shall have elapsed after the approval of the Merger by the shareholders of each of the Company and Merger Sub.

(e)          FCC; State Regulators.  All authorizations, approvals, clearances and consents of or filings with the FCC or any State Regulators required to be procured or made in connection with the Merger and the transactions contemplated by this Agreement, as set forth in Section 6.01(e) of the Disclosure Schedule, shall have been procured or made.

Section 6.02.          Conditions to the Obligations of Parent and Merger Sub to Effect the Merger.  The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver by Parent on or prior to the Closing Date of the following conditions:

(a)          Representations and Warranties.  (i) The representations and warranties of the Company contained in Section 3.02 (Authority), Section 3.04 (Capitalization) and Section 3.09(a) (No Material Adverse Effect), shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except in case of Section 3.04 (Capitalization) for any de minimis inaccuracies, (ii) the representations and warranties of the Company contained in the first sentence of Section 3.01 (Standing and Corporate Power), Section 3.25 (Takeover Laws), Section 3.26 (Opinion of Financial Advisor) and Section 3.27 (No Brokers) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) and (iii) all other representations and warranties of the Company contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct (in each case without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect set forth therein) as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), except, in the case of this clause (iii), for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)          Performance of Obligations of the Company.  The Company shall have performed, or complied with, in all material respects all obligations required to be performed by or complied with by it under this Agreement at or prior to the Closing Date.

(c)          IIA.  The approval required to be obtained from the IIA of the IIA Notice shall have been granted prior to Closing.

(d)          Officer’s Certificate.  Parent shall have received a certificate at the Closing signed by an executive officer of the Company certifying as to the matters set forth in Section 6.02(a) and Section 6.02(b).

(e)          Governmental Consents.  All authorizations, approvals, clearances and consents, and all expirations or terminations of waiting periods (including any extensions thereof), in each case required to be obtained from a Governmental Authority in connection with the Merger and the transactions contemplated by this Agreement shall have been obtained or shall have occurred, in each case without the imposition of a Burdensome Condition, except for any authorizations, approvals, clearances and consents of any Governmental Authority that are required solely as a result of Parent’s election to seek financing in connection with the Merger.

(f)           Tax Returns.  The Company or its Subsidiaries shall have filed all income Tax Returns set forth in Section 6.02(f) of the Disclosure Schedule.

Section 6.03.          Conditions to the Obligations of the Company to Effect the Merger.  The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver by the Company on or prior to the Closing Date of the following conditions:

(a)          Representations and Warranties.  The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct (without giving effect to any qualifications or limitations as to materiality or material adverse effect set forth therein) as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), except for such failures to be true and correct that, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Merger or the other transactions contemplated hereby or the performance by Parent or Merger Sub of its obligations hereunder.

(b)          Performance of Obligations of Parent and Merger Sub.  Each of Parent and Merger Sub shall have performed, or complied with, in all material respects all obligations required to be performed by or complied with by it under this Agreement at or prior to the Closing Date.

(c)          Payments.  Parent shall have transferred the entire aggregate amount of (i) the Per Share Merger Consideration payable in consideration for conversion of Company Stock (other than Excluded Shares) pursuant to Section 2.07(c) to the Paying Agent, (ii) the Option Payments pursuant to Section 2.07(d)(i), and (iii) the Restricted Share Payments pursuant to Section 2.07(d)(ii).

(d)          IIA.  Parent shall have executed an undertaking in customary form in favor of the IIA to comply with the provisions of the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984.

(e)          Officer’s Certificate.  The Company shall have received at the Closing a certificate signed by an executive officer of Parent and Merger Sub certifying as to the matters set forth in Section 6.03(a) and Section 6.03(b).

ARTICLE 7
Termination

Section 7.01.          Termination.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval (except as otherwise expressly noted), as follows:

(a)          by mutual written consent of the Company and Parent;

(b)          by either Parent or the Company, upon written notice to the other Party:

  (i)          if the Merger shall not have been consummated on or before August 9, 2018 (as such date may be extended subject to the immediately succeeding proviso, the “End Date”), provided that if the condition to closing set forth in Section 6.01(e), solely in respect of the approval by or in connection with U.S. executive branch agencies that review FCC applications for national security and other issues, including the U.S. Department of Justice, Federal Bureau of Investigation, Department of Homeland Security, and National Security Agency, has not been satisfied or waived on or prior to such date, but all other conditions to Closing set forth in Article 6 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), then the End Date shall automatically be extended to November 9, 2018, and provided further, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any Party whose breach or failure to perform or comply with any obligation under this Agreement resulted in or was a proximate cause of the failure of the Merger to be consummated on or before the End Date;

  (ii)          if any Governmental Authority of competent jurisdiction, located in the United States, Israel or in another jurisdiction outside of the United States in which the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, engage in material business activities, shall have enacted, entered or enforced any Order or Law permanently enjoining, restraining, prohibiting or making illegal the consummation of the Merger, which Order or Law shall have become final and non-appealable; provided, however, that (A) the Party seeking to terminate this Agreement pursuant to this Section 7.01(b)(ii) shall have complied with its obligation in Section 5.05, including, with respect to Parent, using its commercially reasonable efforts to remove such Order in accordance with Section 5.05(f) and using its reasonable best efforts as set forth in Section 5.05(e), and (B) the right to terminate this Agreement under this Section 7.01(b)(ii) shall not be available to any Party whose breach or failure to perform or comply with any obligation under this Agreement resulted in or was a proximate cause of the issuance of such Order or Law; or

  (iii)          if the Company Shareholder Approval shall not have been obtained upon a vote taken thereon at the Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

(c)          by Parent, upon written notice to the Company, if there has been any violation or breach by the Company of any covenant, representation or warranty contained in this Agreement (other than Section 5.14), which has prevented or would prevent the satisfaction of any condition to the obligations of Parent and Merger Sub to effect the Merger set forth in Section 6.01 or Section 6.02 and (i) such violation or breach has not been expressly waived by Parent in writing, (ii) Parent has provided written notice to the Company of such violation or breach and its intent to terminate this Agreement pursuant to this Section 7.01(c) and (iii) such violation or breach is not capable of being cured by the End Date or, to the extent so curable, has not been cured by the Company within the earlier of (A) thirty (30) days after receiving such written notice thereof from Parent, or (B) three Business Days prior the End Date; provided, however, Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.01(c) if there has been a violation or breach by Parent or Merger Sub which has prevented or would prevent satisfaction of any condition to the obligation of the Company to effect the Merger set forth in Section 6.01 or Section 6.03;

(d)          by the Company, upon written notice to Parent, if there has been any violation or breach by Parent or Merger Sub of any covenant, representation or warranty contained in this Agreement, which has prevented or would prevent the satisfaction of any condition to the obligation of the Company to effect the Merger set forth in Section 6.01 or Section 6.03 and (i) such violation or breach has not been expressly waived by the Company in writing, (ii) the Company has provided written notice to Parent of such violation or breach and its intent to terminate this Agreement pursuant to this Section 7.01(d) and (iii) such violation or breach is not capable of being cured by the End Date or, to the extent so curable, has not been cured by Parent and Merger Sub within the earlier of (A) thirty (30) days after receiving such written notice thereof from the Company, or (B) three Business Days prior to the End Date; provided, however, the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.01(d) if there has been a violation or breach by the Company which has prevented or would prevent satisfaction of any condition to the obligations of Parent and Merger Sub to effect the Merger set forth in Section 6.01 or Section 6.02;

(e)          by the Company, upon written notice to Parent, prior to the time at which the Company Shareholder Approval has been obtained, to the extent permitted by and in accordance with the terms and conditions of Section 5.02 in response to a Superior Proposal that was not solicited in material violation of this Agreement, in order to enter into a definitive Alternative Acquisition Agreement with respect to an Acquisition Proposal that the Board of Directors of the Company has concluded constitutes a Superior Proposal in accordance with Section 5.02; provided, that the Company prior to or concurrently with such termination, pays to Parent in immediately available funds any fees required to be paid pursuant to Section 7.03(b); or

(f)           by Parent, upon written notice to the Company, in the event that (i) the Board of Directors of the Company shall have effected a Company Adverse Recommendation Change, or (ii) at any time following receipt of an Acquisition Proposal, the Board of Directors of the Company failed to reaffirm its approval or recommendation of this Agreement and the Merger as promptly as practicable (but in any event within five (5) Business Days) after receipt of any written request to do so from Parent.

Section 7.02.          Effect of Termination.  In the event that this Agreement is validly terminated pursuant to Section 7.01, and written notice thereof shall be given by the terminating Party to the other Party identified in Section 7.01, specifying the provisions hereof pursuant to which such termination is made and the basis therefor, and this Agreement shall forthwith become null and void and of no effect without liability or obligation on the part of any Party (or any Affiliate of such Party and such Party’s and its Affiliates’ respective directors, officers, members, managers, employees, agents or representatives), except that no such termination shall relieve any Party from any liabilities or damages resulting from any willful and material breach of this Agreement prior to or in connection with such termination or from any obligation to pay the Company Termination Fee pursuant to Section 7.03(b) or Section 7.03(c); provided, however, that the provisions of Article 1, Parent’s reimbursement obligations pursuant to Section 5.14, this Section 7.02, Section 7.03 and Article 8 and the Confidentiality Agreement shall each survive the termination of this Agreement, as applicable, in accordance with their respective terms.  For the avoidance of doubt, and without limiting the foregoing, any failure of Parent to effect the Merger and to make the payments contemplated by Section 2.08(a) following the satisfaction or (to the extent permitted by Law) waiver of the conditions to the Closing set forth in Article 6 (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at such time) shall be a willful and material breach of this Agreement by Parent.

Section 7.03.          Fees and Expenses.

(a)          Except as expressly provided otherwise in this Agreement, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated, it being understood and agreed that Parent shall be solely responsible for payment of any and all filing fees payable under the HSR Act.

(b)          In the event that this Agreement is terminated (1) by Parent pursuant to Section 7.01(f) (Change of Recommendation) or (2) by the Company pursuant to Section 7.01(e) (Superior Proposal), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee (i) on or before the third Business Day following the date of such termination (in the case of a termination other than pursuant to Section 7.01(e) (Superior Proposal)) or (ii) prior to or concurrently with such termination (in the case of termination by the Company pursuant to Section 7.01(e) (Superior Proposal)), by wire transfer of immediately available U.S. dollars to the applicable account or accounts designated in writing to the Company by Parent.

(c)          In the event that this Agreement is terminated by the Company or Parent pursuant to Section 7.01(b)(i) (End Date), by the Company or Parent pursuant to Section 7.01(b)(iii) (Company Shareholder Approval) or by Parent pursuant to Section 7.01(c) (Company Breach), and, in any such case, (i) at any time after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or its shareholders or shall have been publicly announced and such Acquisition Proposal shall not have been publicly withdrawn on a bona fide basis without qualification (1) at least thirty (30) Business Days prior to a termination pursuant to Section 7.01(b)(i) (End Date), or (2) at least ten (10) Business Days prior to the Shareholders Meeting in connection with a termination pursuant to Section 7.01(b)(iii) (Company Shareholder Approval) and (ii) within twelve (12) months after such termination, the Company enters into a definitive agreement with respect to an Acquisition Proposal that is thereafter consummated, or shall have consummated or shall have approved or recommended to the Company’s shareholders or otherwise not opposed, an Acquisition Proposal that is thereafter consummated, then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee prior to or concurrently with entry into, or if not pursuant to an agreement, recommendation or consummation of, such Acquisition Proposal by wire transfer of immediately available U.S. dollars to the applicable account or accounts designated in writing to the Company by Parent.  For purposes of only subclause (ii) of this Section 7.03(c), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 5.02(g)(i), except that the references to “20%” shall be deemed to be references to “50%”.

(d)          Each of the Parties acknowledges and agrees that the agreements contained in this Section 7.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither the Company nor Parent or Merger Sub would enter into this Agreement.  Accordingly, if the Company fails to promptly pay the Company Termination Fee in accordance with Section 7.03(b) or Section 7.03(c) and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the Company Termination Fee (or any portion thereof), then the Company shall pay, or cause to be paid, to Parent its costs and expenses (including reasonable attorneys’ fees) in connection with such suit, together with interest on the amount of the Company Termination Fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made through the date of payment plus two percent (2%).  The Company Termination Fee is non-refundable and shall not be set off by or credited against any other payment.

(e)          Upon termination of this Agreement in accordance with its terms, Parent’s right, if any, to receive the Company Termination Fee pursuant to Section 7.03(b) or Section 7.03(c), and the amounts described in Section 7.03(d), shall be the sole and exclusive remedy of Parent and Merger Sub and their respective Affiliates against the Company and its former, current or future shareholders, directors, officers, Affiliates, agents or other Representatives for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement in this Agreement or the failure of the Merger or the other transactions contemplated by this Agreement to be consummated, and upon payment of such Company Termination Fee and any applicable amount described in Section 7.03(d), none of the Company or any of its former, current or future shareholders, directors, officers, Affiliates, agents or other Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Merger or the other transactions contemplated by this Agreement; provided that, nothing in this Section 7.03(e) shall relieve any Party from any liabilities or damages resulting from any willful and material breach of this Agreement prior to or in connection with such termination.  Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Company be required to pay the Company Termination Fee more than once.

Section 7.04.          Amendment.  This Agreement may be amended by the Parties at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval; provided, however, that (a) any such amendment shall be in a writing specifically designated as an amendment hereto and signed on behalf of each of the Parties, (b) after the Company Shareholder Approval has been obtained, there shall be made no amendment that by applicable Law requires further approval by the shareholders of the Company without such further approval, and (c) no amendment shall be made to this Agreement after the Effective Time.

Section 7.05.          Extension; Waiver.  At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) to the extent permitted by applicable Law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) to the extent permitted by applicable Law, waive compliance with any of the agreements or conditions contained herein; provided, however, that after receipt of the Company Shareholder Approval, no waiver may be made that pursuant to applicable Law requires further approval by the shareholders of the Company without such further approval.  No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.  No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Parties.  No waiver of any provision of this Agreement shall be effective except by written instrument executed by the Party against whom the waiver is to be effective.  No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

ARTICLE 8
General Provisions

Section 8.01.          No Survival.  Each of the Parties, intending to modify any applicable statute of limitations, agree that (a) all of the representations and warranties in this Agreement and in any certificate or other instrument delivered pursuant hereto shall terminate effective as of the Effective Time and shall not survive the Effective Time for any purpose, and thereafter there shall be no liability on the part of, nor shall any claim be made by, any Party or any of their respective Affiliates, or any of their respective directors, officers, members, managers, employees, agents or representatives, in respect thereof, (b) after the Effective Time, there shall be no liability on the part of, nor shall any claim be made by, any Party or any of their respective Affiliates, or any of their respective directors, officers, members, managers, employees, agents or representatives, in respect of any covenants or agreements that, by their terms, contemplate performance at or prior to the Effective Time, and (c) covenants or agreements that, by their terms, contemplate performance following the Effective Time shall survive the Effective Time for the period set forth therein or until fully performed.

Section 8.02.          Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) one (1) Business Day after deposit with Federal Express or similar overnight courier service for delivery the next Business Day, (c) upon written confirmation of receipt if delivered by facsimile or email transmission (with a copy sent by overnight prepared courier service for delivery the next Business Day) or (d) three (3) Business Days after being mailed by first class mail, return receipt requested.  Notices, demands and other communications to the Parties shall, unless another address is specified in writing, be sent to the addresses indicated below:

(a)           if to Parent or Merger Sub, to:

B. Riley Financial, Inc.
21860 Burbank Boulevard, Suite 300 South
Woodland Hills, California 91367
 Attention: Alan N. Forman
Email: aforman@brileyfin.com
 Facsimile: (818) 746-9170

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
1888 Century Park East, Suite 2100
Los Angeles, California 90067
 Attention: Patrick S. Brown, Esq.
Email: brownp@sullcrom.com
 Facsimile: (310) 712-8800

and with a copy (which shall not constitute notice) to:

Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
One Azrieli Center, Round Tower
Tel Aviv 6701101, Israel
Tel: +972 3 607 4444
Fax:  +972 3 607 4422
Attn:  Richard J. Mann, Adv.; Yoav Friedman, Adv.
 Email: Rick@gkh-law.com; Yoavf@gkh-law.com

(b)           if to the Company, to:

magicJack VocalTec Ltd.
560 Village Blvd, Suite 120
West Palm Beach, FL 33409
 Attention: Don Carlos Bell III
Email: don.carlos.bell@magicjack.com
 Facsimile: (516) 514-9441

with a copy (which shall not constitute notice) to:

Bryan Cave LLP
1290 Avenue of the Americas
New York, NY 10104
Attention:          Tara Newell, Esq.
Email:          Tara.Newell@bryancave.com
Facsimile: (212) 261-9884

 and with a copy (which shall not constitute notice) to:

Yigal Arnon &Co.
One Azrieli Center, Round Tower
Tel Aviv 6701101, Israel
Tel: +972 3 608 7777
Fax:  +972 3 6087 7714
Attn:  David H. Schapiro, Adv.; Eliran Furman, Adv.
 Email: davids@arnon.co.il; eliranf@arnon.co.il

Section 8.03.          Entire Agreement.  This Agreement (including the documents and the instruments referred to herein) contains the entire understanding of the Parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between the Parties with respect to such subject matter, other than the Confidentiality Agreement.

Section 8.04.          Disclosure Schedule.  The Disclosure Schedule is not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company, except and solely to the extent that a representation or warranty set forth in Article 3 of this Agreement specifically states that a correct and complete list of a particular item is set forth on a particular section of the Disclosure Schedule.  The fact that any item or other information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement.  Inclusion of any item or other matter in the Disclosure Schedule shall not be construed as an admission or indication that such item or other matter is or is not material, that such item has had or would reasonably be expected to have a Material Adverse Effect or that such item will in fact exceed any applicable threshold limitation set forth in this Agreement.  Headings in the Disclosure Schedule are inserted for reference purposes and for convenience of the reader only, and shall not affect the interpretation thereof or of this Agreement.  The information contained in this Agreement and in the Disclosure Schedule and all exhibits hereto is disclosed solely for purposes of this Agreement, and nothing contained herein or therein shall be deemed to be an admission by the Company, or following the Merger the Surviving Corporation, to any Person of any matter whatsoever (including any violation of Law, breach of contract, or any other liability or responsibility in connection with any pending, threatened, or future matter or proceeding) or a waiver by the Company, or following the Merger the Surviving Corporation, of any rights or remedies against any Person.

                Section 8.05.          Binding Effect; Assignment.  The rights and obligations of this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns.  Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any Party without the prior written consent of the other Parties.  Within thirty (30) calendar days from the date hereof (the “Assignment Period”), Parent may assign any and all of its rights under this Agreement to any Affiliate of Parent, including (A) the Person identified to the Company by Parent in writing concurrently with the execution of this Agreement, or (B) any private investment fund managed by a wholly-owned direct or indirect Subsidiary of Parent (such assignee, the “Proposed Assignee”), provided that all of the following conditions are satisfied (the “Permitted Assignment”): (a) the Company’s board of directors determines that, considering the anticipated change in the financial position of the merging companies upon effectiveness of the Permitted Assignment, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of the Surviving Corporation to its creditors; (b) the proposed assignment would not reasonably be expected to materially delay or significantly increase the risk of not obtaining the expiration or termination of applicable waiting periods under the HSR Act (or any extensions thereof), significantly increase the risk of any Governmental Authority entering an order prohibiting the consummation of the Merger, or significantly increase the risk of not being able to remove any such order on appeal or otherwise; (c) the Proposed Assignee is an entity organized under the Laws of any state of the United States; (d) the Proposed Assignee consents in writing to assume all obligations of Parent under this Agreement; (e) the Proposed Assignee affirms in writing that all representations and warranties made in this Agreement with respect to Parent as of the date of this Agreement shall be deemed representations and warranties made with respect to the Proposed Assignee as of the date of such assignment (other than (i) Section 3.01, to the extent Proposed Assignee’s state of organization is different from that of Parent, and (ii) Section 4.07); (f) Merger Sub, which upon the Permitted Assignment becoming effective shall be a wholly owned direct or indirect Subsidiary of the Proposed Assignee, re-affirms in writing that all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to Merger Sub as of the date of such assignment; (g) no assignment shall relieve Parent of any of its obligations pursuant to this Agreement; and (h) Parent delivers to the Company a written notice of consummation of the Permitted Assignment, together with the true, correct and complete assignment documents containing evidence that the conditions to the Permitted Assignment set forth in clauses (c), (d), (e), (f) and (g) of this Section 8.05 have been satisfied.  Parent shall promptly notify the Company in writing in the event Parent has determined that it will not exercise its right to make a Permitted Assignment.  Any purported assignment in violation of this Agreement is null and void ab initio.

                Section 8.06.          Guaranty of Obligations.  Parent acknowledges and agrees that a Permitted Assignment shall not (a) relieve Parent or Merger Sub of their obligations under this Agreement, (b) enlarge, alter or change any obligation of the Company under this Agreement, or (c) impede the rights of the Company shareholders under this Agreement.  Subject to the terms and conditions of this Agreement, Parent hereby guarantees all obligations of the Proposed Assignee under this Agreement in the event of a Permitted Assignment, including, without limitation, providing the funds to satisfy the condition to the Company’s obligations to effect the Merger set forth in Section 6.03(c) in the event that the Company brings an action in equity pursuant to Section 8.11 to enforce the provisions of this Agreement against the Proposed Assignee.

Section 8.07.          No Third Party Beneficiaries.  Nothing expressed or implied in this Agreement is intended to confer any legal or equitable rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the Parties specifically acknowledge and agree that after the Effective Time, (a) Section 5.06 shall be enforceable by each Indemnified Party and his or her heirs and (b) each holder of Company Stock shall be entitled to enforce the provisions contained in the first sentence of Section 2.07(d)(iii) and in Section 2.08(c) solely to the extent necessary to receive the consideration to which such holder is entitled pursuant thereto.

Section 8.08.          Governing Law.  This Agreement and its enforcement will be governed by, and interpreted in accordance with, the Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state without regard to the conflicts of law provisions thereof, except that (i) the internal affairs of the corporations party hereto that are organized and existing under the ICL and (ii) all other provisions of, or transactions contemplated by, this Agreement that are expressly or otherwise required to be governed by the ICL shall be governed by the ICL.

Section 8.09.          Consent to Jurisdiction.  Each Party hereby submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court does not have jurisdiction, any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof (the “Delaware Courts”), for any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof.  Each Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in such court.  Each of the Parties irrevocably and unconditionally waives and agrees not to plead or argue in any such court (a) that it is not personally subject to the jurisdiction of the Delaware Courts for any reason other than the failure to serve process in accordance with applicable Law, (b) that it or its property is exempt or immune from jurisdiction of the Delaware Courts or from any legal process commenced in the Delaware Courts (including but not limited to service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law that (i) the suit, action or proceeding in the Delaware Courts is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the Delaware Courts.

Section 8.10.          Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 8.11.          Specific Performance.  The Parties agree that irreparable harm would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached.  It is accordingly agreed that, without posting bond or other undertaking, the Parties shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.  In the event that any such action is brought in equity to enforce the provisions of this Agreement, no Party will allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law.  The Parties further agree that (a) by seeking any remedy provided for in this Section 8.11, a Party shall not in any respect waive its right to seek any other form of relief that may be available to such Party under this Agreement, including monetary damages, and (b) nothing contained in this Section 8.11 shall require any Party to institute any action for (or limit such Party’s right to institute any action for) specific performance under this Section 8.11 before exercising any other right under this Agreement nor shall the commencement of any action pursuant to this Section 8.11 or anything in this Section 8.11 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Section 7.01 or pursue any other remedies under this Agreement that may be available then or thereafter.

Section 8.12.          Severability.  If any provisions of this Agreement, or the application thereof to any Person or circumstance, is invalid or unenforceable in any jurisdiction, then (a) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of the invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 8.13.          Counterparts.  This Agreement may be executed in any number of counterparts (including by means of facsimile and electronically transmitted portable document format (pdf) signature pages), each of which shall be an original but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

B. RILEY FINANCIAL, INC.

By: /s/ Bryant Riley
Name:  Bryant Riley
Title: Chairman & CEO

B. R. ACQUISITION LTD.

By: /s/ Kenneth M. Young
Name: Kenneth M. Young
Title: CEO

MAGICJACK VOCALTEC LTD.

By: /s/ Don Carlos Bell, III
Name: Don Carlos Bell, III
Title: Chief Executive Officer

[Signature Page to Merger Agreement]

Exhibit A

Articles of the Surviving Corporation

ARTICLES OF ASSOCIATION

Of

MAGICJACK VOCALTEC LTD.

מג'יקג'ק ווקלטק בע"מ

(the “Company”)

1.          Private Company – The Company is a private company, as defined by the Israeli Companies Law (the “Companies Law”).

2.          Donations – The Company may donate a reasonable amount to a worthy cause, even if such donation does not stem from commercial considerations.

3.          Company’s Purpose – The purpose of the Company is to engage in any lawful business.

4.          Limitation of Liability – The liability of the shareholders of the Company is limited to payment in full, by each shareholder, of the nominal value of such shareholder’s shares only.

5.          Share Capital – The authorized share capital of the Company consists of one hundred million (100,000,000) Ordinary Shares, no par value. Section 290(a) of the Companies Law shall not apply to the Company.

6.          Issuance of Shares and Other Securities

6.1	Public Offering – The Company shall not offer to the public any securities or debentures.

6.2
The Number of Company Shareholders – The number of shareholders in the Company shall not exceed 50 shareholders, excluding Company employees and former Company’s employees that were issued shares during their employment and continue to hold shares after their employment has terminated. Two or more persons which jointly hold one or more shares of the Company shall be deemed as a single shareholder.

6.3
Redeemable Securities – The Company’s board of directors, in its discretion, may issue redeemable securities, bearing such rights and subject to such conditions, as determined by the board of directors.

6.4
Forfeiture – The board of directors of the Company may cause the forfeiture of a share issued by the Company if the consideration for such share was not received, in part or in whole, in accordance with the terms of the issuance of such share.

7.          Transfer of Company Shares – The Company’s shares may not be transferred or assigned without the approval of the board of directors. The board of directors shall not oppose a transfer of shares other than on reasonable grounds. A transfer or assignment of shares shall not be registered unless a written notice of such transfer or assignment was submitted to the Company, in a form to be determined by the board of directors.

8.          Bearer Share Certificate – The Company shall not issue bearer share certificates granting the bearer rights in the shares specified in the certificates.

9.          Shareholder Meetings

9.1	The Company may choose not to convene an annual meeting, unless such a meeting is required in order to appoint an auditor.

9.2
The Company is not required to attach financial statements to a notice of its annual meeting. However, the Company shall make its financial statements available at its registered office during normal working hours, or at another time or location if so noted in the notice of its annual meeting.

9.3
The general meeting may assume the authority of another organ as well as to assign authorities of the chief executive officer to the board of directors for the purpose of a certain matter or period of time.

9.4	If there is no quorum for a general meeting, such meeting shall be postponed by one business day.

9.5
Any resolution adopted in writing, signed by all of the shareholders of the Company at the date of the resolution, shall be deemed to be in full force for any matter or purpose, and shall be considered as a resolution adopted by the general meeting of the Company which has been invited and convened properly for the purpose of such decision.

10.	Board of Directors

10.1
The number of the Company directors shall not be less than one (1), and not more than five (5), unless otherwise resolved by the general meeting. If the board of directors has only one director, the provisions of these Articles of Association that relate to a board of directors with two directors or more shall be deemed amended accordingly.

10.2	Appointment of directors – The Company’s directors shall be appointed by a resolution of the general meeting.

10.3	Validity of appointment – The appointed directors shall assume their position as aforesaid in Section 10.2, as applicable, unless a later date shall be determined by the resolution.

10.4
Alternate Director – A director may, from time to time appoint himself an alternate director, dismiss this alternate director, and appoint a new alternate director in the place of an alternate director who has stepped down from his position for any reason, whether for a certain meeting or on a permanent basis.  A director may appoint as an alternate director a person which currently serves as a director or as an alternate director.

10.5
Any resolution adopted in writing, signed by all of the Company’s directors at the date of the resolution, which are entitled to participate and vote with respect to the subject matter of the resolution, shall be deemed to be in full force for any matter or purpose, and shall be considered as a resolution adopted by a meeting of the board of directors which was convened properly for the purpose of such decision.

11.        Appointment of Company Officers and Other Executives

The Company’s general manager (or CEO), to the extent appointed, shall appoint and dismiss officers of the Company, excluding directors and a general manager, and shall determine their terms of employment, unless otherwise determined by the board of directors.

The board of directors may elect to appoint and dismiss persons in other positions in the Company, in its discretion, both generally and in specific circumstances.  In such case, the board of directors shall appoint the functionary, define, and determine his title, powers, salary, and other terms of engagement.

12.        Auditor

12.1	In accordance with the provisions of the Companies Law, the general meeting may appoint an auditor for a period exceeding one year, as determined by the general meeting.

12.2
The board of directors shall determine the salary of the Company’s auditor for its activities related to the audit of the Company as well as the salary for other services which are non-audit services, unless otherwise determined by the general meeting of the Company.

13.	Insurance

The Company may enter into a contract for the insurance of the liability, in whole or in part, of any of its office holders with respect to an obligation imposed on such office holder due to an act performed by the office holder in the office holder’s capacity as an office holder of the Company arising from any of the following:

13.1	a breach of duty of care to the Company or to any other person;

13.2
a breach of the duty of loyalty to the Company, provided that the office holder acted in good faith and had reasonable grounds to assume that the act that resulted in such breach would not harm the interests of the Company;

13.3	a financial liability imposed on such office holder in favor of any other person; and

13.4	any other liability insurable under the Companies Law.

14.	Indemnity

14.1
Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may resolve retroactively to indemnify an office holder of the Company with respect to the following liabilities and expenses, provided that such liabilities or expenses were incurred by such office holder in such office holder’s capacity as an office holder of the Company:

14.1.1
a financial liability imposed on an office holder in favor of another person by any judgment, including a judgment given as a result of a settlement or an arbitrator’s award which has been confirmed by a court in respect of an act performed by the office holder.

14.1.2
reasonable litigation expenses, including attorneys’ fees, expended by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding or if such financial liability was imposed, it was imposed with respect to an offence that does not require proof of criminal intent.

14.1.3
reasonable litigation costs, including attorney’s fees, expended by an office holder or which were imposed on an office holder by a court in proceedings filed against the office holder by the Company or in its name or by any other person or in a criminal charge in respect of which the office holder was acquitted or in a criminal charge in respect of which the office holder was convicted for an offence which did not require proof of criminal intent.

14.1.4	Any other liability indemnifiable under the Companies Law.

14.2
Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may undertake in advance to indemnify an office holder of the Company with respect to those liabilities and expenses described in the following Articles:

14.2.1	Sub-Article 14.1.2 and 14.1.3; and

14.2.2	Sub-Article 14.1.1, provided that the undertaking to indemnify:

14.2.2.1
is limited to such events which the directors shall deem to be likely to occur in light of the operations of the Company at the time that the undertaking to indemnify is made and for such amounts or criteria which the directors may, at the time of the giving of such undertaking to indemnify, deem to be reasonable under the circumstances; and

14.2.2.2
the undertaking to provide such indemnification shall set forth such events which the directors shall deem to be likely to occur in light of the operations of the Company at the time that the undertaking to indemnify is made, and the amounts and/or criteria which the directors may, at the time of the giving of such undertaking to indemnify, deem to be reasonable under the circumstances.

15.	Exemption

Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may release, in advance, any office holder from any liability for damages arising out of a breach of a duty of care towards the Company, other than breach of such duty of care towards the Company in a distribution (as such term is defined in the Companies Law).

16.	Exemption, Indemnification and Insurance – General

16.1
The aforesaid provisions regarding exemption, indemnification and insurance, are not intended and shall not restrict the Company in any way in engaging in an agreement with respect to exemption, insurance or indemnification in the following matters:

16.1.1	Any person which is not an officer of the Company, including employees, service providers or consultants of the Company, which are not officers of the Company.

16.1.2
Officers of other companies. The Company may engage in a contract regarding exemption, indemnification and insurance of officers in companies controlled by the Company, related to the Company or other companies in which the Company has interest in, to the maximum extent permitted by any law, and the provisions above regarding exemption, indemnification and insurance of office holders of the Company shall apply, with applicable changes.

16.2
It is hereby clarified that in this Section, an obligation regarding exemption, indemnification and insurance of office holders of the Company may remain in force even after the applicable officer ceases to serve in the Company.

Annex B
Merrill Lynch, Pierce, Fenner & Smith Incorporated	GLOBAL CORPORATE & INVESTMENT BANKING

November 8, 2017

The Board of Directors
magicJack VocalTec Ltd.
12 Haomanut Street, 2nd Floor
Poleg Industrial Area
 Netanya, Israel 42504

Members of the Board of Directors:

We understand that magicJack VocalTec Ltd. (“magicJack”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”), among magicJack, B. Riley Financial, Inc. (“B. Riley”) and B. R. Acquisition Ltd., a wholly owned subsidiary of B. Riley (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into magicJack (the “Merger”) and each outstanding ordinary share, no par value, of magicJack (“magicJack Stock”) will be converted into the right to receive US$8.71 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of magicJack Stock of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(1)	reviewed certain publicly available business and financial information relating to magicJack;

(2)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of magicJack furnished to or discussed with us by the management of magicJack, including certain financial forecasts relating to magicJack (including financial forecasts relating to magicJack’s Spark initiative) prepared by the management of magicJack (such forecasts, “magicJack Forecasts”), and have discussed with the management of magicJack its assessment of the probability of success of magicJack’s Spark initiative reflected in the magicJack Forecasts;

(3)	discussed the past and current business, operations, financial condition and prospects of magicJack with members of senior management of magicJack;

(4)	reviewed the trading history for magicJack Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(5)	compared certain financial and stock market information of magicJack with similar information of other companies we deemed relevant;

(6)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

The Board of Directors
magicJack VocalTec Ltd

(7)
considered the fact that magicJack publicly announced that it would explore its strategic alternatives and the results of our efforts on behalf of magicJack to solicit, at the direction of magicJack, indications of interest and definitive proposals from third parties with respect to a possible acquisition of magicJack;

(8)	reviewed a draft, dated November 8, 2017, of the Agreement (the “Draft Agreement”); and

(9)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of magicJack that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect.  With respect to the magicJack Forecasts, we have been advised by magicJack, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of magicJack as to the future financial performance of magicJack.  We have also relied, at the direction of magicJack, on the assessment of the management of magicJack of the probability of success of magicJack’s Spark initiative reflected in the magicJack Forecasts.  We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of magicJack, nor have we made any physical inspection of the properties or assets of magicJack.  We have not evaluated the solvency or fair value of magicJack or B. Riley under any state, federal or other laws relating to bankruptcy, insolvency or similar matters.  We have assumed, at the direction of magicJack, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on magicJack or the contemplated benefits of the Merger.  We also have assumed, at the direction of magicJack, that that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of magicJack Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party.  In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration.  Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to magicJack or in which magicJack might engage or as to the underlying business decision of magicJack to proceed with or effect the Merger.  In addition, we express no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any related matter.

We have acted as financial advisor to magicJack in connection with the Merger and will receive a fee for our services, a portion of which is payable in connection with/upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Merger.  In addition, magicJack has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

The Board of Directors
magicJack VocalTec Ltd

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals.  In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of magicJack, B. Riley and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to B. Riley and have received or in the future may receive compensation for the rendering of these services, including having provided or providing certain treasury management services and equity and derivatives trading services to B. Riley.

It is understood that this letter is for the benefit and use of the Board of Directors of magicJack (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof.  It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion.  The issuance of this opinion was approved by a fairness opinion review committee of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

The Board of Directors
magicJack VocalTec Ltd

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of magicJack Stock is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

MAGICJACK VOCALTEC LTD.
12 HAOMANUT STREET, 2nd FLOOR
POLEG INDUSTRIAL AREA, NETANYA, ISRAEL 42504

PROXY

THE PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of magicJack VocalTec Ltd. (the “Company”) hereby appoints Don Carlos Bell III and Thomas Fuller, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote on behalf of the undersigned all the ordinary shares of the Company which the undersigned is entitled to vote at the extraordinary general meeting of shareholders to be held at the offices of Bryan Cave, LLP, 1290 Avenue of the Americas, 35th Floor, New York, NY 10104 at 10:00 a.m. local time on March 19, 2018, and at any adjournments or postponements thereof (the “Meeting”), upon the matters set forth on the reverse side of this Proxy, which are more fully described in the Notice of Extraordinary General Meeting of Shareholders and Proxy Statement relating to the Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any matter, this Proxy will be voted FOR such matter, to the extent permitted by law and stock exchange rules. Abstentions will be counted as present for purposes of determining a quorum but will not be counted in connection with the vote on any Proposal as to which the shareholder has abstained. Any and all proxies heretofore given by the undersigned are hereby revoked.

The undersigned acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders and Proxy Statement relating to the Meeting.

(Continued and to be signed on the reverse side)

Please mark vote as indicated in this example	☒	EXTRAORDINARY GENERAL MEETING OF THE SHAREHOLDERS OF MAGICJACK VOCALTEC LTD.
March 19, 2018

Please sign, date and mail your proxy card in the envelope provided as soon as possible.
 Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE
“FOR” PROPOSALS 1, 2 AND 3

1.	To approve the Agreement and Plan of Merger by and among the Company, B. Riley Financial, Inc., and B.R. Acquisition Ltd., and the terms of the merger contemplated thereby.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Confirm that you are not Parent, Merger Sub, any person holding at least 25% of the means of control of either of them, anyone acting on their behalf, or any relative or corporation controlled by, any of the foregoing (If you do not respond, your vote on this Proposal will not be counted)
CONFIRM ☐

2.
To approve an amendment to the Employment Agreement and an amendment to the Restricted Stock Agreement  with Don Carlos Bell III, the Company’s Chief Executive Officer, related to the transactions contemplated by the Merger Agreement.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

	Confirm that you are not a controlling shareholder and do not have a Personal Interest in the approval of Proposal 2 (If you do not respond, you will be considered as having a Personal Interest in this Proposal and your vote will not be counted)		CONFIRM ☐

3.	To approve, on a non-binding, advisory basis, certain compensation that will be paid or may become payable to our named executive officers in connection with the Merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

For the definition of "Personal Interest" in connection with Proposal 2, please see page 2 of the proxy statement to which this proxy card is attached.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting.

For address change/comments, mark here exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature___________________________________________	Signature __________________________________________
(Joint Owner)
Date _______________________	Date _______________________

[Please sign and date within box]

NOTE:
Please sign exactly as your name appears on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.